Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

STERLING BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Proxy Statement	Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

         On November 4, 2014, Hudson Valley Holding Corp., or Hudson Valley, and Sterling Bancorp, or Sterling, entered into an Agreement and Plan of Merger (which we refer to as the "merger agreement") that provides for the combination of the two companies. Under the merger agreement, Hudson Valley will merge with and into Sterling, with Sterling as the surviving corporation (which we refer to as the "merger"). The merger will create a leading regional bank specializing in serving small-to-middle market commercial and consumer clients in the greater New York metropolitan area.

         In the merger, each share of Hudson Valley common stock (except for specified shares of Hudson Valley common stock owned by Hudson Valley or Sterling) will be converted into the right to receive 1.92 shares of Sterling common stock (which we refer to as the "exchange ratio"). Although the number of shares of Sterling common stock that Hudson Valley shareholders will receive is fixed, the market value of the merger consideration will fluctuate with the market price of Sterling common stock and will not be known at the time Hudson Valley shareholders vote on the merger. Based on the closing price of Sterling's common stock on the New York Stock Exchange, or NYSE, on November 4, 2014, the last trading day before public announcement of the merger, the 1.92 exchange ratio represented approximately $26.86 in value for each share of Hudson Valley common stock. Based on Sterling's closing price on March 27, 2015 of $13.31, the 1.92 exchange ratio represented approximately $25.56 in value for each share of Hudson Valley common stock. Based on the 1.92 exchange ratio and the number of shares of Hudson Valley common stock outstanding and reserved for issuance under various equity plans as of March 27, 2015, the maximum number of shares of Sterling common stock estimated to be issuable in the merger is 38,708,456, representing total aggregate consideration of approximately $515.21 million in value, based on the closing price of Sterling's common stock on March 27, 2015 of $13.31. Subject to the assumptions and limitations discussed in this proxy statement/prospectus under the sections titled "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger" and "The Merger—Merger-Related Compensation for Hudson Valley's Named Executive Officers," and assuming the effective time of the merger occurred on March 27, 2015 and a per share price of Hudson Valley common stock equal to the average closing price per share over the first five business days following the announcement of the merger agreement (the measurement period required under SEC rules), Hudson Valley's directors and executive officers would receive $18.70 million in the aggregate in connection with the merger. We urge you to obtain current market quotations for Sterling (trading symbol "STL") and Hudson Valley (trading symbol "HVB").

         Hudson Valley and Sterling will each hold a special meeting of its stockholders in connection with the merger. Hudson Valley shareholders and Sterling stockholders will be asked to vote to adopt the merger agreement and approve related matters as described in the attached proxy statement/prospectus. Adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Hudson Valley common stock and the affirmative vote of the holders of a majority of the outstanding shares of Sterling common stock.

         The special meeting of Hudson Valley shareholders will be held on April 30, 2015 at Hudson Valley's headquarters, 21 Scarsdale Road, Yonkers, New York 10707, at 11:30 a.m. local time. The special meeting of Sterling stockholders will be held on April 28, 2015 at The University Club, One West 54th Street, New York, New York, 10019, at 11:00 a.m. local time.

         Hudson Valley's board of directors unanimously recommends that Hudson Valley shareholders vote "FOR" the adoption of the merger agreement and "FOR" the other matters to be considered at the Hudson Valley special meeting.

         Sterling's board of directors unanimously recommends that Sterling stockholders vote "FOR" the adoption of the merger agreement and "FOR" the other matters to be considered at the Sterling special meeting.

         This joint proxy statement/prospectus describes the special meeting of Hudson Valley, the special meeting of Sterling, the merger, the documents related to the merger and other related matters. Please carefully read this entire joint proxy statement/prospectus, including "Risk Factors," beginning on page 41, for a discussion of the risks relating to the proposed merger. You also can obtain information about Sterling and Hudson Valley from documents that each has filed with the Securities and Exchange Commission.

Jack Kopnisky President and Chief Executive Officer Sterling Bancorp	Stephen R. Brown President and Chief Executive Officer Hudson Valley Holding Corp.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Sterling or Hudson Valley, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         The date of this joint proxy statement/prospectus is March 31, 2015, and it is first being mailed or otherwise delivered to the stockholders of Sterling and Hudson Valley on or about March 31, 2015.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Sterling Bancorp:

        Sterling Bancorp ("Sterling") will hold a special meeting of stockholders at 11:00 a.m. local time, on April 28, 2015, at The University Club, One West 54th Street, New York, New York, 10019, at 11:00 a.m. local time to consider and vote upon the following matters:

  •
  a proposal to adopt the Agreement and Plan of Merger, dated as of November 4, 2014, by and between Hudson Valley Holding Corp. ("Hudson Valley") and Sterling, pursuant to which Hudson Valley will merge with and into Sterling, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the "Sterling merger proposal");

  •
  a proposal to adjourn the Sterling special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sterling merger proposal (which we refer to as the "Sterling adjournment proposal"); and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        We have fixed the close of business on February 27, 2015 as the record date for the special meeting. Only Sterling common stockholders of record at that time are entitled to notice of, and to vote at, the Sterling special meeting, or any adjournment or postponement of the Sterling special meeting. Approval of the Sterling merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Sterling common stock. The Sterling adjournment proposal will be approved if a majority of the votes cast at the Sterling special meeting are voted in favor of the adjournment proposal.

        Sterling's board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Sterling and its stockholders, and unanimously recommends that Sterling stockholders vote "FOR" the Sterling merger proposal and "FOR" the Sterling adjournment proposal.

        Your vote is very important.    We cannot complete the merger unless Sterling's common stockholders adopt the merger agreement.

        Regardless of whether you plan to attend the Sterling special meeting, please vote as soon as possible. If you hold stock in your name as a stockholder of record of Sterling, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

        The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

Jack Kopnisky
President and Chief Executive Officer

 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Hudson Valley Holding Corp.:

        Hudson Valley Holding Corp. ("Hudson Valley") will hold a special meeting of shareholders at Hudson Valley's headquarters located at 21 Scarsdale Road, Yonkers, New York on April 30, 2015 at 11:30 a.m., local time, to consider and vote upon the following matters:

  •
  a proposal to adopt the Agreement and Plan of Merger, dated as of November 4, 2014, by and between Hudson Valley and Sterling Bancorp ("Sterling"), pursuant to which Hudson Valley will merge with and into Sterling, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the "Hudson Valley merger proposal");

  •
  a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Hudson Valley may receive in connection with the merger pursuant to existing agreements or arrangements with Hudson Valley (which we refer to as the "Hudson Valley merger-related compensation proposal");

  •
  a proposal to adjourn the Hudson Valley special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Hudson Valley merger proposal (which we refer to as the "Hudson Valley adjournment proposal"); and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        We have fixed the close of business on March 3, 2015 as the record date for the special meeting. Only Hudson Valley common shareholders of record at that time are entitled to notice of, and to vote at, the Hudson Valley special meeting, or any adjournment or postponement of the Hudson Valley special meeting. Approval of the Hudson Valley merger proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Hudson Valley common stock. The Hudson Valley merger-related compensation proposal and the Hudson Valley adjournment proposal will each be approved if a majority of the votes cast on each proposal at the Hudson Valley special meeting are voted in favor of each proposal.

        Hudson Valley's board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Hudson Valley and its shareholders, and unanimously recommends that Hudson Valley shareholders vote "FOR" the Hudson Valley merger proposal, "FOR" the Hudson Valley merger-related compensation proposal and "FOR" the Hudson Valley adjournment proposal.

        Your vote is very important.    We cannot complete the merger unless Hudson Valley's common shareholders adopt the merger agreement.

        Regardless of whether you plan to attend the Hudson Valley special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of Hudson Valley, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

        The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

James P. Blose
Secretary

 REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about Sterling and Hudson Valley from documents filed with the Securities and Exchange Commission, or the SEC, that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Sterling and/or Hudson Valley at no cost from the SEC's website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting the appropriate company at the following address:

Sterling Bancorp	Hudson Valley Holding Corp.
400 Rella Blvd.	21 Scarsdale Road
Montebello, New York 10901	Yonkers, New York 10707
Attention: Investor Relations	Attention: Investor Relations
Telephone: (845) 369-8040	Telephone: (914) 961-6100

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of your meeting. This means that Sterling stockholders requesting documents must do so by April 21, 2015, in order to receive them before the Sterling special meeting, and Hudson Valley shareholders requesting documents must do so by April 23, 2015, in order to receive them before the Hudson Valley special meeting.

        You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated March 31, 2015, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Hudson Valley shareholders or Sterling stockholders nor the issuance by Sterling of shares of Sterling common stock in connection with the merger will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Hudson Valley has been provided by Hudson Valley and information contained in this document regarding Sterling has been provided by Sterling.

See "Where You Can Find More Information" for more details.

i

ii

iii

QUESTIONS AND ANSWERS

        The following are some questions that you may have about the merger and the Sterling special meeting or the Hudson Valley special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Sterling special meeting or the Hudson Valley special meeting. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

        Unless the context otherwise requires, references in this joint proxy statement/prospectus to "Sterling" refer to Sterling Bancorp, a Delaware corporation, and its affiliates, and references to "Hudson Valley" refer to Hudson Valley Holding Corp., a New York corporation, and its affiliates.

Q:
What is the merger?

A:
Sterling and Hudson Valley have entered into an Agreement and Plan of Merger, dated as of November 4, 2014 (which we refer to as the "merger agreement"). The merger will create a leading regional bank specializing in serving small-to-middle market commercial and consumer clients in the greater New York metropolitan area.

Under the merger agreement, Hudson Valley will be merged with and into Sterling, with Sterling continuing as the surviving corporation. Immediately following the completion of the merger, Hudson Valley Bank, N.A., a wholly owned bank subsidiary of Hudson Valley, will merge with and into Sterling National Bank, a wholly owned bank subsidiary of Sterling (which we refer to as the "bank merger"), with Sterling National Bank continuing as the surviving entity in the bank merger. A copy of the merger agreement is included in this joint proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, both Sterling stockholders and Hudson Valley shareholders approve their respective proposals to adopt the merger agreement.

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
We are delivering this document to you because it is a joint proxy statement being used by both the Sterling board of directors (which we refer to as the "Sterling board") and the Hudson Valley board of directors (which we refer to as the "Hudson Valley board") to solicit proxies of their respective stockholders in connection with approval of the merger and related matters.

In order to approve the merger and related matters, Sterling has called a special meeting of its stockholders (which we refer to as the "Sterling special meeting") and Hudson Valley has called a special meeting of its shareholders (which we refer to as the "Hudson Valley special meeting"). This document serves as a joint proxy statement for the Sterling special meeting and the Hudson Valley special meeting and describes the proposals to be presented at both special meetings.

In addition, this document is also a prospectus that is being delivered to Hudson Valley shareholders because Sterling is offering shares of its common stock to Hudson Valley shareholders in connection with the merger.

This joint proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the meetings. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending your meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:
In addition to the merger proposal, what else are Sterling stockholders being asked to vote on?

A:
In addition to the Sterling merger proposal, Sterling is soliciting proxies from its stockholders with respect to a proposal to adjourn the Sterling special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sterling merger proposal (which we refer to as the "Sterling adjournment proposal"). Completion of the merger is not conditioned upon approval of the Sterling adjournment proposal.

Q:
In addition to the merger proposal, what else are Hudson Valley shareholders being asked to vote on?

A:
In addition to the Hudson Valley merger proposal, Hudson Valley is soliciting proxies from its shareholders with respect to a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Hudson Valley may receive in connection with the merger pursuant to agreements or arrangements with Hudson Valley (which we refer to as the "Hudson Valley merger-related compensation proposal") and a proposal to adjourn the Hudson Valley special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Hudson Valley merger proposal (which we refer to as the "Hudson Valley adjournment proposal"). Completion of the merger is not conditioned upon approval of the Hudson Valley merger-related compensation proposal or the Hudson Valley adjournment proposal.

Q:
What will Hudson Valley shareholders receive in the merger?

A:
If the merger is completed, Hudson Valley shareholders will receive 1.92 shares of Sterling common stock, which we refer to as the "exchange ratio," for each share of Hudson Valley common stock held immediately prior to the merger. Sterling will not issue any fractional shares of Sterling common stock in the merger. Hudson Valley shareholders who would otherwise be entitled to a fractional share of Sterling common stock upon the completion of the merger will instead receive an amount in cash based on the average closing-sale price per share of Sterling common stock for the 5 trading days immediately preceding (but not including) the day on which the merger is completed (which we refer to as the "Sterling closing share value").

Q:
What will Sterling stockholders receive in the merger?

A:
If the merger is completed, Sterling stockholders will not receive any merger consideration and will continue to hold the shares of Sterling common stock that they currently hold.

Q:
How will the merger affect Hudson Valley equity awards?

A:
The Hudson Valley equity awards will be affected as follows:

Restricted Stock Units:    Each restricted stock unit award granted by Hudson Valley will vest, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement (or, if not provided in the applicable award agreement, then deemed satisfied at target), and be converted into the right to receive a cash amount equal to (i) the number of shares subject to such restricted stock unit award multiplied by (ii) the product of the Sterling closing share value and the exchange ratio, which product we refer to as the "Hudson Valley equity award consideration," less applicable tax withholdings.

Stock Options:    Each in-the-money stock option granted by Hudson Valley will vest in full and be converted into the right to receive a cash amount equal to the product of (i) the number of shares subject to such stock option multiplied by (ii) the excess of the Hudson Valley equity award consideration over the exercise price of such option, less applicable tax withholdings. Any out-of-the-money stock options granted by Hudson Valley will be cancelled for no consideration.

Restricted Shares:    Each restricted share of Hudson Valley common stock will vest, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement, and be converted into the right to receive 1.92 shares of Sterling common stock, less applicable tax withholdings.

Q:
Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:
Although the number of shares of Sterling common stock that Hudson Valley shareholders will receive is fixed, the value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value for Sterling common stock. Any fluctuation in the market price of Sterling common stock after the date of this joint proxy statement/prospectus will change the value of the shares of Sterling common stock that Hudson Valley shareholders will receive.

Q:
How does the Sterling board recommend that I vote at the special meeting?

A:
The Sterling board unanimously recommends that you vote "FOR" the Sterling merger proposal and "FOR" the Sterling adjournment proposal.

Q:
How does the Hudson Valley board recommend that I vote at the special meeting?

A:
The Hudson Valley board unanimously recommends that you vote "FOR" the Hudson Valley merger proposal, "FOR" the Hudson Valley merger-related compensation proposal and "FOR" the Hudson Valley adjournment proposal.

Q:
When and where are the meetings?

A:
The Sterling special meeting will be held on April 28, 2015 at The University Club, One West 54th Street, New York, New York, 10019, at 11:00 a.m. local time.

The Hudson Valley special meeting will be held on April 30, 2015 at Hudson Valley's headquarters, 21 Scarsdale Road, Yonkers, New York, 10707, at 11:30 a.m. local time.

Q:
What do I need to do now?

A:
After you have carefully read this joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at your special meeting. If you hold your shares in your name as a stockholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote through the internet or by telephone. Information and applicable deadlines for voting through the internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in "street name" through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker. "Street name" stockholders who wish to vote in person at their special meeting will need to obtain a legal proxy from the institution that holds their shares.

Q:
What constitutes a quorum for the Sterling special meeting?

A:
The presence at the Sterling special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Sterling common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What constitutes a quorum for the Hudson Valley special meeting?

A:
The presence (in person or by proxy) of holders of at least a majority of the issued and outstanding shares of Hudson Valley common stock entitled to be voted at the Hudson Valley special meeting constitutes a quorum for transacting business at the Hudson Valley special meeting. All shares of Hudson Valley common stock present in person or represented by proxy, including abstentions and broker non-votes, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Hudson Valley special meeting.

Q:
What is the vote required to approve each proposal?

A:
Sterling merger proposal:

•
Standard:  Approval of the Sterling merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, fail to submit a proxy card or vote in person at the Sterling special meeting or fail to instruct your bank or broker how to vote with respect to the Sterling merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

  Sterling adjournment proposal:

  •
  Standard:  The Sterling adjournment proposal will be approved if a majority of the votes cast at the Sterling special meeting are voted in favor of the proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, fail to submit a proxy card or vote in person at the Sterling special meeting or fail to instruct your bank or broker how to vote with respect to the Sterling adjournment proposal, it will have no effect on the proposal.

Q:
What is the vote required to approve each proposal at the Hudson Valley special meeting?

  Hudson Valley merger proposal:

  •
  Standard:  The affirmative vote of two-thirds of the outstanding shares of Hudson Valley common stock entitled to vote on the proposal is required to approve the Hudson Valley merger proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, fail to submit a proxy card or vote in person at the Hudson Valley special meeting or fail to instruct your bank or broker how to vote with respect to the Hudson Valley merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

  Hudson Valley merger-related compensation proposal and Hudson Valley adjournment proposal:

  •
  Standard:  The affirmative vote of a majority of votes cast on each proposal at the Hudson Valley special meeting is required to approve each of the Hudson Valley merger-related compensation proposal and the Hudson Valley adjournment proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, fail to submit a proxy card or vote in person at the Hudson Valley special meeting or fail to instruct your bank or broker how to vote with respect to the Hudson Valley adjournment proposal or the Hudson Valley merger-related compensation proposal, it will have no effect on the proposals.

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for Sterling or Hudson Valley to obtain the necessary quorum to hold their respective special meetings. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote "AGAINST" adoption of the merger agreement. The merger agreement must be adopted by the affirmative vote of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the merger agreement and by the affirmative vote of at least two-thirds of the outstanding shares of Hudson Valley common stock entitled to vote on the merger agreement. The Sterling board and the Hudson Valley board unanimously recommend that you vote "FOR" the Sterling merger proposal and the Hudson Valley merger proposal, respectively.

Q:
If my shares of common stock are held in "street name" by my bank or broker, will my bank or broker automatically vote my shares for me?

A:
No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:
How do I vote if I own shares through the Sterling 401(k) Plan?

A:
As previously announced, Sterling merged the Sterling Bancorp/Sterling National Bank 401(k) Plan into the Provident Bank 401(k) and Profit Sharing Plan, which changed its name to the Sterling Bank 401(k) and Profit Sharing Plan (which we refer to as the "Sterling 401(k) Plan"), on January 1, 2015. If you held Sterling common stock through either the Sterling Bancorp/Sterling National Bank 401(k) Plan or the Provident Bank 401(k) and Profit Sharing Plan, you continue to hold such shares in the Sterling 401(k) Plan and will receive information about how to vote your shares confidentially. Such shares will be voted in accordance with the provisions of the Sterling 401(k) Plan. All shares held under the Sterling 401(k) Plan will be voted by the trustee, but each participant will be given the opportunity to direct the trustee on how to vote the shares of Sterling common stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the trustee on each proposal in the same proportion as shares for which it has received timely voting instructions.

Q:
Can I attend the meeting and vote my shares in person?

A:
Yes. All stockholders of Sterling and Hudson Valley, including stockholders of record and stockholders who hold their shares "in street name" through banks, brokers, nominees or any other holder of record, are invited to attend their respective meetings. Holders of record of Sterling and Hudson Valley common stock can vote in person at the Sterling special meeting and Hudson Valley special meeting, respectively. If you are not a stockholder of record, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at your meeting. If you plan to attend your meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Sterling and Hudson Valley reserve the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meetings is prohibited without Sterling's or Hudson Valley's express written consent, respectively.

Q:
Can I change my vote?

A:
Sterling stockholders:    Yes. If you are a holder of record of Sterling common stock, you may change your vote or revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Sterling's corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting or (4) voting by telephone or the internet at a later time. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Sterling after the vote will not affect the vote. Sterling's corporate secretary's mailing address is: Corporate Secretary, Sterling Bancorp, 400 Rella Blvd., Montebello, New York 10901.

  Hudson Valley shareholders:    Yes. If you are a holder of record of Hudson Valley common stock, you may change your vote or revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Hudson Valley's corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting or (4) voting by telephone or the internet at a later time. Attendance at the special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by Hudson Valley after the vote will not affect the vote. Hudson Valley's corporate secretary's mailing address is: Corporate Secretary, Hudson Valley Holding Corp., c/o Hudson Valley Bank, 21 Scarsdale Road, Yonkers, New York 10707.

  If you hold your shares of Sterling common stock or Hudson Valley common stock in "street name" through a bank or broker, you should contact your bank or broker to change your vote or revoke your proxy.

Q:
Will Sterling be required to submit the proposal to adopt the merger agreement to its stockholders even if the Sterling board has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Sterling special meeting, Sterling is required to submit the proposal to adopt the merger agreement to its stockholders even if the Sterling board has withdrawn or modified its recommendation.

Q:
Will Hudson Valley be required to submit the proposal to adopt the merger agreement to its shareholders even if the Hudson Valley board has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Hudson Valley special meeting, Hudson Valley is required to submit the proposal to adopt the merger agreement to its shareholders even if the Hudson Valley board has withdrawn or modified its recommendation.

Q:
What are the U.S. federal income tax consequences of the merger to Hudson Valley shareholders?

A:
The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and holders of Hudson Valley common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Hudson Valley common stock for shares of Sterling common stock in the merger, except with respect to any cash received instead of fractional shares of Sterling common stock.

For further information, see "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 131.

The U.S. federal income tax consequences described above may not apply to all holders of Hudson Valley common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:
Are Hudson Valley shareholders entitled to dissenters' rights?

A:
No, Hudson Valley shareholders are not expected to be entitled to dissenters' rights. For further information, see "The Merger—Dissenters' Rights in the Merger" beginning on page 110.

Q:
If I am a Hudson Valley shareholder, should I send in my Hudson Valley stock certificates now?

A:
No. Please do not send in your Hudson Valley stock certificates with your proxy. After the merger, an exchange agent will send you instructions for exchanging Hudson Valley stock certificates for the merger consideration. See "The Merger Agreement—Conversion of Shares; Exchange of Certificates" beginning on page 115.

Q:
What should I do if I hold my shares of Hudson Valley common stock in book-entry form?

A:
You are not required to take any special additional actions if your shares of Hudson Valley common stock are held in book-entry form. After the completion of the merger, shares of Hudson Valley common stock held in book-entry form automatically will be exchanged for the merger consideration, including shares of Sterling common stock in book-entry form and any cash to be paid in exchange for fractional shares in the merger.

Q:
Whom may I contact if I cannot locate my Hudson Valley stock certificate(s)?

A:
If you are unable to locate your original Hudson Valley stock certificate(s), you should contact Computershare Trust Company, N.A., Hudson Valley's transfer agent, at (800) 368-5948.

Q:
What should I do if I receive more than one set of voting materials?

A:
Sterling stockholders and Hudson Valley shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Sterling and/or Hudson Valley common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Sterling common stock or Hudson Valley common stock and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Sterling common stock and Hudson Valley common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of Sterling common stock and/or Hudson Valley common stock that you own.

Q:
When do you expect to complete the merger?

A:
Sterling and Hudson Valley currently expect to complete the merger in the second calendar quarter of 2015. However, neither Sterling nor Hudson Valley can assure you of when or if the merger will be completed. Sterling and Hudson Valley must first obtain the approval of Sterling stockholders and Hudson Valley shareholders for the merger, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of Hudson Valley common stock will not receive any consideration for their shares in connection with the merger. Instead, Hudson Valley will remain an independent public company and its common stock will continue to be listed and traded on the New York Stock Exchange. In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by either Sterling or Hudson Valley. See "The Merger Agreement—Termination Fee" beginning on page 127 for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:
Whom should I call with questions?

A:
Sterling stockholders:    If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Sterling common stock, please contact Investor Relations at (845) 369-8040, or Sterling's proxy solicitor, Georgeson, toll-free at 866-277-0928.

Hudson Valley shareholders:    If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Hudson Valley common stock, please contact Investor Relations at (914) 961-6100, or Hudson Valley's proxy solicitor, Okapi Partners, toll-free at 877-796-5274.

 SUMMARY

        This summary provides a brief overview of the key aspects of the merger, the Hudson Valley special meeting, the Sterling special meeting, the merger agreement and the offering of shares of Sterling common stock to Hudson Valley stockholders in connection with the merger. This summary identifies those aspects that Sterling and Hudson Valley believe may be most significant to their stockholders. We urge you to read carefully the entire joint proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See "Where You Can Find More Information" beginning on page 149. Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

In the Merger, Hudson Valley Common Shareholders Will Receive Shares of Sterling Common Stock (page 61)

        Sterling and Hudson Valley are proposing a strategic merger. If the merger is completed, Hudson Valley common shareholders will receive 1.92 shares of Sterling common stock for each share of Hudson Valley common stock they hold immediately prior to the merger. Sterling will not issue any fractional shares of Sterling common stock in the merger. Hudson Valley shareholders who would otherwise be entitled to a fraction of a share of Sterling common stock upon the completion of the merger will instead receive, for the fraction of a share, an amount in cash based on the Sterling closing share value. For example, if you hold 10 shares of Hudson Valley common stock, you will receive 19 shares of Sterling common stock and a cash payment instead of the 0.2 shares of Sterling common stock that you otherwise would have received (10 shares × 1.92 = 19.2 shares).

        Sterling common stock is listed on the New York Stock Exchange under the symbol "STL," and Hudson Valley common stock is listed on the New York Stock Exchange under the symbol "HVB." The following table shows the closing sale prices of Sterling common stock and Hudson Valley common stock as reported on the New York Stock Exchange on November 4, 2014, the last full trading day before the public announcement of the merger agreement, and on March 27, 2015 the last practicable trading day before the date of this joint proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of Hudson Valley common stock, which we calculated by multiplying the closing price of Sterling common stock on those dates by the exchange ratio of 1.92. As previously disclosed, on February 11, 2015, Sterling issued 6,900,000 shares of its $0.01 par value common stock, representing approximately 8% of its outstanding shares prior to giving effect to the issuance, to institutional investors at $13.00 per share. Based on the number of shares of Sterling common stock and Hudson Valley common stock outstanding as of November 4, 2014, the date on which the Hudson Valley board approved the merger agreement and the date on which KBW provided its fairness opinion to the Hudson Valley board, former shareholders of Hudson Valley as a group would have received shares in the merger constituting approximately 31% of the outstanding shares of Sterling common stock immediately after the merger. Following Sterling's February 2015 issuance of 6,900,000 shares of common stock, it is currently expected that former shareholders of Hudson Valley as a group will receive shares in the merger constituting approximately 30% of the outstanding shares of Sterling common stock immediately after the merger. The pro forma ownership percentage of former Hudson Valley shareholders in the combined company was reduced on account of the dilution caused by Sterling's February 2015 issuance. As described in "The Merger Agreement—Covenants and Agreements", other than in the case of stock splits and similar reclassifications, the merger agreement does not restrict the ability of Sterling to issue and sell additional shares of common stock before the completion of the merger, and any such additional issuances would dilute the ownership percentage of former Hudson Valley shareholders upon completion of the merger. Because the exchange ratio in the merger is fixed, the merger agreement does not provide for any increase in the merger consideration to reflect the effect of dilution caused by any additional issuances of common stock by Sterling or any changes in the price of either Sterling common stock or Hudson Valley common stock prior to completion of the merger.

	Sterling Common Stock Price	Hudson Valley Common Stock Price	Implied Value of One Share of Hudson Valley Common Stock Based on Exchange Ratio and Sterling Common Stock Price
November 4, 2014	$13.99	$22.68	$26.86
March 27, 2015	$13.31	$25.26	$25.56

        Based on the 1.92 exchange ratio and the number of shares of Hudson Valley common stock outstanding and reserved for issuance under various equity plans as of March 27, 2015, the maximum number of shares of Sterling common stock estimated to be issuable in the merger is 38,708,456, representing total aggregate consideration of approximately $515.21 million in value, based on the closing price of Sterling's common stock on March 27, 2015 of $13.31.

        The merger agreement governs the merger. The merger agreement is included in this joint proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

The Sterling Board Unanimously Recommends that Sterling Stockholders Vote "FOR" the Adoption of the Merger Agreement and the Other Proposals Presented at the Sterling Special Meeting (page 81)

        The Sterling board has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Sterling and its stockholders and has unanimously approved the merger agreement. The Sterling board unanimously recommends that Sterling stockholders vote "FOR" the adoption of the merger agreement and "FOR" the other proposals presented at the Sterling special meeting. For the factors considered by the Sterling board in reaching its decision to approve the merger agreement, see "The Merger—Sterling's Reasons for the Merger; Recommendation of Sterling's Board of Directors."

        Each of the directors of Sterling and certain of their affiliates have entered into a voting agreement with Hudson Valley, solely in his or her or its capacity as a stockholder of Sterling, pursuant to which they have agreed to vote in favor of the Sterling merger proposal and in favor of any other matter required to be approved by the stockholders of Sterling to facilitate the transactions contemplated by the merger agreement. For more information regarding the voting agreements, see "The Merger Agreement—Voting Agreements."

The Hudson Valley Board Unanimously Recommends that Hudson Valley Shareholders Vote "FOR" the Adoption of the Merger Agreement and the Hudson Valley Adjournment Proposal at the Hudson Valley Special Meeting (page 66)

        The Hudson Valley board has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Hudson Valley and its shareholders and has unanimously approved the merger agreement. The Hudson Valley board unanimously recommends that Hudson Valley shareholders vote "FOR" the adoption of the merger agreement and "FOR" the Hudson Valley adjournment proposal at the Hudson Valley special meeting. In reaching its decision to approve the merger, the merger agreement and the transactions contemplated by the merger agreement, the Hudson Valley board of directors considered a number of factors, including, without limitation, Hudson Valley's recent financial performance, Sterling's business, financial condition, results of operations and management, the recent performance of Sterling's common stock on both a historical and prospective basis, the strategic fit between the parties, the potential synergies expected from the merger and the opinion, dated November 4, 2014, of Hudson Valley's financial advisor to the Hudson Valley board as to the fairness, from a financial point of view, of the exchange ratio in the merger. For the other factors considered by the Hudson Valley board in reaching its decision to approve the merger agreement, see "The Merger—Hudson Valley's Reasons for the Merger; Recommendation of the Hudson Valley Board."

The Hudson Valley Board Unanimously Recommends that Hudson Valley Shareholders Vote "FOR" the Hudson Valley Merger-Related Compensation Proposal at the Hudson Valley Special Meeting (page 54)

        The Hudson Valley board has determined that shareholder approval, on a non-binding and advisory basis, of the compensation of Hudson Valley's named executive officers that is based on or otherwise relates to the merger is advisable and in the best interests of Hudson Valley and its shareholders. The merger-related compensation includes the acceleration of vesting of stock-based awards, the payment and receipt of other benefits under change in control agreements and a consulting agreement, and the acceleration of vesting of retirement benefits under a supplemental deferred compensation agreement and supplemental retirement plans, as more fully described in "The Merger—Interests of Hudson Valley Directors and Executive Officers in the Merger—Merger-Related Compensation for Hudson Valley's Named Executive Officers" beginning on page 108.

        The Hudson Valley board unanimously recommends that Hudson Valley shareholders vote "FOR" approval of the Hudson Valley merger-related compensation proposal at the Hudson Valley special meeting.

        In reaching its decision to recommend approval of the Hudson Valley merger-related compensation proposal to Hudson Valley shareholders, the Hudson Valley board of directors, including eight directors (out of a total of ten directors) not receiving any compensation that is subject to the Hudson Valley merger-related compensation proposal, considered, among other things, (1) that the various plans and arrangements pursuant to which change of control, equity acceleration and other payments are required by their terms to be made, have previously formed part of Hudson Valley's overall compensation program for its named executive officers, which program has been disclosed to Hudson Valley shareholders as required by the rules of the SEC in the Compensation Discussion and Analysis and related sections of Hudson Valley's annual proxy statements and which received non-binding shareholder approval at Hudson Valley's annual meetings since 2011, and (2) the necessity of preserving Hudson Valley's business prior to the closing of the merger and in the event the merger is not completed. Each of the directors of Hudson Valley and certain of their affiliates has entered into a voting agreement with Sterling, solely in his or her capacity as a shareholder of Hudson Valley, pursuant to which they have agreed to vote in favor of the Hudson Valley merger proposal and in favor of any other matter required to be approved by the shareholders of Hudson Valley to facilitate the transactions contemplated by the merger agreement. As of the record date, approximately 5,006,468 shares of Hudson Valley common stock, representing approximately 24.9% of the shares of Hudson Valley common stock outstanding on that date, were subject to these voting agreements. For more information regarding the voting agreements, see "The Merger Agreement—Voting Agreements."

Opinion of Hudson Valley's Financial Advisor (page 69 and Annex D)

        In connection with the merger, Hudson Valley's financial advisor, Keefe, Bruyette & Woods, Inc. (which we refer to as "KBW"), delivered a written opinion, dated November 4, 2014, to the Hudson Valley board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Hudson Valley common stock of the exchange ratio in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex D to this joint proxy statement/prospectus. The opinion was provided to the Hudson

Valley board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Hudson Valley to engage in the merger or enter into the merger agreement or constitute a recommendation to the Hudson Valley board in connection with the merger, and it does not constitute a recommendation to any holder of Hudson Valley common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.

        Pursuant to the KBW engagement agreement, Hudson Valley agreed to pay KBW a total cash fee, currently estimated to be approximately $4.3 million, equal to 0.80% of the aggregate merger consideration, $500,000 of which became payable to KBW upon the rendering of its opinion and the balance of which is contingent upon the consummation of the merger. In addition, KBW acted as financial advisor to legacy Sterling Bancorp in 2012 and 2013 in connection with the Provident merger and received a total cash fee of $2,000,000 for such services. In 2015, KBW also acted as a joint book-running manager in connection with Sterling's common stock offering in February 2015 and received total cash fees of approximately $1,500,000 for such services.

        For further information, see "The Merger—Opinion of Hudson Valley's Financial Advisor."

        See "The Merger—Certain Unaudited Prospective Financial Information" on page 100 for unaudited prospective financial information of Hudson Valley and Sterling provided to KBW.

Opinion of Sterling's Financial Advisors (pages 83 and 90 and Annexes E and F)

        In connection with the merger, Sterling obtained opinions from each of Jefferies LLC (which we refer to as ``Jefferies") and RBC Capital Markets, LLC (which we refer to as "RBC") as to the fairness, from a financial point of view, of the exchange ratio to Sterling. Sterling determined that, based on the significance of the merger, it would benefit from the advice and fairness opinion of two independent financial advisors, which was consistent with the approach Sterling had taken in the Provident merger, its most recent significant transaction.

        See "The Merger—Certain Unaudited Prospective Financial Information" on page 100 for unaudited prospective financial information of Hudson Valley and Sterling provided to Jefferies and RBC.

  Opinion of Jefferies

        On November 4, 2014, at a meeting of the Sterling board held to evaluate the merger, Jefferies delivered to the Sterling board an oral opinion, confirmed by delivery of a written opinion dated November 4, 2014, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in Jefferies' opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Sterling. The full text of Jefferies' written opinion is attached as Annex E to this joint proxy statement/prospectus. Sterling stockholders should read the entire opinion for a discussion of, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Jefferies in rendering its opinion. Jefferies will receive an aggregate fee of $2.5 million for its services, a substantial portion of which is payable contingent upon consummation of the merger. Jefferies has not, in the past two years, provided financial advisory and financing services to Sterling or Hudson Valley other than acting as joint book-running manager in connection with Sterling's common stock offering in February 2015, for which Jefferies received compensation of approximately $1.9 million. For a further discussion of Jefferies's opinion, see "The Merger—Opinion of Jefferies" beginning on page 83 of this joint proxy statement/prospectus

  Opinion of RBC

        Sterling retained RBC to provide an opinion as to the fairness, from a financial point of view, of the consideration to be paid by Sterling in the merger. Sterling selected RBC to act as its financial advisor based on its qualifications, expertise, reputation and knowledge of Sterling's business and affairs and its experience with community bank holding companies and the industry in which Sterling operates. RBC has delivered a written opinion to the Sterling board to the effect that, as of November 4, 2014 and based upon and subject to the assumptions, limitations, qualifications and other matters set forth therein, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Sterling. RBC's opinion was provided to the Sterling board in connection with the Sterling board's evaluation of the exchange ratio, and did not address any other aspect of the merger or constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger.

        The full text of RBC's written opinion, dated November 4, 2014, is attached to this joint proxy statement/prospectus as Annex F, and constitutes part of this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBC in rendering its opinion. You should carefully read the opinion in its entirety. In Sterling's engagement letter with RBC, Sterling agreed to pay RBC $250,000 upon delivery of its written opinion, whether or not the opinion is accepted or whether the merger is consummated. RBC has not provided any investment banking or financial advisory services to Sterling or Hudson Valley in the past two years for which it received any fees or other compensation, other than acting as joint book-running manager in connection with Sterling's common stock offering in February 2015, for which RBC and its affiliates received compensation of approximately $850,000. For a further discussion of RBC's opinion, Sterling's prior relationship with RBC and the terms of RBC's engagement, see "The Merger—Opinion of RBC" beginning on page 90 of this joint proxy statement/prospectus.

What Holders of Hudson Valley Equity-Based Awards Will Receive (page 114)

        Restricted Stock Units:    At the effective time of the merger, each restricted stock unit award granted by Hudson Valley will vest, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement (or, if not provided in the applicable award agreement, then deemed satisfied at target), and be converted into the right to receive a cash amount equal to (i) the number of shares subject to such restricted stock unit award multiplied by (ii) the Hudson Valley equity award consideration, less applicable tax withholdings.

        Stock Options:    Each in-the-money stock option granted by Hudson Valley will vest in full and be converted into the right to receive a cash amount equal to the product of (i) the number of shares subject to such stock option multiplied by (ii) the excess of the Hudson Valley equity award consideration over the exercise price of such option, less applicable tax withholdings. Any out-of-the-money stock options granted by Hudson Valley will be cancelled for no consideration.

        Restricted Shares:    Each restricted share of Hudson Valley Common Stock will vest, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement, and be converted into the right to receive 1.92 shares of Sterling Common Stock, less applicable tax withholdings.

        Based on a per share price of Hudson Valley common stock equal to the average closing price per share over the first five business days following the announcement of the merger agreement, the estimated aggregate amount that would be payable in settlement of outstanding restricted stock units and outstanding stock options if the merger occurred on March 27, 2015 is $882,700 and $143,300, respectively. If the merger occurred on March 27, 2015, Sterling would issue an estimated aggregate 402,103 shares of Sterling common stock in exchange for the outstanding restricted shares of Hudson Valley common stock. The major recipients of such amounts are Hudson Valley's executive officers, Stephen R. Brown, James J. Landy, Michael P. Maloney, James P. Blose, Michael E. Finn, Michael J. Indiveri, John M. Swadba, Andrew J. Reinhart and Scott J. Skorobohaty, who will receive an aggregate of $4.18 million in settlement of their equity awards. For additional information on these recipients, see "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger."

Sterling Will Hold its Special Meeting on April 28, 2015 (page 55)

        The special meeting of Sterling stockholders will be held on April 28, 2015 at The University Club, One West 54th Street, New York, New York, 10019, at 11:00 a.m. local time. At the Sterling special meeting, Sterling stockholders will be asked to approve the Sterling merger proposal and approve the Sterling adjournment proposal.

        Only holders of record of Sterling common stock at the close of business on February 27, 2015 will be entitled to vote at the Sterling special meeting. Each share of Sterling common stock is entitled to one vote on each proposal to be considered at the Sterling special meeting. As of the record date, there were 91,075,321 shares of Sterling common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of Sterling and their affiliates (certain of whom have entered into a voting agreement with Hudson Valley, solely in his or her or its capacity as a stockholder of Sterling, pursuant to which they have agreed to vote in favor of the Sterling merger proposal and in favor of any other matter required to be approved by the stockholders of Sterling to facilitate the transactions contemplated by the merger agreement) beneficially owned and were entitled to vote approximately 3,098,780 shares of Sterling common stock representing approximately 3.4% of the shares of Sterling common stock outstanding on that date. The Sterling stockholders that are party to these voting agreements beneficially own and are entitled to vote, in the aggregate, approximately 5,480,452 shares of Sterling common stock, allowing them to exercise approximately 6.0% of the voting power of Sterling common stock outstanding as of the record date. Based on the number of shares of Sterling common stock subject to the Sterling voting agreements, stockholders holding an additional 44.0% of the outstanding shares of Sterling common stock would have to vote their shares in favor of the Sterling merger proposal in order for such proposal to be approved.

        To approve the Sterling merger proposal, at least a majority of the shares of Sterling common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the Sterling special meeting or fail to instruct your bank or broker how to vote with respect to the Sterling merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

        The Sterling adjournment proposal will be approved if a majority of the votes cast at the Sterling special meeting are voted in favor of such proposal. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the Sterling special meeting or fail to instruct your bank or broker how to vote with respect to the Sterling adjournment proposal, it will have no effect on the proposal.

Hudson Valley Will Hold its Special Meeting on April 30, 2015 (page 50)

        The special meeting of Hudson Valley shareholders will be held on April 30, 2015 at Hudson Valley's headquarters, 21 Scarsdale Road, Yonkers, New York, 10707, at 11:30 a.m. local time. At the Hudson Valley special meeting, Hudson Valley shareholders will be asked to approve the Hudson Valley merger proposal, approve the Hudson Valley merger-related compensation proposal and approve the Hudson Valley adjournment proposal.

        Only holders of record of Hudson Valley common stock at the close of business on March 3, 2015 will be entitled to vote at the Hudson Valley special meeting. Each share of Hudson Valley common stock is entitled to one vote on each proposal to be considered at the Hudson Valley special meeting. As of the record date, there were 20,072,296 shares of Hudson Valley common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of Hudson Valley and their affiliates (certain of whom have entered into a voting agreement with Sterling solely in his or her or its capacity as a shareholder of Hudson Valley, pursuant to which they have agreed to vote in favor of the Hudson Valley merger proposal) beneficially owned and were entitled to vote approximately 5,094,219 shares of Hudson Valley common stock representing approximately 25.4% of the shares of Hudson Valley common stock outstanding on that date. As of the record date, the Hudson Valley shareholders subject to the voting agreements beneficially owned and were entitled to vote, in the aggregate, approximately 5,006,468 shares of the Hudson Valley common stock, allowing them to exercise approximately 24.9% of the voting power of Hudson Valley common stock outstanding as of the record date. Based on the number of shares of Hudson Valley common stock subject to the Hudson Valley voting agreements, shareholders holding an additional 41.8% of the outstanding shares of Hudson Valley common stock would have to vote their shares in favor of the Hudson Valley merger proposal in order for such proposal to be approved.

        To approve the Hudson Valley merger proposal, at least two-thirds of the shares of Hudson Valley common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the Hudson Valley special meeting or fail to instruct your bank or broker how to vote with respect to the Hudson Valley merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

        The Hudson Valley merger-related compensation proposal and the Hudson Valley adjournment proposal will each be approved if a majority of the votes cast on each proposal at the Hudson Valley special meeting are voted in favor of each proposal at the Hudson Valley special meeting. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the Hudson Valley special meeting or fail to instruct your bank or broker how to vote with respect to either proposal, it will have no effect on the Hudson Valley merger-related compensation proposal or the Hudson Valley adjournment proposal. As described above, each of the directors of Hudson Valley and certain of their affiliates, including Stephen R. Brown and James J. Landy, whose merger-related compensation is the subject of the Hudson Valley merger-related compensation proposal as a named executive officer of Hudson Valley, and who beneficially own and are entitled to vote approximately 1.9% of the outstanding shares of Hudson Valley common stock as of the record date, has entered into a voting agreement with Sterling, solely in his or her capacity as a shareholder of Hudson Valley, pursuant to which they have agreed to vote in favor of the Hudson Valley merger proposal and in favor of any other matter required to be approved by the shareholders of Hudson Valley to facilitate the transactions contemplated by the merger agreement. Each of the approximately 5,006,468 shares of Hudson Valley common stock subject to the Hudson Valley voting agreements is expected to be voted in favor of the Hudson Valley merger-related compensation proposal.

The Merger Is Intended to Be Tax-Free to Holders of Hudson Valley Common Stock as to the Shares of Sterling Common Stock They Receive (page 131)

        The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and it is a condition to the respective obligations of each of Sterling and Hudson Valley to complete the merger that it receives a legal opinion to that effect. Accordingly, the merger generally is expected to be tax-free to a holder of Hudson Valley common stock for U.S. federal income tax purposes as to the shares of Sterling common stock he or she receives in the merger, except for any gain or loss that may result from the receipt of cash instead of fractional shares of Sterling common stock that such holder of Hudson Valley common stock would otherwise be entitled to receive.

        In connection with this registration statement, each of Wachtell, Lipton, Rosen & Katz and Day Pitney LLP has delivered its opinion to the effect that, on the basis of the facts and representations set forth in such opinions and in certificates obtained from officers of Sterling and Hudson Valley, and subject to the qualifications, exceptions, assumptions, beliefs and limitations described herein and in such opinions, (i) the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the discussion set forth herein under the sub-heading "Tax Consequences of the Merger Generally" constitutes their opinion as to the material U.S. federal income tax consequences of the merger to holders of Hudson Valley common stock. The opinions of Wachtell, Lipton, Rosen &

Katz and Day Pitney LLP are filed as exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus forms a part.

        For further information, see "Material U.S. Federal Income Tax Consequences of the Merger."

        The U.S. federal income tax consequences described above may not apply to all holders of Hudson Valley common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Hudson Valley's Officers and Directors Have Financial Interests in the Merger that Differ from Your Interests (page 102)

        Hudson Valley shareholders should be aware that some of Hudson Valley's directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Hudson Valley shareholders generally. Hudson Valley's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Hudson Valley shareholders vote in favor of adopting the merger agreement.

        The material interests considered by Hudson Valley's board of directors were as follows:

  •
  The terms of the restricted stock, restricted stock unit and stock option awards held by Hudson Valley directors and executive officers provide for accelerated vesting of the awards upon a change in control such as the merger. The aggregate value of these equity awards, which were granted on various dates in the past, is approximately $4.61 million.

  •
  Subject to the terms of the merger agreement, Hudson Valley has, in consultation with Sterling, accelerated the payment of certain compensatory amounts so that they were paid in 2014 for tax planning purposes with respect to Sections 280G and 4999 of the Code. Such amounts included the acceleration of the vesting date of the Hudson Valley restricted stock, restricted stock units and 2014 bonuses under the Annual Incentive Plan and the Long Term Incentive Plan.

  •
  Hudson Valley previously entered into change of control agreements on April 10, 2014 and July 7, 2014 with a number of its executive officers, which entitle each of them to certain payments and benefits upon a qualifying termination in connection with a change in control such as the merger. The aggregate benefit from these change in control agreements is approximately $6.71 million, assuming each executive officer has a qualifying termination event in connection with the merger.

  •
  Hudson Valley previously entered into a consulting agreement, dated October 6, 2014, with its retiring executive chairman, which entitles him to terminate the consulting agreement and receive certain payments and benefits in connection with a change in control such as the merger. The aggregate benefit from this consulting agreement is approximately $1.02 million.

  •
  In connection with the execution of the merger agreement, Hudson Valley's president and chief executive officer entered into a one-year consulting agreement, dated as of November 4, 2014, with Sterling National Bank, which entitles him to the receipt of consulting fees for providing services in connection with the integration of Sterling and Hudson Valley. The aggregate benefit from this consulting agreement is $850,000.

  •
  Hudson Valley's supplemental deferred compensation agreement with an executive officer, dated as of October 1, 2010, and Hudson Valley's supplemental retirement plans each provide for accelerated vesting of retirement benefits in connection with a change in control such as the merger. The aggregate benefit from the supplemental deferred compensation agreement and the supplemental retirement plans is approximately $5.46 million.

  •
  Four current Hudson Valley directors will join the board of Sterling and Sterling National Bank upon completion of the merger, and Sterling will also establish an advisory board consisting of Hudson Valley directors who are not joining the boards of Sterling and Sterling National Bank and who wish to serve on the advisory board. Members of the Sterling board are expected to receive compensation consistent with the compensation paid to current non-employee directors of Sterling, as described in the definitive proxy statement for Sterling's 2014 annual meeting of stockholders, which was filed with the SEC on January 10, 2014, and is incorporated by reference into this joint proxy statement/prospectus. During 2014, such compensation included an annual retainer fee of $24,000 and per-meeting fees. Directors are also eligible to receive stock awards and stock option grants and are eligible to participate in the Deferred Director Fee Plan. Members of the Sterling advisory board will be eligible to receive fees for their service on the advisory board that are substantially similar to the fees received by members of Hudson Valley's Business Development Board as of the date of the merger agreement, which in 2014 totaled approximately $1,250 in value per person. As of the date of this joint proxy statement/prospectus, Sterling had not yet identified which of the current Hudson Valley directors will join the boards of Sterling and Sterling National Bank upon completion of the merger.

        Subject to the assumptions and limitations discussed in this joint proxy statement/prospectus under the sections "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger" and "The Merger—Merger-Related Compensation for Hudson Valley's Named Executive Officers," and assuming the effective time of the merger occurred on March 27, 2015 and a per share price of Hudson Valley common stock equal to the average closing price per share over the first five business days following the announcement of the merger agreement, the aggregate value that will be received by directors and executive officers as a consequence of the merger is approximately $18.70 million. Of this amount, each named executive officer currently employed with or providing services to Hudson Valley will receive the following: Stephen R. Brown will receive approximately $7.17 million, Michael J. Indiveri will receive approximately $1.25 million, James J. Landy will receive approximately $1.33 million, James P. Blose will receive approximately $1.34 million and Scott J. Skorobohaty will receive approximately $0.98 million. For a more complete description of these interests, see "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger."

Hudson Valley Shareholders Will NOT Be Entitled To Assert Dissenters' Rights (page 110)

        Under the New York Business Corporation Law (which we refer to as the "NYBCL"), which is the law under which Hudson Valley is incorporated, the holders of Hudson Valley common stock will not be entitled to any appraisal rights or dissenters' rights in connection with the merger if, on the record date for the Hudson Valley special meeting, their shares are listed on a national securities exchange. Hudson Valley common stock is currently listed on the New York Stock Exchange, a national securities exchange, and is expected to continue to be so listed on the record date for the Hudson Valley special meeting. Accordingly, Hudson Valley shareholders will not be entitled to assert dissenters' rights in connection with the merger. For more information, see "The Merger—Dissenters' Rights in the Merger."

Conditions that Must Be Satisfied or Waived for the Merger To Occur (page 125)

        Currently, Hudson Valley and Sterling expect to complete the merger in the second calendar quarter of 2015. As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include (1) adoption of the merger agreement by Hudson

Valley's shareholders and by Sterling's stockholders, (2) authorization for listing on the New York Stock Exchange of the shares of Sterling common stock to be issued in the merger, (3) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System (which we refer to as the "Federal Reserve Board") and the Office of the Comptroller of the Currency (which we refer to as the "OCC"), (4) effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, (5) the absence of any order, injunction or other legal restraint preventing the completion of the merger or making the completion of the merger illegal, (6) subject to the materiality standards provided in the merger agreement, the accuracy of the representations and warranties of Sterling and Hudson Valley in the merger agreement, (7) performance in all material respects by each of Sterling and Hudson Valley of its obligations under the merger agreement and (8) receipt by each of Sterling and Hudson Valley of an opinion from its counsel as to certain tax matters.

        Neither Hudson Valley nor Sterling can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page 126)

        The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

  •
  by mutual written consent of Sterling and Hudson Valley, if the board of directors of each so determines by a vote of a majority of the members of its entire board;

  •
  by the Sterling board or the Hudson Valley board if any governmental entity that must grant a requisite regulatory approval has denied approval of the transactions contemplated by the merger agreement and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the merger agreement, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

  •
  by the Sterling board or the Hudson Valley board if the merger has not been completed on or before the one year anniversary of the date of the merger agreement (which we refer to as the "termination date"), unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

  •
  by the Sterling board or the Hudson Valley board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within 45 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

  •
  by Hudson Valley, if the Sterling board (1) fails to recommend in this joint proxy statement/prospectus that the stockholders of Sterling adopt the merger agreement, or withdraws, modifies or qualifies such recommendation in a manner adverse to Hudson Valley, or resolves to do so, or fails to reaffirm such recommendation within two business days after Hudson Valley requests in writing that such action be taken, or (2) breaches certain obligations, including with respect to calling a meeting of its stockholders and recommending that they adopt the merger agreement, in any material respect; or

  •
  by Sterling, if the Hudson Valley board (1) fails to recommend in this joint proxy statement/prospectus that the shareholders of Hudson Valley adopt the merger agreement, or withdraws, modifies or qualifies such recommendation in a manner adverse to Sterling, or resolves to do so, or fails to reaffirm such recommendation within two business days after Sterling requests in writing that such action be taken, or fails to recommend against acceptance of a tender offer or exchange offer for outstanding Hudson Valley common stock that has been publicly disclosed (other than by Sterling or an affiliate of Sterling) within ten business days after the commencement of such tender or exchange offer, (2) recommends or endorses an acquisition proposal, or (3) breaches certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that they adopt the merger agreement, in any material respect.

Termination Fee (page 127)

        If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the recommendation of the Hudson Valley board, or changes in the recommendation of the Sterling board, Hudson Valley or Sterling may be required to pay to the other party a termination fee equal to $20 million. These termination fees could discourage other companies from seeking to acquire or merge with Hudson Valley.

Regulatory Approvals Required for the Merger (page 111)

        Subject to the terms of the merger agreement, both Hudson Valley and Sterling have agreed to cooperate with each other and use their reasonable best efforts to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include approvals from, among others, the Federal Reserve Board and the OCC. Sterling and Hudson Valley have filed applications and notifications to obtain regulatory approvals from the Federal Reserve Board and the OCC.

        Although neither Hudson Valley nor Sterling knows of any reason why it cannot obtain these regulatory approvals in a timely manner, Hudson Valley and Sterling cannot be certain when or if they will be obtained.

The Rights of Hudson Valley Shareholders Will Change as a Result of the Merger (page 135)

        The rights of Hudson Valley shareholders will change as a result of the merger due to differences in Sterling's and Hudson Valley's governing documents and states of incorporation. The rights of Hudson Valley shareholders are governed by New York law and by Hudson Valley's certificate of incorporation and bylaws, each as amended to date. Upon the completion of the merger, Hudson Valley shareholders will become stockholders of Sterling, as the continuing legal entity in the merger, and the rights of Hudson Valley shareholders will therefore be governed by Delaware law and Sterling's certificate of incorporation and bylaws.

        These material differences include the following:

  •
  Sterling's certificate of incorporation provides that Sterling stockholders owning in excess of 10% of the then-outstanding shares of Sterling common stock are not entitled or permitted to any vote in respect of the shares held in excess of the 10% limit, whereas Hudson Valley's organizational documents do not impose voting restrictions on shares held in excess of a 10% limit.

  •
  Directors on the Hudson Valley board are elected annually, whereas directors on the Sterling board are currently divided into three classes, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.

  •
  Hudson Valley shareholders may remove directors from the Hudson Valley board with or without cause by the vote of a majority of all outstanding shares of Hudson Valley entitled to vote, whereas Sterling stockholders may remove directors from the Sterling board only for cause and only by the affirmative vote of holders of 80% of shares entitled to vote in the election of directors.

  •
  Hudson Valley shareholders may fill director vacancies on the Hudson Valley board at a meeting of Hudson Valley shareholders called for that purpose, whereas only the Sterling board may fill director vacancies on the Sterling board.

  •
  Special meetings of Hudson Valley shareholders may be called by one or more shareholders owning, in the aggregate, not less than 50% of the stock of Hudson Valley, whereas special meetings of Sterling stockholders may only be called by the Sterling board.

  •
  Sterling's certificate of incorporation and Delaware law contain provisions concerning business combinations with interested stockholders which differ from the relevant provisions of New York law with respect to, among other things, the definition of what constitutes an "interested shareholder" or "interested stockholder" and requirements for stockholder approval of such business combinations.

  •
  Hudson Valley shareholders may amend Hudson Valley's bylaws by the vote of a majority of outstanding shares of Hudson Valley common stock, whereas Sterling stockholders may amend Sterling's bylaws by the vote of the holders of 80% of the voting power of Sterling.

        See "Comparison of Stockholders' Rights" for a more detailed description of these and other differences in stockholders' rights under each of the Sterling and Hudson Valley governing law and documents.

Information About the Companies (pages 59 and 60)

  Sterling Bancorp

        Sterling Bancorp is a Delaware corporation that owns all of the outstanding shares of common stock of Sterling National Bank. At December 31, 2014, Sterling had, on a consolidated basis, assets of $7.4 billion, deposits of $5.2 billion and stockholders' equity of $975.2 million. Sterling National Bank, a growing full-service bank founded in 1888, is headquartered in Montebello, New York and is the principal bank subsidiary of Sterling. With $7.4 billion in assets and 829 full-time equivalent employees, Sterling National Bank accounts for substantially all of Sterling's consolidated assets and net income. Sterling National Bank is a growing financial services firm that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York metropolitan region through 21 teams of dedicated relationship managers and 32 full-service financial centers.

        Sterling's stock is traded on the New York Stock Exchange under the symbol "STL."

        Sterling's principal office is located at 400 Rella Blvd., Montebello, New York 10901, and its telephone number at that location is (845) 369-8040. Additional information about Sterling and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information," beginning on page 149.

  Hudson Valley Holding Corp.

        Hudson Valley is a New York corporation that owns all of the outstanding shares of common stock of Hudson Valley Bank, N.A., a national banking association established in 1972, with operational headquarters in Westchester County, New York. At December 31, 2014, Hudson Valley had, on a consolidated basis, assets of $3.1 billion, deposits of $2.8 billion and stockholders' equity of $297.6 million. Hudson Valley Bank derives substantially all of its revenue and income from providing banking and related services to businesses, professionals, municipalities, not-for-profit organizations and individuals within its market area. Its principal customers are businesses, professionals, municipalities, not-for-profit organizations and individuals. Hudson Valley Bank has seventeen branch offices in Westchester County, New York, four in Manhattan, New York, four in Bronx County, New York, two in Rockland County, New York, and one in Kings County, New York.

        Hudson Valley's stock is traded on the New York Stock Exchange under the symbol "HVB."

        Hudson Valley's principal executive offices are located at 21 Scarsdale Road, Yonkers, New York 10707 and its telephone number at that location is (914) 961-6100. Additional information about Hudson Valley and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information," beginning on page 149.

Litigation Relating to the Merger (page 112)

        In connection with the merger, a purported Hudson Valley shareholder has filed a putative class action lawsuit against Hudson Valley, its directors, and Sterling. The amended complaint alleges that Hudson Valley's directors breached their fiduciary duties by failing to run an adequate sales process, agreeing to preclusive provisions in the merger agreement, and failing to disclose all material information in connection with the merger. The amended complaint further alleges that Sterling aided and abetted these alleged breaches. Among other remedies, the plaintiff seeks to enjoin the completion of the merger. The outcome of any such litigation is uncertain. If the case is not resolved, this lawsuit could prevent or delay completion of the merger and result in costs to Sterling and Hudson Valley, including any costs associated with the indemnification of directors and officers. Shareholder plaintiffs may file additional lawsuits against Hudson Valley, Sterling, and/or the directors and officers of either company in connection with the merger. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the combined company's business, financial condition, results of operations, and cash flows.

Risk Factors (page 41)

        You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in the joint proxy statement/prospectus. In particular, you should consider the factors described in detail under "Risk Factors," including the following:

  •
  Because the market price of Sterling common stock will fluctuate, Hudson Valley shareholders cannot be certain of the market value of the merger consideration they will receive.

  •
  The market price of Sterling common stock after the merger may be affected by factors different from those affecting the shares of Hudson Valley or Sterling currently.

  •
  Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

  •
  Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

  •
  A significant portion of Sterling's and Hudson Valley's loan portfolios consist of commercial real estate loans in the greater New York region, and the merger may continue or increase the industry and geographic concentration of the combined company and result in increased risk and earnings volatility.

  •
  The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

  •
  Certain of Hudson Valley's directors and executive officers have interests in the merger that may differ from the interests of Hudson Valley's shareholders.

  •
  Termination of the merger agreement could negatively impact Hudson Valley or Sterling.

  •
  Hudson Valley and Sterling will be subject to business uncertainties and contractual restrictions while the merger is pending.

  •
  If the merger is not completed, Sterling and Hudson Valley will have incurred substantial expenses without realizing the expected benefits of the merger.

  •
  The merger agreement limits Hudson Valley's ability to pursue acquisition proposals and requires either company to pay a termination fee of $20 million under limited circumstances, including circumstances relating to acquisition proposals for Hudson Valley. Additionally, certain provisions of Hudson Valley's articles of incorporation and bylaws may deter potential acquirers.

  •
  The shares of Sterling common stock to be received by Hudson Valley shareholders as a result of the merger will have different rights from the shares of Hudson Valley common stock.

  •
  Holders of Hudson Valley and Sterling common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

  •
  Hudson Valley shareholders will not have dissenters' or appraisal rights in the merger.

  •
  Pending litigation against Hudson Valley and Sterling could result in an injunction preventing the completion of the merger or a judgment resulting in the payment of damages.

 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF STERLING

        The following selected consolidated financial information for the fiscal years ended September 30, 2010 through September 30, 2014 is derived from audited financial statements of Sterling. On January 27, 2015, the Sterling Board approved a change in Sterling's fiscal year end from September 30 to December 3l and approved an amendment to Sterling's bylaws to state and effect the change, effective December 31, 2014. The following selected consolidated information for the three months ended December 31, 2014 and 2013 is derived from audited and unaudited financial statements, respectively, of Sterling included in the Transition Report on Form 10-K filed by Sterling for the transition period from October 1, 2014 to December 31, 2014. The following consolidated financial information, and the financial information of Sterling contained in the remainder of this joint proxy statement/prospectus, gives effect to the merger of legacy Sterling Bancorp with and into Provident New York Bancorp (which we refer to as "Provident"), with Provident, the predecessor company to Sterling, as the surviving entity (which merger we refer to as the "Provident merger"), as of October 31, 2013, the date that the Provident merger was completed. Selected unaudited pro forma financial information for the fiscal years ended September 30, 2013 and September 30, 2014, reflecting the Provident Merger assuming it was completed as of October 1, 2012, is set forth in Sterling's Transition Report on Form 10-K for the transition period from October 1, 2014 to December 31, 2014, which is incorporated by reference into this joint proxy statement/prospectus. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with Sterling's consolidated financial statements and related notes thereto included in Sterling's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and in Sterling's Transition Report on Form 10-K for the transition period from October 1, 2014 to December 31, 2014, which are incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

	At or for the three months ended December 31,		At or for the year ended September 30,
(Dollars in thousands, except per share data)	2014	2013	2014	2013	2012	2011	2010
Selected Financial Condition Data
Period End:
Total assets	$7,424,822	$6,667,437	$7,337,387	$4,049,172	$4,022,982	$3,137,402	$3,021,025
Loans, net(1)	4,773,267	4,127,141	4,719,826	2,384,021	2,091,190	1,675,882	1,670,698
Securities available for sale	1,140,846	1,153,313	1,110,813	954,393	1,010,872	739,844	901,012
Securities held to maturity	572,337	486,902	579,075	253,999	142,376	110,040	33,848
Deposits	5,212,325	4,920,564	5,298,654	2,962,294	3,111,151	2,296,695	2,142,702
Borrowings	1,111,553	696,270	939,069	560,986	345,176	323,522	363,751
Stockholders' equity	975,200	925,109	961,138	482,866	491,122	431,134	430,955
Average:
Total assets	$7,340,332	$6,013,816	$6,757,094	$3,815,609	$3,195,299	$2,949,251	$2,913,560
Loans, net(1)	4,681,633	3,497,380	4,120,749	2,216,871	1,806,136	1,665,360	1,656,016
Securities available for sale	1,144,077	1,138,504	1,175,618	950,628	801,792	880,624	836,130
Securities held to maturity	577,044	456,260	517,270	172,642	165,722	28,787	42,903
Deposits	5,342,787	4,337,156	4,921,930	2,856,640	2,366,263	2,082,727	1,978,380
Borrowings	902,299	709,126	814,409	446,916	356,296	422,816	488,330
Stockholders' equity	973,089	781,765	906,134	489,412	447,065	427,290	425,408
Selected income statement data:
Interest and dividend income	$68,087	$52,711	$246,906	$132,061	$115,037	$112,614	$119,774
Interest expense	7,850	6,835	28,918	19,894	18,573	21,324	26,440

Net interest income	60,237	45,876	217,988	112,167	96,464	91,290	93,334
Provision for loan losses	3,000	3,000	19,100	12,150	10,612	16,584	10,000

Net interest income after provision for loan losses	57,237	42,876	198,888	100,017	85,852	74,706	83,334
Non-interest income	13,957	9,148	47,370	27,692	32,152	29,951	27,201
Non-interest expense	45,814	72,974	208,428	91,041	91,957	90,111	83,170

Income (loss) before income tax (benefit)	25,380	(20,950)	37,830	36,668	26,047	14,546	27,365
Income tax expense (benefit)	8,376	(6,948)	10,152	11,414	6,159	2,807	6,873

Net income (loss)	$17,004	$(14,002)	$27,678	$25,254	$19,888	$11,739	$20,492

	At or for the three months ended December 31,		At or for the year ended September 30,
(Dollars in thousands, except per share data)	2014	2013	2014	2013	2012	2011	2010
Per share data:
Basic earnings per share	$0.20	$(0.20)	$0.34	$0.58	$0.52	$0.31	$0.54
Diluted earnings per share	0.20	(0.20)	0.34	0.58	0.52	0.31	0.54
Dividends declared per share	0.07	—	0.21	0.30	0.24	0.24	0.24
Dividend payout ratio	35.0%	NA	61.8%	51.7%	45.8%	77.4%	44.4%
Book value per share	$11.62	$11.02	$11.49	$10.89	$11.12	$11.39	$11.26
Common shares outstanding:
Weighted average shares basic	83,831,380	70,493,305	80,268,970	43,734,425	38,227,653	37,452,596	37,161,180
Weighted average shares diluted	84,194,916	70,493,305	80,534,043	43,783,053	38,248,046	37,453,542	38,185,122
Performance ratios:
Return on assets (ratio of net income to average total assets)	0.92%	(0.92)%	0.41%	0.66%	0.62%	0.40%	0.70%
Return on equity (ratio of net income to average equity)	6.9	(7.1)	3.1	5.2	4.5	2.8	4.8
Net interest margin(2)	3.70	3.58	3.74	3.37	3.51	3.65	3.78
Core operating efficiency ratio(3)	54.0	65.4	59.4	63.7	69.7	72.1	69.1
Capital ratios (Sterling):(4)
Equity to total assets at end of period	13.13%	13.85%	13.10%	11.93%	12.21%	13.74%	14.27%
Average equity to average assets	13.26	13.00	13.41	12.82	13.99	14.49	14.60
Tier 1 leverage ratio	8.21	9.44	8.12	—	—	—	—
Tier 1 risk-based capital ratio	10.43	11.01	10.33	—	—	—	—
Total risk-based capital ratio	11.22	11.66	11.10	—	—	—	—
Regulatory capital ratios (Sterling National Bank):
Tier 1 leverage ratio	9.39%	10.58%	9.34%	9.33%	7.56%	8.14%	8.43%
Tier 1 risk-based capital ratio	12.00	12.48	11.94	13.18	12.16	11.85	12.09
Total risk-based capital ratio	12.79	13.13	12.71	14.24	13.36	13.03	13.34
Asset quality data and ratios:
Allowance for loan losses	$42,374	$30,612	$40,612	$28,877	$28,282	$27,917	$30,843
Non-performing loans	46,642	38,442	50,963	26,906	39,814	40,567	26,840
Non-performing assets	52,509	50,193	58,543	32,928	46,217	45,958	30,731
Net charge-offs	1,238	1,265	7,365	11,555	10,247	19,510	9,207
Non-performing assets to total assets	0.71%	0.75%	0.80%	0.81%	1.15%	1.46%	1.02%
Non-performing loans to total loans(1)	0.97	0.93	1.07	1.12	1.88	2.38	1.58
Allowance for loan losses to non-performing loans	91	80	80	107	71	69	115
Allowance for loan losses to total loans	0.88	0.74	0.85	1.20	1.33	1.64	1.81
Net charge-offs to average loans	0.10	0.14	0.24	0.52	0.56	1.17	0.56

(1)
Excludes loans held for sale.

(2)
The net interest margin represents net interest income as a percent of average interest-earning assets for the period. Net interest income is commonly presented on a tax-equivalent basis. This is to the extent that some component of the institution's net interest income will be exempt from taxation (e.g., was received as a result of its holdings of state or municipal obligations); an amount equal to the tax benefit derived from that component is added back to the net interest income total. This adjustment is considered helpful in comparing one financial institution's net interest income (pre-tax) to that of another institution, as each will have a different proportion of tax-exempt items in their portfolios.

(3)
The core operating efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income. As in the case of net interest income, generally, net interest income as utilized in calculating the efficiency ratio is typically expressed on a tax-equivalent basis. Moreover, most financial institutions, in calculating the efficiency ratio, also adjust both non-interest expense and non-interest income to exclude from these items (as calculated under generally accepted accounting principles) certain component elements, such as non-recurring charges, amortization of intangibles (deducted from non-interest expense) and securities transactions and other non-recurring items (excluded from non-interest income).

(4)
Prior to the Provident merger, Sterling was a unitary savings and loan holding company and as a result was not required to maintain or report regulatory capital ratios. Sterling became a bank holding company in connection with the Provident merger and has maintained and reported regulatory capital ratios since December 31, 2013.

 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HUDSON VALLEY

        The following selected consolidated financial information for the calendar years ended December 31, 2010 through December 31, 2014 is derived from audited financial statements of Hudson Valley. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with Hudson Valley's consolidated financial statements and related notes thereto included in Hudson Valley's Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

	As of and for the year ended December 31,
(Dollars in thousands, except per share data)	2014	2013	2012	2011	2010
SUMMARY OF OPERATIONS
Total interest income	$97,091	$89,583	$110,052	$128,617	$128,339
Total interest expense	4,763	5,646	6,723	10,758	17,683
Net interest income	92,328	83,937	103,329	117,859	110,656
Provision for loan losses	1,792	2,476	8,507	64,154	46,527
Net securities gains	50	—	—	21	168
Other-than temporary losses	0	(1,240)	(528)	(368)	(2,552)
Noninterest income, excluding net securities gains and other-than temporary losses	13,636	16,384	34,370	19,247	16,109
Noninterest expenses	92,298	100,101	82,538	80,155	74,146
Income (loss) before taxes	11,924	(3,496)	46,126	(7,550)	3,708
Income tax expense (benefit)	3,982	(4,626)	16,945	(5,413)	(1,405)
Net income (loss)	7,942	1,130	29,181	(2,137)	5,113
Net income (loss) available to common shareholders & participating securities	7,942	1,130	29,181	(2,137)	5,113
Net income (loss) available to common shareholders	7,834	1,117	29,066	(2,137)	5,113
Per average common share—basic	0.40	0.06	1.49	(0.11)	0.26
Per average common share—diluted	0.40	0.06	1.49	(0.11)	0.26
Dividends per common share	0.28	0.24	0.72	0.64	0.59
BALANCE SHEETS
Interest-bearing deposits with other banks	259,660	$661,643	$769,687	$34,361	$258,280
Investment securities	819,874	548,436	455,295	520,802	459,934
Loans held for sale	—	—	2,317	473,814	7,811
Loans held in portfolio, net of unearned discounts	1,927,404	1,630,790	1,469,783	1,575,952	1,732,251
Total assets	3,138,570	2,999,199	2,891,246	2,797,670	2,669,033
Noninterest-bearing demand deposits	1,081,251	1,069,631	1,035,847	910,329	756,917
Savings, NOW and money market deposits	1,591,750	1,448,045	1,351,807	1,363,352	1,289,147
Time deposits	108,071	116,068	132,307	151,601	188,348
Short-term borrowings	28,161	34,379	34,624	53,056	36,594
Advances FHLB/Long-term borrowings	—	16,388	16,428	16,466	87,751
Shareholders' equity	297,566	284,309	290,971	277,562	289,917
AVERAGE BALANCE SHEETS
Interest-bearing deposits with other banks	461,196	$759,011	$535,868	$219,388	$300,703
Investment securities	715,443	513,070	470,927	480,684	521,685
Loans held for sale	—	941	97,359	5,329	5,016
Loans held in portfolio, net of unearned discounts	1,749,673	1,491,196	1,572,904	1,929,093	1,761,410
Total assets	3,086,387	2,946,892	2,849,669	2,808,292	2,802,856
Noninterest-bearing demand deposits	1,038,886	1,013,154	959,566	866,993	745,290
Savings, NOW and money market deposits	1,580,707	1,449,780	1,371,518	1,361,938	1,374,694
Time deposits	112,539	122,761	138,863	168,003	202,244
Short-term borrowings	33,654	26,738	45,619	49,678	56,899
Advances FHLB/Long term borrowings	225	16,407	16,446	40,184	109,349
Stockholders' equity(1)	291,010	289,925	290,486	297,488	292,350

	As of and for the year ended December 31,
(Dollars in thousands, except per share data)	2014	2013	2012	2011	2010
RATIOS
Return on average total assets	0.26%	0.04%	1.02%	(0.08)%	0.18%
Return on average stockholders' equity	2.73	0.39	10.05	(0.72)	1.75
Dividend payout ratio	70.0	400.0	48.3	—	226.9
Average stockholders' equity to average total assets	9.43	9.84	10.19	10.59	10.43
Net interest margin (tax-equivalent basis)	3.21	3.09	3.96	4.59	4.36
Loans/assets(2)	61.41	54.37	50.92	73.27	65.19
Net charge-offs/loans(3)	0.02	0.19	0.86	4.60	2.67
Nonperforming loans/loans(2)	1.16	1.44	2.36	2.82	3.05
Allowance/loans(3)	1.42	1.59	1.81	1.96	2.25
Allowance/nonaccrual loans	122.15	110.65	76.45	102.65	89.16

(1)
Certain reclassifications have been made to prior years' financial data to conform to current financial statement presentations.

(2)
In this calculation, the term "loans" means loans held for sale and loans held in portfolio.

(3)
In this calculation, the term "loans" means loans held in portfolio.

 ADJUSTED UNAUDITED HUDSON VALLEY INFORMATION
(TO ACCOUNT FOR STERLING'S TRANSITION PERIOD)

        On January 27, 2015, the Sterling Board approved a change in Sterling's fiscal year end from September 30 to December 31 and approved an amendment to Sterling's bylaws to state and effect the change, effective December 31, 2014. Sterling filed a Transition Report on Form 10-K for the transition period from October 1, 2014 to December 31, 2014. In order to provide holders with comparable information, for purposes of the unaudited pro forma information, we have computed certain financial information for Hudson Valley as if Hudson Valley had a comparable transition period from October 1, 2014 to December 31, 2014. The information is unaudited and is derived from Hudson Valley's audited financial statements as of December 31, 2014 and its unaudited financial statements as of September 30, 2014. Management of Sterling and Hudson Valley believe this presentation provides holders with better information given the presentation of comparable results for equal three month periods.

        The table below contains the pro forma income statement of Hudson Valley for the three months ended December 31, 2014. The information was derived as follows:

        For each line item, the information for the nine months ended September 30, 2014 (from Hudson's Valley's Quarterly Report on Form 10-Q for the nine months ended September 30, 2014) was subtracted from the information for the twelve months ended December 31, 2014 (from Hudson Valley's Annual Report on Form 10-K for the year ended December 31, 2014). This produces the information for the three months ended December 31, 2014.

	Hudson Valley Holding Corp. Pro forma income statement for the three months ended December 31, 2014
	Twelve months ended	Nine months ended	Three months ended
	December 31, 2014(1)	September 30, 2014(2)	December 31, 2014(3)
INTEREST INCOME
Loans	$81,393	$59,516	$21,877
Taxable	12,115	8,594	3,521
Exempt from taxes	2,388	1,837	551
FRB and FHLB stock	—	—	—
Deposits	1,195	996	199

Total interest income	97,091	70,943	26,148

INTEREST EXPENSE
Savings, NOW and MMDA	4,196	3,094	1,102
Time	518	392	126
Short-term borrowings	39	26	13
Advances—FHLB	10	10	—
Long-term borrowings—TRUPS	—	—	—

Total interest expense	4,763	3,522	1,241

Net interest income	92,328	67,421	24,907
Provision for loan losses	1,792	1,189	603

Net interest income after provision	90,536	66,232	24,304

	Hudson Valley Holding Corp. Pro forma income statement for the three months ended December 31, 2014
	Twelve months ended	Nine months ended	Three months ended
	December 31, 2014(1)	September 30, 2014(2)	December 31, 2014(3)
NONINTEREST INCOME
Service Charges	6,184	4,637	1,547
Securities gains, net	50	39	11
Other	7,452	5,753	1,699

Total noninterest income	13,686	10,429	3,257

NONINTEREST EXPENSE
Compensation and benefits	52,836	38,335	14,501
Occupancy and equipment	12,668	9,558	3,110
Deposit insurance	2,311	1,687	624
Professional fees	8,229	5,417	2,812
Other	16,254	11,066	5,188

Total noninterest expenses	92,298	66,063	26,235

Income before income taxes	11,924	10,598	1,326
Income tax expense	3,982	3,294	688

Net income	$7,942	$7,304	$638

PER SHARE DATA
Basic shares outstanding (excludes participating securities)	19,721,575	19,707,438	19,763,525
Diluted shares outstanding (excludes participating securities)	19,770,051	19,753,979	19,817,743
Basic earnings per share	$0.40	$0.37	$0.03
Diluted earnings per share	0.40	0.36	0.03
Dividend declared per share	0.28	0.20	0.08

(1)
From audited financial statements included in Annual Report on Form 10-K.

(2)
From reviewed financial statements included in Quarterly Report on Form 10-Q.

(3)
Represents the arithmetic difference between (1) and (2).

 ADJUSTED UNAUDITED HUDSON VALLEY INFORMATION
(TO ACCOUNT FOR DIFFERING FISCAL YEAR ENDS)

        Sterling's most recent fiscal year was the fiscal year ended September 30, 2014, and Hudson Valley's most recent fiscal year end was December 31, 2014. In order to provide holders with comparable information, for purposes of the unaudited pro forma information, we have computed certain financial information for Hudson Valley as if Hudson Valley's most recent fiscal year end was September 30, 2014. This information is unaudited and derived from Hudson Valley's audited financial statements as of December 31, 2013 and its unaudited financial statements as of September 30, 2014 and September 30, 2013. Management of Sterling and Hudson Valley believe this presentation provides holders with better information given the presentation of comparable results for equal twelve month periods.

        The table below contains the pro forma income statement of Hudson Valley for the twelve months ended September 30, 2014. This information was derived as follows:

  1.
  For each line item, the information for the nine months ended September 30, 2013 (from Hudson Valley's Quarterly Report on Form 10-Q for the nine months ended September 30, 2013) was subtracted from the information for the twelve months ended December 31, 2013 (from Hudson Valley's Annual Report on Form 10-K for the year ended December 31, 2013). This produces the information for the three months ended December 31, 2013.

  2.
  The information for the three months ended December 31, 2013 was then added to the information for the nine months ended September 30, 2014 (from Hudson Valley's Quarterly Report on Form 10-Q for the nine months ended September 30, 2014) to derive information for the twelve months ended September 30, 2014.

	Hudson Valley Holding Corp. Pro forma income statement for the twelve months ended September 30, 2014
	Twelve months ended	Nine months ended	Three months ended	Nine months ended	Twelve months ended
(Dollars in thousands, except per share amounts)	December 31, 2013(1)	September 30, 2013(2)	December 31, 2013(3)	September 30, 2014(4)	September 30, 2014(5)
INTEREST INCOME
Loans	$75,209	$56,890	$18,319	$59,516	$77,835
Investment securities	12,351	9,181	3,170	10,431	13,601
Other earning assets	2,023	1,566	457	996	1,453

Total interest income	89,583	67,637	21,946	70,943	92,889

INTEREST EXPENSE
Deposits	4,895	3,746	1,149	3,486	4,635
Borrowings	751	564	187	36	223

Total interest expense	5,646	4,310	1,336	3,522	4,858

Net interest income	83,937	63,327	20,610	67,421	88,031
Provision for loan losses	2,476	1,828	648	1,189	1,837

Net interest income after provision	81,461	61,499	19,962	66,232	86,194

NONINTEREST INCOME
Service charges	5,813	4,567	1,246	4,637	5,883
Securities gains, net	—	—	—	39	39
Other	9,331	8,020	1,311	5,753	7,064

Total noninterest income	15,144	12,587	2,557	10,429	12,986

	Hudson Valley Holding Corp. Pro forma income statement for the twelve months ended September 30, 2014
	Twelve months ended	Nine months ended	Three months ended	Nine months ended	Twelve months ended
(Dollars in thousands, except per share amounts)	December 31, 2013(1)	September 30, 2013(2)	December 31, 2013(3)	September 30, 2014(4)	September 30, 2014(5)
NONINTEREST EXPENSE
Compensation and benefits	45,109	33,615	11,494	38,335	49,829
Occupancy and equipment	12,729	9,392	3,337	9,558	12,895
Deposit insurance	3,879	2,900	979	1,687	2,666
Professional fees	6,846	5,215	1,631	5,417	7,048
Other	31,538	9,853	21,685	11,066	32,751

Total noninterest expenses	100,101	60,975	39,126	66,063	105,189

Income (loss) before income taxes	(3,496)	13,111	(16,607)	10,598	(6,009)
Income tax benefit expense	(4,626)	3,478	(8,104)	3,294	(4,810)

Net income (loss)	$1,130	$9,633	$(8,503)	$7,304	$(1,199)

PER SHARE DATA
Basic shares outstanding (excludes participating securities)	19,597,431	19,581,238	19,645,482	19,707,438	19,691,822
Diluted shares outstanding (excludes participating securities)	19,597,713	19,581,238	19,645,482	19,753,979	19,691,822
Basic earnings per share	$0.06	$0.49	$(0.43)	$0.37	$(0.06)
Diluted earnings per share	0.06	0.49	(0.43)	0.36	(0.06)
Dividend declared per share	0.24	0.18	0.06	0.20	0.26

(1)
From audited financial statements included in Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(2)
From unaudited financial statements included in Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

(3)
Represents the arithmetic difference between columns (1) and (2).

(4)
From unaudited financial statements included in Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

(5)
Equals column (3) plus (4).

 SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

        The following table shows selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of Sterling giving effect to the merger with Hudson Valley. The selected unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting with Sterling treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Hudson Valley, as of the effective date of the merger, will be recorded by Sterling at their respective estimated fair values and the excess of the merger consideration over the fair value of Hudson Valley's net assets will be allocated to goodwill.

        The table sets forth the information as if the merger had become effective on December 31, 2014, with respect to financial condition data, and on October 1, 2013, with respect to the results of operations data. The selected unaudited pro forma condensed combined financial data has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this joint proxy statement/prospectus under "Unaudited Pro Forma Condensed Combined Financial Statements."

        The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The selected unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. Further, as explained in more detail in the notes accompanying the more detailed unaudited pro forma condensed combined financial information included under "Unaudited Pro Forma Condensed Combined Financial Information," the pro forma allocation of purchase price reflected in the selected unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Additionally, the adjustments made in the unaudited pro forma condensed financial information, which are described in those notes, are preliminary and may be revised.

Selected Unaudited Pro Forma Financial Data

(Dollars in thousands, except per share amounts)	For the three months ended December 31, 2014	For the year ended September 30, 2014
Pro Forma Condensed Consolidated Income Statement Information:
Net interest income	$85,240	$306,401
Provision for loan losses	3,603	20,937
Income before income taxes	25,588	27,016
Net income	16,971	23,596

As of December 31, 2014
Pro Forma Condensed Consolidated Balance Sheet Information:
Loans, net	$6,648,516
Total assets	10,803,747
Deposits	7,993,397
Borrowings	1,139,714
Stockholders' equity	1,514,634

	For the three months ended December 31, 2014	For the year ended September 30, 2014
Per Common Share:
Earnings—basic	$0.14	$0.20
Earnings—diluted	0.14	0.20
Cash dividends declared per common share	0.07	0.21

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Sterling and Hudson Valley and have been prepared to illustrate the effects of the merger involving Sterling and Hudson Valley under the acquisition method of accounting with Sterling treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Hudson Valley, as of the effective date of the merger, will be recorded by Sterling at their respective fair values and the excess of the merger consideration over the fair value of Hudson Valley's net assets will be allocated to goodwill. The unaudited pro forma condensed combined balance sheet as of December 31, 2014 is presented as if the merger with Hudson Valley had occurred on December 31, 2014. The unaudited pro forma condensed combined income statements for the three months ended December 31, 2014 and the fiscal year ended September 30, 2014 are presented as if the merger had occurred on October 1, 2013. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

        As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) Hudson Valley's balance sheet through the effective time of the merger; (ii) the aggregate value of the merger consideration paid if the price of Sterling's stock varies from the assumed $13.99 per share; (iii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

        The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

  •
  The accompanying notes to the unaudited pro forma condensed combined financial information;

  •
  Sterling's separate audited historical consolidated financial statements and accompanying notes as of and for the three months ended December 31, 2014 and for the year ended September 30, 2014, included in Sterling's Transition Report on Form 10-K for the transition period October 1, 2014 through December 31, 2014;

  •
  Hudson Valley's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014 included in Hudson Valley's Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  Hudson Valley's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2014 included in Hudson Valley's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014;

  •
  Hudson Valley's unaudited pro forma income statement for the twelve months ended September 30, 2014 included elsewhere in this joint proxy statement/prospectus;

  •
  Hudson Valley's unaudited pro forma income statement for the three months ended December 31, 2014, included elsewhere in this joint proxy statement/prospectus; and

  •
  Other information pertaining to Sterling and Hudson Valley contained in or incorporated by reference into this joint proxy statement/prospectus. See "Selected Consolidated Historical Financial Data of Sterling" and "Selected Consolidated Historical Financial Data of Hudson Valley" included elsewhere in this joint proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2014

(Dollars in thousands)	Sterling Bancorp Historical	Hudson Valley Holding Corp. Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
Assets:
Cash and cash equivalents	$121,520	$306,541	$(2,010)	A	$426,051
Investment securities	1,713,183	819,874	246	B	2,533,303
FHLB and FRB stock, at cost	75,437	2,409	—		77,846
Loans held for sale	46,599	—	—		46,599
Loans, net of unearned income	4,815,641	1,928,156	(52,907)	C	6,690,890
Less: allowance for loan and lease losses	(42,374)	(27,342)	27,342	D	(42,374)

Total loans, net	4,773,267	1,900,814	(25,565)		6,648,516
Bank owned life insurance	150,522	43,058	—		193,580
Premises and equipment, net	46,156	15,251	5,000	E	66,407
Accrued interest receivable	19,301	13,219	—		32,520
Goodwill	388,926	3,989	238,436	F	631,351
Core deposit and other intangible assets	43,332	523	26,207	G	70,062
Deferred tax asset	—	26,364	(1,959)	H	24,405
Other real estate owned	5,867	—	—		5,867
Other assets	40,712	6,528			47,240

Total assets	$7,424,822	$3,138,570	$240,355		$10,803,747

Liabilities:
Deposits	$5,212,325	$2,781,072	$—		$7,993,397
Other borrowings (federal funds purchased and repurchase agreements)	9,846	28,161	—		38,007
FHLB borrowings	1,003,209	—	—		1,003,209
Senior notes	98,498	—	—		98,498
Mortgage escrow funds	4,167	—	—		4,167
Other liabilities	121,577	31,771	(1,513)	I	151,835

Total liabilities	6,449,622	2,841,004	(1,513)		9,289,113
Stockholders' equity:
Common stock	859,401	360,615	178,819	J	1,398,835
Treasury stock, at cost	(82,908)	(57,564)	57,564	K	(82,908)
Retained earnings	208,958	(4,764)	4,764	L	208,958
Accumulated other comprehensive (loss)	(10,251)	(721)	721	M	(10,251)

Total stockholders' equity	975,200	297,566	241,868		1,514,634

Total liabilities and stockholders' equity	$7,424,822	$3,138,570	$240,355		$10,803,747

Unaudited Pro Forma Condensed Combined Statement of Income
for the three Months Ended December 31, 2014

(Dollars in thousands, except per share amounts)	Sterling Bancorp Historical	Hudson Valley Holding Corp. Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
Interest and dividend income:
Loans	$56,869	$21,877	$108	N	$78,854
Investment securities	10,278	4,072	(12)	O	14,338
Other earning assets	940	199	—		1,139

Total interest and dividend income	68,087	26,148	96		94,331

Interest expense:
Deposits	2,818	1,228	—		4,046
Borrowings	5,032	13			5,045

Total interest expense	7,850	1,241	—		9,091

Net interest income	60,237	24,907	96		85,240
Provision for loan losses	3,000	603	—		3,603

Net interest income after provision	57,237	24,304	96		81,637

Noninterest income:
Accounts receivable management	4,134	—	—		4,134
Mortgage banking	2,858	—	—		2,858
Service charges	4,221	1,547	—		5,768
Securities gains (losses), net	(43)	11	—		(32)
Other	2,787	1,699	—		4,486

Total noninterest income	13,957	3,257	—		17,214

Noninterest expense:
Compensation and employee benefits	22,410	12,178	—		34,588
Stock-based compensation plans	1,146	2,323			3,469
Occupancy and office operations	7,245	3,110	32	P	10,387
Amortization of intangible assets	1,873	—	1,182	Q	3,055
FDIC insurance and regulatory assessments	1,568	624	—		2,192
Merger-related expense	502	882	—		1,384
Other	11,070	7,118	—		18,188

Total noninterest expense	45,814	26,235	1,214		73,263

Income before income taxes	25,380	1,326	(1,118)		25,588
Provision for income taxes	8,376	688	(447)	R	8,617

Net income	$17,004	$638	$(671)		$16,971

Earnings per common share:
Basic	$0.20	$0.03			$0.14
Diluted	0.20	0.03			0.14
Dividends declared per common share	0.07	0.08			0.07
Weighted average common shares:
Basic	83,831,380	19,763,525			121,777,348
Diluted	84,194,916	19,817,743			122,244,983

Unaudited Pro Forma Condensed Combined Statement of Income
for the Twelve Months Ended September 30, 2014

	Sterling Bancorp Historical	Hudson Valley Holding Corp. Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
(Dollars in thousands, except per share amounts)
Interest and dividend income:
Loans	$202,982	$77,835	$431	N	$281,248
Investment securities	40,520	13,601	(49)	O	54,072
Other earning assets	3,404	1,453	—		4,857

Total interest income	246,906	92,889	382		340,177

Interest expense:
Deposits	8,964	4,635	—		13,599
Borrowings	19,954	223	—		20,177

Total interest expense	28,918	4,858	—		33,776

Net interest income	217,988	88,031	382		306,401
Provision for loan losses	19,100	1,837	—		20,937

Net interest income after provision	198,888	86,194	382		285,464

Noninterest income:
Accounts receivable management	13,146	—	—		13,146
Mortgage banking	8,086	—	—		8,086
Service charges	15,595	5,883	—		21,478
Securities gains (losses), net	641	39	—		680
Other	9,902	7,064	—		16,966

Total noninterest income	47,370	12,986	—		60,356

Noninterest expense:
Compensation and employee benefits	94,310	49,829	—		144,139
Stock-based compensation plans	3,703	—	—		3,703
Occupancy and office operations	27,726	12,895	128	P	40,749
Amortization of intangible assets	9,408	—	5,059	Q	14,467
FDIC insurance and regulatory assessments	6,146	2,666	—		8,812
Merger-related expense	9,455	—	—		9,455
Other	57,680	39,799	—		97,479

Total noninterest expense	208,428	105,189	5,187		318,804

Income (loss) before income taxes	37,830	(6,009)	(4,805)		27,016
Provision (benefit) for income taxes	10,152	(4,810)	(1,922)	R	3,420

Net income (loss)	$27,678	$(1,199)	$(2,883)		$23,596

Earnings per common share:
Basic	$0.34	$(0.06)			$0.20
Diluted	0.34	(0.06)			0.20
Dividends declared per common share	0.21	0.26			0.21
Weighted average common shares:
Basic	80,268,970	19,691,822			118,077,268
Diluted	80,534,043	19,691,822			118,342,341

 Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to the merger involving Sterling and Hudson Valley, with Sterling as the acquiror. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the merger been consummated at December 31, 2014 or the results of operations had the merger been consummated at October 1, 2013, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The merger, which is currently expected to be completed in the second calendar quarter of 2015, subject to the receipt of regulatory approvals and the satisfaction of other closing conditions set forth in the merger agreement, provides for the issuance of 38,558,531 shares of Sterling common based on the number of outstanding shares of Hudson Valley at December 31, 2014, and the 1.92 exchange ratio. Based on Sterling's closing stock price on November 4, 2014, the value of the aggregate merger consideration would be approximately $541.4 million.

        Under the acquisition method of accounting, the assets and liabilities of Hudson Valley will be recorded at the respective fair values on the merger date. The fair value on the merger date represents management's best estimates based on available information and facts and circumstances in existence on the merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) Hudson Valley's balance sheet through the effective time of the merger; (ii) the aggregate value of merger consideration paid if the price of Sterling's stock varies from the assumed $13.99 per share; (iii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

        The accounting policies of both Sterling and Hudson Valley are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Estimated Merger and Integration Costs

        In connection with the merger, the plan to integrate Sterling's and Hudson Valley's operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. Sterling and Hudson Valley are currently in the process of assessing the two companies' personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of Hudson Valley's employees, vacating Hudson Valley's leased premises, consolidating information systems, canceling contracts between Hudson Valley and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by Hudson Valley. Additionally, as part of our formulation of the integration plan, certain actions regarding existing Sterling information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts, and involuntary termination of personnel may be taken. Sterling expects to incur merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimated the merger related costs to be approximately $45 million and expect they will be incurred primarily in 2015, which are not reflected in the accompanying pro forma financial information.

Note 3—Estimated Annual Cost Savings

        Sterling and Hudson Valley expect to realize approximately $34 million in annual pre-tax cost savings following the merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented pro forma financial information.

Note 4—Pro Forma Merger Adjustments

        The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 40% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

Balance Sheet (dollars in thousands)
A. Estimated cash payment for outstanding stock-based compensation
To redeem Hudson Valley's outstanding in-the-money stock options and restricted stock units	$(2,010)
B. Adjustments to investment portfolio
To reflect fair value adjustment of the held-to-maturity investment portfolio	$246
C. Adjustments to loans, net of unearned income
To reflect fair value adjustment of Hudson Valley's loans for lifetime credit losses	$(50,000)
To reflect fair value adjustment of Hudson Valley's loans for interest rates	$(2,155)
To eliminate Hudson Valley's deferred loan fees	(752)

$(52,907)

D. Adjustment to allowance for loan losses
To remove Hudson Valley's allowance at merger date as the credit risk is contemplated in the fair value adjustment in adjustment C above	$27,342
E. Adjustment to properties and equipment, net
To reflect estimated fair value of Hudson Valley's properties and equipment at merger date, based on third-party estimates	$5,000
F. Adjustment to goodwill, net
To reflect goodwill created as a result of the merger	$242,425
To reflect elimination of Hudson Valley's goodwill at merger date	$(3,989)

$238,436

G. Adjustment to core deposit intangible, net
To record the estimated fair value of acquired identifiable intangible assets, calculated as 1.00% of Hudson Valley's non-time deposits. The acquired core deposit intangible will be amortized over 10 years using the sum-of-the-years-digits method	$26,730
To reflect elimination of Hudson Valley's intangible assets at merger date	(523)

$26,207

Balance Sheet (dollars in thousands)
H. Adjustments to deferred tax asset
To reflect reduction in deferred tax asset as a result of the merger fair value adjustments
Adjustment to investment securities	$(246)
Adjustment to loans—expected lifetime credit losses, interest rate adjustment and loan fees	52,907
Adjustment to allowance for loan losses	(27,342)
Adjustment to properties and equipment, net	(5,000)
Adjustment to core deposit intangible, net	(26,730)
Adjustment to other liabilities	1,513

Subtotal for fair value adjustments	(4,898)

Calculated deferred taxes at Sterling's estimated statutory rate of 40%	$(1,959)

I. Adjustments to other liabilities
To reflect the fair value of other liabilities	$1,513
J. Adjustments to shareholders' equity
To eliminate historical Hudson Valley common stock	$(360,615)
To reflect issuance of common stock to Hudson Valley shareholders	539,434

$178,819

K. Adjustment to treasury stock, at cost
To eliminate Hudson Valley's treasury stock, at cost	$57,564
L. Adjustments to retained earnings
To eliminate Hudson Valley's retained earnings	$4,764
M. Adjustment to accumulated other comprehensive income
To eliminate Hudson Valley's accumulated other comprehensive income	$721

Income Statement (dollars in thousands)	Three months ended December 31, 2014	Year Ended September 30, 2014
N. Adjustment to loan interest income
To reflect accretion of loan discount from interest rate fair value adjustment over an estimated 4 year average life	$108	$431
O. Adjustment to investment securities interest income
To reflect amortization of investment securities premium from fair value adjustment over an estimated 5 year average life	$(12)	$(49)
P. Adjustment to occupancy
To reflect additional depreciation expense resulting from premises and equipment fair value adjustment. Depreciation based on estimated useful life of 39 years	$32	$128
Q. Adjustment to other non-interest expense
To reflect amortization of acquired identifiable intangible assets based on amortization period of 10 years and using the sum-of-the-years-digits method of amortization	$1,182	$5,059
R. Adjustment to income tax provision
To reflect the income tax effect of pro forma adjustments N-Q at estimated statutory tax rate of 40%	$(447)	$(1,922)

Note 5—Preliminary Purchase Accounting Allocation

        The unaudited pro forma condensed combined financial information reflects the issuance of approximately 38,558,531 shares of Sterling common stock totaling and total consideration of approximately $541.4 million. The merger will be accounted for using the acquisition method of accounting; accordingly Sterling's cost to acquire Hudson Valley will be allocated to the assets (including identifiable intangible assets) and liabilities of Hudson Valley at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table.

Preliminary Purchase Accounting Allocation

(dollars in thousands)	December 31, 2014
Total purchase price	$541,444
Fair value of assets acquired:
Cash and cash equivalents	$306,541
Securities available for sale at fair value	820,120
FHLB and FRB stock at cost	2,409
Loans, net of unearned income	1,875,249
Bank owned life insurance	43,058
Premises and equipment	20,251
Accrued interest receivable	13,219
Goodwill	242,425
Core deposit and other intangible assets	26,730
Deferred tax asset	24,405
Other assets	6,528

Total assets acquired	3,380,935
Fair value of liabilities assumed:
Deposits	$2,781,072
Other borrowings (federal funds purchased and repurchase agreements)	28,161
Other liabilities	30,258

Total liabilities assumed	$2,839,491

Fair value of net assets acquired	$541,444

 UNAUDITED COMPARATIVE PER SHARE DATA

        Presented below for Sterling and Hudson Valley is historical, unaudited pro forma combined and pro forma equivalent per share financial data as of and for the fiscal year ended September 30, 2014 and as of and for the three months ended December 31, 2014. The information presented below should be read together with the historical consolidated financial statements of Sterling and Hudson Valley, including the related notes, filed by Sterling and Hudson Valley, as applicable, with the SEC and incorporated by reference into this joint proxy statement/prospectus, and the unaudited pro forma income statements of Sterling for the twelve months ended September 30, 2014 included elsewhere in this joint proxy statement/prospectus. See "Where You Can Find More Information."

        The unaudited pro forma and pro forma per equivalent share information gives effect to the merger as if the merger had been effective on September 30, 2014 or December 31, 2014 in the case of the book value data, and as if the merger had been effective as of October 1, 2013 in the case of the earnings per share and the cash dividends data. The unaudited pro forma data combines the historical results of Hudson Valley into Sterling's consolidated statement of income. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on October 1, 2013.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that Sterling and Hudson Valley management believe are reasonable. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results. Upon completion of the merger, the operating results of Hudson Valley will be reflected in the consolidated financial statements of Sterling on a prospective basis.

	Sterling Historical	Hudson Valley Historical	Pro Forma Combined	Per Equivalent Hudson Valley Share(1)
For the three months ended December 31, 2014:
Basic earnings per share	$0.20	$0.03	$0.14	$0.27
Diluted earnings per share	0.20	0.03	0.14	0.27
Cash dividends declared(2)	0.07	0.08	0.07	0.13
Book Value per share as of December 31, 2014	11.62	14.82	12.37	23.75
For the year ended September 30, 2014:
Basic earnings per share	$0.34	$(0.06)	$0.20	$0.38
Diluted earnings per share	0.34	(0.06)	0.20	0.38
Cash dividends declared(2)	0.21	0.26	0.21	0.40
Book Value per share as of September 30, 2014	11.49	14.58	12.25	23.52

(1)
Reflects Hudson Valley shares at the exchange ratio of 1.92.

(2)
Pro forma combined cash dividends declared are based upon Sterling's historical amounts

RISK FACTORS

        In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the section "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

Because the exchange ratio is fixed and because the market price of Sterling common stock will fluctuate, Hudson Valley shareholders cannot be certain of the market value of the merger consideration they will receive.

        Upon completion of the merger, each share of Hudson Valley common stock (except for specified shares of Hudson Valley common stock owned by Hudson Valley or Sterling) will be converted into the right to receive 1.92 shares of Sterling common stock. The market value of the merger consideration will vary from the closing price of Sterling common stock on the date Sterling and Hudson Valley announced the merger, on the date that this joint proxy statement/prospectus is mailed to Hudson Valley shareholders, on the date of the special meeting of the Hudson Valley shareholders and on the date the merger is completed and thereafter. The exchange ratio that determines the number of shares of Sterling common stock that Hudson Valley shareholders will receive in the merger is fixed at 1.92, and was determined as of November 4, 2014, the date on which the Sterling board and the Hudson Valley board approved the merger agreement. This means that any change in the market price of Sterling common stock prior to the completion of the merger will affect the market value of the merger consideration that Hudson Valley shareholders will receive upon completion of the merger, and there will be no adjustment to the merger consideration for changes in the market price of either shares of Sterling common stock or shares of Hudson Valley common stock. At the time of the Hudson Valley special meeting you will not know the precise market value of the consideration you will receive at the closing of the merger. Under the merger agreement, the closing of the merger will occur at 10:00 a.m., New York City time, on a date no later than five business days after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement, unless extended by mutual agreement of the parties. If the price of Sterling common stock at the closing of the merger is less than it was on the date that the merger agreement was signed, then the market value of the consideration received by Hudson Valley shareholders will be less than the value that was contemplated at the time the merger agreement was signed. Based on the closing sale price of Sterling common stock on the NYSE on November 4, 2014, the date on which the Hudson Valley board approved the merger agreement and the date on which KBW provided its fairness opinion to the Hudson Valley board, the implied value of the merger consideration payable for each share of Hudson Valley common stock was $26.86. Based on the closing sale price of Sterling common stock on the NYSE on March 27, 2015, the last practicable trading day before the date of this joint proxy statement/prospectus, the implied value of the merger consideration payable for each share of Hudson Valley common stock was $25.56, representing a decline of $1.30 per share from the implied value as of November 4, 2014.

        Changes in the price of Sterling or Hudson Valley common stock may result from a variety of factors affecting Sterling's or Hudson Valley's operations and business prospects, as applicable, including operating results that vary from the expectations of management, securities analysts and investors, changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to Sterling's or Hudson Valley's securities or those of other financial institutions, developments in Sterling's or Hudson Valley's business or in the financial sector generally, proposed or adopted regulatory changes or legislative developments involving or affecting Sterling's or Hudson Valley's industry generally or Sterling's or Hudson Valley's business and operations specifically, potential enforcement actions by regulators, the operating and securities price performance of companies that investors consider to be comparable to Sterling or Hudson Valley, announcements of strategic developments, acquisitions and other material events by Sterling or Hudson Valley or their competitors, expectations of or actual equity dilution, changes in the credit, mortgage and real estate markets, including the markets for mortgage-related securities, changes in global financial markets, global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility, conditions affecting Sterling's or Hudson Valley's industry generally or those in which Sterling or Hudson Valley holds investments, and changes in Sterling's or Hudson Valley's prospects, and regulatory considerations. Many of these factors are beyond Sterling's or Hudson Valley's control. See the section entitled "Risk Factors" contained in the documents incorporated by reference in this joint proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 149. For historical and current market prices of Sterling common stock and Hudson Valley common stock, see "Comparative Market Prices and Dividends" beginning on page 146. You are urged to obtain current market quotations for Sterling common stock and Hudson Valley common stock in deciding whether to vote for the adoption of the merger agreement. The fairness opinions of each of KBW, Jefferies and RBC were provided to the boards of Hudson Valley and Sterling, respectively, as of November 4, 2014, and were based on conditions and information available as of such date. None of such opinions will be updated or revised to reflect any change in the stock price of Sterling or Hudson Valley common stock or the number of outstanding shares of Sterling or Hudson Valley common stock prior to completion of the merger, or any other events or conditions occurring after November 4, 2014.

The market price of Sterling common stock after the merger may be affected by factors different from those affecting the shares of Hudson Valley or Sterling currently.

        Upon completion of the merger, holders of Hudson Valley common stock will become holders of Sterling common stock. Sterling's business differs in important respects from that of Hudson Valley, and, accordingly, the results of operations of the combined company and the market price of Sterling common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Sterling and Hudson Valley. For a discussion of the businesses of Sterling and Hudson Valley and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under "Where You Can Find More Information."

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

        Before the merger and the bank merger may be completed, Sterling and Hudson Valley must obtain approvals from the Federal Reserve Board and the OCC. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under "The Merger—Regulatory Approvals Required for the Completion of the Merger." An adverse development in either party's regulatory standing or these factors could result in an inability to obtain approval or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. See "The Merger—Regulatory Approvals Required for the Merger."

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

        Sterling and Hudson Valley have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on Sterling's ability to successfully combine and integrate the businesses of Sterling and Hudson Valley in a manner that permits growth opportunities and does not materially disrupt the existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company's ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect Sterling's ability to successfully conduct its business, which could have an adverse effect on Sterling's financial results and the value of its common stock. If Sterling experiences difficulties with the integration process and attendant systems conversion, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Sterling and/or Hudson Valley to lose customers or cause customers to remove their accounts from Sterling and/or Hudson Valley and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. In addition, though the integration and systems conversion of Sterling and legacy Sterling Bancorp following the completion of the Provident merger on October 31, 2013 is nearly complete, it remains a top priority and continues to utilize human and capital resources. The risk of a diversion of management attention away from ongoing business concerns may be increased by two merger integration processes which are relatively close in time. These integration matters could have an adverse effect on each of Hudson Valley and Sterling during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

        The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what Sterling's actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments to illustrate the effect of the merger had it been completed on the dates indicated, which are based upon preliminary estimates, to record the Hudson Valley identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation for the merger reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Hudson Valley as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, see "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 32.

A significant portion of Sterling's and Hudson Valley's loan portfolios consist of commercial real estate loans in New York, and the merger may continue or increase the industry and geographic concentration of the combined company and result in increased risk and earnings volatility.

        A significant portion of Sterling's and Hudson Valley's loan portfolios consist of commercial real estate loans, which are particularly sensitive to economic conditions. At December 31, 2014, Sterling's portfolio of real estate loans totaled $2.6 billion, or 54.7% of its total loans, and Sterling's portfolio of commercial real estate loans, including multi-family loans, totaled $1.9 billion, or 40.3% of its total loans. This compares to Hudson Valley's loan portfolio which, at December 31, 2014, consisted of real estate loans totaling $1.4 billion, or 74.7% of its total loans, and commercial real estate loans, including multi-family loans, totaling $1.0 billion, or 54.2% of its total loans. On a pro forma basis, the combined Sterling and Hudson Valley portfolio following completion of the merger is expected to increase Sterling's concentration in real estate loans from 54.7% to 60.4% and in commercial real estate from 40.3% to 44.3%. Commercial real estate loans generally involve a higher degree of credit risk than residential loans because they typically have larger balances and are more affected by adverse conditions in the economy. Because payments on loans secured by commercial real estate often depend on the successful operation and management of the businesses which hold the loans, repayment of such loans may be affected by factors outside the borrower's control, such as adverse conditions in the real estate market or the economy or changes in government regulation. In addition, both Sterling and Hudson Valley generate loans from customers primarily in the greater New York region. The continued geographic concentration of loans, including commercial real estate loans, may increase the combined company's exposure to the general economic conditions in the counties in which Sterling and Hudson Valley conduct most of their business.

Certain of Hudson Valley's directors and executive officers have interests in the merger that may differ from the interests of Hudson Valley's shareholders.

        Hudson Valley's shareholders should be aware that some of Hudson Valley's directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Hudson Valley shareholders generally. Hudson Valley's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Hudson Valley shareholders vote in favor of adopting the merger agreement.

        The material interests considered by Hudson Valley's board of directors were as follows:

  •
  The terms of the restricted stock, restricted stock unit and stock option awards held by Hudson Valley directors and executive officers provide for accelerated vesting of the awards upon a change in control such as the merger.

  •
  Subject to the terms of the merger agreement, Hudson Valley has, in consultation with Sterling, accelerated the payment of certain compensatory amounts so that they were paid in 2014 for tax planning purposes with respect to Sections 280G and 4999 of the Code. Such amounts included the acceleration of the vesting date of the Hudson Valley restricted stock, restricted stock units and 2014 bonuses under the Annual Incentive Plan and the Long Term Incentive Plan.

  •
  Hudson Valley previously entered into change of control agreements on April 10, 2014 and July 7, 2014 with a number of its executive officers, which entitle each of them to certain payments and benefits upon a qualifying termination in connection with a change in control such as the merger.

  •
  Hudson Valley previously entered into a consulting agreement, dated October 6, 2014, with its retiring executive chairman, which entitles him to terminate the consulting agreement and receive certain payments and benefits in connection with a change in control such as the merger.

  •
  In connection with the execution of the merger agreement, Hudson Valley's president and chief executive officer entered into a one-year consulting agreement, dated as of November 4, 2014, with Sterling National Bank, which entitles him to the receipt of consulting fees for providing services in connection with the integration of Sterling and Hudson Valley.

  •
  Hudson Valley's supplemental deferred compensation agreement with an executive officer, dated as of October 1, 2010, and Hudson Valley's supplemental retirement plans each provide for accelerated vesting of retirement benefits in connection with a change in control such as the merger.

  •
  Four current Hudson Valley directors will join the board of Sterling and Sterling National Bank upon completion of the merger, and Sterling will also establish an advisory board consisting of Hudson Valley directors who are not joining the boards of Sterling and Sterling National Bank and who wish to serve on the advisory board. Members of the Sterling board are expected to receive compensation consistent with the compensation paid to current non-employee directors of Sterling, as described in the definitive proxy statement for Sterling's 2014 annual meeting of stockholders, which was filed with the SEC on January 10, 2014, and is incorporated by reference into this joint proxy statement/prospectus. During 2014, such compensation included an annual retainer fee of $24,000 and per-meeting fees. Directors are also eligible to receive stock awards and stock option grants and are eligible to participate in the Deferred Director Fee Plan. Members of the Sterling advisory board will be eligible to receive fees for their service on the advisory board that are substantially similar to the fees received by members of Hudson Valley's Business Development Board as of the date of the merger agreement, which in 2014 totaled approximately $1,250 in value per person. As of the date of this joint proxy statement/prospectus, Sterling had not yet identified which of the current Hudson Valley directors will join the boards of Sterling and Sterling National Bank upon completion of the merger.

        For a more complete description of these interests, see "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger."

Termination of the merger agreement could negatively impact Hudson Valley or Sterling.

        If the merger agreement is terminated, there may be various consequences. For example, Hudson Valley's or Sterling's businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of Hudson Valley's or Sterling's common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, Hudson Valley or Sterling may be required to pay to the other party a termination fee of $20 million.

Hudson Valley and Sterling will be subject to business uncertainties and contractual restrictions while the merger is pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Hudson Valley or Sterling. These uncertainties may impair Hudson Valley's or Sterling's ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Hudson Valley or Sterling to seek to change existing business relationships with Hudson Valley or Sterling. Retention of certain employees by Hudson Valley or Sterling may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Hudson Valley or Sterling. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Hudson Valley or Sterling, Hudson Valley's business or Sterling's business could be harmed. In addition, subject to certain exceptions, Hudson Valley has agreed to operate its business in the ordinary course prior to closing, and each of Hudson Valley and Sterling has agreed to certain restrictive covenants. See "The Merger Agreement—Covenants and Agreements" for a description of the restrictive covenants applicable to Hudson Valley and Sterling.

If the merger is not completed, Sterling and Hudson Valley will have incurred substantial expenses without realizing the expected benefits of the merger.

        Each of Sterling and Hudson Valley has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, Sterling and Hudson Valley would have to recognize these expenses without realizing the expected benefits of the merger.

The merger agreement limits Hudson Valley's ability to pursue acquisition proposals and requires either company to pay a termination fee of $20 million under limited circumstances, including circumstances relating to acquisition proposals for Hudson Valley. Additionally, certain provisions of Hudson Valley's articles of incorporation and bylaws may deter potential acquirers.

        The merger agreement prohibits Hudson Valley from initiating, soliciting, knowingly encouraging or knowingly facilitating certain third-party acquisition proposals. See "The Merger Agreement—Agreement Not to Solicit Other Offers". In addition, unless the merger agreement has been terminated in accordance with its terms, Hudson Valley has an unqualified obligation to submit the Hudson Valley merger proposal to a vote by the shareholders of Hudson Valley, even if Hudson Valley receives a proposal that the Hudson Valley board believes is superior to the merger. See "The Merger Agreement—Stockholder Meetings and Recommendation of Hudson Valley's and Sterling's Boards of Directors." The merger agreement also provides that Sterling or Hudson Valley must pay a termination fee in the amount of $20 million in the event that the merger agreement is terminated under certain circumstances, including involving Hudson Valley's failure to abide by certain obligations not to solicit acquisition proposals. See "The Merger Agreement—Termination Fee". These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Hudson Valley from considering or proposing such an acquisition. Each of the members of the Hudson Valley board, solely in his or her capacity as a shareholder of Hudson Valley, and certain of their affiliates, has entered into voting agreements and have agreed to vote his or her shares of Hudson Valley common stock in favor of the merger agreement and certain related matters and against alternative transactions. The Hudson Valley shareholders that are party to these voting agreements beneficially own and are entitled to vote in the aggregate approximately 24.9% of the outstanding shares of Hudson Valley common stock as of the record date. See "The Merger Agreement—Voting Agreements." Additionally, certain provisions of Hudson Valley's certificate of incorporation or bylaws or of the NYBCL could make it more difficult for a third-party to acquire control of Hudson Valley or may discourage a potential competing acquirer.

The shares of Sterling common stock to be received by Hudson Valley shareholders as a result of the merger will have different rights from the shares of Hudson Valley common stock.

        Upon completion of the merger, Hudson Valley shareholders will become Sterling stockholders and their rights as stockholders will be governed by the DGCL and the Sterling certificate of incorporation and bylaws. The rights associated with Hudson Valley common stock are different from the rights associated with Sterling common stock. Please see "Comparison of Stockholders' Rights" beginning on page 135 for a discussion of the different rights associated with Sterling common stock.

Holders of Hudson Valley and Sterling common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

        Holders of Hudson Valley and Sterling common stock currently have the right to vote in the election of the board of directors and on other matters affecting Hudson Valley and Sterling, respectively. Upon the completion of the merger, each Hudson Valley shareholder who receives shares of Sterling common stock will become a stockholder of Sterling with a percentage ownership of Sterling that is smaller than the stockholder's percentage ownership of Hudson Valley. Because of this, Hudson Valley shareholders may have less influence on the management and policies of Sterling than they now have on the management and policies of Hudson Valley and current Sterling stockholders may have less influence than they now have on the management and policies of Sterling.

Hudson Valley shareholders will not have dissenters' or appraisal rights in the merger.

        Dissenters' rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the NYBCL, a shareholder may not dissent from a merger as to shares that are listed on a national securities exchange at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the agreement of merger or consolidation.

        Because Hudson Valley common stock is listed on the New York Stock Exchange, a national securities exchange, and is expected to continue to be so listed on the record date, and because the merger otherwise satisfies the foregoing requirements of the NYBCL, holders of Hudson Valley common stock will not be entitled to dissenters' or appraisal rights in the merger with respect to their shares of Hudson Valley common stock.

Pending litigation against Hudson Valley and Sterling could result in an injunction preventing the completion of the merger or a judgment resulting in the payment of damages.

        The outcome of any such litigation is uncertain. If the cases are not resolved, these lawsuits could prevent or delay completion of the merger and result in substantial costs to Sterling and Hudson Valley, including any costs associated with the indemnification of directors and officers. Plaintiffs may file additional lawsuits against Sterling, Hudson Valley and/or the directors and officers of either company in connection with the merger. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect Sterling's business, financial condition, results of operations and cash flows. See "The Merger—Litigation Relating to the Merger" beginning on page 112.

Future equity issuances could result in dilution, which could cause our common stock price to decline and future sales of our common stock could depress the market price of our common stock.

        On February 11, 2015, Sterling issued 6,900,000 shares of its $0.01 par value common stock, representing approximately 8% of its outstanding shares prior to giving effect to the issuance, to institutional investors at $13.00 per share. The offering was made pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 4, 2015. Sterling received proceeds net of underwriting discounts, commissions and expenses of $84.8 million. The net proceeds will be used for general corporate purposes and the funding of potential acquisitions of specialty commercial lending businesses, including the acquisition of Damian Services Corporation, a payroll finance services provider, which closed on February 27, 2015. The $13.00 per share public offering price of Sterling common stock, which after deducting underwriting discounts and commissions yielded proceeds, before expenses, to Sterling of approximately $12.38 per share, was less than the closing price of Sterling common stock on the NYSE of $13.59 on February 3, 2015, the last full trading day before the public announcement of the offering, and was also less than the closing price of Sterling common stock of $13.99 on November 4, 2014, the last full trading day before the public announcement of the merger agreement, and than the closing price of Sterling common stock of $13.38 on March 27, 2015, the last practicable trading day before the date of this joint proxy statement/prospectus. In addition, Sterling's public offering of approximately 8% of its outstanding shares reduced the percentage ownership of Sterling's existing stockholders prior to the issuance, as well as the percentage ownership that Hudson Valley shareholders would have owned in Sterling upon completion of the merger absent such offering.

        Sterling may from time to time in the future issue additional shares of common stock, including in connection with mergers and acquisitions. Such future issuances may be at prices that are below the prevailing or historical market price of Sterling common stock. Actual or anticipated issuances or sales of substantial amounts of common stock could cause the market price of Sterling common stock to decline and make it more difficult for Sterling to sell equity securities in the future at a time and on terms that Sterling deems appropriate. The issuance of any shares of Sterling common stock in the future (including after the date of this joint proxy statement/prospectus or the date of the Hudson Valley special meeting and prior to the completion of the merger) also would dilute the percentage ownership interest held by stockholders prior to such issuance and would reduce the percentage ownership that Hudson Valley shareholders would have owned in Sterling upon completion of the merger, and any such dilution may reduce the value of the consideration that Hudson Valley shareholders will receive in the merger. Further, Sterling's ability to complete any future capital raise, including any offering of shares of Sterling common stock, on commercially reasonable terms is dependent on market conditions and factors which may be beyond Sterling's control, including actual or anticipated fluctuations in Sterling's operating results, changes in earnings estimated by securities analysts or Sterling's ability to meet those estimates, the operating performance and stock price of comparable companies, changes to the regulatory and legal environment under which Sterling operates, and domestic and worldwide economic conditions.

Hudson Valley's financial advisor has in the past, and may from time to time in the future, have relationships with Sterling.

        KBW, Hudson Valley's financial advisor in connection with the merger, acted as financial advisor to legacy Sterling Bancorp in 2012 and 2013 in connection with the Provident merger and received a total cash fee of $2,000,000 for such services. KBW also acted as a joint book-running manager in connection with Sterling's common stock offering in February 2015 and received total cash fees of approximately $1,500,000 for such services. Prior to the Hudson Valley board's authorization to engage KBW to act as financial advisor to Hudson Valley, the Hudson Valley board had been informed and was aware that KBW had acted as financial advisor to legacy Sterling Bancorp in connection with the Provident merger and that KBW ceased to be legacy Sterling Bancorp's financial advisor on October 31, 2013 upon the closing of the Provident merger, and was aware that KBW could represent Sterling in the future in connection with matters not related to the merger. Because of KBW's relationships with Sterling, KBW may have interests in the merger that are different from, or in addition to or in conflict with, those of Hudson Valley. Hudson Valley and KBW believe that these relationships and interests of KBW did not present conflicts of interest that affected the judgment of KBW in acting as Hudson Valley's financial advisor or in rendering their fairness opinion. In addition, as part of its comprehensive research coverage of U.S. financial institutions, analysts in KBW's research department cover Sterling.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this joint proxy statement/prospectus are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Sterling's or Hudson Valley's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Hudson Valley and Sterling, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Sterling's and Hudson Valley's reports filed with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Sterling and Hudson Valley stockholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Sterling and Hudson Valley businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Sterling's stock price before closing, including as a result of the financial performance of Hudson Valley prior to closing; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board or the OCC and legislative and regulatory actions and reforms.

        For any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, Sterling and Hudson Valley claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of the applicable document incorporated by reference in this joint proxy statement/prospectus. Sterling and Hudson Valley do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward- looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Sterling, Hudson Valley or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

 THE HUDSON VALLEY SPECIAL MEETING

        This section contains information for Hudson Valley shareholders about the special meeting that Hudson Valley has called to allow its shareholders to consider and vote on the merger agreement and other matters. Hudson Valley is mailing this joint proxy statement/prospectus to you, as a Hudson Valley shareholder, on or about March 31, 2015. This joint proxy statement/prospectus is accompanied by a notice of the special meeting of Hudson Valley shareholders and a form of proxy card that the Hudson Valley board is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of Meeting

        The special meeting of Hudson Valley shareholders will be held on April 30, 2015 at Hudson Valley's headquarters, 21 Scarsdale Road, Yonkers, New York, 10707, at 11:30 a.m. local time. On March 31, 2015, Hudson Valley commenced mailing this document and the enclosed form of proxy card to its shareholders entitled to vote at the Hudson Valley special meeting.

Matters to Be Considered

        At the Hudson Valley special meeting, Hudson Valley shareholders will be asked to consider and vote upon the following matters:

  •
  the Hudson Valley merger proposal;

  •
  the Hudson Valley merger-related compensation proposal;

  •
  the Hudson Valley adjournment proposal; and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

Recommendation of the Hudson Valley Board

        The Hudson Valley board recommends that you vote "FOR" the Hudson Valley merger proposal, "FOR" the Hudson Valley merger-related compensation proposal and "FOR" the Hudson Valley adjournment proposal.

Hudson Valley Record Date and Quorum

        The Hudson Valley board has fixed the close of business on March 3, 2015 as the record date for determining the holders of Hudson Valley common stock entitled to receive notice of and to vote at the Hudson Valley special meeting.

        As of the record date, there were 20,072,296 shares of Hudson Valley common stock outstanding and entitled to vote at the Hudson Valley special meeting held by 602 holders of record. Each share of Hudson Valley common stock entitles the holder to one vote at the Hudson Valley special meeting on each proposal to be considered at the Hudson Valley special meeting.

        The presence (in person or by proxy) of holders of at least a majority of the issued and outstanding shares of Hudson Valley common stock entitled to be voted at the Hudson Valley special meeting constitutes a quorum for transacting business at the Hudson Valley special meeting. All shares of Hudson Valley common stock present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Hudson Valley special meeting.

        As of the record date, the directors and executive officers of Hudson Valley and their affiliates owned and were entitled to vote 5,094,219 shares of Hudson Valley common stock, representing approximately 25.4% of the shares of Hudson Valley common stock outstanding on that date. Each of the directors of Hudson Valley and certain of their affiliates have entered into a voting agreement with Sterling, solely in his or her or its capacity as a shareholder of Hudson Valley, pursuant to which they have agreed to vote in favor of the Hudson Valley merger proposal and in favor of any other matter required to be approved by the shareholders of Hudson Valley to facilitate the transactions contemplated by the merger agreement. The Hudson Valley shareholders that are party to these voting agreements beneficially own and are entitled to vote in the aggregate approximately 24.9% of the outstanding shares of Hudson Valley common stock as of the record date. Hudson Valley currently expects that each of its executive officers will vote their shares of Hudson Valley common stock in favor of the Hudson Valley merger proposal, the Hudson Valley merger-related compensation proposal and the Hudson Valley adjournment proposal, although none of them has entered into any agreement obligating him or her to do so other than Stephen R. Brown who is also a director of Hudson Valley. As of the record date, Sterling beneficially held no shares of Hudson Valley common stock.

Required Vote; Treatment of Abstentions and Failure to Vote

  Hudson Valley merger proposal:

  •
  Standard:  The affirmative vote of two-thirds of the outstanding shares of Hudson Valley common stock entitled to vote on the proposal is required to approve the Hudson Valley merger proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, fail to submit a proxy card or vote in person at the Hudson Valley special meeting or fail to instruct your bank or broker how to vote with respect to the Hudson Valley merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

  Hudson Valley merger-related compensation proposal and Hudson Valley adjournment proposal:

  •
  Standard:  The affirmative vote of a majority of votes cast for each proposal at the Hudson Valley special meeting is required to approve each of the Hudson Valley merger-related compensation proposal and the Hudson Valley adjournment proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, fail to submit a proxy card or vote in person at the Hudson Valley special meeting or fail to instruct your bank or broker how to vote with respect to the Hudson Valley adjournment proposal or the Hudson Valley merger-related compensation proposal, it will have no effect on the proposals.

Voting on Proxies; Incomplete Proxies

        A Hudson Valley shareholder may vote by proxy or in person at the Hudson Valley special meeting. If you hold your shares of Hudson Valley common stock in your name as a shareholder of record, to submit a proxy, you, as a Hudson Valley shareholder, may use one of the following methods:

  •
  By telephone: by calling the toll-free number indicated on your proxy card and following the recorded instructions.

  •
  Through the Internet: by visiting the website indicated on your proxy card and following the instructions.

  •
  Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

        Hudson Valley requests that Hudson Valley shareholders vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to Hudson Valley as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Hudson Valley common stock represented by it will be voted at the Hudson Valley special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of Hudson Valley common stock represented by the proxy card will be voted as recommended by the Hudson Valley board.

        If a Hudson Valley shareholder's shares are held in "street name" by a broker, bank, or other nominee, the shareholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

        Every Hudson Valley shareholder's vote is important. Accordingly, each Hudson Valley shareholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the Hudson Valley shareholder plans to attend the Hudson Valley special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in Street Name

        If you are a Hudson Valley shareholder and your shares are held in "street name" through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to Hudson Valley or by voting in person at the Hudson Valley special meeting unless you obtain a "legal proxy" from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of Hudson Valley common stock on behalf of their customers will not vote your shares of Hudson Valley common stock or give a proxy to Hudson Valley to vote those shares with respect to any of the proposals without specific instructions from you, as brokers, banks and other nominees do not have discretionary voting power on these matters.

Revocability of Proxies and Changes to a Hudson Valley Shareholder's Vote

        You have the power to change your vote at any time before your shares of Hudson Valley common stock are voted at the Hudson Valley special meeting by:

  •
  attending and voting in person at the Hudson Valley special meeting;

  •
  giving notice of revocation of the proxy at the Hudson Valley special meeting;

  •
  voting by telephone or the Internet at a later time; or

  •
  delivering to the Secretary of Hudson Valley at 21 Scarsdale Road, Yonkers, New York 10707 (i) a written notice of revocation or (ii) a duly executed proxy card relating to the same shares, bearing a date later than the proxy card previously executed.

        Attendance at the Hudson Valley special meeting will not in and of itself constitute a revocation of a proxy.

        If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Hudson Valley special meeting. If you have instructed a bank, broker or other nominee to vote your shares of Hudson Valley common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Delivery of Proxy Materials

        As permitted by applicable law, only one copy of this joint proxy statement/prospectus is being delivered to shareholders residing at the same address, unless such shareholders have notified Hudson Valley of their desire to receive multiple copies of the joint proxy statement/prospectus.

        Hudson Valley will promptly deliver, upon oral or written request, a separate copy of the joint proxy statement/prospectus to any shareholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to Investor Relations, at Hudson Valley's corporate offices, 21 Scarsdale Road, Yonkers, New York 10707 or by telephone at (914) 961-6100.

Solicitation of Proxies

        In addition to solicitation by mail, directors, officers, and employees of Hudson Valley may solicit proxies by personal interview, telephone, or electronic mail. Hudson Valley reimburses brokerage houses, custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. Hudson Valley has retained Okapi Partners to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $45,000, plus reimbursement of expenses, for these services. Hudson Valley will bear the entire cost of soliciting proxies from you.

Attending the Hudson Valley Special Meeting

        If you hold your shares of Hudson Valley common stock in your name as a shareholder of record and you wish to attend the Hudson Valley special meeting, please bring your proxy card and evidence of your stock ownership, such as your most recent account statement, to the Hudson Valley special meeting. You should also bring valid picture identification.

        If your shares of Hudson Valley common stock are held in "street name" in a stock brokerage account or by a bank or nominee and you wish to attend the Hudson Valley special meeting, you need to bring a copy of a bank or brokerage statement to the Hudson Valley special meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification.

Assistance

        If you need assistance in completing your proxy card, have questions regarding Hudson Valley's special meeting or would like additional copies of this joint proxy statement/prospectus, please contact Investor Relations at (914) 961-6100 or Hudson Valley's proxy solicitor, Okapi Partners, toll free at 877-796-5274.

HUDSON VALLEY PROPOSALS

Proposal No. 1 Hudson Valley Merger Proposal

        Hudson Valley is asking its shareholders to adopt the merger agreement and approve the transactions contemplated thereby. Holders of Hudson Valley common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

        After careful consideration, the Hudson Valley board, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of Hudson Valley and the shareholders of Hudson Valley. See "The Merger—Hudson Valley's Reasons for the Merger;

Recommendation of the Hudson Valley Board" included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the Hudson Valley board's recommendation.

        The Hudson Valley board recommends a vote "FOR" the Hudson Valley merger proposal.

Proposal No. 2 Hudson Valley Merger-Related Compensation Proposal

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, Hudson Valley is seeking non-binding, advisory shareholder approval of the compensation of Hudson Valley's named executive officers that is based on or otherwise relates to the merger, as disclosed in "The Merger—Interests of Hudson Valley Directors and Executive Officers in the Merger—Merger-Related Compensation for Hudson Valley's Named Executive Officers" beginning on page 108. The proposal gives Hudson Valley's shareholders the opportunity to express their views on the merger-related compensation of Hudson Valley's named executive officers. Accordingly, Hudson Valley is requesting that shareholders adopt the following resolution, on a non-binding, advisory basis:

        "RESOLVED, that the compensation that may be paid or become payable to Hudson Valley's named executive officers in connection with the merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in "The Merger—Interests of Hudson Valley Directors and Executive Officers in the Merger—Merger-Related Compensation for Hudson Valley's Named Executive Officers," are hereby APPROVED."

        Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Hudson Valley or Sterling. If the merger is completed, the merger-related compensation may be paid to Hudson Valley's named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Hudson Valley shareholders fail to approve the advisory vote regarding merger-related compensation.

        The Hudson Valley board recommends a vote "FOR," on an advisory basis, the Hudson Valley merger-related compensation proposal.

Proposal No. 3 Hudson Valley Adjournment Proposal

        The Hudson Valley special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Hudson Valley special meeting to adopt the Hudson Valley merger proposal.

        If, at the Hudson Valley special meeting, the number of shares of Hudson Valley common stock present or represented and voting in favor of the Hudson Valley merger proposal is insufficient to adopt the Hudson Valley merger proposal, Hudson Valley intends to move to adjourn the Hudson Valley special meeting in order to enable the Hudson Valley board to solicit additional proxies for approval of the merger. In that event, Hudson Valley will ask its shareholders to vote upon the Hudson Valley adjournment proposal, but not the Hudson Valley merger proposal or the Hudson Valley merger-related compensation proposal.

        In this proposal, Hudson Valley is asking its shareholders to authorize the holder of any proxy solicited by the Hudson Valley board on a discretionary basis to vote in favor of adjourning the Hudson Valley special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Hudson Valley shareholders who have previously voted.

        The Hudson Valley board recommends a vote "FOR" the Hudson Valley adjournment proposal.

THE STERLING SPECIAL MEETING

        This section contains information for Sterling stockholders about the special meeting that Sterling has called to allow its stockholders to consider and vote on the merger agreement and other related matters. Sterling is mailing this joint proxy statement/prospectus to you, as a Sterling stockholder, on or about March 31, 2015. This joint proxy statement/prospectus is accompanied by a notice of the special meeting of Sterling stockholders and a form of proxy card that the Sterling board is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of Meeting

        The special meeting will be held on April 28, 2015 at The University Club, One West 54th Street, New York, New York, 10019, at 11:00 a.m. local time.

Matters to Be Considered

        At the special meeting of stockholders, you will be asked to consider and vote upon the following matters:

  •
  the Sterling merger proposal;

  •
  the Sterling adjournment proposal; and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

Recommendation of Sterling's Board of Directors

        The Sterling board has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Sterling and its stockholders, has unanimously approved the merger agreement and unanimously recommends that Sterling stockholders vote "FOR" the Sterling merger proposal and "FOR" the Sterling adjournment proposal. See "The Merger—Sterling's Reasons for the Merger; Recommendation of Sterling's Board of Directors" for a more detailed discussion of the Sterling board's recommendation.

        Each of the directors of Sterling and certain of their affiliates have entered into a voting agreement with Hudson Valley, solely in his or her or its capacity as a stockholder of Sterling, pursuant to which they have agreed to vote in favor of the Sterling merger proposal and in favor of any other matter required to be approved by the stockholders of Sterling to facilitate the transactions contemplated by the merger agreement. For more information regarding the voting agreements, see "The Merger Agreement—Voting Agreements."

Record Date and Quorum

        The Sterling board has fixed the close of business on February 27, 2015 as the record date for determining the holders of Sterling common stock entitled to receive notice of and to vote at the Sterling special meeting.

        As of the record date, there were 91,075,321 shares of Sterling common stock outstanding and entitled to vote at the Sterling special meeting held by approximately 5,406 holders of record. Each share of Sterling common stock entitles the holder to one vote at the Sterling special meeting on each proposal to be considered at the Sterling special meeting.

        The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Sterling common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of Sterling common stock present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Sterling special meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

  Sterling merger proposal:

  •
  Standard:  Approval of the Sterling merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, fail to submit a proxy card or vote in person at the Sterling special meeting or fail to instruct your bank or broker how to vote with respect to the Sterling merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

  Sterling adjournment proposal:

  •
  Standard:  The Sterling adjournment proposal will be approved if a majority of the votes cast at the Sterling special meeting are voted in favor of the proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, fail to submit a proxy card or vote in person at the Sterling special meeting or fail to instruct your bank or broker how to vote with respect to the Sterling adjournment proposal, it will have no effect on the proposal.

Shares Held by Officers and Directors

        As of the record date, there were February 27, 2015 shares of Sterling common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of Sterling and their affiliates beneficially owned and were entitled to vote approximately 3,098,780 shares of Sterling common stock representing approximately 3.4% of the shares of Sterling common stock outstanding on that date. Each of the directors of Sterling and certain of their affiliates have entered into a voting agreement with Hudson Valley, solely in his or her or its capacity as a stockholder of Sterling, pursuant to which they have agreed to vote in favor of the Sterling merger proposal and in favor of any other matter required to be approved by the stockholders of Sterling to facilitate the transactions contemplated by the merger agreement. The Sterling stockholders that are party to these voting agreements beneficially own and are entitled to vote in the aggregate approximately 6.0% of the outstanding shares of Sterling common stock as of the record date. Sterling currently expects that each of its executive officers will vote their shares of Sterling common stock in favor of the Sterling merger proposal and the Sterling adjournment proposal, although none of them has entered into any agreement obligating him or her to do so other than Jack L. Kopnisky who is also a director of Sterling. As of the record date, Hudson Valley beneficially held no shares of Sterling common stock.

Voting of Proxies; Incomplete Proxies

        Each copy of this joint proxy statement/prospectus mailed to holders of Sterling common stock is accompanied by a form of proxy card with instructions for voting. If you hold stock in your name as a stockholder of record, you should complete and return the proxy card accompanying this joint proxy statement/prospectus, regardless of whether you plan to attend the Sterling special meeting. You may also vote your shares through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions.

        If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.

        All shares represented by valid proxies that Sterling receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted as recommended by the Sterling board. No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting. However, if other business properly comes before the special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in "Street Name"; Broker Non-Votes

        Under stock exchange rules, banks, brokers and other nominees who hold shares of Sterling common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine," without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Sterling special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of Sterling common stock in "street name," your broker, bank or other nominee will vote your shares of Sterling common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a Sterling Stockholder's Vote

        If you hold stock in your name as a stockholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) voting by telephone or the Internet at a later time, (3) delivering a written revocation letter to Sterling's corporate secretary or (4) attending the Sterling special meeting in person, notifying the corporate secretary and voting by ballot at the Sterling special meeting.

        Any stockholder of Sterling entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Sterling's corporate secretary) of a stockholder at the special meeting will not constitute revocation of a previously given proxy.

        Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Sterling Bancorp
400 Rella Blvd.
Montebello, New York 10901
Attention: Corporate Secretary

        If your shares are held in "street name" by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Participants in the Sterling 401(k) Plan

        As previously announced, Sterling merged the Sterling Bancorp/Sterling National Bank 401(k) Plan into the Provident Bank 401(k) and Profit Sharing Plan on January 1, 2015. If you held Sterling common stock through either the Sterling Bancorp/Sterling National Bank 401(k) Plan or the Provident Bank 401(k) and Profit Sharing Plan, you continue to hold such shares in the Sterling 401(k) Plan and will receive information about how to vote your shares confidentially. Such shares will be voted in accordance with the provisions of the Sterling 401(k) Plan. All shares held under the Sterling 401(k) Plan will be voted by the trustee, but each participant will be given the opportunity to direct the trustee on how to vote the shares of Sterling common stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the trustee on each proposal in the same proportion as shares for which it has received timely voting instructions.

Solicitation of Proxies

        Sterling is soliciting your proxy in conjunction with the merger. Sterling will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Sterling will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Sterling common stock and secure their voting instructions. Sterling will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Sterling may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the Sterling stockholders, either personally or by telephone, facsimile, letter or electronic means. Sterling has also made arrangements with Georgeson to assist it in soliciting proxies and has agreed to pay Georgeson approximately $8,500, plus the reimbursement of certain expenses, for these services.

Attending the Meeting

        All holders of Sterling common stock, including holders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Sterling special meeting. Stockholders of record can vote in person at the Sterling special meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Sterling special meeting. If you plan to attend the Sterling special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Sterling reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Sterling special meeting is prohibited without Sterling's express written consent.

Delivery of Proxy Materials to Stockholders Sharing an Address

        As permitted by the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), only one copy of this joint proxy statement/prospectus is being delivered to multiple stockholders of Sterling sharing an address unless Sterling has previously received contrary instructions from one or more such stockholders. This is referred to as "householding." Stockholders who hold their shares in "street name" can request further information on householding through their banks, brokers or other holders of record. On written or oral request to Investor Relations ((845) 369-8040), or Sterling's proxy solicitor, Georgeson, toll-free at 866-277-0928, Sterling will deliver promptly a separate copy of this document to a stockholder at a shared address to which a single copy of the document was delivered.

Assistance

        If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Sterling common stock, please contact Investor Relations, 400 Rella Blvd., Montebello, New York 10901 ((845) 369-8040), or Sterling's proxy solicitor, Georgeson, toll-free at 866-277-0928.

STERLING PROPOSALS

Proposal No. 1 Sterling Merger Proposal

        Sterling is asking its stockholders to adopt the merger agreement and approve the transactions contemplated thereby (including the issuance of Sterling common stock in the merger pursuant to the merger agreement). Holders of Sterling common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

        After careful consideration, the Sterling board, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interests of Sterling and the stockholders of Sterling. See "The Merger—Sterling's Reasons for the Merger; Recommendation of the Sterling Board" included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the Sterling board's recommendation.

        The Sterling board unanimously recommends that Sterling stockholders vote "FOR" the Sterling merger proposal.

Proposal No. 2 Sterling Adjournment Proposal

        The Sterling special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Sterling merger proposal.

        If, at the Sterling special meeting, the number of shares of Sterling common stock present or represented and voting in favor of the Sterling merger proposal is insufficient to approve such proposal, Sterling intends to move to adjourn the Sterling special meeting in order to solicit additional proxies for the adoption of the merger agreement. In that event, Sterling will ask its stockholders to vote upon the Sterling adjournment proposal, but not the Sterling merger proposal. In accordance with the Sterling bylaws, a vote to approve the proposal to adjourn the Sterling special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Sterling special meeting to approve the Sterling merger proposal may be taken in the absence of a quorum.

        In this proposal, Sterling is asking its stockholders to authorize the holder of any proxy solicited by the Sterling board on a discretionary basis to vote in favor of adjourning the Sterling special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Sterling stockholders who have previously voted.

        The Sterling board unanimously recommends that Sterling stockholders vote "FOR" the Sterling adjournment proposal.

 INFORMATION ABOUT STERLING

        Sterling Bancorp is a Delaware corporation that owns all of the outstanding shares of common stock of Sterling National Bank. At December 31, 2014, Sterling had, on a consolidated basis, assets of $7.4 billion, deposits of $5.2 billion and stockholders' equity of $975.2 million. Sterling National Bank, a growing full-service bank founded in 1888, is headquartered in Montebello, New York and is the principal bank subsidiary of Sterling. With $7.4 billion in assets and 829 full-time equivalent employees, Sterling National Bank accounts for substantially all of Sterling's consolidated assets and net income. Sterling National Bank is a growing financial services firm that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York metropolitan region through 21 teams of dedicated relationship managers and 32 full-service financial centers.

        Sterling's stock is traded on the New York Stock Exchange under the symbol "STL."

        Sterling's principal office is located at 400 Rella Blvd., Montebello, New York 10901, and its telephone number at that location is (845) 369-8040. Additional information about Sterling and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

INFORMATION ABOUT HUDSON VALLEY

        Hudson Valley is a New York corporation that owns all of the outstanding shares of common stock of Hudson Valley Bank, N.A., a national banking association established in 1972, with operational headquarters in Westchester County, New York. At December 31, 2014, Hudson Valley had, on a consolidated basis, assets of $3.1 billion, deposits of $2.8 billion and stockholders' equity of $297.6 million. Hudson Valley Bank derives substantially all of its revenue and income from providing banking and related services to businesses, professionals, municipalities, not-for-profit organizations and individuals within its market area. Its principal customers are businesses, professionals, municipalities, not-for-profit organizations and individuals. Hudson Valley Bank has seventeen branch offices in Westchester County, New York, four in Manhattan, New York, four in Bronx County, New York, two in Rockland County, New York, and one in Kings County, New York.

        Hudson Valley provides asset based lending products through a wholly-owned subsidiary of Hudson Valley Bank, N.A., HVB Capital Credit LLC. HVB Capital Credit LLC has offices at 489 Fifth Avenue in Manhattan, New York.

        On November 19, 2014, Hudson Valley and Hudson Valley Bank, N.A. announced the sale of Hudson Valley Bank, N.A.'s wholly-owned subsidiary, A.R. Schmeidler & Co., Inc. (which we refer to as "A.R. Schmeidler"), a registered investment advisor and broker dealer, to Artemis US IV LLC, an affiliate of Pine Street Alternative Asset Management LP, an investment adviser registered with the SEC. The sale of A.R. Schmeidler closed on January 22, 2015. Following the sale, A.R. Schmeidler continues as a sub-advisor for investment advisory services for accounts of Hudson Valley Bank, N.A.'s Trust Department.

        Hudson Valley's stock is traded on the New York Stock Exchange under the symbol "HVB."

        Hudson Valley's principal executive offices are located at 21 Scarsdale Road, Yonkers, New York 10707 and its telephone number at that location is (914) 961-6100. Additional information about Hudson Valley and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information," beginning on page 149.

THE MERGER

        The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Terms of the Merger

        Each of the Sterling board and the Hudson Valley board has approved the merger agreement. The merger agreement provides for the merger of Hudson Valley with and into Sterling, with Sterling continuing as the surviving corporation. Immediately following the completion of the merger, Hudson Valley Bank, N.A., a wholly owned bank subsidiary of Hudson Valley, will merge with and into Sterling's wholly owned bank subsidiary, Sterling National Bank. Sterling National Bank will be the surviving association in the bank merger.

        In the merger, each share of Hudson Valley common stock, par value $0.20 per share, issued and outstanding immediately prior to the completion of the merger, except for specified shares of Hudson Valley common stock owned by Hudson Valley or Sterling, will be converted into the right to receive 1.92 shares of Sterling common stock, par value $0.01 per share. No fractional shares of Sterling common stock will be issued in connection with the merger, and holders of Hudson Valley common stock will be entitled to receive cash in lieu thereof.

        Hudson Valley shareholders and Sterling stockholders are being asked to adopt the merger agreement. See "The Merger Agreement" for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

        As part of their ongoing consideration and evaluation of its long-term prospects and strategies, the Hudson Valley board and executive management have regularly reviewed and assessed Hudson Valley's business strategies and objectives, including strategic opportunities and challenges, and have considered various strategic options potentially available to them, all with the goal of enhancing value for Hudson Valley's stockholders. The strategic discussions have focused on, among other things, the business and regulatory environment facing financial institutions generally and Hudson Valley in particular, including interest rate margin compression and the increased regulatory environment.

        From time to time during the past several years, Hudson Valley, through its President & CEO, Stephen R. Brown, has had general discussions with other financial institutions regarding the possibility, at some time in the future, of a potential strategic transaction and has discussed this topic with representatives of KBW and other investment banking institutions. These discussions included a review of the commercial banking market, as well as industry trends and developments in mergers and acquisitions.

        During regularly scheduled Hudson Valley board meetings between January 2014 and June 2014, the Hudson Valley board held ongoing discussions about various strategic options, including, but not limited to, a possible sale of the organization.

        On July 21, 2014, at a regularly scheduled meeting of the Hudson Valley board, the Hudson Valley board discussed the future and strategic plans of Hudson Valley. The Hudson Valley board invited its outside legal counsel, Day Pitney LLP (which we refer to as "Day Pitney"), to the meeting and Day Pitney presented to the Hudson Valley board a summary of its fiduciary duties and responsibilities in the context of a business combination transaction. The Hudson Valley board also discussed various business strategies during the course of the meeting. At the conclusion of the meeting, Mr. Brown was directed by the Hudson Valley board to invite representatives of KBW to a special meeting of the Hudson Valley board for purposes of a follow-up strategic review to be held later that month.

        On July 30, 2014, the Hudson Valley board held a special meeting at which representatives of KBW were present. KBW was invited to discuss with the Hudson Valley board potential strategic alternatives. During that meeting, representatives of KBW provided the Hudson Valley board with an overview of the current mergers and acquisitions market with respect to financial institutions generally and Hudson Valley in particular. As a part of those discussions, representatives of KBW discussed the challenging operating environment faced by Hudson Valley and similarly situated bank holding companies, and the potential benefits associated with exploring strategic alternatives. At the conclusion of the meeting, the Hudson Valley board authorized Mr. Brown to engage KBW to act as financial advisor to Hudson Valley. Prior to this decision, the Hudson Valley board had been informed and was aware that KBW had acted as financial advisor to legacy Sterling Bancorp in connection with the Provident merger. KBW ceased to be legacy Sterling Bancorp's financial advisor on October 31, 2013 upon the closing of the Provident merger. At its July 30, 2014 meeting, the Hudson Valley board also determined that it would be in the best interests of Hudson Valley and its shareholders to solicit indications of interest from potentially interested parties with respect to a possible business combination with Hudson Valley. After significant deliberation, the Hudson Valley board authorized Mr. Brown to direct KBW, as Hudson Valley's financial advisor, to contact four specific financial institutions which were considered to have a strong strategic fit, based on the factors listed below, for the purpose of soliciting their interest in engaging in a possible business combination with Hudson Valley. The Hudson Valley board determined to solicit indications of interest from the four institutions after selecting them from a group of nine financial institutions which had been previously identified to the board as potential acquirers by KBW, at the request of and with input from the Hudson Valley board and Mr. Brown. Members of the Hudson Valley board and Mr. Brown were already familiar with most of these nine financial institutions, including Sterling.

        On August 6, 2014, Mr. Brown held a teleconference with representatives from KBW and instructed KBW to contact Sterling along with three other financial institutions. The four institutions were selected by the Hudson Valley board, with advice from KBW, based on their strong financial performance and management teams, financial capacity for a transaction, public regulatory standing, and geographic footprint. KBW subsequently contacted the four institutions. On August 8, Sterling and Hudson Valley executed a customary confidentiality agreement, and during the course of the following week Hudson Valley executed a customary confidentiality agreement with each of the other three financial institutions. KBW circulated a bidding procedures outline to the four financial institutions instructing them to submit preliminary indications of interest by September 5, 2014.

        On August 15, 2014, Sterling submitted a preliminary written indication of interest which proposed an acquisition of Hudson Valley by means of a stock-for-stock merger at a fixed exchange ratio of 1.828 shares of Sterling for each Hudson Valley share. Sterling's August 15, 2014 letter also indicated that Sterling was willing to discuss appointing several representatives from Hudson Valley's board of directors to the Sterling board of directors in connection with the transaction. One of the other financial institutions contacted by KBW (which we refer to as "Bank A") submitted a preliminary verbal indication of interest, though Bank A did not subsequently confirm this interest in writing. The remaining two financial institutions declined to submit an indication of interest. The board instructed KBW to request each of Sterling and Bank A to consider, on or before September 19, 2014, improving the economic terms of their indications, and to confirm such improved indications in writing.

        On September 9, 2014 (prior to the deadline for the improved offers), a special meeting of the Hudson Valley board was held, which was attended by representatives of KBW. KBW reviewed with the Hudson Valley board the process which led to the receipt of the two preliminary indications of interest from Sterling and Bank A. KBW also reviewed with the Hudson Valley board the financial and other material terms of the indications of interest and financial information relating to Sterling and Bank A. There was a discussion of alternative strategies, including: continuing discussions regarding a possible business combination with one or both of the interested parties; expanding the process to solicit indications of interest from a larger group of potentially interested financial institutions; or terminating the process and continuing to operate as an independent institution. The Hudson Valley board engaged in a lengthy discussion regarding the indications of interest, as well as a review of other financial institutions that might potentially be interested in pursuing a possible business combination with Hudson Valley. Following discussion and deliberation, the Hudson Valley board determined that, given that two of the four financial institutions contacted to date had declined to submit an indication of interest, it would be in the best interests of Hudson Valley and its shareholders and other constituencies to solicit indications of interest from two additional financial institutions, selected, with advice from KBW, based on the same criteria that the Hudson Valley board considered in selecting the first four financial institutions. Among other factors, the Hudson Valley board discussed with KBW the fact that neither financial institution had a significant presence in Hudson Valley's primary marketplace of Westchester County, New York. The two additional financial institutions had been among the group of nine financial institutions previously considered as potential bidders but were not selected by the Hudson Valley board to be solicited with the first four financial institutions given the board's determination in July 2014 to not conduct a broader auction process. Consistent with the board's determination in July 2014, the board again concluded that the potential benefits of finding a merger partner by conducting a broader auction process were outweighed by the risks of providing confidential information to Hudson Valley's competitors that are associated with such process.

        During the week of September 9, 2014, at Hudson Valley's direction, KBW contacted the two additional financial institutions. These two financial institutions executed customary confidentiality agreements. Of these two financial institutions, one (which we refer to as "Bank B") submitted a preliminary indication of interest that was conditioned on the completion of diligence, among other matters. In addition, on September 22, 2014, Sterling submitted a revised indication of interest which again proposed an acquisition of Hudson Valley by means of a stock-for-stock merger at an enhanced exchange ratio relative to its initial indication of interest of 1.9.

        On September 24, 2014, the Hudson Valley board held a special meeting. KBW updated the Hudson Valley board on the process which led to the receipt of three indications of interest. KBW reviewed with the Hudson Valley board the financial and other material terms of the indications of interest from Sterling, Bank A and Bank B, and financial information relating to Sterling, Bank A and Bank B. Bank A's verbal indication of interest (which was never confirmed in writing) was for a range between $22.00 and $23.00 for each share of Hudson Valley common stock for an aggregate purchase price range of $440 million to $460 million while Bank B's written indication of interest was for a range between $22.00 and $24.00 for each share of Hudson Valley common stock for an aggregate purchase price range of $440 million to $480 million. Each of Bank A's verbal indication of interest and Bank B's written indication of interest were flexible with respect to the mix of stock and cash to be paid so long as the business combination would qualify as a tax-free reorganization. The Hudson Valley board engaged in a lengthy discussion regarding these indications of interest and following the discussion and deliberation, the Hudson Valley board determined that it would be in the best interests of Hudson Valley and its shareholders and other constituencies to proceed with discussions with, and providing due diligence materials to, Sterling and Bank B. The Hudson Valley board, after reviewing publicly available financial and stock market information relating to Sterling, Bank A and Bank B in consultation with KBW, believed that the potential for appreciation of the stock price of Sterling or Bank B was greater than that of Bank A which the board considered important given that Sterling's proposal provided for 100% stock consideration and both Bank A's and Bank B's proposals contemplated consideration mostly in the form of stock such that the business combination would qualify as a tax-free reorganization. The Hudson Valley board was also concerned that Bank A's indication of interest was less certain as it had not been put into writing by Bank A. The Hudson

Valley board further directed representatives to request that both Sterling and Bank B submit their best and final offer to KBW by October 24, 2014. Bank A was informed that Hudson Valley was no longer interested in pursuing additional discussions at that time.

        On or about September 30, 2014, Hudson Valley granted each of Sterling and Bank B separate access to a secure, confidential on-line electronic data room which contained due diligence information about Hudson Valley.

        On October 8, 2014, Sterling's outside legal counsel, Wachtell, Lipton, Rosen & Katz (which we refer to as "Wachtell Lipton"), delivered to Hudson Valley and Day Pitney a proposed form of merger agreement between Sterling and Hudson Valley.

        During this period, Sterling proceeded with its due diligence review of Hudson Valley, including performing a detailed review of Hudson Valley's loan portfolio. As part of this diligence process, the senior executives of Hudson Valley and Sterling met, together with their investment bankers and legal counsel, in a high-level information session followed by smaller group meetings on various diligence and operational topics, including credit, finance, risk, legal and compliance, information technology and human resources.

        Beginning on October 18, 2014, Bank B performed a detailed review of Hudson Valley's loan portfolio. As part of this diligence process, the senior executives of Hudson Valley and Bank B met, together with their investment bankers, in a high-level information session followed by smaller group meetings on various diligence and operational topics, including credit, finance, risk, legal and compliance, information technology and human resources.

        On October 23, 2014, the Sterling board held a special meeting at which representatives from Jefferies were present, at which Sterling's management team provided an overview of the status of discussions with Hudson Valley regarding a potential business combination and reviewed with the Sterling board the results of its continued due diligence with respect to Hudson Valley to date. Representatives of Jefferies also presented to the Sterling board their preliminary review of the financial aspects of the proposed transaction. The Sterling board discussed the proposed business combination and approved a resolution to authorize management to continue negotiation of the definitive documentation for a transaction.

        On October 24, 2014, a national news organization published an article which reported that Hudson Valley was exploring a sale and was being represented by KBW. Following publication of the article, the price of Hudson Valley common stock increased substantially. Due to the risk of potential business disruptions and other adverse effects, such as the loss of employees, customers and potential new business, on Hudson Valley and its shareholders which could have been caused by this early disclosure, the Hudson Valley board directed management and Hudson Valley's advisors to complete the process as quickly as possible.

        At a special meeting of the Hudson Valley board held on October 27, 2014, Day Pitney again presented to the Hudson Valley board a summary of the board's fiduciary duties and responsibilities in the context of a business combination transaction. KBW updated the Hudson Valley board on the process which led to the receipt of a revised indication of interest from Sterling on September 22, 2014 and reviewed for the Hudson Valley board financial information relating to the revised indication of interest from Sterling. KBW also informed the Hudson Valley board that Bank B had indicated that it had determined not to proceed with discussing a business combination with Hudson Valley. The Hudson Valley board was informed that Bank B decided not to proceed with a business combination with Hudson Valley because it had determined that a combination was not the best strategic option for Bank B. The Hudson Valley board engaged in a lengthy discussion regarding Sterling's indication of interest and strategic alternatives.

        Following discussion and deliberation, it was the consensus of the Hudson Valley board that it would be in the best interests of Hudson Valley and its shareholders and other constituencies to pursue a business combination with Sterling, if Sterling was willing to increase its fixed exchange ratio to a minimum of 1.92 and offer to include four (4) seats on Sterling's combined bank and holding company board of directors to be filled by members of Hudson Valley's current board. At Hudson Valley's direction, representatives of KBW contacted Sterling immediately following the meeting to relay the Hudson Valley board's proposal.

        Subsequently on October 27, 2014, Sterling submitted a final indication of interest and non-binding letter of intent which proposed an increased exchange ratio of 1.92, four (4) seats on Sterling's combined bank and holding company board of directors, as well as a commitment by Hudson Valley to negotiate exclusively with Sterling regarding a business combination until November 17, 2014. Sterling's final indication of interest and non-binding letter of intent also proposed that each of Sterling and Hudson Valley enter into voting and support agreements with certain of the other party's stockholders. Hudson Valley counter-executed the non-binding letter of intent effective as of October 27, 2014.

        From October 28, 2014 to October 31, 2014, members of Hudson Valley's management team conducted reverse due diligence on Sterling, and on October 29, 2014, representatives of Sterling and Hudson Valley met on-site at Sterling's headquarters in Montebello, New York, for the purpose of providing Hudson Valley reciprocal due diligence information relating to Sterling's business and operations.

        From October 30, 2014 to November 4, 2014, Wachtell Lipton and Day Pitney exchanged revised drafts of the merger agreement and the other transaction agreements and, together with Sterling's and Hudson Valley's management teams, participated in several telephonic negotiation sessions.

        The negotiations were primarily related to the deal protection and termination provisions of the merger agreement and the restrictions on Hudson Valley's business prior to the completion of the merger, including Hudson Valley's ability to pay out or accelerate compensation payable to executive officers of Hudson Valley and Hudson Valley Bank for tax planning purposes with respect to Sections 280G and 4999 of the Code. During this period, the parties also discussed the entry by Sterling into a consulting agreement with Stephen R. Brown for a one year period following the closing of the merger.

        Sterling sought to pay cash for the Hudson Valley restricted stock units and vested, in-the-money stock options in the merger based on the Sterling closing share value to limit the dilutive effect of the issuance of more shares of Sterling common stock in exchange for Hudson Valley restricted stock units and stock options which, at the time of signing the merger agreement, would have represented an additional issuance of approximately 0.1 million shares of Sterling common stock, as compared to approximately 38.4 million shares of Sterling common stock otherwise issuable under the merger agreement in exchange for the Hudson Valley common stock outstanding (including restricted shares) at the time of signing the merger agreement. As part of the negotiations, the Hudson Valley board agreed to the cash payout for these equity awards as the shareholders of Hudson Valley would also benefit from the reduced dilution.

        On November 4, 2014, the Hudson Valley board held a special meeting to consider the proposed definitive merger agreement and the other transaction agreements, which was also attended by representatives of KBW and Day Pitney. Day Pitney reviewed in detail with the Hudson Valley board the proposed definitive merger agreement and all related documents, copies of which were delivered to each director before the meeting. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion to the Hudson Valley board to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio provided for in the merger was fair, from a financial point of view, to the holders of Hudson Valley common stock. Following further discussion, including consideration of the factors described under "—Hudson Valley's Reasons for the Merger; Recommendation of the Hudson Valley Board", the Hudson Valley board unanimously approved the merger agreement and authorized and directed management to execute and deliver the merger agreement and related transaction agreements.

        Also on November 4, 2014, the Sterling board and the board of directors of Sterling National Bank held a joint special meeting at which representatives from Wachtell Lipton and Jefferies were present, to consider approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger and the bank merger. At the meeting, the Sterling board received an update from Sterling's management team on the status of negotiations with Hudson Valley and information regarding the proposed merger and the combined business. Also at this meeting, representatives of Jefferies reviewed with the Sterling board the financial aspects of the proposed transaction and delivered to the Sterling board an oral opinion, which was confirmed by delivery of a written opinion dated November 4, 2014, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the exchange ratio provided for in the merger was fair, from a financial point of view, to Sterling. Also on November 4, 2014, RBC delivered an opinion to the Sterling board that, as of such date and based upon and subject to various assumptions, matters considered and limitations described therein, the exchange ratio provided for in the merger was fair, from a financial point of view, to Sterling. Representatives of Wachtell Lipton discussed with the Sterling board the legal standards applicable to its decisions and actions with respect to the proposed transaction, and reviewed the terms of the proposed merger agreement and the other transaction agreements.

        Following these discussions, and review and discussion among the members of the Sterling board, including consideration of the factors described under "—Sterling's Reasons for the Merger; Recommendation of the Sterling Board," the Sterling board determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interest of Sterling and its stockholders and voted unanimously to approve the merger agreement and the transactions contemplated by the merger agreement, and the other transaction agreements.

        The merger agreement was executed by the parties on the night of November 4, 2014. On the morning of November 5, 2014, Sterling and Hudson Valley issued a joint press release announcing the execution of the merger agreement.

        Sterling National Bank and Stephen R. Brown entered into a consulting agreement simultaneous with Sterling and Hudson Valley's execution of the merger agreement, which will become effective as of the effective time of the merger and under which Mr. Brown will provide general advisory services in connection with the integration of Sterling and Hudson Valley following the closing. The consulting agreement is described in more detail in the section entitled "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger—Sterling National Bank Consulting Agreement with Stephen R. Brown." Other than the consulting agreement with Mr. Brown, and the voting agreements entered into between Sterling and each of the directors of Hudson Valley and certain of their affiliates, solely in his or her or its capacity as a shareholder of Hudson Valley, no agreements were entered into, and no awards were made to, directors and executive officers of Hudson Valley in connection with the signing of the merger agreement. Sterling and its representatives were involved in the negotiation of the voting agreements between Sterling and each of the directors of Hudson Valley, which voting agreements were negotiated in conjunction with the merger agreement.

Hudson Valley's Reasons for the Merger; Recommendation of the Hudson Valley Board

        In reaching its decision to adopt the merger agreement, and approve the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders adopt the merger agreement, the Hudson Valley board evaluated the merger in consultation with Hudson Valley's management, as well as Hudson Valley's independent financial and legal advisors, and considered a number of factors, including the following material factors:

  •
  the Hudson Valley board's familiarity with and review of Hudson Valley's business, financial condition, results of operations and prospects, including, but not limited to, its business plan and its potential for growth, development, productivity and profitability;

  •
  the current and prospective environment in which Hudson Valley operates, including national and local economic conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

  •
  the Hudson Valley board's belief that Hudson Valley needs to grow to be in a position to deliver a competitive return to its shareholders;

  •
  the Hudson Valley board's review, with the assistance of Hudson Valley's management and legal and financial advisors, of strategic alternatives to the merger, including potential acquisitions of selected target companies and the possibility of remaining independent;

  •
  the Hudson Valley board's review, based in part on the due diligence performed by Hudson Valley in connection with the transaction, of Sterling's business, financial condition, results of operations and management; the recent performance of Sterling's common stock on both a historical and prospective basis; the strategic fit between the parties; the potential synergies expected from the merger; the geographic fit between Hudson Valley's and Sterling's service areas; and the business risks associated with the merger;

  •
  the expectation that the merger will provide holders of Hudson Valley common stock the opportunity to receive a substantial premium over the historical trading prices for their shares and that the exchange of Sterling shares for Hudson Valley shares will be tax-free for federal income tax purposes;

  •
  the expected pro forma financial impact of the transaction, taking into account anticipated cost savings and other factors, on both Hudson Valley shareholders and Sterling stockholders;

  •
  the Hudson Valley board's expectation that the combined company will have a strong capital position upon completion of the transaction;

  •
  the structure of the transaction as a stock-for-stock merger following which Hudson Valley's existing shareholders will continue to participate in the future success of the combined company and reap the benefits of any synergies achieved or any future transactions that might be pursued by the combined company;

  •
  the fact that the exchange ratio is fixed, which the Hudson Valley board believed was consistent with market practice for transactions of this type and with the strategic purpose of the transaction;

  •
  the lack of prospects for a superior offer for a strategic combination;

  •
  the Hudson Valley board's review with its legal and financial advisors of the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and termination fee provisions;

  •
  the opinion, dated November 4, 2014, of KBW to the Hudson Valley board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Hudson Valley common stock of the exchange ratio in the merger, as more fully described below under "—Opinion of Hudson Valley's Financial Advisor" on page 69;

  •
  the similarity between Hudson Valley's and Sterling's management philosophies, approaches and commitments to the communities, customers and shareholders they each serve and their respective employees;

  •
  the effects of the merger on Hudson Valley's employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by Sterling;

  •
  the impact of the merger on depositors, customers and communities served by Hudson Valley and the expectation that the combined entity will continue to provide quality service to the communities and customers currently served by Hudson Valley; and

  •
  Sterling's agreement, upon the closing of the merger, to appoint four individuals who are directors of Hudson Valley as directors of Sterling and Sterling National Bank, which is expected to provide a degree of continuity and involvement by Hudson Valley's board following the merger and enhance the likelihood that the strategic benefits that Hudson Valley expects to achieve as a result of the merger will be realized.

        The Hudson Valley board also considered potential risks relating to the merger, including the following:

  •
  the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

  •
  the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on Hudson Valley's business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

  •
  the merger agreement provisions generally requiring Hudson Valley to conduct its business in the ordinary course and the other restrictions on the conduct of Hudson Valley's business prior to completion of the merger, which may delay or prevent Hudson Valley from undertaking business opportunities that may arise pending completion of the merger;

  •
  with stock consideration based on a fixed exchange ratio, the risk that the consideration to be paid to Hudson Valley shareholders could be adversely affected by a decrease in the trading price of Sterling common stock during the pendency of the merger;

  •
  expected benefits and synergies sought in the merger, including cost savings and Sterling's ability to successfully market its financial products to Hudson Valley's customers, may not be realized or may not be realized within the expected time period;

  •
  the challenges of integrating the businesses, operations and employees of Hudson Valley and Sterling;

  •
  certain provisions of the merger agreement prohibit Hudson Valley from soliciting, and limit its ability to respond to, proposals for alternative transactions;

  •
  Hudson Valley's obligation to pay Sterling a termination fee of $20 million in certain circumstances, as described in the section entitled "The Merger Agreement—Termination Fee" on page 127, may deter others from proposing an alternative transaction that may be more advantageous to Hudson Valley's shareholders;

  •
  that Hudson Valley's directors and executive officers may have interests in the merger that are different from or in addition to those of its shareholders generally, as described in the section entitled "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger" on page 102; and

  •
  the other risks described in the section entitled "Risk Factors" beginning on page 41 and the risks of investing in Sterling common stock identified in the Risk Factors sections of Sterling's periodic reports filed with the SEC and incorporated by reference herein.

        In reaching its decision to recommend approval of the Hudson Valley merger-related compensation proposal to Hudson Valley shareholders, the Hudson Valley board of directors, including eight directors (out of a total of ten directors) not receiving any compensation that is subject to the Hudson Valley merger-related compensation proposal, considered, among other things, (1) that the various plans and arrangements pursuant to which change of control, equity acceleration and other payments are required by their terms to be made, have previously formed part of Hudson Valley's overall compensation program for its named executive officers, which program has been disclosed to Hudson Valley shareholders as required by the rules of the SEC in the Compensation Discussion and Analysis and related sections of Hudson Valley's annual proxy statements and which received non-binding shareholder approval at Hudson Valley's annual meetings since 2011, and (2) the necessity of preserving Hudson Valley's business prior to the closing of the merger and in the event the merger is not completed.

        The discussion of the information and factors considered by the Hudson Valley board is not exhaustive, but includes the material factors considered by the Hudson Valley board. In view of the wide variety of factors considered by the Hudson Valley board in connection with its evaluation of the merger and the complexity of these matters, the Hudson Valley board did not attempt to quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Furthermore, in considering the factors described above, individual members of the Hudson Valley board may have given different weights to different factors. The Hudson Valley board evaluated the factors described above and reached the unanimous decision that the merger was in the best interests of Hudson Valley and its shareholders. The Hudson Valley board realized there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Hudson Valley board concluded the potential positive factors outweighed the potential risks of completing the merger. It should be noted that this explanation of the Hudson Valley board's reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 49.

        On the basis of these considerations, the Hudson Valley Board of Directors unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement.

        The Hudson Valley Board of Directors unanimously recommends that Hudson Valley shareholders vote "FOR" the approval of the merger proposal and other merger-related proposals.

Opinion of Hudson Valley's Financial Advisor

        Hudson Valley engaged KBW to render financial advisory and investment banking services to Hudson Valley, including an opinion to the Hudson Valley board as to the fairness, from a financial point of view, to the holders of Hudson Valley common stock of the exchange ratio in the merger. Hudson Valley selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

        As part of its engagement, representatives of KBW attended the meeting of the Hudson Valley board held on November 4, 2014, at which the Hudson Valley board evaluated the merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of Hudson Valley common stock. The Hudson Valley board approved the merger agreement at this meeting.

        The description of KBW's opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex D to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion. KBW has consented to the inclusion of its opinion letter as Annex D to this joint proxy statement/prospectus.

        KBW's opinion speaks only as of the date of the opinion. The opinion was provided to the Hudson Valley board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Hudson Valley common stock. It did not address the underlying business decision of Hudson Valley to engage in the merger or enter into the merger agreement or constitute a recommendation to the Hudson Valley board in connection with the merger, and it does not constitute a recommendation to any holder of Hudson Valley common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation on whether or not any such shareholder should enter into a voting, shareholders' or affiliates' agreement with respect to the merger or exercise any dissenters' or appraisal rights that may be available to such shareholder.

        KBW's opinion was reviewed and approved by KBW's Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of FINRA.

        In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing on the financial and operating condition of Hudson Valley and Sterling and the merger, including, among other things:

  •
  a draft dated November 3, 2014 of the merger agreement (the most recent draft then made available to KBW);

  •
  the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011 of Hudson Valley;

  •
  the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended September 30, 2013, September 30, 2012 and September 30, 2011 of Sterling;

  •
  the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 of Hudson Valley;

  •
  the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2013, March 31, 2014 and June 30, 2014 of Sterling;

  •
  the unaudited quarterly financial results for the fiscal quarter ended September 30, 2014 of Hudson Valley, contained in the Current Report on Form 8-K filed by Hudson Valley with the SEC on October 27, 2014;

  •
  the unaudited quarterly and fiscal year-end financial results for the fiscal year ended September 30, 2014 of Sterling, contained in the Current Report on Form 8-K filed by Sterling with the SEC on October 27, 2014;

  •
  certain regulatory filings of Hudson Valley and Sterling, including the Quarterly Filings with the Federal Reserve and/or the OCC for the three fiscal quarters ended June 30, 2014;

  •
  certain other interim reports and other communications of Hudson Valley and Sterling to their respective shareholders; and

  •
  other financial information concerning the businesses and operations of Hudson Valley and Sterling furnished to KBW by Hudson Valley and Sterling or which KBW was otherwise directed to use for purposes of KBW's analyses.

        KBW's consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

  •
  the historical and current financial position and results of operations of Hudson Valley and Sterling;

  •
  the assets and liabilities of Hudson Valley and Sterling;

  •
  the nature and terms of certain other merger transactions and business combinations in the banking industry;

  •
  a comparison of certain financial and stock market information of Hudson Valley and Sterling with similar information for certain other companies the securities of which are publicly traded;

  •
  financial and operating forecasts and projections of Hudson Valley (which reflected the pro forma impact of the then expected sale of A.R. Schmeidler, which we refer to as the "A.R. Schmeidler divestiture") that were prepared by, and provided to KBW and discussed with KBW by, Hudson Valley management and that were used and relied upon by KBW at the direction of such management with the consent of the Hudson Valley board;

  •
  publicly available consensus "street estimates" of Sterling for 2014 through 2016, as well as assumed long term growth rates based thereon which were prepared and provided to KBW by Sterling management, all of which information was discussed with KBW by Sterling management and used and relied upon by KBW at the direction of Hudson Valley management with the consent of the Hudson Valley board; and

  •
  estimates regarding certain pro forma financial effects of the merger on Sterling (including, without limitation, the cost savings and related expenses expected to result from the merger), which were prepared by Sterling management, provided to KBW and discussed with KBW by Sterling management, and used and relied upon by KBW at the direction of Hudson Valley management with the consent of the Hudson Valley board.

        KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also held discussions with senior management of Hudson Valley and Sterling regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters that KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Hudson Valley, with KBW's assistance, to solicit indications of interest from third parties regarding a potential transaction with Hudson Valley.

        In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Hudson Valley as to the reasonableness and achievability of the financial and operating forecasts and projections of Hudson Valley (and the assumptions and bases therefor) that were prepared by, and provided to KBW and discussed with KBW by, Hudson Valley's management and KBW assumed that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such management.

For purposes of KBW's opinion, KBW assumed, at the direction of Hudson Valley and with the consent of the Hudson Valley board, the consummation of the A.R. Schmeidler divestiture in all respects material to its analysis. KBW expressed no view or opinion as to the A.R. Schmeidler divestiture (or any terms, aspects or implications of such divestiture) and KBW assumed, with the consent of Hudson Valley, that such divestiture would be consummated as described to KBW by representatives of Hudson Valley prior to the close of the merger.

        KBW further assumed and relied upon, with the consent of Hudson Valley, the reasonableness and achievability of the publicly available consensus "street estimates" of Sterling referred to above that KBW was directed to use and the assumed long term growth rates based thereon that KBW was directed to use, as well as the estimates regarding certain pro forma financial effects of the merger on Sterling (and the assumptions and bases therefor, including, without limitation, the cost savings and related expenses expected to result from the merger) that were prepared by, and provided to KBW by, Sterling management, all of which information was discussed with KBW by such management. KBW assumed, with the consent of Hudson Valley, that all such information was consistent with (in the case of the Sterling "street estimates" referred to above), or was otherwise reasonably prepared on a basis reflecting, the best currently available estimates and judgments of Sterling management and that such forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.

        It is understood that the financial and operating forecasts and projections of Hudson Valley provided by Hudson Valley management to KBW, and the assumed long term growth rates referred to above and estimates regarding certain pro forma financial effects of the merger on Sterling provided by Sterling management to KBW, were not prepared with the expectation of public disclosure, that all such forecasts, projections and estimates, together with the publicly available consensus "street estimates" of Sterling referred to above, were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of Hudson Valley and Sterling, that such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

        KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of either Hudson Valley or Sterling since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan losses and KBW assumed, without independent verification and with Hudson Valley's consent, that the aggregate allowances for loan losses for Hudson Valley and Sterling were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Hudson Valley or Sterling, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Hudson Valley or Sterling under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

        KBW assumed, in all respects material to its analyses:

  •
  that the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW's analyses from the draft reviewed) with no adjustments to the exchange ratio or additional forms of consideration;

  •
  that any related transactions (including the bank merger and the A.R. Schmeidler divestiture) would be completed substantially in accordance with the terms set forth in the merger agreement, if applicable, or as otherwise described to KBW by representatives of Hudson Valley;

  •
  that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

  •
  that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement; and

  •
  that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Hudson Valley, Sterling or the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

        KBW assumed that the merger would be consummated in a manner that complied with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW further assumed that Hudson Valley relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Hudson Valley, Sterling, the merger, any related transactions (including the bank merger and the A.R. Schmeidler divestiture), and the merger agreement. KBW did not provide advice with respect to any such matters.

        KBW's opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio in the merger to the holders of Hudson Valley common stock. KBW expressed no view or opinion as to any terms or other aspects of the merger or any related transactions (including without limitation the A.R. Schmeidler divestiture and the bank merger), including without limitation, the form or structure of the merger or any related transactions, any consequences of the merger to Hudson Valley, its shareholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW's opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW's opinion may have affected, and may affect, the conclusion reached in KBW's opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW's opinion did not address, and KBW expressed no view or opinion with respect to:

  •
  the underlying business decision of Hudson Valley to engage in the merger or enter into the merger agreement;

  •
  the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Hudson Valley or the Hudson Valley board;

  •
  the fairness of the amount or nature of any compensation to any of Hudson Valley's officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Hudson Valley common stock;

  •
  the effect of the merger or any related transactions on, or the fairness of the consideration to be received by, holders of any class of securities of Hudson Valley, other than the Hudson Valley common stock (solely with respect to the exchange ratio, as set forth in KBW's opinion, and not relative to the consideration to be received by any other class of Hudson Valley securities, or any class of securities of Sterling), or any other party to any transaction contemplated by the merger agreement;

  •
  the actual value of the Sterling common stock to be issued in the merger;

  •
  the prices, trading range or volume at which Hudson Valley common stock or Sterling common stock would trade following the public announcement of the merger or the prices, trading range or volume at which Sterling common stock would trade following consummation of the merger;

  •
  any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

  •
  any legal, regulatory, accounting, tax or similar matters relating to Hudson Valley, Sterling, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transactions (including the bank merger or the A.R. Schmeidler divestiture), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

        In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Hudson Valley and Sterling. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Hudson Valley board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Hudson Valley board with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between Hudson Valley and Sterling, rather than by KBW, and the decision to enter into the merger agreement was solely that of the Hudson Valley board.

        The following is a summary of the material financial analyses presented by KBW to the Hudson Valley board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Hudson Valley board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. For purposes of the financial analyses described below, KBW utilized an implied transaction value for the proposed merger of $27.00 per share of Hudson Valley common stock based on the 1.92x exchange ratio in the merger and the closing price of Sterling common stock on October 31, 2014.

  Relative Contribution Analysis.

        KBW analyzed the relative standalone contribution of Sterling and Hudson Valley (pro forma for the A.R. Schmeidler divestiture) to various pro forma balance sheet and income statement items and the pro forma market capitalization of the combined entity. This analysis excluded purchase accounting adjustments. To perform this analysis, KBW used (i) balance sheet data for Sterling and Hudson Valley (pro forma for the A.R. Schmeidler divestiture) as of September 30, 2014, (ii) net income consensus "street estimates" for Sterling and net income estimates for Hudson Valley provided by Hudson Valley management and (iii) market price data as of October 31, 2014 and October 23, 2014 (which was the last trading day prior to publication of a news report regarding the potential sale of Hudson Valley). The results of KBW's analysis are set forth in the following table, which also compares the results of KBW's analysis with the implied pro forma ownership percentages of Sterling and Hudson Valley respective shareholders in the combined company based on the 1.92x exchange ratio in the proposed merger:

	Sterling as a % of Total	Hudson Valley as a % of Total
Ownership
100% stock (1.92x exchange ratio)	69%	31%
Balance Sheet
Assets	70%	30%
Gross Loans Held for Investment	72%	28%
Deposits	66%	34%
Tangible Common Equity	65%	35%
Net Income to Common
2014 Estimated GAAP Net Income	84%	16%
2015 Estimated GAAP Net Income	81%	19%
2016 Estimated GAAP Net Income	78%	22%
Market Capitalization
Current Market Capitalization(1)	72%	28%
Unaffected Market Capitalization(2)	75%	25%

(1)
As of October 31, 2014

(2)
Based on Hudson Valley and Sterling closing prices of $18.91 and $13.23, respectively, on October 23, 2014, which was the last trading day prior to publication of a news report regarding the potential sale of Hudson Valley on October 24, 2014

  Selected Companies Analysis.

        Using publicly available information, KBW compared the financial performance, financial condition and market performance of Hudson Valley to 15 selected banks and thrifts traded on NASDAQ or the New York Stock Exchange, headquartered in the New York MSA and which have total assets between $1 billion and $10 billion. Mutual holding companies were excluded from the selected companies.

        The selected companies included in Hudson Valley's "peer" group were:

Provident Financial Services, Inc.
Sterling Bancorp
Flushing Financial Corporation
Dime Community Bancshares, Inc.
Lakeland Bancorp, Inc.
ConnectOne Bancorp, Inc.
Oritani Financial Corp.
Northfield Bancorp, Inc.	First of Long Island Corporation Peapack-Gladstone Financial Corporation OceanFirst Financial Corp. Bridge Bancorp, Inc. Suffolk Bancorp Clifton Bancorp Inc. BCB Bancorp, Inc.

        To perform this analysis, KBW used last-twelve-months ("LTM") profitability data and other financial information as of or for the most recent completed reported quarter available (which, in the case of Hudson Valley, was the fiscal quarter ended September 30, 2014) and market price information as of October 31, 2014 (and also, in the case of Hudson Valley, as of October 23, 2014). KBW also used 2014 and 2015 earnings per share ("EPS") estimates taken from consensus "street estimates" in the case of the selected companies and both Hudson Valley management estimates and consensus "street estimates" in the case of Hudson Valley. Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in Hudson Valley's historical financial statements, the data prepared by RBC presented under the section "—Opinion of RBC," or the data prepared by Jefferies presented under the section "—Opinion of Jefferies," as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

        KBW's analysis showed the following concerning the financial performance of Hudson Valley and the selected companies in its "peer" group:

		Peer Group
	Hudson Valley	25th Percentile	Average	Median	75th Percentile
LTM Core Return on Average Assets(1)	0.03%	0.74%	0.86%	0.85%	0.94%
LTM Core Return on Average Equity(1)	0.27%	7.05%	7.77%	8.41%	9.46%
LTM Net Interest Margin	3.08%	3.09%	3.33%	3.31%	3.55%
LTM Fee Income / Revenue Ratio(2)	15.4%	6.3%	11.5%	10.0%	14.5%
LTM Efficiency Ratio	81.9%	62.2%	57.6%	59.3%	52.7%

(1)
Core income excludes extraordinary items, non-recurring items and gains/losses on sale of securities

(2)
Excludes gain/loss on sale of securities

        KBW's analysis also showed the following ratios concerning the financial condition of Hudson Valley and the selected companies in its "peer" group:

		Peer Group
	Hudson Valley	25th Percentile	Average	Median	75th Percentile
Tangible Common Equity / Tangible Assets	9.17%	7.66%	11.18%	8.95%	9.82%
Total Risk-Based Capital / Risk-Weighted Assets	15.58%	12.90%	17.13%	13.36%	16.04%
Loans / Deposits	66.0%	87.3%	103.2%	94.1%	112.2%
Loan Loss Reserve / Gross Loans	1.52%	0.81%	1.02%	1.06%	1.33%
Nonperforming Assets / Loans + OREO	2.59%	1.98%	1.51%	1.12%	0.75%
LTM Net Charge-Offs / Average Loans	(0.00)%	0.13%	0.11%	0.08%	0.04%

        In addition, KBW's analysis showed the following concerning the market performance of Hudson Valley and, to the extent publicly available, the selected companies in its "peer" group (excluding the impact of the LTM, 2014 and 2015 EPS multiples for one of the selected companies considered to be not meaningful ("NM") because they were either negative or greater than 50.0x):

							Peer Group
			Hudson Valley Unaffected Stock Price(2)		Hudson Valley Consensus Street Est.
	Hudson Valley						25th Percentile		Average		Median		75th Percentile
One-Year Stock Price Change	23.0%						(1.6)%		5.3%		0.9%		13.7%
One-Year Total Return	24.4%						0.5%		8.2%		3.1%		17.7%
YTD Stock Price Change	11.7%						(6.7)%		(2.0)%		(3.3)%		0.3%
Stock Price / Book Value per Share	1.56	x	1.30	x			1.17	x	1.28	x	1.27	x	1.31	x
Stock Price / Tangible Book Value per Share	1.59	x	1.32	x			1.24	x	1.49	x	1.45	x	1.62	x
Stock Price / LTM EPS	NM		NM				14.3	x	19.5	x	16.0	x	20.2	x
Stock Price / 2014 EPS	40.2	x	33.4	x	37.1	x	13.9	x	17.8	x	15.9	x	20.1	x
Stock Price / 2015 EPS	24.1	x	20.1	x	29.4	x	13.2	x	15.4	x	13.7	x	14.7	x
Dividend Yield(1)	1.4%						1.9%		2.7%		2.8%		3.4%
LTM Dividend Payout(1)	NM						38.6%		54.1%		50.8%		72.7%

(1)
Dividend yield and LTM dividend payout calculated using current dividend annualized excluding special dividends.

(2)
Based on Hudson Valley closing price of $18.91 on October 23, 2014, the last trading day prior to publication of news report regarding potential sale on October 24, 2014.

        Using publicly available information, KBW compared the financial performance, financial condition and market performance of Sterling to 21 selected banks and thrifts traded on NASDAQ or the New York Stock Exchange, headquartered in the Mid-Atlantic region of the United States and which had total assets between $4 billion and $20 billion. Mutual holding companies were excluded from the selected companies.

        The selected companies included in Sterling's "peer" group were:

Susquehanna Bancshares, Inc.
Investors Bancorp, Inc.
Fulton Financial Corporation
Valley National Bancorp
F.N.B. Corporation
Astoria Financial Corporation
National Penn Bancshares, Inc.
Provident Financial Services, Inc.
NBT Bancorp Inc.
Northwest Bancshares, Inc.
Community Bank System, Inc.	Customers Bancorp, Inc.
First Commonwealth Financial Corporation
Tompkins Financial Corporation
S&T Bancorp, Inc.
Flushing Financial Corporation
WSFS Financial Corporation
TrustCo Bank Corp NY
Dime Community Bancshares, Inc.
Sandy Spring Bancorp, Inc.
Eagle Bancorp, Inc.

        To perform this analysis, KBW used LTM profitability data and other financial information as of or for the most recent completed reported quarter available (which, in the case of Sterling, was the fiscal quarter ended September 30, 2014) and market price information as of October 31, 2014. KBW also used 2014 and 2015 EPS estimates of Sterling and the selected companies taken from consensus "street estimates." Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in Hudson Valley's historical financial statements, the data prepared by RBC presented under the section "The Merger—Opinion of RBC," or the data prepared by Jefferies presented under the section "The Merger—Opinion of Jefferies," as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

        KBW's analysis showed the following concerning the financial performance for the last-twelve-months of Sterling and the selected companies in its "peer" group:

		Peer Group
	Sterling	25th Percentile	Average	Median	75th Percentile
LTM Core Return on Average Assets(1)	0.79%	0.81%	0.96%	0.96%	1.06%
LTM Core Return on Average Equity(1)	5.88%	7.03%	8.73%	8.95%	9.53%
LTM Net Interest Margin	3.66%	3.23%	3.40%	3.45%	3.59%
LTM Fee Income / Revenue Ratio(2)	17.6%	12.5%	19.8%	23.6%	26.6%
LTM Efficiency Ratio	58.8%	64.9%	59.9%	58.8%	56.9%

(1)
Core income excludes extraordinary items, non-recurring items and gains/losses on sale of securities.

(2)
Excludes gain/loss on sale of securities.

        KBW's analysis also showed the following ratios concerning the financial condition of Sterling and the selected companies in its "peer" group:

		Peer Group
	Sterling	25th Percentile	Average	Median	75th Percentile
Tangible Common Equity / Tangible Assets	7.63%	8.12%	9.23%	8.87%	9.25%
Total Risk-Based Capital / Risk-Weighted Assets	11.35%	12.95%	15.40%	14.51%	16.02%
Loans / Deposits	89.8%	95.8%	100.4%	97.7%	104.2%
Loan Loss Reserve / Gross Loans	0.85%	0.95%	1.11%	1.15%	1.29%
Nonperforming Assets / Loans + OREO	1.54%	1.64%	1.44%	1.26%	1.07%
LTM Net Charge-Offs / Average Loans	0.18%	0.27%	0.18%	0.16%	0.08%

        In addition, KBW's analysis showed the following concerning the market performance of Sterling and the selected companies in its "peer" group:

			Peer Group
	Sterling		25th Percentile		Average		Median		75th Percentile
One-Year Stock Price Change	20.0%		(0.8)%		5.0%		2.4%		8.6%
One-Year Total Return	21.8%		3.1%		8.1%		6.9%		12.5%
YTD Stock Price Change	5.2%		(6.9)%		(2.2)%		(2.3)%		1.7%
Stock Price / Book Value per Share	1.22	x	1.13	x	1.31	x	1.26	x	1.36	x
Stock Price / Tangible Book Value per Share	2.23	x	1.37	x	1.67	x	1.65	x	1.94	x
Stock Price / LTM EPS	41.4	x	13.8	x	16.2	x	15.2	x	16.9	x
Stock Price / 2014 EPS	19.5	x	14.2	x	16.1	x	15.0	x	16.9	x
Stock Price / 2015 EPS	14.7	x	13.5	x	15.1	x	14.1	x	15.4	x
Dividend Yield(1)	2.0%		2.6%		2.8%		3.1%		3.6%
LTM Dividend Payout(1)	82.4%		38.9%		43.8%		47.1%		57.1%

(1)
Dividend yield and LTM dividend payout calculated using current dividend annualized excluding special dividends

        No company used as a comparison in the above selected companies analyses is identical to Hudson Valley or Sterling. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

  Select Transactions Analysis

        KBW reviewed publicly available information related to 18 selected bank and thrift transactions announced after January 1, 2013 with transaction values of between $250 million and $1 billion. Terminated transactions, mergers of equals and bankruptcy transactions were excluded from the selected transactions. The selected transactions included in the group were:

Acquiror:	Acquired Company:
WesBanco, Inc.	ESB Financial Corporation
IBERIABANK Corporation	Old Florida Bancshares, Inc.
BB&T Corporation	Bank of Kentucky Financial Corporation
TowneBank	Franklin Financial Corporation
First Citizens BancShares, Inc.	First Citizens Bancorporation, Inc.
Valley National Bancorp	1st United Bancorp, Inc.
Southside Bancshares, Inc.	OmniAmerican Bancorp, Inc.
ViewPoint Financial Group, Inc.	LegacyTexas Group, Inc.
Cascade Bancorp	Home Federal Bancorp, Inc.
Heritage Financial Corporation	Washington Banking Company
East West Bancorp, Inc.	MetroCorp Bancshares, Inc.
MB Financial, Inc.	Taylor Capital Group, Inc.
Prosperity Bancshares, Inc.	FVNB Corp.
Home BancShares, Inc.	Liberty Bancshares, Inc
Union First Market Bankshares Corporation	StellarOne Corporation
Banco de Credito e Inversiones SA	CM Florida Holdings, Inc.
SCBT Financial Corporation	First Financial Holdings, Inc.
United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.

        For each selected transaction, KBW derived the ratio of the transaction consideration value per common share paid for the acquired company to the following, in each case to the extent publicly available based on the latest publicly available financial statements and consensus EPS "street estimates" for the acquired company available prior to the announcement of the acquisition:

  •
  LTM EPS of the acquired company;

  •
  current year estimated EPS ("Current Year EPS") of the acquired company;

  •
  next year estimated EPS ("FWD EPS") of the acquired company;

  •
  tangible book value per share of the acquired company; and

  •
  tangible equity premium to core deposits (total deposits less time deposits greater than $100,000).

        KBW also reviewed the price per common share paid for the acquired company for each selected transaction in which the acquired company was publicly traded as a premium to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium). The above transaction multiples and one-day market premiums for the selected transactions were compared with the corresponding transaction multiples and one-day market premium for the proposed merger based on the implied transaction value for the proposed merger of $27.00 per share of Hudson Valley common stock and using financial information for Hudson Valley as of September 30, 2014 (pro forma for the A.R. Schmeidler divestiture as provided to KBW by Hudson Valley management), Hudson Valley's 2014 and 2015 estimated EPS per both Hudson Valley management and consensus "street estimates" and the closing price of Hudson Valley common stock on October 23, 2014.

        The results of the analysis (excluding the impact of the LTM, current year and next year EPS multiples for one of the selected transactions considered to be not meaningful because they were either negative or greater than 50.0x) are set forth in the following table:

Transaction Price to:	Hudson Valley		Hudson Valley Consensus Street Est.		Selected Transactions 25th Percentile		Selected Transactions Average		Selected Transactions Median		Selected Transactions 75th Percentile
LTM EPS	NM				14.5	x	20.3	x	17.8	x	23.1	x
Current Year EPS	47.7	x	44.3	x	16.8	x	20.4	x	18.6	x	23.6	x
FWD EPS	28.6	x	35.1	x	16.5	x	18.9	x	18.0	x	18.1	x
Tangible Book Value per Share	1.86	x			1.48	x	1.73	x	1.73	x	1.89	x
Core Deposit Premium	9.4%				6.8%		10.5%		11.7%		13.4%
One-Day Market Premium	42.8%				16.1%		24.7%		20.3%		34.7%

        KBW also derived the implied premium of the implied transaction value for the proposed merger of $27.00 per share of Hudson Valley common stock to the 20-day trailing average closing price of Hudson Valley as of October 31, 2014, which resulted in an implied premium of 34.6%.

        No company or transaction used as a comparison in the above selected transaction analysis is identical to Hudson Valley or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

  Discounted Cash Flow Analysis

        KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of Hudson Valley (pro forma for the A.R. Schmeidler divestiture). In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of Hudson Valley (pro forma for the A.R. Schmeidler divestiture) prepared, and provided to KBW, by Hudson Valley management, and assumed discount rates ranging from 11.0% to 15.0%. The ranges of values were derived by adding (i) the present value of the estimated free cash flows that Hudson Valley could generate over the period from the fourth quarter of 2014 through 2018 as a standalone company, and (ii) the present value of Hudson Valley's implied terminal value at the end of such period. KBW assumed that Hudson Valley would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. Any free cash flows in excess of what would need to be retained were assumed to represent dividendable cash flows for Hudson Valley. In calculating the terminal value of Hudson Valley, KBW applied a range of 13.0x to 17.0x estimated 2019 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Hudson Valley common stock of approximately $19.04 per share to $27.74 per share.

        The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Hudson Valley.

  Pro Forma Financial Impact Analysis

        KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Sterling and Hudson Valley. Using closing balance sheet estimates as of June 30, 2015 for Sterling and Hudson Valley (pro forma for the A.R. Schmeidler divestiture) provided by the respective managements of Sterling and Hudson Valley, earnings consensus "street estimates" for Sterling, earnings estimates for Hudson Valley provided by Hudson Valley management and certain pro forma assumptions (including certain purchase accounting adjustments, cost savings and related expenses) provided by Sterling management, KBW analyzed the potential financial impact of the merger on certain projected financial results of Sterling. This analysis indicated the merger could be accretive to Sterling's 2016 estimated EPS, dilutive to Sterling's 2015 estimated EPS (assuming full year impact) and dilutive to Sterling's estimated tangible book value per share as of June 30, 2015. Furthermore, the analysis indicated that, pro forma for the proposed merger, each of Sterling's tangible common equity to tangible assets ratio, leverage ratio and Total Risk Based Capital Ratio as of June 30, 2015 could be lower and that Sterling's Tier 1 Risk-Based Capital Ratio as of June 30, 2015 could be higher. For all of the above, the actual results achieved by Sterling following the merger may vary from the projected results, and the variations may be material. This analysis did not reflect the potential impact of interest rate marks, other purchase accounting marks and accretion to earnings of any portion of gross credit marks.

  Miscellaneous

        KBW acted as financial advisor to Hudson Valley in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of KBW's business as a broker-dealer and further to existing sales and trading relationships between KBW and its affiliates and each of Hudson Valley and Sterling, KBW and its affiliates from time to time purchased securities from, and sold securities to, Hudson Valley and Sterling. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Hudson Valley and Sterling for its own account and for the accounts of its customers.

        Pursuant to the KBW engagement agreement, Hudson Valley agreed to pay KBW a total cash fee, currently estimated to be approximately $4.3 million, equal to 0.80% of the aggregate merger consideration, $500,000 of which became payable to KBW upon the rendering of its opinion and the balance of which is contingent upon the consummation of the merger. Hudson Valley also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW's engagement or KBW's role in connection therewith. Other than in connection with this present engagement, in the two years preceding the date of its opinion, KBW has not provided investment banking and financial advisory services to Hudson Valley and has not received compensation for such services from Hudson Valley. In the two years preceding the date of its opinion, KBW has not provided investment banking and financial advisory services to Sterling. However, KBW acted as financial advisor to legacy Sterling Bancorp in 2012 and 2013 in connection with the Provident merger and received a total cash fee of $2,000,000 for such services. In 2015, KBW also acted as a joint book-running manager in connection with Sterling's common stock offering in February 2015 and received total cash fees of approximately $1,500,000 for such services. KBW may in the future provide investment banking and financial advisory services to Hudson Valley or Sterling and receive compensation for such services.

Sterling's Reasons for the Merger; Recommendation of the Sterling Board

        After careful consideration, the Sterling board, at a meeting held on November 4, 2014, unanimously determined that the merger agreement is in the best interests of Sterling and its stockholders. Accordingly, the Sterling board approved the merger agreement and unanimously recommends that Sterling stockholders vote "FOR" the adoption of the merger agreement.

        In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its stockholders adopt the merger agreement, the Sterling board consulted with Sterling management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

  •
  each of Sterling's and Hudson Valley's business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Sterling board considered its view that Hudson Valley's business and operations complement those of Sterling (including by enhancing its scale in the New York metropolitan area and strengthening its funding and liquidity profile) and that the merger would leverage Sterling's commercial lending expertise with Hudson Valley's differentiated deposit products to diversify commercial loan origination capabilities and attractive deposit mix and funding cost;

  •
  its understanding of the current and prospective environment in which Sterling and Hudson Valley operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Sterling both with and without the proposed transaction;

  •
  its review and discussions with Sterling's management and its legal and financial advisors concerning the due diligence investigation of Hudson Valley;

  •
  the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

  •
  management's expectation that Sterling will retain its strong capital position upon completion of the transaction;

  •
  the opinion of Jefferies, dated November 4, 2014, to the Sterling board as to the fairness to Sterling, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the merger, as more fully described below in the section entitled "—Opinion of Jefferies";

  •
  the fairness opinion of RBC, the financial advisor of the Sterling board, that, as of the date of such opinion, and based upon and subject to the considerations, assumptions, limitations, qualifications and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to Sterling, as more fully described below in the section entitled "—Opinion of RBC";

  •
  the financial analyses and presentations provided by RBC to the Sterling board, including the presentation of the analyses underlying the fairness opinion of RBC, described under "—Opinion of RBC";

  •
  the financial and other terms of the merger agreement, including the fixed exchange ratio, expected tax treatment and deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

  •
  the potential risk of diverting management attention and resources from the operation of Sterling's business and towards the completion of the merger;

  •
  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Hudson Valley's business, operations and workforce with those of Sterling; and

  •
  the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

        The foregoing discussion of the factors considered by the Sterling board is not intended to be exhaustive, but, rather, includes the material factors considered by the Sterling board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Sterling board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Sterling board considered all these factors as a whole, including discussions with, and questioning of, Sterling's management and Sterling's financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the Sterling board's reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 49.

Opinion of Jefferies

        On November 4, 2014, at a meeting of the Sterling board held to evaluate the merger, Jefferies delivered to the Sterling board an oral opinion, confirmed by delivery of a written opinion dated November 4, 2014, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in Jefferies' opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Sterling.

        The full text of Jefferies' opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Jefferies. Jefferies' opinion is attached as Annex E and is incorporated by reference into this document. Jefferies' opinion was provided for the use and benefit of the Sterling board in its consideration of the exchange ratio, and did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to Sterling, nor did it address the underlying business decision by Sterling to engage in the merger or the terms of the merger agreement (other than the exchange ratio) or the documents referred to therein. Jefferies' opinion does not constitute a recommendation as to how any holder of Sterling common stock or Hudson Valley common stock should vote in connection with the merger or any matter related thereto. The following summary is qualified in its entirety by reference to the full text of Jefferies' opinion. Stockholders are urged to read the entire opinion carefully in connection with their consideration of the any merger proposal.

        In arriving at its opinion, Jefferies, among other things:

  •
  reviewed the financial terms and conditions of a draft of the merger agreement dated November 3, 2014;

  •
  reviewed certain publicly available financial and other information about Sterling and Hudson Valley;

  •
  reviewed certain information furnished to Jefferies by Sterling and Hudson Valley relating to the business, operations and prospects of Sterling and Hudson Valley;

  •
  held discussions with members of senior management of Sterling and Hudson Valley concerning the matters described in the second and third bullets above;

  •
  reviewed the share trading price history and valuation multiples for Hudson Valley common stock and Sterling common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

  •
  compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies deemed relevant;

  •
  analyzed the discounted cash flows of Sterling and Hudson Valley;

  •
  reviewed publicly available financial forecasts of Sterling and Hudson Valley prepared by various market analysts;

  •
  considered the potential pro forma impact of the merger; and

  •
  conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

        In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Sterling or Hudson Valley or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the managements of Sterling and Hudson Valley that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Sterling or Hudson Valley, and Jefferies was not furnished with and assumed no responsibility to obtain any such evaluations or appraisals.

        With respect to the financial forecasts provided to and examined by Jefferies, Jefferies' opinion noted that projecting future results of any company is inherently subject to uncertainty. Jefferies assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates. Jefferies expressed no opinion as to these financial forecasts or the assumptions on which they were made. At Sterling's direction, Jefferies, in its review and analysis and in rendering its opinion, relied on publicly available financial forecasts of Sterling and Hudson Valley prepared by various market analysts.

        Jefferies' opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies became aware after the date of its opinion.

        Jefferies made no independent investigation of any legal or accounting matters affecting Sterling or Hudson Valley, and Jefferies assumed the correctness in all respects material to Jefferies' analysis of all legal and accounting advice given to Sterling and Sterling's board, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and the transactions contemplated by, the merger agreement to Sterling and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the merger to Sterling, Hudson Valley or any holder of Sterling common stock. Sterling advised Jefferies that the merger will qualify as a tax-free reorganization for federal income tax purposes. In rendering its opinion, Jefferies assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining any necessary regulatory or third-party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Sterling, Hudson Valley or the contemplated benefits of the merger in any respect material to Jefferies' opinion.

        Jefferies was not asked to address, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Sterling. Jefferies expressed no opinion as to the price at which shares of Sterling common stock or Hudson Valley common stock would trade at any time. Jefferies expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Hudson Valley's officers, directors or employees, or any class of such persons, in connection with the merger. Jefferies' opinion was authorized by the Fairness Committee of Jefferies.

        In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies' analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies' opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies' view of Sterling's or Hudson Valley's actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies' own experience and judgment.

        In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond Sterling's, Hudson Valley's and Jefferies' control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses performed were prepared solely as part of Jefferies' analysis of the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement, and were provided to Sterling's board in connection with the delivery of Jefferies' opinion.

        The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies' delivery of its opinion to the Sterling board on November 4, 2014. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative descriptions of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies' financial analyses. For purposes of the financial analyses summarized below, the term "implied Hudson Valley per share merger consideration" refers to the implied value of the merger consideration of $26.86 per share of Hudson Valley common stock based on the 1.92x exchange ratio set forth in the merger agreement and the closing price of Sterling common stock on November 3, 2014 of $13.99 per share. In connection with Jefferies' financial analyses relating to Sterling and Hudson Valley, Jefferies utilized publicly available financial forecasts, estimates and other data relating to Sterling and Hudson Valley, including financial forecasts and other publicly available research analysts' estimates, Sterling's and Hudson Valley's respective public filings, and certain information furnished to it by Sterling and Hudson Valley.

  Relative Contribution Analysis

        Jefferies analyzed the contribution of each of Sterling and Hudson Valley to the pro forma combined company with respect to the market capitalization as of October 23, 2014 (which was the last trading day prior to publication of a news report regarding the potential sale of Hudson Valley), assets, core deposits, tangible common equity, calendar year 2016 estimated net income (based on publicly available research analysts' estimates), and calendar year 2016 estimated adjusted net income (assuming 100% of cost savings allocated to Hudson Valley).

        This analysis indicated the following pro forma Hudson Valley contributions with implied exchange ratios ranging from a low of 0.9733x to a high of 2.2683x, as compared to the exchange ratio of 1.92x:

Financial Metric	Implied Hudson Valley Contribution	Implied Exchange Ratio
Market Capitalization	25.5%	1.4293x
Assets	29.8%	1.7794x
Core Deposits	34.9%	2.2447x
Tangible Common Equity	35.2%	2.2683x
2016E Net Income	18.9%	0.9733x
2016E Adj. Net Income	31.9%	1.9622x

  Selected Company Analysis

        Jefferies reviewed selected financial and stock market data of Hudson Valley and the following ten selected publicly traded banks with assets between $1 billion and $10 billion, each headquartered in New York:

  •
  NBT Bancorp

  •
  Community Bank System

  •
  Sterling Bancorp

  •
  Tompkins Financial

  •
  TrustCo Bank Corp

  •
  Financial Institutions

  •
  First on Long Island

  •
  Bridge Bancorp

  •
  Arrow Financial Corporation

  •
  Suffolk Bancorp

        Jefferies reviewed, among other things, closing stock prices of the selected companies on November 3, 2014 as multiples of the selected companies' tangible book value per share as of the most recent quarter publicly available, calendar year 2015 estimated earnings per share (referred to as EPS), calendar year 2016 estimated EPS and core deposit premiums (calculated as the quotient of (i) the difference of the selected company's price per share less its tangible book value per share, divided by (ii) the selected company's core deposits (calculated as total deposits less jumbo deposits) per share). Jefferies then applied selected tangible book value per share, calendar year 2015 estimated EPS, calendar year 2016 estimated EPS and core deposit premium multiples derived from the selected companies to corresponding data of Hudson Valley. Estimated financial data of Hudson Valley and the selected companies was based on publicly available research analysts' estimates, public filings and other publicly available information.

        This analysis indicated the following approximate implied exchange ratio and implied per share equity value reference ranges for Hudson Valley as compared to the exchange ratio of 1.92x and implied Hudson Valley per share merger consideration of $26.86:

Selected Company Multiple	Selected Company Reference Range	Implied Exchange Ratio Range	Implied Per Share Equity Value Range
Price / TBV	1.50x–2.00x	1.53x–2.04x	$21.44–$28.58
Price / 2015E EPS	15.0x–17.0x	0.83x–0.94x	$11.62–$13.18
Price / 2016E EPS	14.0x–15.8x	1.10x–1.24x	$15.40–$17.38
Core Deposit Premium	8%–13%	1.79x–2.27x	$25.05–$31.77

        Jefferies also reviewed selected financial and stock market data of Sterling and the following ten selected publicly traded banks with assets between $5 billion and $30 billion, each headquartered in the Mid-Atlantic and Northeast regions:

  •
  Signature Bank

  •
  Webster Financial

  •
  Fulton Financial

  •
  Valley National

  •
  F.N.B. Corporation

  •
  National Penn

  •
  Provident Financial Services

  •
  NBT Bancorp

  •
  Independent Bank

  •
  Tompkins Financial

        Jefferies reviewed, among other things, closing stock prices of the selected companies on November 3, 2014 as multiples of the selected companies' tangible book value per share as of the most recent quarter publicly available, calendar year 2015 estimated EPS, calendar year 2016 estimated EPS and core deposit premiums. Estimated financial data of the selected companies was based on publicly available research analysts' estimates, public filings and other publicly available information.

  Selected Transactions Analysis

        Jefferies reviewed publicly available financial information for the following nine recent bank merger and acquisition transactions involving public targets announced since January 1, 2014 with deal values greater than $200 million. The following table sets forth the selected transactions considered, including their respective dates of announcement:

Date Announced	Buyer	Seller
10/29/2014	WesBanco, Inc.	ESB Financial Corporation
9/8/2014	BB&T Corporation	Bank of Kentucky Financial Corporation
7/31/2014	Bank of the Ozarks, Inc.	Intervest Bancshares Corporation
7/15/2014	TownBank	Franklin Financial Corporation
6/10/2014	First Citizens Bancshares, Inc.	First Citizens Bancorporation
5/8/2014	Valley National Bancorp	1st United Bancorp, Inc.
4/29/2014	Southside Bancshares, Inc.	OmniAmerican Bancorp, Inc.
1/27/2014	Yadkin Financial Corporation	VantageSouth Bancshares, Inc.
1/21/2014	Center Bancorp, Inc.	ConnectOne Bancorp, Inc.

        Jefferies reviewed, among other things, transaction values of the selected transactions, calculated as the purchase price paid for the target company's equity, as multiples of the target company's tangible book value, estimated earnings for the next twelve month period, referred to as "NTM," estimated NTM earnings with cost savings (based on publicly announced cost savings), and core deposit premiums (calculated as the quotient of (i) the transaction value less the target's tangible book value, divided by (ii) the target's core deposits (calculated as total deposits less jumbo deposits)). Jefferies then applied selected tangible book value, estimated NTM earnings, estimated NTM earnings with cost savings (based on publicly announced cost savings), and core deposit premium multiples derived from the selected transactions to corresponding data of Hudson Valley. Financial data of the selected transactions was based on publicly available research analysts' estimates, public filings and other publicly available information at the time of announcement of the relevant transaction. Financial data of Hudson Valley was based on publicly available research analysts' estimates, public filings and other publicly available information (with 40% cost savings related to the merger assumed per Sterling's direction).

        This analysis indicated the following approximate implied exchange ratio and implied per share equity value reference ranges for Hudson Valley as compared to the exchange ratio of 1.92x and implied Hudson Valley per share merger consideration of $26.86:

Selected Transaction Multiple	Selected Transaction Reference Range	Implied Exchange Ratio Range	Implied Per Share Equity Value Range
Price / TBV	1.50x–2.00x	1.53x–2.04x	$21.44–$28.58
Price / NTM Earnings	25.0x–35.0x	1.39x–1.95x	$19.50–$27.30
Price NTM Earnings with Cost Savings	15.0x–17.0x	2.08x–2.36x	$29.13–$33.01
Core Deposit Premium	10%–15%	1.98x–2.46x	$27.73–34.46

  Discounted Cash Flow Analyses

        Jefferies performed certain discounted cash flow, referred to as "DCF," analyses of Hudson Valley on a standalone basis using cash flow projections based on publicly available research analysts' estimates and market and other data relating to Hudson Valley, and on a pro forma basis after giving effect to certain transaction-related adjustments at the direction of Sterling, including expected cost savings and deployment of Hudson Valley's excess liquidity into new loans, which Sterling expects to provide an incremental earnings benefit for the combined company following the merger. In addition, Jefferies performed DCF analyses of Sterling on a standalone basis using cash flow projections based on publicly available research analysts' estimates and market and other data relating to Sterling.

        Jefferies' standalone and pro forma DCF analyses of Hudson Valley and the standalone DCF analysis of Sterling utilized the following assumptions, among others:

  •
  earnings projected over a 4.5-year horizon based on publicly available research analysts' estimates through 2016 and a 5% and 8% long-term growth thereafter for Hudson Valley and Sterling, respectively;

  •
  a cost of equity discount rate range of 11.0%–13.0% and a calculated cost of equity of 12.2% for Hudson Valley and 11.8% for Sterling;

  •
  a terminal value for the standalone DCF analysis of Hudson Valley calculated at December 31, 2019 based on a tangible book value multiple range of 1.80x–2.00x;

  •
  a terminal value for the pro forma DCF analysis of Hudson Valley and the standalone DCF analysis of Sterling calculated at December 31, 2019 based on a NTM estimated earnings multiple range of 13.0x–15.0x; and

  •
  a tangible common equity to tangible asset constraint of 7.5%.

        This analysis indicated the following approximate implied exchange ratio and implied per share equity value reference ranges for Hudson Valley on a standalone and pro forma basis as compared to the exchange ratio of 1.92x and implied Hudson Valley per share merger consideration of $26.86:

DCF Analysis	Implied Exchange Ratio Range	Implied Per Share Equity Value Range
Standalone	1.29x–1.57x	$18–$22
Pro Forma	2.07x–2.50x	$29–$35

        In addition, this analysis indicated the following approximate per share equity value reference range for Sterling of $12.23 per share at the low end and $14.82 per share at the high end, as compared to Sterling's common stock closing price on November 3, 2014 of $13.99 per share.

  Other Information

        Jefferies also noted for the Sterling board certain additional factors that were not considered part of Jefferies' financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  comparison of selected multiples paid in selected bank merger and acquisition transactions involving public targets announced since January 1, 2014 with deal values greater than $200 million with corresponding implied multiples applicable to Hudson Valley in connection with the merger;

  •
  potential pro forma impact of the merger after taking into account potential integration costs, cost savings and synergies anticipated by Sterling's management to result from the merger on, among other things, Sterling's and Hudson Valley's standalone estimated calendar year 2015 and 2016 EPS and tangible book value per share as of June 30, 2015, relative to the combined company's estimated EPS and tangible book value per share during such periods or as of such date utilizing publicly available data, estimates of analysts and data relating to Sterling and Hudson Valley.

  General

        Jefferies' opinion was one of many factors taken into consideration by Sterling's board in making its determination to approve the merger and should not be considered determinative of the views of Sterling's board or management with respect to the merger or the exchange ratio provided for in the merger agreement.

        Jefferies was selected by Sterling's board based on Jefferies' qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

        Sterling has engaged Jefferies to act as its financial advisor in connection with the merger, and Jefferies will receive an aggregate fee of $2.5 million for its services, a substantial portion of which is payable contingent upon consummation of the merger. Jefferies also will be reimbursed, in accordance with the terms of its engagement letter, for certain expenses incurred. Sterling has agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement.

        Jefferies has not, in the past two years, provided financial advisory and financing services to Sterling or Hudson Valley other than acting as joint book-running manager in connection with Sterling's common stock offering in February 2015, for which Jefferies received compensation of approximately $1.9 million. Jefferies maintains a market in the securities of Sterling and Hudson Valley, and in the ordinary course of business, Jefferies and its affiliates may trade or hold securities of Sterling, Hudson Valley and/or their respective affiliates for Jefferies' own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to Sterling or Hudson Valley, or entities that are affiliated with Sterling or Hudson Valley, for which Jefferies would expect to receive compensation.

Opinion of RBC

        On November 4, 2014, RBC rendered its written opinion to the Sterling board that, as of that date and subject to the assumptions, qualifications, limitations and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to Sterling. The full text of RBC's written opinion dated November 4, 2014 is attached to this joint proxy statement/prospectus as Annex F and constitutes part of this joint proxy statement/prospectus. RBC's opinion was approved by RBC's Fairness Opinion Committee. This summary of RBC's opinion is qualified in its entirety by reference to the full text of the opinion. Sterling urges holders of Sterling common stock to read RBC's opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBC.

        RBC's opinion was provided for the information and assistance of the Sterling board in connection with its consideration of the merger. RBC's opinion did not address the merits of Sterling's underlying decision to engage in the merger or the relative merits of the merger compared to any alternative business strategy or transaction in which Sterling might engage. RBC's opinion and the analyses performed by RBC in connection with its opinion, as reviewed by the Sterling board, were only two of many factors taken into consideration by the Sterling board in connection with its evaluation of the merger. RBC's opinion does not constitute a recommendation to any holder of Sterling common stock as to how such holder should vote with respect to the adoption of the merger agreement or any other proposal to be voted upon by them in connection with the merger.

        RBC's opinion addressed solely the fairness of the exchange ratio, from a financial point of view, to Sterling, and did not in any way address other terms or arrangements of the merger or the merger agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or entered into in connection with, the merger agreement, nor did it address, and RBC expressed no opinion with respect to, the solvency of Sterling. Further, in rendering its opinion, RBC expressed no opinion about the fairness of the amount or nature of the compensation (if any) to any of Sterling's directors, officers or employees, or any class of such persons, relative to the compensation to be paid by Sterling in the merger.

        In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all the information that was publicly available to RBC and all of the financial, legal, tax, operating and other information provided to or discussed with RBC by Sterling or Hudson Valley (including, without limitation, the financial statements and related notes thereto of each of Sterling and Hudson Valley, respectively), and RBC did not assume responsibility for independently verifying, and did not independently verify, such information. RBC assumed that all Forecasts (as defined below) provided to RBC by Sterling (including Forecasts provided to RBC by Sterling with respect to certain synergies expected to be realized from the Merger) were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Sterling and Hudson Valley (as the case may be), respectively, as standalone entities (or, in the case of the projected synergies, as a combined company). RBC expressed no opinion as to those Forecasts or the assumptions on which they were based.

        In rendering its opinion, RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of Sterling or Hudson Valley, and RBC was not furnished with any such valuations or appraisals. RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Sterling or Hudson Valley. RBC is not an expert in the evaluation of allowances for loan and lease losses and did not independently verify such allowances or review or examine any individual loan or credit files. RBC assumed, with Sterling's consent, that the aggregate allowances for loan and lease losses set forth in the financial statements of Sterling and Hudson Valley are adequate to cover such losses. RBC did not investigate, and made no assumption regarding, any litigation or other claims affecting Sterling or Hudson Valley.

        RBC assumed, in all respects material to its analysis, that all conditions to the consummation of the merger would be satisfied without waiver thereof. RBC further assumed that the executed version of the merger agreement would not differ, in any respect material to its opinion, from the draft merger agreement that it received.

        RBC's opinion speaks only as of the date thereof, was based on the conditions as they existed and information which RBC was supplied as of the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. RBC did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date thereof and does not have an obligation to update, revise or reaffirm its opinion. RBC did not express any opinion as to the prices at which Sterling common stock or Hudson Valley common stock have traded or would trade following the announcement of the merger nor the prices at which Sterling common stock would trade following the consummation of the merger.

        For the purposes of rendering its opinion, RBC undertook such review and inquiries as it deemed necessary or appropriate under the circumstances, including the following:

  •
  reviewed the financial terms of the draft merger agreement;

  •
  reviewed and analyzed certain publicly available financial and other data with respect to Sterling and Hudson Valley and certain other relevant historical operating data relating to Sterling and Hudson Valley made available to RBC from published sources and from the internal records of Sterling;

  •
  reviewed and analyzed certain publicly available consensus research estimates of financial projections and forecasts of Sterling and Hudson Valley as standalone entities, as directed by Sterling's management, as well as reviewed and analyzed certain assumptions relating to the future financial performance of Sterling and Hudson Valley as standalone entities extrapolated from such publicly available projections and forecasts provided by Sterling's management, as well as information with respect to certain synergies expected to be realized from the merger provided by Sterling's management (collectively, "Forecasts");

  •
  conducted discussions with members of the senior management of Sterling with respect to the business prospects and financial outlook of Sterling and Hudson Valley as standalone entities as well as the strategic rationale and potential benefits of the merger;

  •
  reviewed Wall Street research estimates regarding the potential future performance of Sterling and Hudson Valley as standalone entities;

  •
  reviewed the reported prices and trading activity for Sterling common stock and Hudson Valley common stock; and

  •
  performed other studies and analyses as RBC deemed appropriate.

        Set forth below is a summary of the material financial analyses performed by RBC in connection with the rendering of its opinion, as delivered to the Sterling board in connection with its meeting on November 4, 2014. The order of analyses described does not represent relative importance or weight given to those analyses by RBC. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the summary of the analyses used by RBC, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.

        For purposes of its analyses, RBC reviewed a number of financial and operating metrics, including:

  •
  Tangible Book Value (which we refer to as "TBV"), which means a company's total book value less the value of any intangible assets, including goodwill; and

  •
  Core Deposit Premium (which we refer to as "CDP"), which means the quotient of (i) the equity value of a company less TBV and (ii) aggregate core deposits, expressed as a percentage.

        Unless the context indicates otherwise, the analyses performed below were calculated using the following methodologies: (i) using the closing price of Sterling common stock and Hudson Valley common stock and the closing prices of the selected bank holding companies as of November 3, 2014, (ii) historical financial and operating data for Sterling, Hudson Valley and the selected companies was based on publicly available information for each company as of November 3, 2014, and (iii) transaction values and CDPs for the target companies derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the estimated purchase prices announced on such date for the selected transactions. Accordingly, this information may not reflect current or future market conditions. The calculations of TBV and CDP were as of September 30, 2014. 2015 earnings estimates for Sterling, Hudson Valley and the selected companies were based on consensus Wall Street research estimates available as of November 3, 2014. For the purposes of certain analyses described below, the term "implied per share consideration" refers to the implied per share value of the merger consideration of $26.86 based on the exchange ratio of 1.92 shares of Sterling common stock per share of Hudson Valley common stock and the closing price of Sterling common stock as of November 3, 2014 of $13.99.

  Hudson Valley Financial Analysis

        Public Company Analysis.    RBC reviewed certain financial and operating information and implied trading multiples for selected publicly-traded companies as compared to the corresponding information and implied trading multiples for Hudson Valley. In choosing the selected companies, RBC considered publicly traded banks and thrifts in the New York City metropolitan statistical area with assets ranging from $2 billion to $10 billion. RBC excluded mutual holding companies, targets of pending mergers and companies not traded on the NYSE or any of the NASDAQ stock markets. RBC also excluded publicly traded banks and thrifts that recently converted to stock form from mutual form with a ratio of tangible common equity to tangible assets greater than 15%.

        In this analysis, RBC compared (i) multiples of implied price per share of common equity to TBV, (ii) multiples of implied price per share of common equity to 2015 estimated earnings per share ("EPS") and (iii) CDP. The list of selected companies and the related high, median and low multiples and percentages for such selected companies and for Hudson Valley are as follows:

Selected Companies

  •
  Provident Financial Services

  •
  Sterling Bancorp

  •
  Flushing Financial Corp.

  •
  Dime Community Bancshares Inc.

  •
  Lakeland Bancorp

  •
  ConnectOne Bancorp, Inc.

  •
  First of Long Island Corp.

  •
  Peapack-Gladstone Financial

  •
  OceanFirst Financial Corp.

  •
  Bridge Bancorp Inc.

	Price/TBV	Price/2015 EPS	Core Deposit Premium
High	2.22x	15.0x	23.2%
Median	1.57x	13.4x	7.5%
Low	1.18x	12.2x	1.7%
Hudson Valley as of 11/3/2014	1.59x	29.3x	6.0%
Hudson Valley at Implied Per Share Consideration	1.88x	34.7x	9.0%

        From this data, RBC selected an implied per share equity reference range for Hudson Valley common stock based on TBV multiples of 1.18x–2.22x, 2015 estimated EPS multiples of 12.2x–15.0x and CDP percentages of 1.7%–23.2%. This analysis indicated the following implied per share equity reference range for Hudson Valley common stock, as compared to the implied per share consideration:

Implied Per Share Equity Reference Range for Hudson Valley based on:
TBV	2015 Estimated EPS	Core Deposit Premium	Implied Per Share Consideration
$16.92–$31.73	$9.46–$11.62	$16.63–$46.53	$26.86

        Selected Transactions Analysis.    RBC reviewed certain implied transaction multiples and percentages for a set of precedent merger and acquisition transactions as compared to the corresponding implied transaction multiples and percentages for the merger. In selecting these precedent transactions, RBC considered mergers and acquisitions publicly announced from 2013 to present with target assets ranging from $1.5 billion to $5.0 billion and with a ratio of non-performing assets to assets of less than 3.0%. RBC excluded from its analysis merger of equals transactions and transactions in which the deal value was undisclosed.

        In this analysis, RBC compared (i) multiples of implied price per share of common equity to TBV, (ii) multiples of implied price per share of LTM core earnings and (iii) CDP. In calculating multiples of price to LTM core earnings RBC used core EPS where available, and, where core EPS was not available, RBC used reported EPS. The list of selected transactions and the related high, median and low multiples and percentages for such selected transactions and for Hudson Valley are as follows:

Announcement Date	Acquiror	Target
October 29, 2014	WesBanco Inc.	ESB Financial Corp.
October 27, 2014	IBERIABANK Corp.	Old Florida Bancshares Inc.
September 25, 2014	Ford Financial Fund II L.P.	Mechanics Bank
September 8, 2014	BB&T Corp.	Bank of Kentucky Finl Corp.
May 28, 2014	Simmons First National Corp.	Liberty Bancshares Inc.
May 8, 2014	Valley National Bancorp	1st United Bancorp Inc.
May 6, 2014	Simmons First National Corp.	Community First Bancshares Inc.
April 29, 2014	Southside Bancshares Inc.	OmniAmerica Bancorp Inc.
January 30, 2014	Bank of the Ozarks Inc.	Summit Bancorp Inc.
January 29, 2014	CenterState Banks	First Southern Bancorp Inc.
November 25, 2013	View Point Financial Group Inc	Legacy Texas Group Inc.
October 23, 2013	Cascade Bancorp	Home Federal Bancorp
October 23, 2013	Heritage Financial Corp.	Washington Banking Co.
September 18, 2013	East West Bancorp Inc.	MetroCorp Bancshares Inc.
August 29, 2013	Prosperity Bancshares Inc.	F & M Bancorp. Inc.
August 13, 2013	Cullen/Frost Bankers Inc.	WNB Bancshares Inc.
July 1, 2013	Prosperity Bancshares Inc.	FVNB Corp.
June 10, 2013	Union First Market Bkshs Corp.	StellarOne Corp.
May 24, 2013	Banco de Credito e Inversiones	CM Florida Holdings Inc.
February 20, 2013	SCBT Financial Corp.	First Financial Holdings Inc.

	Price/TBV	Price/LTM Core Earnings	Core Deposit Premium
High	2.84x	55.5x	15.7%
Median	1.82x	17.1x	11.5%
Low	1.12x	11.9x	2.8%
Hudson Valley at Implied Per Share Consideration	1.88x	40.7x	9.0%

        From this data, RBC selected an implied per share equity reference range for Hudson Valley common stock based on TBV multiples of 1.12x–2.84x, LTM core earnings multiples of 11.9x–55.5x and CDP percentages of 2.8%–15.7%. This analysis indicated the following implied per share equity reference range for Hudson Valley common stock, as compared to the implied per share consideration:

Implied Per Share Equity Reference Range for Hudson Valley based on:
TBV	LTM Core Earnings	Core Deposit Premium	Implied Per Share Consideration
$16.04–$40.60	$7.84–$36.60	$18.12–$36.05	$26.86

        Discounted Cash Flow Analysis.    RBC performed discounted cash flow analyses of Hudson Valley by calculating the estimated net present value of the unlevered, after-tax free cash flows of Hudson Valley available for dividends through 2019, based on Sterling's Forecasts. RBC performed such discounted cash flow analyses both on a standalone basis (the "Hudson Valley Standalone DCF") and including the value of the synergies projected to result from the merger as provided by management of Sterling (the "Hudson Valley Cost Savings DCF"). Both DCFs assumed a ratio of target tangible common equity to tangible assets of 7.5%, a pre-tax opportunity cost of cash of 2.00% and a 35% tax rate. The Hudson Valley Cost Savings DCF assumed cost savings equal to 40% of Hudson Valley's non-interest expense, 73% of which was projected to be phased in during 2015, and 100% of which was projected to be achieved during 2016 and thereafter.

        RBC performed the Hudson Valley Standalone DCF and the Hudson Valley Cost Savings DCF analyses using discount rates ranging from 11.5% to 13.5%, based on an estimated cost of equity using the capital asset pricing model ("CAPM"), inclusive of an equity size premium, and a terminal value at the end of the forecast period, using terminal multiples ranging from 12.0x to 15.0x estimated 2019 earnings. The terminal multiples were selected based on a review of the multiples of 2015 earnings for the selected public companies referred to above. The Hudson Valley Standalone DCF and the Hudson Valley Cost Savings DCF indicated the following implied per share reference ranges, as compared to the implied per share consideration:

For Hudson Valley based on Standalone DCF Implied Per Share Equity Reference Range	For Hudson Valley based on Cost Savings DCF Implied Per Share Equity Reference Range	Implied Per Share Consideration
$13.92–$17.54	$27.98–$35.57	$26.86

  Sterling Financial Analysis

        Public Company Analysis.    RBC reviewed certain financial and operating information and implied trading multiples for selected publicly-traded companies as compared to the corresponding information and implied trading multiples for Sterling. In choosing the selected companies, RBC considered publicly traded banks and thrifts in the Northeast and Mid-Atlantic area with assets of $4 billion to $10 billion. RBC excluded mutual holding companies, targets of pending mergers and companies not traded on the NYSE or any of the NASDAQ stock markets.

        In this analysis, RBC compared (i) multiples of implied price per share of common equity to TBV, (ii) multiples of implied price per share of common equity to 2015 estimated EPS and (iii) CDP. The list of selected companies and the related high, median and low multiples and percentages for such selected companies and for Sterling are as follows:

Selected Companies

  •
  National Penn Bancshares Inc.

  •
  Provident Financial Services

  •
  NBT Bancorp Inc.

  •
  Northwest Bancshares, Inc.

  •
  Community Bank System Inc.

  •
  Customers Bancorp Inc

  •
  Independent Bank Corp.

  •
  First Commonwealth Financial

  •
  Berkshire Hills Bancorp Inc.

  •
  Brookline Bancorp Inc.

  •
  Tompkins Financial Corporation

  •
  S&T Bancorp Inc.

  •
  Flushing Financial Corp.

  •
  WSFS Financial Corp.

  •
  TrustCo Bank Corp NY

  •
  Dime Community Bancshares Inc.

  •
  Sandy Spring Bancorp Inc.

  •
  Eagle Bancorp Inc

	Price/ TBV	Price/ 2015 EPS	Core Deposit Premium
High	2.67x	19.3x	22.1%
Median	1.66x	14.2x	8.4%
Low	1.21x	10.9x	3.1%
Sterling	2.22x	14.6x	13.6%

        From this data, RBC selected an implied per share equity reference range for Sterling common stock based on TBV multiples of 1.21x–2.67x, 2015 estimated EPS multiples of 10.9x–19.3x and CDP percentages of 3.1%–22.1%. This analysis indicated the following implied per share equity reference range for Sterling common stock, compared to the November 3, 2014 closing price of Sterling common stock:

Implied Per Share Equity Reference Range for Sterling based on:
TBV	2015 Estimated EPS	Core Deposit Premium	Sterling common stock on November 3, 2014
$7.64–$16.82	$10.42–$18.49	$8.02–$18.75	$13.99

        Discounted Cash Flow Analysis.    RBC performed discounted a cash flow analysis of Sterling by calculating the estimated net present value of the unlevered, after-tax free cash flows of Sterling available for dividends through 2019, based on Forecasts. RBC assumed a ratio of target tangible common equity to tangible assets of 7.5%, a pre-tax opportunity cost of cash of 2.00% and a 35% tax rate.

        RBC performed the discounted cash flow analysis using discount rates ranging from 11.5% to 13.5% based on an estimated cost of equity using CAPM, inclusive of an equity size premium, and a terminal value at the end of the forecast period, using terminal multiples ranging from 13.0x to 16.0x estimated 2019 earnings. The terminal multiples were selected based on a review of the multiples of 2015 earnings for the selected public companies referred to above. The discounted cash flow analysis indicated the following implied per share value reference ranges, as compared to the November 3, 2014 closing price of Sterling common stock:

Sterling Implied Per Share Equity Reference Range	Sterling common stock on November 3, 2014
$11.61–$14.81	$13.99

  Implied Exchange Ratio Analysis

        RBC calculated certain implied exchange ratio reference ranges for the merger.

        Selected Publicly Traded Companies Exchange Ratio Analysis.    Based on the per share reference ranges for Hudson Valley common stock and Sterling common stock implied by the selected publicly traded companies analyses described above, and the corresponding assumptions underlying each such analysis, RBC calculated implied exchange ratio reference ranges. In each case, the low end of each implied exchange ratio reference range was calculated by dividing the low end of the applicable Hudson Valley common stock implied per share reference range by the high end of the applicable Sterling common stock implied per share reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable Hudson Valley common stock implied per share reference range by the low end of the applicable Sterling common stock implied per share reference range. The analysis indicated the following implied reference ranges, as compared to the exchange ratio in the merger:

	Implied Reference Range	Exchange Ratio
Price/TBV	1.0057x–4.1515x	1.92x
Price/2015 Estimated EPS	0.5117x–1.1150x	1.92x
Core Deposit Premium	0.8871x–5.8021x	1.92x

        Selected Transactions Exchange Ratio Analysis. Based on the per share reference ranges for Hudson Valley common stock and Sterling common stock implied by the selected transactions analysis described above, and the corresponding assumptions underlying each such analysis, RBC calculated implied exchange ratio reference ranges. In each case, the low end of each implied exchange ratio reference range was calculated by dividing the low end of the applicable Hudson Valley common stock implied per share selected transactions reference range by the high end of the applicable Sterling common stock implied per share selected publicly traded companies reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable Hudson Valley common stock implied per share selected transactions reference range by the low end of the applicable Sterling common stock implied per share selected publicly traded companies reference range. The analysis indicated the following implied reference ranges, as compared to the exchange ratio in the merger:

	Implied Reference Range	Exchange Ratio
Price/TBV	0.9533x–5.3125x	1.92x
Core Deposit Premium	0.9668x–4.4951x	1.92x

        Discounted Cash Flow Exchange Ratio Analysis.    Based on the per share reference ranges for Hudson Valley common stock and Sterling common stock implied by the discounted cash flow analyses described above, and the corresponding assumptions underlying each such analysis, RBC calculated implied exchange ratio reference ranges. RBC calculated such implied exchange ratio reference ranges on both a standalone basis and together with attributing the value of the estimated synergies to Hudson Valley. In the scenario excluding estimated synergies, the low end of each implied exchange ratio reference range was calculated by dividing the low end of the applicable Hudson Valley common stock implied per share reference range by the high end of the applicable Sterling common stock implied per share reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable Hudson Valley common stock implied per share reference range by the low end of the applicable Sterling common stock implied per share reference range. In the scenario including the value of the synergies, the low end of the implied exchange ratio reference range was calculated by dividing the low end of the Hudson Valley Cost Savings DCF implied per share reference range by the high end of the Sterling common stock implied per share standalone reference range, and the high end of the implied exchange ratio reference range was calculated by dividing the high end of the Hudson Valley Cost Savings DCF implied per share reference range by the low end of the standalone Sterling common stock implied per share reference range. The analysis indicated the following implied reference ranges, as compared to the exchange ratio in the merger:

	Implied Reference Range	Exchange Ratio
Standalone	0.9396x–1.5106x	1.92x
With Value of Synergies	1.8886x–3.0632x	1.92x

  Other Matters

        RBC also noted for the Sterling board certain additional factors that were provided for information purposes, including the following analyses:

Trading Range and Research Target Analysis for Hudson Valley

        Trading Range.    RBC reviewed certain historical stock price information based on closing stock price information over the one year period ended November 3, 2014, for Hudson Valley common stock.

This review indicated the following historical stock price information for Hudson Valley common stock, as compared to the implied per share consideration.

Trading Period Prior to November 3, 2014	Stock Price
52 Week High	$23.08
52 Week Low	$16.61
Implied Per Share Consideration	$26.86

        Analyst Range.    RBC reviewed research reports for Hudson Valley common stock published by four equity analysts since October 28, 2014. Three of the analysts published twelve-month forward price targets for Hudson Valley common stock and were not discounted to present value. In order to better compare the published stock price targets with the per share consideration, RBC discounted such stock price targets to present value (as of November 3, 2014), by applying, for a one-year discount period, an illustrative discount rate of 12%, which was selected based on RBC's professional judgment and taking into consideration Hudson Valley's assumed cost of equity using CAPM. This calculation indicated a stock price target for Hudson Valley common stock of $18.75 per share. The public market trading targets published by equity research analysts do not necessarily reflect current market trading prices for Hudson Valley common stock and these estimates are subject to uncertainties, including the future financial performance of Hudson Valley and future financial market conditions.

Trading Range and Research Target Analysis for Sterling

        Trading Range.    RBC reviewed certain historical stock price information based on closing stock price information over the one year period ended November 3, 2014, for Sterling common stock. This review indicated the following historical stock price information for Sterling common stock, as compared to the closing price of Sterling common stock on November 3, 2014.

Trading Period Prior to November 3, 2014	Stock Price
52 Week High	$14.27
52 Week Low	$10.84
Closing price of Sterling common stock on November 3, 2014	$13.99

        Analyst Target Stock Price Range.    RBC reviewed research reports for Sterling common stock published by five equity research analysts since October 28, 2014. Four of the analysts published twelve-month forward price targets for Sterling common stock and were not discounted to present value. In order to better compare the published stock price targets with the price of Sterling common stock on November 3, 2014, RBC discounted such stock price targets to present value (as of November 3, 2014), by applying, for a one-year discount period, an illustrative discount rate of 12%, which was selected based on RBC's professional judgment and taking into consideration Sterling's assumed cost of equity using CAPM. This calculation indicated a range of stock price targets for Sterling common stock of $12.95 to $13.84 per share. The public market trading targets published by equity research analysts do not necessarily reflect current market trading prices for Sterling common stock and these estimates are subject to uncertainties, including the future financial performance of Sterling and future financial market conditions.

Implied Exchange Ratio Analysis

        Reference Range Exchange Ratio Analysis. Based on the per share reference ranges for Hudson Valley common stock and Sterling common stock implied by the trading range and equity research analyst target stock price range analyses described above, and the corresponding assumptions underlying each such analysis, RBC calculated implied exchange ratio reference ranges. In the trading range scenario, the low end of the implied exchange ratio reference range was calculated by dividing the low end of the applicable Hudson Valley common stock implied per share reference range by the high end of the applicable Sterling common stock implied per share reference range, and the high end of the implied exchange ratio reference range was calculated by dividing the high end of the applicable Hudson Valley common stock implied per share reference range by the low end of the applicable Sterling common stock implied per share reference range. In the equity research analyst target stock price range scenario, the low end of the implied exchange ratio reference range was calculated by dividing the Hudson Valley common stock implied price target by the high end of the Sterling common stock implied per share reference range, and the high end of the implied exchange ratio reference range was calculated by dividing the Hudson Valley common stock implied price target by the low end of the Sterling common stock implied per share reference range. The analysis indicated the following implied reference ranges, as compared to the exchange ratio in the merger:

	Implied Reference Range	Exchange Ratio
Trading Range	1.1640x–2.1295x	1.92x
Analyst Range	1.3551x–1.4486x	1.92x

  Overview of Analyses; Other Considerations

        No single company or transaction used in the above analyses as a comparison was identical to Sterling, Hudson Valley or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed.

        The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Several analytical methodologies were used by RBC, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBC were based on all the analyses and factors presented herein taken as a whole and also on application of RBC's own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBC therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

        Sterling selected RBC to render to the Sterling board its opinion based on its qualifications, expertise, reputation and knowledge of Sterling's business and affairs and its experience with community bank holding companies and the industry in which Sterling operates. RBC has advised on numerous acquisitions of community bank holding companies. RBC is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBC may act as a market maker and broker in the publically traded securities of Sterling and/or Hudson Valley and receive customary compensation, and may also actively trade securities of Sterling and/or Hudson Valley for its own account and the accounts of its customers, and, accordingly, RBC and its affiliates may hold a long or short position in such securities. RBC has not provided any investment banking or financial advisory services to Sterling or Hudson Valley in the past two years for which it received any fees or other compensation other than acting as joint book-running manager in connection with Sterling's common stock offering in February 2015, for which RBC and its affiliates received compensation of approximately $850,000. In light of RBC's prior services to Sterling and its financial advisory role for Sterling in connection with the merger, RBC anticipates that it may be selected by Sterling to provide investment banking and financial advisory and/or financing services that may be required by Sterling in the future, regardless of whether the merger is successfully completed.

        Under its engagement agreement with Sterling, RBC became entitled to a fee of $250,000 upon the delivery of its written opinion in connection with the merger, without regard to whether RBC's opinion was accepted or the merger contemplated by the proposed merger agreement was consummated. In addition, Sterling has agreed to indemnify RBC for certain liabilities that may arise out of RBC's engagement, including, without limitation, liabilities arising under the federal securities laws, and to reimburse certain out-of-pocket expenses incurred by RBC in performing its services. To the extent that Sterling requires additional services during the term of its engagement with RBC or the twelve months following such term of engagement, Sterling will provide RBC the right of first refusal to serve as a joint book runner for any capital raise. The terms of RBC's engagement letter were negotiated at arm's-length between Sterling and RBC, and the Sterling board was aware of this fee arrangement at the time it reviewed and approved the merger agreement.

Certain Unaudited Prospective Financial Information

        Hudson Valley and Sterling do not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Hudson Valley and Sterling have included in this joint proxy statement/prospectus certain unaudited prospective financial information regarding their respective anticipated future operations that were made available to Sterling, Hudson Valley and their respective financial advisors, as applicable. None of Hudson Valley, Sterling, KBW, Jefferies or RBC or any other person makes any representation as to the accuracy of such information or the ultimate performance of Hudson Valley, Sterling or the combined entity compared to the prospective financial information. The inclusion of such unaudited prospective financial information in this document should not be regarded as an indication that such information will be predictive of actual future events nor construed as financial guidance, and it should not be relied on as such, and should not be regarded as an indication that any of Hudson Valley, Sterling, KBW, Jefferies or RBC or any other person considered, or now considers, this information to be necessarily predictive of actual future results. There can be no assurance that such unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. Such unaudited prospective financial information reflects numerous estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Hudson Valley's and Sterling's respective businesses, all of which are difficult to predict and many of which are beyond the control of Hudson Valley or Sterling. Except where expressly noted, the unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger.

        The accompanying unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the unaudited prospective financial information. Neither of Hudson Valley's or Sterling's independent auditors nor any other independent accountants have compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. In addition, none of KBW, Jefferies or RBC expressed any opinion or any other form of assurance on such information or its achievability.

        Neither Hudson Valley nor Sterling intend to update or otherwise revise any of such unaudited prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such prospective financial information are no longer appropriate. Stockholders are urged to review Hudson Valley's and Sterling's most recent SEC filings for a description of risk factors with respect to their respective businesses. See also the sections of this document entitled "Where You Can Find More Information," "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

Certain Unaudited Prospective Financial Information of Hudson Valley

        The following table presents unaudited prospective financial information of Hudson Valley prepared in October 2014 that was provided to Sterling, KBW and Jefferies by Hudson Valley management, and discussed by Hudson Valley management with each such party and, in the case of KBW, used and relied on by KBW in connection with its fairness opinion to the Hudson Valley board. At the time the financial forecasts and projections were prepared in October 2014, they represented the best estimates and judgments of Hudson Valley management, which prepared the forecasts and projections in good faith.

Summary Financial Forecasts and Projections of Hudson Valley
for the Years Ending December 31,
(prepared in October 2014 and all amounts are approximate)

	2014	2015	2016
Net Income (in thousands)	$11,189	$18,642	$26,238
Basic Earnings Per Share	$0.57	$0.94	$1.33
Diluted Earnings Per Share	$0.57	$0.94	$1.33
Total Assets (in millions)	$3,172	$3,502	$3,973
Return on Average Assets	0.36%	0.56%	0.70%
Return on Average Equity	3.87%	6.22%	8.31%
Net Interest Margin	3.05%	3.17%	3.15%

        In addition, Sterling management provided to Jefferies and RBC, and discussed with each such party, the following unaudited prospective financial information with respect to Hudson Valley: IBES consensus estimates of earnings per share of $0.78 for calendar year 2015 and $1.10 for calendar year 2016, and management approved extrapolation of earnings per share for calendar years 2017 through 2019 based on an assumed 8% long-term growth rate; and a tangible asset compound annual growth rate of 4.8% for calendar year 2015, 5.5% for calendar year 2016 and 5.8% for calendar years 2017 through 2019.

Certain Unaudited Prospective Financial Information of Sterling

        The following table presents unaudited prospective financial information of Sterling provided to Hudson Valley, KBW, Jefferies and RBC by Sterling management, and discussed by Sterling management with each such party. The earnings per share information consists of IBES consensus estimates of earnings per share for calendar years 2015 and 2016 (in the case of the fourth quarter of calendar year 2016, assuming that third quarter 2016 IBES consensus estimates remain constant), and management approved extrapolation for calendar years 2017 through 2019 based on an assumed 5% long-term growth rate.

 Summary Financial Forecasts of Sterling
For the Calendar Years Ending December 31,

	2015	2016	2017	2018	2019
Earnings Per Share	$0.96	$1.11	$1.17	$1.22	$1.28
Dividends Per Share	$0.28	$0.28	$0.28	$0.28	$0.28

        In addition, Sterling management provided to Jefferies and RBC, and discussed with each such party, the following unaudited prospective financial information of Sterling: a tangible asset compound annual growth rate of 7.2% for calendar year 2015, 5.9% for calendar year 2016 and 3.4% for calendar years 2017 through 2019.

Certain Unaudited Prospective Pro Forma Financial Information

        The following unaudited prospective pro forma financial information reflecting the effect of the merger was provided to Hudson Valley, KBW, Jefferies and RBC by Sterling management, and discussed with each such party:

  •
  Approximately $42 million in annualized pre-tax cost savings (which also reflected the pro forma impact of the A.R. Schmeidler divestiture), phased in at 73% in calendar year 2015 and 100% in calendar year 2016;

  •
  Approximately $8 million of reduced revenues due to the A.R. Schmeidler divestiture;

  •
  $7.5 million in annualized incremental expenses, including costs related to debit card interchange fee regulations to which the combined company is expected to become subject under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

  •
  Approximately $45 million in one-time pre-tax merger related costs;

  •
  Incremental loan generation of $325 million in 2015 and 2016 using the combined company's excess liquidity, with a 2.5% pre-tax spread and 1.0% allowance for loan and lease losses on newly originated loans established over two years;

  •
  Core deposit intangibles of $26.9 million; and

  •
  Mark to market adjustments as follows:

  •
  $50.0 million gross pre-tax loan credit mark, with $40.0 million non-purchased credit impaired loans;

  •
  $13.2 million positive loan rate mark;

  •
  other net purchase accounting adjustments of $3.0 million.

Interests of Hudson Valley's Directors and Executive Officers in the Merger

        In considering the recommendations of the Hudson Valley Board of Directors with respect to the merger, you should be aware that executive officers and members of the Board of Directors of Hudson Valley have agreements or arrangements that provide them with interests in the merger, including financial interests, that may be different from, or in addition to, the interests of the other shareholders of Hudson Valley. The Hudson Valley Board of Directors was aware of these interests during its deliberations of the merits of the merger and in determining to recommend to Hudson Valley shareholders that they vote for the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger. The amounts set forth in the discussions below regarding director and executive officer compensation are based on compensation levels as of the date of this proxy statement/prospectus unless otherwise specified.

        Subject to the assumptions and limitations discussed in this section and in this joint proxy statement/prospectus under the section "The Merger—Merger-Related Compensation for Hudson

Valley's Named Executive Officers," and assuming the effective time of the merger occurred on March 6, 2015 and a per share price of Hudson Valley common stock of $25.63, the average closing price per share over the first five business days following the announcement of the merger agreement, the aggregate amounts that each of Hudson Valley's executive officers would be entitled to receive as a result of the merger are approximately as follows: Stephen R. Brown—$7.17 million; James J. Landy—$1.33 million; Michael P. Maloney—$2.85 million; James P. Blose—$1.34 million; Michael E. Finn—$1.25 million; Michael J. Indiveri—$1.25 million; John M. Swadba—$1.15 million; Andrew J. Reinhart—$1.13 million; and Scott J. Skorobohaty—$0.98 million.

  Hudson Valley Stock-Based Awards

        Restricted Stock Awards.    Directors and executive officers hold outstanding awards of Hudson Valley restricted stock that were granted under the 2010 Omnibus Incentive Plan. Under the merger agreement, each restricted share of Hudson Valley common stock will vest, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement, and be converted into the right to receive 1.92 shares of Sterling common stock, less applicable tax withholdings.

        Restricted Stock Units.    Executive officers hold outstanding awards of Hudson Valley restricted stock units that were granted under the 2010 Omnibus Incentive Plan. Under the merger agreement, at the effective time of the merger, each restricted stock unit award granted by Hudson Valley will vest, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement (or, if not provided in the applicable award agreement, then deemed satisfied at target), and be converted into the right to receive a cash amount equal to (i) the number of shares subject to such restricted stock unit award multiplied by (ii) the Hudson Valley equity award consideration, less applicable tax withholdings.

        Stock Options.    Executive officers and a director hold outstanding awards of Hudson Valley stock options. The terms of the awards provide for accelerated vesting of the stock options upon a change of control such as the merger. The merger agreement provides that each in-the-money stock option granted by Hudson Valley will vest in full and be converted into the right to receive a cash amount equal to the product of (i) the number of shares subject to such stock option multiplied by (ii) the excess of the Hudson Valley equity award consideration over the exercise price of such option, less applicable tax withholdings. Any out-of-the-money stock options granted by Hudson Valley will be cancelled for no consideration.

        Equity Awards Held by Hudson Valley's Executive Officers and Directors.    For an estimate of the amounts that would be payable to each of Hudson Valley's named executive officers on settlement of their unvested Hudson Valley equity awards, see "Merger-Related Compensation for Hudson Valley's Named Executive Officers—Golden Parachute Compensation" below. The estimated aggregate amount that would be payable to Hudson Valley's executive officers who are not named executive officers in settlement of their unvested Hudson Valley equity awards if the merger occurred on March 27, 2015, is $878,668. In addition, pursuant to the terms of the merger agreement, certain unvested equity awards held by Hudson Valley's executive officers who are not named executive officers in an aggregate amount equal to $955,843 were accelerated and vested on December 30, 2014 for tax planning purposes with respect to Sections 280G and 4999 of the Internal Revenue Code. We estimate that the aggregate amount that would be payable to Hudson Valley's eight non-employee directors for their unvested Hudson Valley equity awards if the merger occurred on March 27, 2015 is $179,410. The amounts specified in this paragraph are determined using a per share price of Hudson Valley common stock of $25.63, the average closing price per share over the first five business days following announcement of the merger agreement.

  Change in Control Agreements with Hudson Valley Bank's Executive Officers

        Hudson Valley and Hudson Valley Bank previously entered into change in control agreements with Stephen R. Brown, Michael J. Indiveri, James P. Blose, Scott J. Skorobohaty and two other executive officers. Pursuant to the merger agreement, Sterling has agreed to honor in accordance with their terms all benefits payable under these change in control agreements, which provide certain benefits in the event the executive officer's employment is terminated under specified circumstances and within a specified period of time following a change in control, such as the merger. Each such change in control agreement has an initial two-year term (or three-year term with respect to Mr. Brown's agreement), which automatically renews for an additional year on each anniversary of the effective date of the agreement, unless notice of non-renewal has been delivered at least 60 days prior to the applicable renewal date.

        If an executive officer's employment is terminated without "cause", or the executive officer resigns for "good reason" (each term as defined in the change in control agreements), within two years following the occurrence of a change in control at a time when the change in control agreement is in effect, Hudson Valley will make payments and provide benefits as follows:

  •
  For Mr. Brown, a lump sum cash severance payment of (i) an amount equal to three times the sum of his annual base salary as in effect immediately prior to termination of employment, and (ii) an amount equal to three times his target annual incentive award for the plan year in which the date of termination occurs.

  •
  For all other executive officers, a lump sum cash severance payment of (i) an amount equal to two times the sum of his annual base salary as in effect immediately prior to termination of employment, and (ii) an amount equal to two times his target annual incentive award for the plan year in which the date of termination occurs.

  •
  The executive officer's earned target annual incentive award prorated for the number of days in the fiscal year through the date of the Officer's termination.

  •
  The executive officer's pro rata profit sharing contribution.

  •
  For Mr. Brown, continued participation for three years following termination of employment, for him, his spouse and his dependents under the health care plans and life insurance plans which are sponsored by Hudson Valley (or substantially equivalent medical coverage if Mr. Brown is not permitted to continue participation in Hudson Valley's plans under the terms of those plans).

  •
  For all other executive officers, continued participation for two years following termination of employment for the executive officer, his spouse and his dependents under the health care plans and life insurance plans which are sponsored by Hudson Valley (or substantially equivalent medical coverage if the executive officer is not permitted to continue participation in Hudson Valley's plans under the terms of those plans).

        The change in control agreements each include a "best net" cutback clause which provides that in the event that the total payments in connection with or following a change in control would require the executive officer to pay an excise tax under Section 4999 of the Code, then the total payments paid to the executive officer will be the greater of (i) a payment equal to the greatest amount which would not result in the payment of an excise tax by the executive officer under Section 4999, and (ii) a payment equal to the greatest amount payable to the executive officer after taking into account any excise tax imposed under Section 4999.

        For an estimate of the amounts payable in connection with a qualifying termination of employment following the merger to Hudson Valley's named executive officers under their change in control agreements, see "The Merger—Merger-Related Compensation for Hudson Valley's Named Executive Officers" below.

        Assuming that the merger was completed and the executive officer experienced a qualifying termination of employment on March 6, 2015, the estimated amount of cash severance that would be payable to the two other executive officers with change in control agreements, as a group, is $1,609,781 and the aggregate estimated value of the continued group health coverage benefits that would be provided to such group is $36,460.

  Consulting Agreement with James J. Landy

        In view of James J. Landy's retirement as the Executive Chairman of the Board of Directors of Hudson Valley and Hudson Valley Bank as of December 31, 2014, Hudson Valley Bank entered into a consulting agreement with Mr. Landy on October 6, 2014 pursuant to which Mr. Landy would be retained as a consultant to Hudson Valley Bank effective January 1, 2015 to provide advice with respect to the business, operations and opportunities of Hudson Valley Bank within his areas of expertise. The consulting agreement provides for the payment to Mr. Landy of a fee of $16,667.67 per month for the five-year term of the consulting agreement and includes a change in control provision and customary confidentiality, noncompetition, nonsolicitation, and indemnification covenants. In the event of a change in control, such as the merger, Mr. Landy may terminate the consulting agreement during the 90-day period following the change in control and, upon such termination, Mr. Landy will receive a lump sum payment equal to the aggregate remaining monthly payments through the expiration of the then current term of the consulting agreement.

        Assuming that the merger is completed and Mr. Landy elects to terminate his consulting agreement on March 27, 2015, the amount of cash severance payable to Mr. Landy is $950,057 and the aggregate estimated value of his continued health, medical and life insurance benefits is $70,580.

  Sterling National Bank Consulting Agreement with Stephen R. Brown

        In connection with the execution of the merger agreement, Sterling National Bank and Stephen R. Brown entered into a consulting agreement, dated as of November 4, 2014, pursuant to which Mr. Brown will provide general advisory services in connection with the integration of Sterling and Hudson Valley, including the transitioning of client and customer relationships, for a period of one year following the effective time of the merger, which is the effective date of the consulting agreement. The consulting agreement, which contains customary confidentiality, noncompetition, nonsolicitation, and cooperation covenants, provides for the payment by Sterling National Bank of $575,000 to Mr. Brown within ten business days after the effective date of the consulting agreement and the payment of an aggregate of $275,000 to Mr. Brown in equal monthly installments over the one year term of the consulting agreement. If, prior to the end of the one-year term, the consulting agreement is terminated by Sterling National Bank without cause, Mr. Brown will be entitled to the unpaid consulting fees for the period from the date of termination through the first anniversary of the effective date of the consulting agreement.

Sterling National Bank Letter Agreement with Michael E. Finn

        On December 22, 2014, Sterling and Sterling National Bank entered into a letter agreement with Michael E. Finn, Hudson Valley's Executive Vice President and Chief Risk Officer. The letter agreement, which will become effective as of the effective time of the merger, provides for an annual base salary of $350,000, a target annual bonus opportunity of 40% of base salary, and a target annual long-term incentive compensation opportunity of 40% of base salary. Under the letter agreement, Sterling National Bank will also provide Mr. Finn with a signing bonus of $50,000 within 10 days of the effective date of the letter agreement and a retention award consisting of restricted stock units having a grant date fair market value of $200,000, which retention award will vest and be settled in equal installments on each of the first three anniversaries of the effective date of the letter agreement, subject to Mr. Finn's continued employment with Sterling National Bank through the applicable vesting date. The letter agreement also includes a customary nonsolicitation covenant.

Sterling National Bank Letter Agreement with James P. Blose

        On January 29, 2015, Sterling and Sterling National Bank entered into a letter agreement with James P. Blose, Hudson Valley's Executive Vice President and General Counsel. The letter agreement, which will become effective as of the effective time of the merger, provides for an annual base salary of $325,000, a target annual bonus opportunity of 40% of base salary, and a target annual long-term incentive compensation opportunity of 40% of base salary. Under the letter agreement, Sterling National Bank will also provide Mr. Blose with a retention award consisting of restricted stock units having a grant date fair market value of $120,000, which retention award will vest and be settled in equal installments on each of the first three anniversaries of the effective date of the letter agreement, subject to Mr. Blose's continued employment with Sterling National Bank through the applicable vesting date. The letter agreement also includes a customary nonsolicitation covenant.

New Arrangements with Hudson Valley Executive Officers

        Prior to and from time to time since execution of the merger agreement, Sterling has engaged, and it expects to continue to engage, in discussions with certain of Hudson Valley's executive officers (other than Messrs. Brown and Finn) about potential roles with the combined company after the consummation of the merger. There is at this time no assurance that those discussions will result in any additional agreements with Sterling or, if so, what the terms and conditions of any such agreements would be.

Incentive Plans

        The Annual Incentive Plan and Long Term Incentive Plan were adopted to promote and reward the achievement of performance objectives and to align the interests of participants, including the executive officers of Hudson Valley, with Hudson Valley shareholders. The plans focus on financial and strategic measures that are critical to Hudson Valley's success and are intended to encourage teamwork and collaboration across business lines.

        For 2014, awards were determined based on a combination of Hudson Valley and individual performance, and are paid out in cash and equity awards under the Annual Incentive Plan and Long Term Incentive Plan, respectively. Target annual incentive awards under the plans for 2014 were established by the Compensation Committee to reflect each executive officer's responsibilities and general market practices as a percentage of executive officer's base salary as set forth in the table below. Under the merger agreement, the Compensation Committee of Hudson Valley awarded each eligible individual a bonus equal to the greater of his or her (1) target bonus and (2) bonus determined based on actual performance.

        Pursuant to the merger agreement, Hudson Valley also granted time-based restricted stock and restricted stock unit awards to certain executive officers in the ordinary course of business pursuant to the Long Term Incentive Plan, consistent with past practice, subject to specified individual and aggregate caps. The restricted stock and restricted stock unit awards have terms and conditions that are substantially the same as time-based Hudson Valley restricted stock unit awards granted during 2013. The awards paid to Hudson Valley's executive officers are as follows:

Executive Officer	Annual Incentive Plan Target Percentage	Cash Award	Long-Term Incentive Plan Target Percentage	Stock Award(1)
Stephen R. Brown	55%	$277,750	50%	$252,500
Michael J. Indiveri	40	120,000	35	105,000
James J. Landy	40	110,000	35	96,250
James P. Blose	40	120,000	35	105,000
Other executive officers as a group (4 persons)	37.5	415,104	31.25	348,608

(1)
For each executive officer, except for Mr. Reinhart, pursuant to the terms of the merger agreement, the cash awards were paid and the stock awards were vested, on December 30, 2014 for tax planning purposes with respect to Sections 280G and 4999 of the Code.

        In February 2015, the Compensation Committee determined that the executive officers would have earned the following awards under the Annual Incentive Plan and Long Term Incentive Plan in the ordinary course of business:

Executive Officer	Cash Award	Stock Award
Stephen R. Brown	$209,979	$190,890
Michael J. Indiveri	90,720	79,380
James J. Landy	86,900	76,038
James P. Blose	96,120	84,105
Other executive officers as a group (4 persons)	330,098	277,296

  Supplemental Deferred Compensation Agreement with Andrew J. Reinhart

        Hudson Valley Bank previously entered into a supplemental deferred compensation agreement with Andrew J. Reinhart on October 1, 2010. Under the supplemental deferred compensation agreement, Mr. Reinhart is entitled to a supplemental retirement benefit of $60,000 payable annually over a period of 15 years following retirement. Mr. Reinhart's entitlement to this benefit vests after his completion of fifteen years of employment with Hudson Valley Bank. However, the supplemental deferred compensation agreement provides that in the event of a change in control, such as the merger, Mr. Reinhart's retirement benefits will become fully vested. Based on an assumed effective date of the merger on March 27, 2015, the present value of Mr. Reinhart's supplemental retirement benefit that would vest upon the effective time of the merger is $724,720.

  Supplemental Retirement Plans

        Hudson Valley provides supplemental retirement benefits to certain executive officers through both its 1995 Supplemental Retirement Plan, as amended, which we refer to as the "1995 SERP," and its 1997 Supplemental Retirement Plan, as amended, which we refer to as the "1997 SERP" and collectively with the 1995 SERP, the "SERPs." The SERPs entitle participating officers to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis. James J. Landy is a participant in the 1995 SERP and Stephen R. Brown and one other executive officer are participants in the 1997 SERP. Under the SERPs, each participant becomes fully vested in his supplemental retirement benefit upon the attainment of age 60 and the completion of 15 years of service. Mr. Brown and one other executive officer are the only participants in the SERPs who are not currently fully vested in their supplemental retirement benefits.

        Pursuant to the 1995 SERP, each participant is entitled to a supplemental retirement benefit equal 75% of his highest base salary in any of the last three years of employment, less any retirement plan benefits provided to him by Hudson Valley. The 1997 SERP provides each participant with a supplemental retirement benefit equal 65% of the average of the highest five years' annual base salary paid to the officer during his last 10 years of employment, reduced by (1) the value of his qualified plan account as of the date of retirement; (2) the value of his 401(k) matching benefit as of the date of retirement; (3) 50% of his primary social security benefit; and (4) the value of any other retirement type benefits provided to him by Hudson Valley. Messrs. Landy and Brown have a $400,000 compensation cap for determination of their supplemental retirement benefits under the SERP.

        The SERPs provide that in the event of a change in control, such as the merger, each participant's supplemental retirement benefit will become fully vested. For an estimate of the amount payable under the SERPs in connection with the merger to Mr. Brown, see "The Merger—Merger Related Compensation for Hudson Valley's Named Executive Officers" below. Based on an assumed effective date of the merger on March 27, 2015, the present value of the portion of the one other executive officer's supplemental retirement benefit that would vest upon the effective time of the merger is $2,063,347.

  Appointment of Hudson Valley Directors

        As of the effective time of the merger, Sterling will appoint four Hudson Valley directors to be designated by Sterling to the Boards of Directors of Sterling and Sterling National Bank. Sterling will also establish an advisory board consisting of Hudson Valley directors who are not joining the Boards of Directors of Sterling and Sterling National Bank and who wish to serve on the advisory board. The advisory board will monitor the performance and operations of Sterling in certain of its current markets. Members of the advisory board will be eligible to receive fees for their service on the advisory board that are substantially similar to the fees received by members of Hudson Valley's Business Development Board as of the date of the merger agreement.

        Members of the Sterling board are expected to receive compensation consistent with the compensation paid to current non-employee directors of Sterling, as described in the definitive proxy statement for Sterling's 2014 annual meeting of stockholders, which was filed with the SEC on January 10, 2014, and is incorporated by reference into this joint proxy statement/prospectus. During 2014, such compensation included an annual retainer fee of $24,000 and per-meeting fees. Directors are also eligible to receive stock awards and stock option grants and are eligible to participate in the Deferred Director Fee Plan. Members of the Sterling advisory board will be eligible to receive fees for their service on the advisory board that are substantially similar to the fees received by members of Hudson Valley's Business Development Board as of the date of the merger agreement, which in 2014 totaled approximately $1,250 in value per person. As of the date of this joint proxy statement/prospectus, Sterling had not yet identified which of the current Hudson Valley directors will join the boards of Sterling and Sterling National Bank upon completion of the merger.

Merger-Related Compensation for Hudson Valley's Named Executive Officers

  Golden Parachute Compensation

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Hudson Valley that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the merger-related compensation payable to Hudson Valley's named executive officers. The "golden parachute" compensation payable to these individuals is subject to a non-binding advisory vote of Hudson Valley shareholders, as described above in "Hudson Valley Merger-Related Proposals—Proposal No. 2: Hudson Valley Merger-Related Compensation Proposal."

        The terms of the merger agreement provide for the conversion of (i) the outstanding Hudson Valley restricted stock awards into the merger consideration otherwise payable for each other share of Hudson Valley common stock; (ii) the outstanding Hudson Valley restricted stock unit awards into cash, without interest, equal to the Hudson Valley equity award consideration; and (iii) the outstanding Hudson Valley stock option awards into cash, without interest, equal to the product of the number of shares of Hudson Valley common stock subject to such stock option multiplied by the excess, if any, of

(a) the Hudson Valley equity award consideration over (b) the exercise price per share of Hudson Valley common stock. For a description of the treatment of outstanding equity awards held by Hudson Valley directors and executive officers, see "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger."

        Certain named executive officers are entitled to "double-trigger" severance payments and benefits, which are paid upon a qualifying termination of employment occurring within two years following a change in control, in each case, pursuant to the change in control agreements and consulting agreement described above in "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger—Change in Control Agreements with Hudson Valley Bank's Executive Officers" and in "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger—Consulting Agreement with James J. Landy." Compensation that may be paid or become payable to Mr. Brown in connection with the merger pursuant to a consulting agreement solely between Mr. Brown and Sterling is described, inclusive of the potential payments and benefits under the consulting agreement with Sterling, above in "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger—Sterling Consulting Agreement with Stephen R. Brown."

        The following table sets forth the amount of payments and benefits that were or may be paid or become payable to each of the named executive officers in connection with the merger pursuant to their change in control arrangements with Hudson Valley, assuming: (1) the effective time of the merger occurred on March 27, 2015; (2) a per share price of Hudson Valley common stock of $25.63, the average closing price per share over the first five business days following the announcement of the merger agreement; and (3) each named executive officer experiences a qualifying termination of employment on March 27, 2015. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus, and do not reflect certain compensation actions that may occur before the completion of the merger. As a result, the actual amounts to be received by a named executive officer may differ materially from the amounts set forth below.

Golden Parachute Compensation

	Cash		Equity(1)	Pension		Perquisites(2)	Other(3)	Total
Stephen R. Brown	$2,415,162	(4)	$1,127,929	$2,672,723	(5)	$36,464	$67,771	$6,320,049
Michael J. Indiveri	870,608	(6)	322,316	—		26,606	29,280	1,248,810
James J. Landy(8)	950,057	(7)	290,123	—	(5)	70,580	23,100	1,333,860
James P. Blose	870,608	(6)	417,874	—		28,814	23,880	1,341,176
Scott J. Skorobohaty	798,307	(6)	181,665	—		3,321	—	983,293

(1)
Represents the value of the acceleration of Hudson Valley restricted stock awards and Hudson Valley restricted stock units based on a price per share of Hudson Valley common stock of $25.63, the average closing price per share over the first five business days following the announcement of the merger agreement. Also includes the receipt of cash, if any, related to the cancellation of stock options in an amount equal to the product of the number of shares of Hudson Valley common stock subject to such stock options multiplied by the excess, if any, of (i) the product of 1.92 shares of Sterling common stock multiplied by $25.63, the average closing price per share over the first five business days following the announcement of the merger agreement, over (ii) the exercise price per share of Hudson Valley common stock. In addition, the awards granted to Messrs. Brown, Indiveri, Landy and Blose under the Long-Term Incentive Plan for the 2014 plan year also vested on December 30, 2014 for tax planning purposes with respect to Sections 280G and 4999 of the Code. The value of all such accelerated awards is included in the amounts in this column. See "Interests of Hudson Valley's Directors and Executive Officers in the Merger—Incentive Plans" for further details." Hudson Valley, in consultation with Sterling, accelerated the vesting date of all the unvested Hudson Valley restricted stock awards and restricted stock units granted to Messrs. Brown and Landy and the unvested Hudson Valley restricted stock awards granted to Mr. Blose on December 2, 2013 so that they vested on December 30, 2014 for tax planning purposes with respect to Sections 280G and 4999 of the Code.

(2)
Represents the present value of health care benefits and life insurance benefits to be provided (i) to Mr. Brown for three years following his qualifying termination of employment, (ii) to Messrs. Indiveri, Blose and Skorobohaty for two years following his qualifying termination of employment, and (iii) to Mr. Landy for

  57 months following his election to terminate the consulting agreement. Present values are calculated using 120% of the applicable federal rate (compounded semi-annually) for March 2014 as published by the Internal Revenue Service.

(3)
Represents the portion of the executive's target bonus payable under the Annual Incentive Plan that was not earned in the ordinary course of business. See "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger—Incentive Plans" for further details. Hudson Valley, in consultation with Sterling, accelerated such payments to Messrs. Brown, Indiveri, Landy and Blose so that they were paid on December 30, 2014 for tax planning purposes with respect to Sections 280G and 4999 of the Code.

(4)
Represents (i) three times the salary and target annual incentive award, (ii) the pro rata profit sharing contribution that Mr. Brown is entitled to receive under his change in control agreement with Hudson Valley. The cash amount does not include compensation that is contingent upon services provided to Sterling following the closing of the merger by Mr. Brown under his consulting agreement with Sterling.

(5)
Represents the present value of the supplemental retirement benefits payable to Mr. Brown under Hudson Valley's 1997 SERP following the closing of the merger. Mr. Brown would fully vest in his supplemental retirement benefit (without regard to the merger) following his continued service through December 2015, which is the month in which he would attain age 60 with 15 years of service. Mr. Landy's no longer employed with Hudson Valley, and his benefit payable under the SERPs is currently in pay status without regard to the merger. Present values are calculated using a discount rate of 3.02%. See "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger—Supplemental Retirement Plans" for further details.

(6)
Represents (i) two times the salary and target annual incentive award, (ii) the pro rata bonus and (iii) the pro rata profit sharing contribution that Messrs. Indiveri, Blose and Skorobohaty are entitled to receive under their change in control agreements with Hudson Valley.

(7)
Represents fees that Mr. Landy is entitled to receive under his consulting agreement with Hudson Valley for a period of 57 months following a qualifying termination of the consulting agreement.

(8)
Mr. Landy retired as an employee on December 31, 2014 and currently provides consulting services to Hudson Valley Bank.

Public Trading Markets

        Sterling common stock is listed for trading on the New York Stock Exchange under the symbol "STL," and Hudson Valley common stock is listed on the New York Stock Exchange under the symbol "HVB." Upon completion of the merger, Hudson Valley common stock will no longer be quoted on the New York Stock Exchange. Following the merger, shares of Sterling common stock will continue to be traded on the New York Stock Exchange under the symbol "STL."

        Under the merger agreement, Sterling will cause the shares of Sterling common stock to be issued in the merger to be approved for listing on the New York Stock Exchange, subject to notice of issuance, and the merger agreement provides that neither Sterling nor Hudson Valley will be required to complete the merger if such shares are not authorized for listing on the New York Stock Exchange, subject to notice of issuance.

Sterling's Dividend Policy

        Subject to the approval of the board of directors of the surviving corporation, it is the current intention of each of Sterling and Hudson Valley that, following completion of the merger, the quarterly dividend of $0.07 on Sterling common stock will remain unchanged. However the Sterling board may change its dividend policy at any time, and no assurances can be given that dividends will continue to be paid by Sterling or the surviving corporation or that dividends, if paid, will not be reduced or eliminated in future periods because any such dividend would be dependent upon Sterling's or the surviving corporation's future earnings, capital requirements and financial condition. In addition, the payment of dividends by financial holding companies is generally subject to legal and regulatory limitations. For further information, see "Comparative Market Prices and Dividends."

Dissenters' Rights in the Merger

        Under Section 910 of the NYBCL, the holders of Hudson Valley common stock will not be entitled to appraisal rights or dissenters' rights in connection with the merger if, on the record date for the Hudson Valley special meeting, their shares are listed on a national securities exchange. Hudson

Valley common stock is currently listed on the New York Stock Exchange, a national securities exchange, and is expected to continue to be so listed on the record date for the Hudson Valley special meeting. Accordingly, holders of Hudson Valley common stock will not be entitled to any appraisal rights or dissenters' rights in connection with the merger.

Regulatory Approvals Required for the Merger

        Completion of the merger is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities, without certain conditions being imposed by any governmental authority as part of a regulatory approval that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole. Subject to the terms and conditions of the merger agreement, Sterling and Hudson Valley have agreed to use their reasonable best efforts and cooperate to promptly prepare and file all necessary documentation and to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Federal Reserve Board and the OCC. Sterling and Hudson Valley have filed applications and notifications to obtain regulatory approvals from the Federal Reserve Board and the OCC.

  Federal Reserve Board

        The transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended. On December 5, 2014, Sterling submitted an application pursuant to section 3(a)(5) of the Bank Holding Company Act ("BHC Act") (12 U.S.C. §§ 1842(a)(5)) and section 225.15 of Regulation Y (12 C.F.R. § 225.15), seeking the prior approval of the Federal Reserve Board for Sterling to acquire Hudson Valley and thereby also indirectly acquire Hudson Valley Bank, N.A.. The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act (12 U.S.C. § 1842(c)) and Regulation Y (12 C.F.R. § 225.13). These factors include the financial and managerial resources (including consideration of the competence, experience, and integrity of the officers, directors, and principal shareholders, as well as the pro forma capital ratios) and future prospects of the combined organization. The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

  Office of the Comptroller of the Currency

        The transactions contemplated by the merger agreement, including the bank merger, are also subject to approval by the OCC. On December 5, 2014, Sterling filed an application with the OCC pursuant to the Bank Merger Act (12 U.S.C. § 1828(c)) and OCC regulations (12 C.F.R.§ 5.33), for prior approval for Hudson Valley Bank, N.A. to merge with an into Sterling National Bank. The OCC takes into consideration a number of factors when acting on applications under the Bank Merger Act and its regulations (12 C.F.R. § 5.33(e)). These factors include the financial and managerial resources (including consideration of the competence, experience, and integrity of the officers, directors, and principal shareholders) and future prospects of the combined organization. The OCC also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The OCC may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

        In reviewing the convenience and needs of the communities to be serviced, the Federal Reserve Board and the OCC will consider the records of performance of the relevant insured depository institutions under the Community Reinvestment Act (the "CRA"). In their most recent respective CRA examinations, both Sterling National Bank and Hudson Valley Bank, N.A. received an overall "satisfactory" regulatory rating.

        Furthermore, the Bank Merger Act, the BHC Act and applicable regulations require published notice of, and the opportunity for public comment on, these applications. The Federal Reserve Board and the OCC take into account the views of third party commenters, particularly on the subject of the merging parties' service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the applications are under review by the Federal Reserve Board and the OCC.

        Transactions approved under section 3 of the BHC Act or the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal agency is received, during which time the Department of Justice ("DOJ") may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger's effect on competition differently than the Federal Reserve Board or OCC, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board or OCC regarding the merger's effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

  Additional Regulatory Approvals and Notices

        Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

        Sterling and Hudson Valley believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither Sterling nor Hudson Valley can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of Sterling following completion of the merger.

        Neither Sterling nor Hudson Valley is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Litigation Relating to the Merger

        On November 25, 2014, an action captioned Graner v. Hudson Valley Holding Corp., et al., Index No. 70348/2014 (Sup. Ct., Westchester Cnty.), was filed on behalf of a putative class of Hudson Valley shareholders against Hudson Valley, its current directors, and Sterling. On January 7, 2015, plaintiff filed an amended complaint. As amended, the complaint alleges that the Hudson Valley board breached its fiduciary duties by agreeing to the merger and certain terms of the merger agreement and by failing to disclose all material information concerning the merger to shareholders. The complaint further alleges that Sterling aided and abetted those alleged fiduciary breaches. The action seeks, among other things, an order enjoining the operation of certain provisions of the merger agreement, enjoining any shareholder vote on the merger, as well as other equitable relief and/or money damages in the event that the merger is consummated. The defendants believe that the claims are without merit.

THE MERGER AGREEMENT

        The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

        Each of Sterling's and Hudson Valley's respective boards of directors has approved the merger agreement. The merger agreement provides for the merger of Hudson Valley with and into Sterling, with Sterling continuing as the surviving corporation. Immediately following the completion of the merger, Hudson Valley Bank, N.A., a wholly owned bank subsidiary of Hudson Valley, will merge with and into Sterling National Bank, a wholly owned bank subsidiary of Sterling, with Sterling National Bank continuing as the surviving entity in the bank merger.

        Prior to the completion of the merger, Hudson Valley and Sterling may, by mutual agreement, change the method or structure of effecting the combination of Hudson Valley and Sterling, except that no such change may (1) alter or change the exchange ratio or the number of shares of Sterling common stock received by Hudson Valley shareholders in exchange for each share of Hudson Valley common stock, (2) adversely affect the tax treatment of Hudson Valley's shareholders or Sterling's stockholders, (3) adversely affect the tax treatment of Hudson Valley or Sterling or (4) materially impede or delay the consummation of the transactions contemplated by the merger agreement in a timely manner.

  Merger Consideration

        Each share of Hudson Valley common stock issued and outstanding immediately prior to the completion of the merger, except for specified shares of Hudson Valley common stock owned by Hudson Valley or Sterling, will be converted into the right to receive 1.92 shares of Sterling common stock.

        If the outstanding shares of Sterling common stock or Hudson Valley common stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the exchange ratio.

  Fractional Shares

        Sterling will not issue any fractional shares of Sterling common stock in the merger. Instead, a Hudson Valley shareholder who otherwise would have received a fraction of a share of Sterling common stock will receive an amount in cash, rounded to the nearest whole cent, determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Sterling common stock to which the holder would otherwise be entitled by the average of the closing-sale prices of Sterling common stock on the NYSE for the five trading days ending on the day preceding the closing date.

  Governing Documents; Directors and Officers; Governance Matters; Headquarters

        At the effective time of the merger, the certificate of incorporation and bylaws of Sterling in effect immediately prior to the effective time will be the certificate of incorporation and bylaws of the surviving corporation after completion of the merger, until thereafter amended in accordance with applicable law. Sterling has agreed to consider moving the location of the principal executive offices of the surviving corporation to Hudson Valley's current principal executive offices in Yonkers, New York.

        Effective as of the effective time of the merger, Sterling will appoint four current members of the board of directors of Hudson Valley, as designated by Sterling, to the board of directors of the surviving corporation and Sterling National Bank. In addition, Sterling will establish an advisory board of Sterling, which we refer to as the advisory board, consisting of the directors serving on the board of directors Hudson Valley immediately prior to the effective time of the merger who will not serve on the board of directors of the surviving corporation or Sterling National Bank and who wish to serve on the advisory board and any other individuals appointed by Sterling in its sole discretion. The advisory board will be charged with monitoring the performance and operations of the surviving corporation in certain of its current markets.

Treatment of Hudson Valley Equity-Based Awards

  Restricted Stock Units

        Each restricted stock unit award granted by Hudson Valley will vest, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement (or, if not provided in the applicable award agreement, then deemed satisfied at target), and be converted into the right to receive a cash amount equal to (i) the number of shares subject to such restricted stock unit award multiplied by (ii) the Hudson Valley equity award consideration, less applicable tax withholdings.

  Stock Options

        Each in-the-money stock option granted by Hudson Valley will vest in full and be converted into the right to receive a cash amount equal to the product of (i) the number of shares subject to such stock option multiplied by (ii) the excess of the Hudson Valley equity award consideration over the exercise price of such option, less applicable tax withholdings. Any out-of-the-money stock options granted by Hudson Valley will be cancelled for no consideration.

  Restricted Shares

        Each restricted share of Hudson Valley common stock will vest, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement, and be converted into the right to receive 1.92 shares of Sterling common stock, less applicable tax withholdings.

        Based on a per share price of Hudson Valley common stock of $25.63, the average closing price per share over the first five business days following the announcement of the merger agreement, the estimated aggregate amount that would be payable in settlement of the outstanding restricted stock units and outstanding stock options if the merger occurred on March 6, 2015 is $882,700 and $143,300, respectively. If the merger occurred on March 6, 2015, Sterling would issue an estimated aggregate 338,453 shares of Sterling common stock in exchange for the outstanding restricted shares of Hudson Valley common stock. The major recipients of such amounts are the executive officers, Stephen R. Brown, James J. Landy, Michael P. Maloney, James P. Blose, Michael E. Finn, Michael J. Indiveri, John M. Swadba, Andrew J. Reinhart and Scott J. Skorobohaty, who will receive an aggregate of $3.18 million in settlement of their equity awards. For additional information on these recipients, see "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger."

Closing and Effective Time of the Merger

        The merger will be completed only if all conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See "—Conditions to Complete the Merger."

        The merger will become effective as set forth in the certificate of merger to be filed with the Department of State of the State of New York and the certificate of merger to be filed with the Secretary of State of the State of Delaware. The closing of the transactions contemplated by the merger will occur at 10:00 a.m., New York City time, on a date no later than five business days after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement, unless extended by mutual agreement of the parties. It currently is anticipated that the completion of the merger will occur in the second calendar quarter of 2015, subject to the receipt of regulatory approvals and the satisfaction of other closing conditions set forth in the merger agreement, but neither Hudson Valley nor Sterling can guarantee when or if the merger will be completed.

Conversion of Shares; Exchange of Certificates

        The conversion of Hudson Valley common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of Hudson Valley common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

  Letter of Transmittal

        As promptly as practicable after the completion of the merger, and in any event within 10 days thereafter, the exchange agent will mail to each holder of record of Hudson Valley common stock immediately prior to the effective time of the merger a letter of transmittal and instructions on how to surrender shares of Hudson Valley common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

        If a certificate for Hudson Valley common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration upon receipt of (1) an affidavit of that fact by the claimant and (2) if required by Sterling, the posting of a bond in an amount as Sterling may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

        After completion of the merger, there will be no further transfers on the stock transfer books of Hudson Valley of shares of Hudson Valley common stock that were issued and outstanding immediately prior to the effective time.

  Withholding

        Sterling and the exchange agent will be entitled to deduct and withhold from any cash in lieu of fractional shares, cash dividends or distributions payable or any other cash amount payable under the merger agreement to any Hudson Valley shareholder the amounts they are required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

  Dividends and Distributions

        No dividends or other distributions declared with respect to Sterling common stock will be paid to the holder of any unsurrendered certificates of Hudson Valley common stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the whole shares of Sterling common stock which the shares of Hudson Valley common stock represented by such certificate have been converted into the right to receive under the merger agreement.

Representations and Warranties

        The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Sterling and Hudson Valley, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Sterling and Hudson Valley rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Sterling, Hudson Valley or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Sterling or Hudson Valley. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

        The merger agreement contains customary representations and warranties of each of Sterling and Hudson Valley relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.

        The merger agreement contains representations and warranties made by Hudson Valley relating to a number of matters, including the following:

  •
  corporate matters, including due organization and qualification and subsidiaries;

  •
  capitalization;

  •
  authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

  •
  required governmental and other regulatory filings and consents and approvals in connection with the merger;

  •
  reports to regulatory authorities;

  •
  financial statements, internal controls, books and records, and absence of undisclosed liabilities;

  •
  broker's fees payable in connection with the merger;

  •
  the absence of certain changes or events;

  •
  legal proceedings;

  •
  tax matters;

  •
  employee benefit matters;

  •
  SEC reports;

  •
  compliance with applicable laws;

  •
  certain material contracts;

  •
  absence of agreements with regulatory authorities;

  •
  derivative instruments and transactions;

  •
  environmental matters;

  •
  investment securities;

  •
  real property;

  •
  intellectual property;

  •
  related party transactions;

  •
  inapplicability of takeover statutes;

  •
  absence of action or circumstance that could reasonably be expected to prevent the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  opinion from its financial advisor;

  •
  the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents;

  •
  loan matters;

  •
  insurance matters;

  •
  its investment advisor subsidiaries; and

  •
  its broker-dealer subsidiaries.

        The merger agreement contains representations and warranties made by Sterling relating to a more limited number of matters, including the following:

  •
  corporate matters, including due organization and qualification and subsidiaries;

  •
  capitalization;

  •
  authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

  •
  required governmental and other regulatory filings and consents and approvals in connection with the merger;

  •
  reports to regulatory authorities;

  •
  financial statements, internal controls, books and records, and absence of undisclosed liabilities;

  •
  broker's fees payable in connection with the merger;

  •
  the absence of certain changes or events;

  •
  legal proceedings;

  •
  tax matters;

  •
  employee benefit matters;

  •
  SEC reports;

  •
  compliance with applicable laws;

  •
  certain material contracts;

  •
  absence of agreements with regulatory authorities;

  •
  related party transactions;

  •
  inapplicability of takeover statutes;

  •
  absence of action or circumstance that could reasonably be expected to prevent the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  opinion from its financial advisor; and

  •
  the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents.

        Certain representations and warranties of Sterling and Hudson Valley are qualified as to "materiality" or "material adverse effect." For purposes of the merger agreement, a "material adverse effect," when used in reference to either Hudson Valley, Sterling or the combined company, means a material adverse effect on (1) the business, properties, results of operations or financial condition of such party and its subsidiaries taken as a whole (provided that in the case of clause (1), a material adverse effect will not be deemed to include the impact of (A) changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements, (B) changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (C) changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries, (D) public disclosure of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement, (E) the expenses incurred by Hudson Valley or Sterling in negotiating, documenting, effecting and consummating the transactions contemplated by the merger agreement, or (F) changes proximately caused by the impact of the execution or announcement of the merger agreement and the consummation of the transactions contemplated by the merger agreement on relationships with customers or employees (including the loss of personnel subsequent to the date of the merger agreement); except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate) or (2) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

Covenants and Agreements

  Conduct of Businesses Prior to the Completion of the Merger

        Hudson Valley has agreed that, prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause its subsidiaries to, conduct its business in the ordinary course in all material respects, use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and take no action that would reasonably be expected to adversely affect or delay its ability to obtain any necessary approvals of any governmental entity or regulatory agency required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby on a timely basis.

        Additionally, prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, Hudson Valley may not, and may not permit any of its subsidiaries to, without the prior written consent of Sterling (such consent not to be unreasonably withheld), undertake the following actions:

  •
  other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of Hudson Valley or any of its wholly owned subsidiaries to Hudson Valley or any of its subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

  •
  adjust, split, combine or reclassify any of its capital stock;

  •
  make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by Hudson Valley at a rate not in excess of $0.08 per share of Hudson Valley common stock, (B) dividends paid by any of the subsidiaries of Hudson Valley to Hudson Valley or any of its wholly owned subsidiaries, or (C) the acceptance of shares of Hudson Valley common stock as payment for the exercise price of stock options or for withholding taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case in accordance with past practice and the terms of the applicable award agreements);

  •
  grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

  •
  issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of stock options or the settlement of equity compensation awards outstanding as of the date of the merger agreement in accordance with their terms;

  •
  sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to certain specified contracts or agreements in force at the date of the merger agreement;

  •
  except in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary of Hudson Valley;

  •
  terminate, materially amend, or waive any material provision of, certain material contracts or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to Hudson Valley, or enter into certain material contracts;

  •
  subject to certain exceptions, including as required under applicable law or the terms of any Hudson Valley benefit plans existing as of the date of the merger agreement, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant, (ii) amend (whether in writing or through the interpretation of) any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant, (iii) increase the compensation or benefits payable to any current or former employee, officer, director or consultant, except for annual base salary or wage increases for employees (other than directors or executive officers) in the ordinary course of business, consistent with past practice, that do not exceed, with respect to any individual, three percent (3%) of such individual's base salary or wage rate in effect as of the date of the merger agreement, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) grant or accelerate the vesting of any equity-based awards or other compensation, (vi) enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose target total annual compensation is greater than $250,000, other than for cause, or (ix) hire any officer, employee, independent contractor or consultant who has target total annual compensation greater than $250,000;

  •
  settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount not in excess of $250,000 individually or in the aggregate and that would not impose any material restriction on the business of it or its subsidiaries or the combined company;

  •
  take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  amend its articles of incorporation, its bylaws or comparable governing documents of its subsidiaries;

  •
  merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

  •
  materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

  •
  take any action that is intended or expected to result in any of its representations and warranties being or becoming untrue in any material respect, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except as may be required by applicable law;

  •
  implement or adopt any change in its accounting principles, practices or methods, other than as required by GAAP;

  •
  enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any governmental entity;

  •
  make any loans or extensions of credit except in the ordinary course of business consistent with past practice, provided that any individual unsecured loan or extension of credit that is not as of the date of the merger agreement approved and committed in excess of $500,000 or any individual secured loan or extension of credit in excess of $5,000,000 in a single commercial real estate transaction or in any other type of transaction (including asset based loans, commercial and industrial loans, and multifamily and owner occupied loans) will require the prior written approval of the Chief Credit Officer of Sterling or another officer designated by Sterling, which approval or rejection will be given in writing within two (2) business days after the loan package is delivered to such individual;

  •
  make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as required by law or requested by a regulatory agency;

  •
  make, or commit to make, any capital expenditures in excess of $250,000 in the aggregate;

  •
  make, change or revoke any tax election, change an annual tax accounting period, adopt or change any tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, or settle any tax claim, audit, assessment or dispute or surrender any right to claim a refund of taxes;

  •
  make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its subsidiaries; or

  •
  agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

        Sterling has agreed that, prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, Sterling may not, and may not permit any of its subsidiaries to, without the prior written consent of Hudson Valley (such consent not to be unreasonably withheld), undertake the following actions:

  •
  amend its certificate of incorporation or bylaws in a manner that would adversely affect the economic benefits of the merger to the holders of Hudson Valley common stock;

  •
  adjust, split, combine or reclassify any of its capital stock;

  •
  take any action that is intended or expected to result in any of its representations and warranties being or becoming untrue in any material respect, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except as may be required by applicable law;

  •
  take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

  •
  agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

  Regulatory Matters

        Sterling and Hudson Valley have agreed to use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement. However, in no event will Sterling or Hudson Valley be required to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the required permits, consents, approvals and authorizations of governmental entities that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, or Hudson Valley and its subsidiaries, taken as a whole, after giving effect to the merger. Sterling and Hudson Valley have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger, as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.

  Employee Benefit Matters

        Sterling has agreed that, for the period commencing on the effective time of the merger and ending on the first anniversary of the effective time, Sterling will cause the surviving corporation to provide the employees of Hudson Valley and its subsidiaries who continue to be employed by the surviving corporation or its subsidiaries (which we refer to as the "continuing employees"), while employed by the surviving corporation and its subsidiaries, with (1) a base salary that is no less favorable than the base salary provided by Hudson Valley or any such subsidiary, as applicable, to such continuing employee immediately prior to the effective time of the merger, and (2) employee benefits that are substantially comparable in the aggregate to the employee benefits provided to similarly situated employees of Sterling and its subsidiaries. Sterling may satisfy the obligation described in clause (2) above by providing such continuing employees with employee benefits that are substantially similar in the aggregate to the employee benefits provided by Hudson Valley or its subsidiaries to such continuing employees immediately prior to the effective time of the merger.

        The merger agreement requires the surviving corporation to do the following with respect to the continuing employees:

  •
  to waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any benefit plans of the surviving corporation, subject to certain limitations;

  •
  to provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the effective time of the merger under a benefit plan sponsored by Hudson Valley to the same extent that such credit was given under the analogous Hudson Valley benefit plan prior to the effective time the merger; and

  •
  to recognize all service of such employees with Hudson Valley and its subsidiaries, for all purposes in any plan of the surviving corporation to the same extent that such service was taken into account under the analogous Hudson Valley benefit plan prior to the effective time of the merger, subject to certain limitations.

        The surviving corporation has agreed to honor benefits vested as of the effective time of the merger under the Hudson Valley benefit plans.

        In addition, Hudson Valley and Sterling have agreed to specified stay bonuses to certain key employees of Hudson Valley. These payments are described in further detail above in "The Merger—Interests of Hudson Valley's Directors and Executive Officers in the Merger."

  Director and Officer Indemnification and Insurance

        The merger agreement provides that after the completion of the merger, Sterling and the surviving corporation will indemnify and hold harmless all present and former directors, officers and employees of Hudson Valley and its subsidiaries against all costs and liabilities arising out of the fact that such person is or was a director, officer or employee of Hudson Valley or its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time of the merger, to the same extent as such persons are indemnified as of the date of the merger agreement by Hudson Valley pursuant to its certificate of incorporation or bylaws or the governing or organizational documents of any subsidiary of Hudson Valley and any indemnification agreements in existence as of the date of the merger agreement, and will also advance expenses to such persons to the same extent as they are entitled to advancement of expenses by Hudson Valley or its subsidiaries as of the date of the merger agreement, provided that, if required, such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        The merger agreement requires the surviving corporation to maintain for a period of six years after completion of the merger Hudson Valley's existing directors' and officers' liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the completion of the merger. However, the surviving corporation is not required to spend annually more than 300% of the current annual premium paid as of the date of the merger agreement by Hudson Valley for such insurance (which we refer to as the "premium cap"), and if such premiums for such insurance would at any time exceed that amount, then the surviving corporation will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, Hudson Valley, in consultation with, but only upon the consent of Sterling, may (and at the request of Sterling, Hudson Valley will use its reasonable best efforts to) obtain at or prior to the effective time of the merger a six-year "tail" policy under Hudson Valley's existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap.

  Restructuring Efforts

        The merger agreement provides that if either Hudson Valley or Sterling fails to obtain the required vote of its stockholders to adopt the merger agreement, each of the parties will in good faith use its reasonable best efforts to negotiate a restructuring of the transaction (provided that neither party will have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of the capital stock of Hudson Valley as provided for in the merger agreement, in a manner adverse to such party or its stockholders) and/or resubmit the merger agreement or the transactions contemplated thereby (or as restructured) to its respective stockholders for adoption.

  Certain Additional Covenants

        The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this joint proxy statement/prospectus, obtaining required consents, the listing of the shares of Sterling common stock to be issued in the merger, access to information of the other company, exemption from takeover laws and public announcements with respect to the transactions contemplated by the merger agreement.

Stockholder Meetings and Recommendation of Hudson Valley's and Sterling's Boards of Directors

        Each of Hudson Valley and Sterling has agreed to hold a meeting of its stockholders for the purpose of voting upon adoption of the merger agreement as promptly as reasonably practicable. The board of directors of each of Hudson Valley and Sterling has agreed to use its reasonable best efforts to obtain from its stockholders the vote required to adopt the merger agreement, including by communicating to its stockholders its recommendation (and including such recommendation in this joint proxy statement/prospectus) that they adopt and approve the merger agreement and the transactions contemplated thereby. However, if the board of directors of Hudson Valley or Sterling, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement, then it may (but will not be required to) submit the merger agreement to its stockholders without recommendation and may communicate the basis for its lack of a recommendation to its stockholders to the extent required by law, provided that (1) it gives the other party at least three business days' prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Hudson Valley board in response to an acquisition proposal, the latest material terms and conditions of, and the identity of the third-party making, any such acquisition proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (2) at the end of such notice period, the board of directors takes into account any amendment or modification to the merger agreement proposed by the other party and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement. Any material amendment to any acquisition proposal will require a new notice period.

        Notwithstanding any change in recommendation by the board of directors of Hudson Valley or Sterling, unless the merger agreement has been terminated in accordance with its terms, each party is required to convene a meeting of its stockholders and to submit the merger agreement to a vote of such stockholders. Sterling and Hudson Valley must adjourn or postpone such meeting if there are insufficient shares of Sterling common stock or Hudson Valley common stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Hudson Valley or Sterling, as applicable, it has not received proxies representing a sufficient number of shares necessary for adoption of the merger agreement.

Agreement Not to Solicit Other Offers

        Hudson Valley has agreed that it will not, and will cause its subsidiaries and its and their officers, directors, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal except to notify such person of the existence of these non-solicit provisions of the merger agreement. For purposes of the merger agreement, an "acquisition proposal" means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Hudson Valley and its subsidiaries or 25% or more of any class of equity or voting securities of Hudson Valley or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Hudson Valley, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third-party beneficially owning 25% or more of any class of equity or voting securities of Hudson Valley or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Hudson Valley, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Hudson Valley or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Hudson Valley.

        However, in the event Hudson Valley receives an unsolicited bona fide written acquisition proposal prior to the adoption of the merger agreement by the shareholders of Hudson Valley, it may, and may permit its subsidiaries and its and its subsidiaries' officers, directors, agents, advisors and representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that the Hudson Valley board concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law, provided that, prior to providing any such nonpublic information, Hudson Valley enters into a confidentiality agreement with such third-party on terms no less favorable to it than the confidentiality agreement between Sterling and Hudson Valley, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with Hudson Valley.

        Hudson Valley has also agreed to, and to cause its officers, directors, agents, advisors and representatives to, immediately cease and terminate any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than Sterling, with respect to any acquisition proposal. In addition, Hudson Valley has agreed to (1) promptly (and within twenty-four hours) advise Sterling following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal), and to keep Sterling apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal, and (2) use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which Hudson Valley or any of its subsidiaries is a party.

Conditions to Complete the Merger

        Sterling's and Hudson Valley's respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the adoption of the merger agreement by Sterling's stockholders and by Hudson Valley's shareholders;

  •
  the authorization for listing on the NYSE, subject to official notice of issuance, of the Sterling common stock to be issued pursuant to the merger agreement;

  •
  the receipt of necessary regulatory approvals, including from the Federal Reserve Board and the Office of the Comptroller of the Currency and certain other approvals necessary to consummate the transactions contemplated by the merger agreement, or those the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the surviving corporation, and the expiration of all statutory waiting periods in respect thereof, without the imposition of any condition or restriction that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, or Hudson Valley and its subsidiaries, taken as a whole, after giving effect to the merger;

  •
  the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the Sterling common stock to be issued upon the consummation of the merger, and the absence of any stop order (or proceedings for that purpose initiated or threatened and not withdrawn);

  •
  the absence of any order, injunction, or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the other transactions contemplated by the merger agreement, and the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the merger;

  •
  the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officers' certificate from the other party to such effect);

  •
  the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the date on which the merger is completed (and the receipt by each party of an officers' certificate from the other party to such effect); and

  •
  receipt by such party of an opinion of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        Neither Hudson Valley nor Sterling can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

        The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

  •
  by mutual written consent of Sterling and Hudson Valley, if the board of directors of each so determines by a vote of a majority of the members of its entire board;

  •
  by the Sterling board or the Hudson Valley board, if any governmental entity that must grant a requisite regulatory approval has denied approval of the transactions contemplated by the merger agreement and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the merger agreement, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

  •
  by the Sterling board or the Hudson Valley, board if the merger has not been completed on or before the one year anniversary of the date of the merger agreement (which we refer to as the "termination date"), unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

  •
  by the Sterling board or the Hudson Valley board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within 45 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

  •
  by Hudson Valley, if the Sterling board (1) fails to recommend in this joint proxy statement/prospectus that the stockholders of Sterling adopt the merger agreement, or withdraws, modifies or qualifies such recommendation in a manner adverse to Hudson Valley, or resolves to do so, or fails to reaffirm such recommendation within two business days after Hudson Valley requests in writing that such action be taken, or (2) breaches certain obligations, including with respect to calling a meeting of its stockholders and recommending that they adopt the merger agreement, in any material respect; or

  •
  by Sterling, if the Hudson Valley board (1) fails to recommend in this joint proxy statement/prospectus that the shareholders of Hudson Valley adopt the merger agreement, or withdraws, modifies or qualifies such recommendation in a manner adverse to Sterling, or resolves to do so, or fails to reaffirm such recommendation within two business days after Sterling requests in writing that such action be taken, or fails to recommend against acceptance of a tender offer or exchange offer for outstanding Hudson Valley common stock that has been publicly disclosed (other than by Sterling or an affiliate of Sterling) within ten business days after the commencement of such tender or exchange offer, (2) recommends or endorses an acquisition proposal, or (3) breaches certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that they adopt the merger agreement, in any material respect.

Effect of Termination

        If the merger agreement is terminated, it will become void and have no effect, except that (1) both Sterling and Hudson Valley will remain liable for any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

        Hudson Valley will pay Sterling a termination fee if the merger agreement is terminated in the following circumstances:

  •
  In the event that, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been made known to senior management of Hudson Valley or has been made directly to its shareholders generally or any person has publicly announced (and not withdrawn) an acquisition proposal with respect to Hudson Valley and (1) thereafter the merger agreement is terminated by either Sterling or Hudson Valley because the merger has not been completed prior to the termination date, and Hudson Valley has failed to obtain the required vote of its shareholders at the duly convened Hudson Valley shareholder meeting or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement is taken or (2) thereafter the merger agreement is terminated by Sterling based on a breach of the merger agreement by Hudson Valley that would constitute the failure of a closing condition and that has not been cured during the permitted time period or by its nature cannot be cured during such period, and (3) within eighteen months after the date of such termination, Hudson Valley enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), then Hudson Valley will, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Sterling, by wire transfer of same day funds, a termination fee equal to $20 million (which we refer to as the "termination fee") (provided that for purposes of the foregoing, all references in the definition of acquisition proposal to "25%" will instead refer to "50%").

  •
  In the event that the merger agreement is terminated by Sterling based on the Hudson Valley board having (1) failed to recommend in this joint proxy statement/prospectus that the shareholders of Hudson Valley adopt the merger agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Sterling, or resolved to do so, or failed to reaffirm such recommendation within two business days after Sterling has requested in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding Hudson Valley common stock that has been publicly disclosed (other than by Sterling or an affiliate of Sterling) within ten business days after the commencement of such tender or exchange offer, (2) recommended or endorsed an acquisition proposal, or (3) breached certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that they adopt the merger agreement, in any material respect, then Hudson Valley will pay Sterling, by wire transfer of same day funds, the termination fee on the date of termination.

        Sterling will pay Hudson Valley, by wire transfer of same day funds on the date of termination, the termination fee in the event that the merger agreement is terminated by Hudson Valley based on the Sterling board having (1) failed to recommend in this joint proxy statement/prospectus that the stockholders of Sterling adopt the merger agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Hudson Valley, or resolved to do so, or failed to reaffirm such recommendation within two business days after Hudson Valley has requested in writing that such action be taken, or (2) breached certain obligations, including with respect to calling a meeting of its stockholders and recommending that they adopt the merger agreement, in any material respect.

Expenses and Fees

        All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger will be borne equally by Sterling and Hudson Valley.

Amendment, Waiver and Extension of the Merger Agreement

        Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after approval of the matters presented in connection with merger by the stockholders of Sterling and Hudson Valley, except that after adoption of the merger agreement by the respective stockholders of Sterling or Hudson Valley, there may not be, without further approval of such stockholders, any amendment of the merger agreement that requires further approval under applicable law.

        At any time prior to the completion of the merger, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement, except that after adoption of the merger agreement by the respective stockholders of Sterling or Hudson Valley, there may not be, without further approval of such stockholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

Voting Agreements

  Hudson Valley Voting Agreements

        Simultaneously with the execution of the merger agreement, Stephen R. Brown, John P. Cahill, Mary Jane Foster, Gregory F. Holcombe, Marie A. Holcombe, Adam W. Ifshin, James J. Landy, Matthew Lindenbaum, on behalf of Basswood Capital Management, LLC, Joseph A. Schenk, Craig S. Thompson and William E. Whiston, solely in their capacities as shareholders of Hudson Valley, separately entered into voting agreements with Sterling (which we refer to as the "Hudson Valley voting agreements") in which they agreed, among other things, to vote all shares of Hudson Valley common stock that they own of record or beneficially, and that they subsequently acquire, in favor of the approval and adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement, and any other matter that is required to be approved by the shareholders of Hudson Valley to facilitate the transactions contemplated by the merger agreement. These shareholders also agreed to vote against (1) any proposal made in opposition to or in competition with the merger or the transactions contemplated by the merger agreement, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Hudson Valley under the merger agreement, (3) any merger, acquisition, consolidation or other business combination, recapitalization, restructuring, liquidation, dissolution, sale of assets or other extraordinary transaction with respect to Hudson Valley, including any acquisition proposal, and (4) any proposal, transaction, amendment of the Hudson Valley's certificate of incorporation or bylaws or other action which could reasonably be expected to prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the merger or the other transactions contemplated by the merger agreement or the fulfillment of Hudson Valley's or Sterling's conditions under the merger agreement. As of the record date, these shareholders beneficially owned and were entitled to vote, in the aggregate, approximately 5,006,468 shares of the Hudson Valley common stock, allowing them to exercise approximately 24.9% of the voting power of Hudson Valley common stock outstanding as of the record date.

        Each Hudson Valley shareholder who executed a Hudson Valley voting agreement agreed, in their capacity as a shareholder of Hudson Valley, not to, directly or indirectly, (1) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any tender offer or exchange offer, merger, acquisition, consolidation or other business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Hudson Valley or any of its affiliates at any time, or engage or participate in any negotiations with any person concerning any such transaction, provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to, any such transaction or enter into any letter of intent, memorandum of understanding, agreement in principle or agreement relating to any such transaction; (2) engage in any activities in opposition to the recommendation of the Hudson Valley board or any of its affiliates, seek the removal of any member of the Hudson Valley board or any of its affiliates, submit any shareholder proposal or any nomination of a director or directors for shareholder action to Hudson Valley or any of its affiliates, seek to call a special meeting or commence a consent solicitation with respect to Hudson Valley or any of its affiliates, or solicit, encourage, or in any way participate in the solicitation of, any proxies or consents with respect to, or form or join any group with respect to, any voting securities of Hudson Valley or any of its affiliates; (3) subject to certain exceptions, offer for sale, sell, give, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any Hudson Valley common stock; or (4) subject to certain exceptions, enter into any voting arrangement, whether by proxy, voting agreement, arrangement or understanding, voting trust or otherwise, with respect to any Hudson Valley common stock.

        The foregoing description of the Hudson Valley voting agreements is subject to, and qualified in its entirety by reference to, the Hudson Valley voting agreements, a form of which is attached to this joint proxy statement/prospectus as Annex B and is incorporated by reference into this joint proxy statement/prospectus.

  Sterling Voting Agreements

        Simultaneously with the execution of the merger agreement, Robert Abrams, Louis J. Cappelli, James F. Deutsch, on behalf of himself and certain of his affiliates, Navy E. Djonovic, Fernando Ferrer, William F. Helmer, Thomas G. Kahn, James B. Klein, Jack L. Kopnisky, Robert W. Lazar, John C. Millman, Richard O'Toole and Burt B. Steinberg, solely in their capacities as stockholders of Sterling, separately entered into voting agreements with Hudson Valley (which we refer to as the "Sterling voting agreements") in which they agreed, among other things, to vote all shares of Sterling common stock that they own of record or beneficially, and that they subsequently acquire, in favor of the approval and adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement, and any other matter that is required to be approved by the stockholders of Sterling to facilitate the transactions contemplated by the merger agreement. These stockholders also agreed to vote against (1) any proposal made in opposition to or in competition with the merger or the transactions contemplated by the merger agreement, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Sterling under the merger agreement, and (3) any proposal, transaction, amendment of the Sterling certificate of incorporation or bylaws or other action which could reasonably be expected to prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the merger or the other transactions contemplated by the merger agreement or the fulfillment of Sterling's or Hudson Valley's conditions under the merger agreement. As of the record date, these stockholders beneficially owned and were entitled to vote, in the aggregate, approximately 5,480,452 shares of Sterling common stock, allowing them to exercise approximately 6.0% of the voting power of Sterling common stock outstanding as of the record date.

        Each Sterling stockholder who executed a Sterling voting agreement agreed, in their capacity as a stockholder of Sterling, not to, directly or indirectly, (1) engage in any activities in opposition to the recommendation of the Sterling board or any of its affiliates, seek the removal of any member of the Sterling board or any of its affiliates, submit any stockholder proposal or any nomination of a director or directors for stockholder action to Sterling or any of its affiliates, seek to call a special meeting or commence a consent solicitation with respect to Sterling or any of its affiliates, or solicit, encourage, or in any way participate in the solicitation of, any proxies or consents with respect to, or form or join any group with respect to, any voting securities of Sterling or any of its affiliates; (2) subject to certain exceptions, offer for sale, sell, give, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any Sterling common stock; or (3) subject to certain exceptions, enter into any voting arrangement, whether by proxy, voting agreement, arrangement or understanding, voting trust or otherwise, with respect to any Sterling common stock.

        The foregoing description of the Sterling voting agreements is subject to, and qualified in its entirety by reference to, the Sterling voting agreements, a form of which is attached to this joint proxy statement/prospectus as Annex C and is incorporated by reference into this joint proxy statement/prospectus.

ACCOUNTING TREATMENT

        The accounting principles applicable to this transaction as described in FASB ASC 805-10-05-01 provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: (1) identifying the acquirer; (2) determining the acquisition date; (3) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (4) recognizing and measuring goodwill or a gain from a bargain purchase.

        The appropriate accounting treatment for this transaction is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Sterling (the acquirer) will record at fair value the identifiable assets acquired and liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following is a general discussion of certain material U.S. federal income tax consequences of the merger to "U.S. holders" (as defined below) of Hudson Valley common stock that exchange their shares of Hudson Valley common stock for shares of Sterling common stock in the merger.

        In connection with this registration statement, each of Wachtell, Lipton, Rosen & Katz and Day Pitney LLP has delivered its opinion to the effect that, on the basis of the facts and representations set forth in such opinions and in certificates obtained from officers of Sterling and Hudson Valley, and subject to the qualifications, exceptions, assumptions, beliefs and limitations described herein and in such opinions, (i) the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the discussion set forth herein under the sub-heading "Tax Consequences of the Merger Generally" constitutes their opinion as to the material U.S. federal income tax consequences of the merger to holders of Hudson Valley common stock. The opinions of Wachtell, Lipton, Rosen & Katz and Day Pitney LLP are filed as exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus forms a part.

        The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

        The following discussion applies only to U.S. holders of shares of Hudson Valley common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors in partnerships, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold shares of Hudson Valley common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Hudson Valley common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who exercise appraisal rights, or holders who actually or constructively own more than 5% of Hudson Valley common stock).

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Hudson Valley common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Hudson Valley common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Hudson Valley common stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the merger to their specific circumstances.

        Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your own independent tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

        The parties intend for the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligation of Sterling to complete the merger that Sterling receive an opinion from Wachtell, Lipton, Rosen & Katz, dated the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Hudson Valley to complete the merger that Hudson Valley receive an opinion from Day Pitney LLP dated the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions will be based on facts and representations contained in representation letters provided by Sterling and Hudson Valley and on customary factual assumptions. Neither of the opinions described above will be binding on the Internal Revenue Service (which we refer to as the "IRS") or any court. Sterling and Hudson Valley have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

        Accordingly, upon exchanging your Hudson Valley common stock for Sterling common stock, you generally will not recognize gain or loss, except with respect to cash received instead of fractional shares of Sterling common stock (as discussed below). The aggregate tax basis of the Sterling common stock that you receive in the merger (including any fractional shares deemed received and redeemed for cash as described below) will equal your aggregate adjusted tax basis in the shares of Hudson Valley common stock you surrender in the merger. Your holding period for the shares of Sterling common stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period of the shares of Hudson Valley common stock that you surrender in the merger. If you acquired different blocks of Hudson Valley common stock at different times or at different prices, the Sterling common stock you receive will be allocated pro rata to each block of Hudson Valley common stock, and the basis and holding period of each block of Sterling common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Hudson Valley common stock exchanged for such block of Sterling common stock.

  Cash Instead of Fractional Shares

        If you receive cash instead of a fractional share of Sterling common stock, you will be treated as having received such fractional share of Sterling common stock pursuant to the merger and then as having sold such fractional share of Sterling common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in your fractional share of Sterling common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such fractional share (including the holding period of shares of Hudson Valley common stock surrendered therefor) exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        If you are a non-corporate holder of Hudson Valley common stock, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you (1) furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or (2) provide proof that you are otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

        This discussion of material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. Holders of Hudson Valley common stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF CAPITAL STOCK OF STERLING

        As a result of the merger, Hudson Valley shareholders who receive shares of Sterling common stock in the merger will become stockholders of Sterling. Your rights as a stockholder of Sterling will be governed by Delaware law and the certificate of incorporation and the bylaws of Sterling. The following briefly summarizes the material terms of Sterling common stock. We urge you to read the applicable provisions of the DGCL and Sterling's certificate of incorporation and bylaws. Copies of Sterling's and Hudson Valley's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

Authorized Capital Stock

        Sterling's authorized capital stock consists of 190,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, there were 91,075,321 shares of Sterling common stock outstanding, and no shares of Sterling preferred stock outstanding.

Common Stock

  Listing

        Sterling common stock is listed on the New York Stock Exchange and traded under the symbol "STL." Following the merger, shares of Sterling common stock will continue to be traded on the New York Stock Exchange.

  Dividend Rights

        Payment of dividends is subject to determination and declaration by the Sterling board and depends on a number of factors, including capital requirements, legal, and regulatory limitations on the payment of dividends, the results of operations and financial condition, tax considerations and general economic conditions. Subject to the approval of the board of directors of the surviving corporation, it is the current intention of each of Sterling and Hudson Valley that, following completion of the merger, the quarterly dividend of $0.07 on Sterling common stock will remain unchanged. However the board of directors may change its dividend policy at any time, and no assurances can be given that dividends will continue to be paid by Sterling or the surviving corporation or that dividends, if paid, will not be reduced or eliminated in future periods.

  Voting Rights

        Each share of Sterling common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Sterling stockholders may vote either in person or by proxy. Sterling's Certificate of Incorporation provides that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.

  Preemptive and Other Rights

        Holders of Sterling common stock have no preemptive rights and have no other rights to subscribe for additional securities of Sterling under Delaware law, nor does Sterling common stock have any conversion rights or rights of redemption. Upon liquidation, all holders of Sterling common stock are entitled to participate pro rata in Sterling's assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

        For more information regarding the rights of holders of Sterling common stock, see "Comparison of Stockholders' Rights."

Preferred Stock

        Sterling's certificate of incorporation authorizes the Sterling board, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in series and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations or restrictions thereof, without further vote or action by Sterling stockholders. Sterling may amend from time to time its certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the common stock, without a vote of the holders of preferred stock, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. As of the date of this joint proxy statement/prospectus, there are no shares of Sterling preferred stock outstanding.

COMPARISON OF STOCKHOLDERS' RIGHTS

        If the merger is completed, holders of Hudson Valley common stock will receive shares of Sterling common stock in exchange for their shares of Hudson Valley common stock. Sterling is organized under the laws of the State of Delaware and Hudson Valley is organized under the laws of the State of New York. The following is a summary of the material differences between (1) the current rights of Hudson Valley shareholders under the NYBCL and Hudson Valley's Restated Certificate of Incorporation and amended and restated bylaws and (2) the current rights of Sterling stockholders under the DGCL and Sterling's Certificate of Incorporation and amended and restated bylaws.

        Sterling and Hudson Valley believe that this summary describes the material differences between the rights of holders of Sterling common stock as of the date of this joint proxy statement/prospectus and the rights of holders of Hudson Valley common stock as of the date of this joint proxy statement/prospectus; however, it does not purport to be a complete description of those differences. Copies of Sterling's and Hudson Valley's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

STERLING	HUDSON VALLEY
AUTHORIZED CAPITAL STOCK
Sterling's certificate of incorporation authorizes it to issue up to 190,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date for the Sterling special meeting, there were 91,075,321 shares of Sterling common stock outstanding, and no shares of Sterling preferred stock outstanding.	Hudson Valley's certificate of incorporation authorizes it to issue up to 25,000,000 shares of common stock, par value $0.20 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of the record date for the Hudson Valley special meeting, there were 20,072,296 shares of Hudson Valley common stock outstanding, and no shares of Hudson Valley preferred stock outstanding.
VOTING LIMITATIONS
Sterling's certificate of incorporation provides that a record owner of any outstanding common stock of Sterling which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock of Sterling is not entitled or permitted to any vote in respect of the shares held in excess of the 10% limit.	Hudson Valley's certificate of incorporation and bylaws do not impose voting restrictions on shares held in excess of such 10% limit.

STERLING	HUDSON VALLEY
SIZE OF BOARD OF DIRECTORS
Sterling's certificate of incorporation currently provides that the size of the Sterling board shall be fixed from time to time exclusively by the Sterling board pursuant to a resolution adopted by a majority of the whole board (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Sterling board). Sterling's bylaws currently provide that in the absence of a designation of the number of directors on the board of directors, the Sterling board shall consist of 13 directors. The Sterling board currently has 13 directors. On August 7, 2012, Provident, the predecessor company of Sterling, entered into a corporate governance agreement with each of Patriot Financial Partners, L.P. ("Patriot") and Endicott Opportunity Partners III, L.P. ("Endicott"), pursuant to which Provident agreed, upon request, to appoint one individual nominated by each of Patriot and Endicott to its board of directors, subject to satisfaction of regulatory requirements and reasonable approval of its Nominating and Corporate Governance Committee. Mr. James F. Deutsch has been designated as a director of Sterling by Patriot.	Hudson Valley's bylaws currently provide that the Hudson Valley board shall consist of no less than five directors and no more than 20 directors, and that the exact number within such minimum and maximum limits is to be fixed and determined from time to time by resolution of a majority of the full board or by resolution if a majority of the shareholders at a shareholder meeting. The Hudson Valley board currently has 10 members.
CLASSES OF DIRECTORS
The Sterling board is divided into three classes, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.	The Hudson Valley board is not classified; all directors are elected annually.
REMOVAL OF DIRECTORS
Subject to the rights of the holders of any series of Sterling preferred stock then outstanding, Sterling's directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 80% of shares entitled to vote in the election of directors, voting together as a single class.	Any or all of Hudson Valley's directors may be removed with or without cause by the vote of a majority of all outstanding shares of Hudson Valley entitled to vote, or may be removed for cause by the action of the Hudson Valley board.
FILLING VACANCIES ON THE BOARD OF DIRECTORS
Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Sterling board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even though	All vacancies on the Hudson Valley board, including newly created directorships resulting from an increase in the number of directors, may be filled either by the shareholders of Hudson Valley entitled to vote for the election of directors at a meeting of the Hudson Valley shareholders called for that purpose, or by vote of two-thirds of the directors then in office. Each new director so

STERLING	HUDSON VALLEY
less than a quorum. Directors so chosen shall hold office for a term expiring at the Sterling annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of directors constituting the Sterling board shall shorten the term of any incumbent director.	chosen shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and shall have been qualified, or until his or her earlier death, or until he or she shall resign.
SPECIAL MEETINGS OF STOCKHOLDERS
Special meetings of Sterling stockholders may be called by the Sterling board pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Sterling board).	Except as specifically provided by statute, special meetings of Hudson Valley shareholders for any purpose may be called (1) by a majority of the Hudson Valley board, (2) by the chairman of the Hudson Valley board, (3) by the chief executive officer of Hudson Valley, or (4) by any one or more shareholders owning, in the aggregate, not less than fifty percent of the stock of Hudson Valley. A request for a special meeting shall state the purpose or purposes of the proposed special meeting.
QUORUM
Under Sterling's bylaws, at any meeting of Sterling stockholders, the holders of a majority of all the shares of stock of Sterling entitled to vote at the meeting, present in person or by proxy, constitute a quorum for all purposes, unless or to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of those represented in person or by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. If a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock of Sterling entitled to vote who are present, in person or by proxy, may adjourn the meeting.	Except for a special election of directors pursuant to Section 603 of the NYBCL, the Hudson Valley shareholders of record of a majority of the issued and outstanding shares of stock of Hudson Valley entitled to be voted at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business. The Hudson Valley shareholders present at a meeting may adjourn the meeting despite the absence of a quorum.
NOTICE OF STOCKHOLDER MEETINGS
Sterling's bylaws provide that written notice of the place, date and time of all meetings of the stockholders must be given, not less than 10 and not more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. When a meeting is adjourned to another place, date or time, and the date of the adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting	Hudson Valley's bylaws provide that a notice setting forth the day, hour and place of each annual or special meeting of shareholders of Hudson Valley shall be mailed, postage prepaid, to each shareholder of record of Hudson Valley entitled to vote, at such shareholder's last known post office address as the same appears on the stock records of Hudson Valley, or such notice shall be left with each such shareholder at their residence or usual place of business, or may also be given electronically or by facsimile transmission, not less than ten and no more than

STERLING	HUDSON VALLEY

must be given in conformity with the previous sentence.

If mailed, notice to Sterling stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of Sterling. A notice to Sterling stockholders may also be given by electronic transmission in the manner provided in Section 232 of the DGCL.

A written waiver of any notice signed by a stockholder, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder.

fifty days before such annual or special meeting of Hudson Valley shareholders. In the case of a special meeting, the notice should also state the purpose or purposes of the proposed meeting and at whose direction the notice of meeting is being issued.

Notice of any meeting of Hudson Valley shareholders may be waived in writing by any shareholder either before or after the time stated therein for convening the meeting. The attendance of any Hudson Valley shareholder at any shareholder meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder.

ADVANCE NOTICE OF STOCKHOLDER PROPOSALS
Sterling's bylaws establish an advance notice procedure with regard to nominations and other business proposals to be brought before Sterling's annual meeting but not included in Sterling's proxy statement or form of proxy for that meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder, (1) the stockholder must have given timely notice thereof in writing to Sterling's Secretary, (2) such business must be a proper matter for stockholder action under the DGCL, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided Sterling with a solicitation notice, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of Sterling's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of Sterling's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials a solicitation notice stating that such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of Sterling's voting shares required under applicable	Hudson Valley's bylaws establish an advance notice procedure with regard to business proposals to be brought before Hudson Valley's annual meeting by a shareholder of record of Hudson Valley. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must give timely notice thereof in writing to Hudson Valley's Secretary, which notice shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (2) brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (3) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (4) the number of shares of the corporation which are beneficially owned by the shareholder, (5) any material interest of the shareholder in such business and (6) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a Hudson Valley shareholder if the shareholder has notified Hudson Valley of his or her intention to present a proposal at an annual meeting and such shareholder's proposal has been included in a proxy statement that has been prepared by management of Hudson Valley to

STERLING	HUDSON VALLEY

law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Sterling's voting shares to elect such nominee or nominees and (4) if no solicitation notice relating thereto has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a solicitation notice.

To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of Sterling not less than 90 days prior to the date of Sterling's proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information, as set forth in Sterling's bylaws.

Stockholder nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to Sterling's notice of meeting by any stockholder of record of Sterling who is a stockholder of record at the time of giving of notice provided for in this paragraph, who is entitled to vote at the meeting and who complies with the same notice procedures applicable to stockholder nominations at an annual meeting of stockholders. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder's notice is delivered to the Secretary at the principal executive offices of Sterling not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such proposal at such annual meeting, Hudson Valley need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by Hudson Valley.

To be timely, a Hudson Valley shareholder's notice must be delivered to or mailed and received at the principal executive offices of Hudson Valley not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date or other prior public disclosure of the date of the meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which such notice of the date of the meeting or such public disclosure was first made. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a shareholder's notice.

STERLING	HUDSON VALLEY
ANTI-TAKEOVER PROVISIONS AND OTHER STOCKHOLDER PROTECTIONS
Sterling's certificate of incorporation provides that any "business combination" involving Sterling and an interested stockholder must be approved by the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote, unless either two-thirds of the "disinterested directors" (as defined in the certificate of incorporation) of Sterling has approved the business combination or the terms of the proposed business combination satisfy certain minimum price and other standards. For purposes of these provisions, an "interested stockholder" includes any person (with certain exceptions) who is the "beneficial owner" (as defined in the certificate of incorporation) of more than 10% of Sterling's outstanding common stock, any affiliate of Sterling which was the beneficial owner of more than 10% of Sterling's outstanding common stock during the prior two years; or any assignee of or successor to any shares of Sterling common stock that were beneficially owned by an "interested stockholder" during the prior two years. For purposes of these provisions, a "business combination" is defined as any merger or consolidation of Sterling or any subsidiary with or into an interested stockholder or affiliate of an interested stockholder, the disposition of the assets of Sterling or any subsidiary having an aggregate fair market value of 25% or more of the combined assets of Sterling and its subsidiaries to or with any interested stockholder or affiliate of an interested stockholder, the issuance or transfer by Sterling or any subsidiary of any securities of Sterling or any subsidiary to any interested stockholder or affiliate of an interested stockholder in exchange for cash, securities or other property having an aggregate fair market value of 25% or more of the outstanding common stock of Sterling and its subsidiaries (except pursuant to an employee benefit plan), any reclassification of securities or recapitalization that would increase the proportionate share of any class of equity or convertible securities or Sterling or any subsidiary owned by an interested stockholder or affiliate of an interested stockholder, and the adoption of any plan for the liquidation or dissolution of Sterling proposed by, or on behalf of, an interested stockholder or an affiliate of an interested stockholder.

Under Section 912 of the NYBCL, Hudson Valley is prohibited from engaging in any business combination with an interested shareholder within five years after the person or entity first becomes an interested shareholder, unless the business combination transaction or the transaction that caused the person to become an interested shareholder was approved by Hudson Valley's board of directors prior to the interested shareholder becoming such. In addition, Hudson Valley is prohibited from engaging in any business combination with an interested shareholder (whether during or after the five year period) unless (i) the business combination transaction or the transaction that caused the person to become an interested shareholder was approved by Hudson Valley's board of directors prior to the interested shareholder becoming such, (ii) the business combination is approved by the holders of a majority of the outstanding Hudson Valley voting stock, excluding shares held by the interested shareholder, at a meeting called no earlier than five years after the interested shareholder became such, or (iii) certain fair price and other requirements are satisfied. The NYBCL defines the term "business combination" to include transactions such as mergers, consolidations, sales of 10% or more of the corporation's assets, issuances of stock with a market value of 5% or more of the aggregate market value of all outstanding stock of the corporation, adoptions of plans of liquidation, reclassifications and similar transactions. The NYBCL defines the term "interested shareholder" generally as any person or entity who, together with certain affiliates, beneficially owns 20% or more of the corporation's voting stock.

A New York corporation may elect not to be governed by Section 912 of the NYBCL. Hudson Valley has not made such an election.

STERLING	HUDSON VALLEY

In addition, the DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an "interested stockholder" for purposes of Section 203 of the DGCL, that person may not engage in certain business combinations with the corporation for a period of three years unless one of the following three exceptions applies: (i) the corporation's board of directors approved the acquisition of stock or the business combination transaction prior to the time that the person became an interested stockholder; (ii) the person became an interested stockholder and 85% owner of the voting stock of the corporation in the transaction in which it became an interested stockholder, excluding voting stock owned by directors who are also officers and certain employee stock plans; or (iii) the business combination transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of stockholders. Under the DGCL, the term "business combination" is defined to include a wide variety of transactions, including mergers, consolidations, sales, or other dispositions of 10% or more of a corporation's assets and various other transactions that may benefit an "interested stockholder."

A Delaware corporation may elect not to be governed by Section 203. Sterling has not made such an election and accordingly is subject to Section 203.

LIMITATION OF PERSONAL LIABILITY OF OFFICERS AND DIRECTORS
Sterling's certificate of incorporation provides that a director shall have no liability to Sterling or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Sterling or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of	Hudson Valley's certificate of incorporation provides that no director shall be personally liable to Hudson Valley or its shareholders for damages for any breach of duty while acting as director, unless said breach of duty, whether an act or an omission, is found, by a judgment of a court of competent jurisdiction, or other final adjudication to have been committed in bad faith or involved

STERLING	HUDSON VALLEY
law, (iii) under Section 174 of the DGCL (concerning unlawful distributions to stockholders), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of Sterling's certificate of incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of Sterling shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.	intentional misconduct or a knowing violation of law, or that the director personally gained, in fact, a financial profit or other advantage to which the director was not legally entitled, or that the director's acts violated Section 719 of the NYBCL.
INDEMNIFICATION OF DIRECTORS AND OFFICERS AND INSURANCE
Section 145 of the DGCL permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. To the extent that a present or former director or officer of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the	Section 722 of the NYBCL provides that, other than in the case of actions brought by or on behalf of the corporation, a corporation may indemnify a person in any threatened, pending or completed action or proceeding, whether civil or criminal, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation, or served such other corporation or enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if the officer or director acted in good faith for a purpose that such person reasonably believed to be in (or in the case of service for any other corporation or enterprise, not opposed to) the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or on behalf of the corporation, the same indemnification standards apply except that in the case of actions that are settled or in which the officer or director is found liable to the corporation, indemnification is not permitted except in the case of a judicial finding that despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

STERLING	HUDSON VALLEY
case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

Sterling's certificate of incorporation provides that current or former directors or officers shall be indemnified and held harmless by Sterling to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such officer or director; provided, however, that Sterling shall (with limited exceptions) indemnify an officer or director in connection with a proceeding (or part thereof) initiated by such officer or director only if such proceeding (or part thereof) was authorized by the board of directors of Sterling. Sterling may advance expenses to officers and directors, provided that if required by the DGCL, such advancement of expenses shall only be made if the director or officer seeking such advancement provides Sterling with a written undertaking to repay the advance if it is ultimately determined by a final judicial decision from which there is no further right to appeal that the officer or director is not entitled to the advancement of expenses. Sterling's certificate of incorporation provides that Sterling may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Sterling or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Sterling would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Hudson Valley's certificate of incorporation provides that Hudson Valley shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of Hudson Valley to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of Hudson Valley served in any capacity at the request of Hudson Valley, by reason of the fact that he, his testator or intestate, was a director or officer of Hudson Valley, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expense, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of Hudson Valley and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In addition, Hudson Valley shall indemnify any person made, or threatened to be made, a party to an action by or in the right of Hudson Valley to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of Hudson Valley, or is or

STERLING	HUDSON VALLEY

was serving at the request of Hudson Valley as a director or officer of any of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of Hudson Valley, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to Hudson Valley, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Under Section 726 of the NYBCL, Hudson Valley is permitted to purchase insurance to indemnify directors and officers.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS
The DGCL provides that Sterling's certificate of incorporation generally may be amended upon the adoption of a resolution by the board of directors and approval by the holders of a majority of the outstanding shares entitled to vote. Pursuant to Sterling's certificate of incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of Sterling entitled to vote generally in the election of directors, voting as a single class, is required to amend or repeal certain provisions of the certificate of incorporation, including the provisions relating to limitations on voting of holders of more than 10% of Sterling's common stock, special meetings of Sterling stockholders, stockholder action by

Section 803(a) of the NYBCL provides that a corporation's certificate of incorporation may be amended or changed by a vote of the board of directors followed by a vote of the majority of all outstanding shares entitled to vote.

Hudson Valley's bylaws may be altered, amended or repealed, and new bylaws may be made by the vote of the holders of not less than fifty percent of the total voting power of all outstanding shares of voting stock of Hudson Valley, at any meeting of Hudson Valley shareholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of such shareholders meeting. In addition, Hudson Valley's bylaws may be altered, amended or

STERLING	HUDSON VALLEY
written consent, the number, classification and removal of directors and the filling of board vacancies, the approval of certain business combinations, director and officer indemnification by Sterling and amendment of Sterling's bylaws and certificate of incorporation. Sterling's bylaws may be amended either by a majority of the entire Sterling board of directors or by a vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of Sterling entitled to vote generally in the election of directors, voting as a single class.	repealed, and new bylaws may be made by the Hudson Valley board, by vote of a majority of the number of directors then in office, except that certain provisions of Hudson Valley's bylaws relating to the qualification and term of its directors and the filling of vacancies on the Hudson Valley board may be amended by the Hudson Valley board only by a vote of two-thirds of the directors then in office.
ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS
Under Sterling's certificate of incorporation, subject to the rights of any class or series of preferred stock of Sterling, any action required or permitted to be taken by the stockholders of Sterling at an annual or special meeting must be effected at a duly called annual or special meeting of stockholders of Sterling and may not be effected by any consent in writing by such stockholders.	Section 615 of the NYBCL provides that, whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.
STOCKHOLDER RIGHTS PLAN
Neither Sterling nor Hudson Valley currently has a stockholder rights plan in effect.

COMPARATIVE MARKET PRICES AND DIVIDENDS

        Sterling common stock is listed on the New York Stock Exchange under the symbol "STL," and Hudson Valley common stock is listed on the New York Stock Exchange under the symbol "HVB." The following table sets forth the high and low reported closing sale prices per share of Sterling common stock and Hudson Valley common stock, and the cash dividends declared per share for the periods indicated.

	Sterling Common Stock			Hudson Valley Common Stock
	High	Low	Dividend	High	Low	Dividend
Quarter Ended:
December 31, 2012	$9.66	$8.67	$0.06	$17.26	$14.45	$0.18
March 31, 2013	9.54	8.70	0.06	16.22	14.51	0.06
June 30, 2013	9.43	8.71	0.06	18.80	14.15	0.06
September 30, 2013(1)	11.31	9.66	0.12	21.16	17.53	0.06
December 31, 2013(1)	13.47	10.80	—	21.09	17.99	0.06
March 31, 2014	13.26	12.00	0.07	19.80	16.76	0.06
June 30, 2014	12.92	11.05	0.07	19.37	17.01	0.06
September 30, 2014	13.18	11.71	0.07	18.44	16.90	0.08
December 31, 2014	14.49	12.49	0.07	27.40	18.10	0.08
March 31, 2015 (through March 27, 2015)	14.08	13.08	0.07	26.65	24.44	0.08

(1)
In connection with the Provident merger, Sterling accelerated the dividend that would have been regularly declared in the quarter ended December 31, 2013 to the quarter ended September 30, 2013. Therefore, Sterling declared cash dividends of $0.12 per share in the quarter ended September 30, 2013 and did not declare a dividend in the quarter ended December 31, 2013.

        On November 4, 2014, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of Sterling common stock as reported on the New York Stock Exchange was $13.99. On March 27, 2015, the last practicable trading day before the date of this joint proxy statement/prospectus, the closing sale price of shares of Sterling common stock as reported on the New York Stock Exchange was $13.31.

        On November 4, 2014, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of Hudson Valley common stock as reported on the New York Stock Exchange was $22.68. On March 27, 2015, the last practicable trading day before the date of this joint proxy statement/prospectus, the closing sale price of shares of Hudson Valley common stock as reported on the New York Stock Exchange was $25.26.

        Each of Sterling and Hudson Valley shareholders are advised to obtain current market quotations for Sterling common stock and Hudson Valley common stock. The market price of Sterling common stock and Hudson Valley common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of Sterling common stock or Hudson Valley common stock before or after the effective date of the merger. Changes in the market price of Sterling common stock prior to the completion of the merger will affect the market value of the merger consideration that Hudson Valley shareholders will receive upon completion of the merger.

 LEGAL MATTERS

        The validity of the Sterling common stock to be issued in connection with the merger will be passed upon for Sterling by Wachtell, Lipton, Rosen & Katz (New York, New York). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Sterling by Wachtell, Lipton, Rosen & Katz (New York, New York) and for Hudson Valley by Day Pitney LLP (New York, New York).

EXPERTS

Sterling

        The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended September 30, 2014 and the Transition Report on Form 10-K for the transition period from October 1, 2014 to December 31, 2014 have been so incorporated in reliance on the reports of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Hudson Valley

        The consolidated financial statements of Hudson Valley as of December 31, 2014, and for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet of Hudson Valley as of December 31, 2013 and the related consolidated statements of income, comprehensive income (loss), changes in stockholders' equity and cash flows for each of the years in the two year period ended December 31, 2013 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS

Sterling

        Under SEC rules, since Sterling's 2015 annual meeting of stockholders, Sterling's next annual meeting, will be held more than 30 days from the date of the previous year's annual meeting, holders of Sterling common stock who wish to make a proposal to be included in Sterling's proxy statement and proxy for Sterling's 2015 annual meeting will have to deliver the proposal to the executive offices of Sterling by a reasonable time before Sterling begins to print and send its proxy materials for the 2015 annual meeting. Such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, Sterling's certificate of incorporation and bylaws and Delaware law.

        In addition, Sterling's bylaws establish an advance notice procedure with regard to director nominations and other business proposals to be brought before Sterling's 2015 annual meeting but not included in Sterling's proxy statement or form of proxy for that meeting. In order for stockholder proposals to be considered for presentation at Sterling's 2015 annual meeting but not for inclusion in Sterling's proxy statement and form of proxy for that meeting, since Sterling's 2015 annual meeting will be held more than 30 days after the anniversary of the previous year's annual meeting, holders of Sterling common stock will have to deliver notice of such stockholder proposal to the Secretary of Sterling not later than the close of business on the 10th day following the day on which public announcement of the date of Sterling's 2015 annual meeting is first made.

Hudson Valley

        Hudson Valley will hold a 2015 annual meeting of shareholders only if the merger is not completed. The deadline for shareholders of Hudson Valley to present a proposal for action at the

2015 annual meeting of shareholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 has already passed since any such proposal had to be received at Hudson Valley's principal executive offices not later than December 10, 2014. Accordingly, shareholders of Hudson Valley can only present a proposal for action directly at the 2015 annual meeting of shareholders outside of the Rule 14a-8 process. Under Hudson Valley's bylaws, any shareholder who intends to present such a proposal directly at the 2015 annual meeting of shareholders must notify Hudson Valley's management of such intention. Such notice must be received at Hudson Valley's principal executive offices between January 8, 2015 and February 6, 2015. The notice must be in the manner and form required by Hudson Valley's bylaws.

 WHERE YOU CAN FIND MORE INFORMATION

        Sterling has filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the issuance of the shares of Sterling common stock to be issued in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Sterling in addition to being a proxy statement for Sterling and Hudson Valley stockholders. The registration statement, including this joint proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about Sterling and Sterling common stock.

        Sterling and Hudson Valley also file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, such as Sterling and Hudson Valley, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Sterling with the SEC are also available at Sterling's website at www.sterlingbancorp.com under the tab "Annual Reports & SEC Filings," and then under the heading "Filings and Reports." The reports and other information filed by Hudson Valley with the SEC are available at Hudson Valley's website at www.hudsonvalleybank.com under the tab "Investor Relations," and then under the heading "SEC Filings". The web addresses of the SEC, Sterling and Hudson Valley are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those web sites is not part of this joint proxy statement/prospectus.

        The SEC allows Sterling and Hudson Valley to incorporate by reference information in this joint proxy statement/prospectus. This means that Sterling and Hudson Valley can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that Sterling and Hudson Valley previously filed with the SEC. They contain important information about the companies and their financial condition.

Sterling SEC Filings (SEC File No. 001-35385)	Period or Date Filed
Annual Report on Form 10-K	Year ended September 30, 2014 (as amended by Annual Report on Form 10-K/A)
Transition Report on Form 10-K	Transition period ended December 31, 2014
Current Reports on Form 8-K or 8-K/A

Filed on October 27, 2014, November 5, 2014, November 7, 2014, December 3, 2014, January 27, 2015, February 2, 2015, February 3, 2015 and February 11, 2015 (other than those portions of the documents deemed to be furnished and not filed)

Definitive Proxy Statement on Schedule 14A	Filed January 10, 2014

Hudson Valley SEC Filings (SEC File No. 001-34453)	Period or Date Filed
Annual Report on Form 10-K or 10-K/A	Year ended December 31, 2014
Current Reports on Form 8-K or 8-K/A	Filed on January 28, 2015 and February 4, 2015 (other than those portions of the documents deemed to be furnished and not filed)
Definitive Proxy Statement on Schedule 14A	Filed April 9, 2014

        In addition, Sterling and Hudson Valley also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and, in the case of Sterling, the date of the Sterling special meeting, and, in the case of Hudson Valley, the date of the Hudson Valley special meeting, provided that Sterling and Hudson Valley are not incorporating by reference any information furnished to, but not filed with, the SEC.

        Except where the context otherwise indicates, Sterling has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Sterling, and Hudson Valley has supplied all information contained or incorporated by reference relating to Hudson Valley.

        Documents incorporated by reference are available from Sterling and Hudson Valley without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address and phone number:

Sterling Bancorp 400 Rella Blvd. Montebello, New York 10901 Attention: Investor Relations Telephone: (845) 369-8040	Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, New York 10707 Attention: Investor Relations Telephone: (914) 961-6100

        Sterling stockholders requesting documents must do so by April 21, 2015, in order to receive them before the Sterling special meeting, and Hudson Valley shareholders requesting documents must do so by April 23, 2015, in order to receive them before the Hudson Valley special meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents from Sterling or Hudson Valley, Sterling and Hudson Valley, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

        Neither Sterling nor Hudson Valley has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER
by and between
HUDSON VALLEY HOLDING CORP.
and
STERLING BANCORP

Dated as of November 4, 2014

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Page
Acquisition Proposal	A-45
Advisory Contract	A-23
Advisory Entity	A-23
affiliate	A-52
Agreement	A-1
Bank Merger	A-4
Bank Merger Agreement	A-4
Bank Merger Certificates	A-4
Bank Regulatory Applications	A-38
BHC Act	A-6
Broker-Dealer Subsidiary	A-23
Certificate	A-2
certificates	A-4
Certificates of Merger	A-1
Chosen Courts	A-53
Closing	A-51
Closing Date	A-51
Code	A-1
Confidentiality Agreement	A-40
Continuing Employees	A-41
Delaware Secretary	A-1
DGCL	A-1
Effective Time	A-1
Enforceability Exceptions	A-19
Environmental Laws	A-19
ERISA	A-13
Exchange Act	A-11
Exchange Agent	A-4
Exchange Fund	A-4
Exchange Ratio	A-2
FDIC	A-7
Federal Reserve Board	A-9
FINRA	A-10
FINRA Approval	A-10
Form ADV	A-23
Form BD	A-24
GAAP	A-7
Governmental Entity	A-10
Hudson Valley	A-1
Hudson Valley Bank	A-4
Hudson Valley Benefit Plans	A-13
Hudson Valley Bylaws	A-7
Hudson Valley Certificate	A-7
Hudson Valley Common Stock	A-1
Hudson Valley Contract	A-18
Hudson Valley Disclosure Schedule	A-6
Hudson Valley Equity Awards	A-3
Hudson Valley ERISA Affiliate	A-14

A-iv

Page
Hudson Valley Indemnified Parties	A-42
Hudson Valley Insiders	A-46
Hudson Valley Leased Properties	A-20
Hudson Valley Meeting	A-40
Hudson Valley Owned Properties	A-20
Hudson Valley Qualified Plans	A-14
Hudson Valley Real Property	A-20
Hudson Valley Regulatory Agreement	A-18
Hudson Valley Reports	A-16
Hudson Valley Restricted Stock Award	A-3
Hudson Valley Restricted Stock Unit Award	A-3
Hudson Valley Stock Option	A-2
Hudson Valley Stock Plans	A-3
Hudson Valley Subsidiary	A-7
Intellectual Property	A-20
Investment Advisers Act	A-23
IRS	A-13
Joint Proxy Statement	A-10
knowledge	A-52
Liens	A-8
Loans	A-21
made available	A-52
Material Adverse Effect	A-7
Materially Burdensome Regulatory Condition	A-39
Merger	A-1
Merger Consideration	A-2
Multiemployer Plan	A-15
Multiple Employer Plan	A-15
New Plans	A-42
New York State Department	A-1
NYBCL	A-1
NYSE	A-5
OCC	A-9
PBGC	A-15
Per Hudson Valley Share Cash Consideration	A-3
Permitted Encumbrances	A-20
person	A-52
Premium Cap	A-43
Regulatory Agencies	A-10
Representatives	A-44
Requisite Hudson Valley Vote	A-9
Requisite Regulatory Approvals	A-39
Requisite Sterling Vote	A-27
S-4	A-10
Sterling	A-1
Sterling Benefit Plans	A-33
Sterling Bylaws	A-3
Sterling Certificate	A-3
Sterling Common Stock	A-2
Sterling Contract	A-32

A-v

Page
Sterling Disclosure Schedule	A-25
Sterling Equity Awards	A-26
Sterling ERISA Affiliate	A-33
Sterling Meeting	A-40
Sterling Regulatory Agreement	A-32
Sterling Reports	A-31
Sterling Restricted Stock Award	A-26
Sterling Share Closing Price	A-5
Sterling Stock Options	A-26
Sterling Stock Plans	A-26
Sterling Subsidiary	A-25
Sarbanes-Oxley Act	A-11
SEC	A-10
Securities Act	A-16
SRO	A-10
Subsidiary	A-7
Surviving Corporation	A-1
Takeover Statutes	A-21
Tax	A-13
Tax Return	A-13
Taxes	A-13
Termination Date	A-49
Termination Fee	A-50
Voting Agreements	A-1

A-vi

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of November 4, 2014 (this "Agreement"), by and between Hudson Valley Holding Corp., a New York corporation ("Hudson Valley"), and Sterling Bancorp, a Delaware corporation ("Sterling").

W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Sterling and Hudson Valley have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein, pursuant to which Hudson Valley will, subject to the terms and conditions set forth herein, merge with and into Sterling (the "Merger"), so that Sterling is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger; and

        WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

        WHEREAS, as an inducement for each party to enter into this Agreement, certain stockholders of each of Sterling and Hudson Valley have simultaneously herewith entered into a voting agreement (collectively, the "Voting Agreements") in connection with the Merger; and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.     Subject to the terms and conditions of this Agreement, in accordance with the New York Business Corporation Law (the "NYBCL") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Hudson Valley shall merge with and into Sterling. Sterling shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Hudson Valley shall terminate.

        1.2    Effective Time.     The Merger shall become effective as set forth in the certificate of merger to be filed with the Department of State of the State of New York (the "New York State Department") and the certificate of merger to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary"), respectively, on the Closing Date (collectively, the "Certificates of Merger"). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificates of Merger.

        1.3    Effects of the Merger.     At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NYBCL and the DGCL.

        1.4    Conversion of Hudson Valley Common Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Sterling, Hudson Valley or the holder of any of the following securities:

          (a)   Subject to Section 2.2(e), each share of the common stock, par value $0.20 per share, of Hudson Valley issued and outstanding immediately prior to the Effective Time (the "Hudson Valley

  Common Stock"), except for shares of Hudson Valley Common Stock owned by Hudson Valley as treasury stock or owned by Hudson Valley or Sterling (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted), shall be converted into the right to receive 1.92 shares (the "Exchange Ratio" and such shares, the "Merger Consideration") of the common stock, par value $0.01 per share, of Sterling (the "Sterling Common Stock"); it being understood that upon the Effective Time, pursuant to Section 1.5, the Sterling Common Stock, including the shares issued to former holders of Hudson Valley Common Stock, shall be the common stock of the Surviving Corporation.

          (b)   All of the shares of Hudson Valley Common Stock converted into the right to receive Sterling Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, a "Certificate", it being understood that any reference herein to "Certificate" shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Hudson Valley Common Stock) previously representing any such shares of Hudson Valley Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Sterling Common Stock which such shares of Hudson Valley Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of Hudson Valley Common Stock represented by such Certificate have been converted into the right to receive pursuant to this Section 1.4 and Section 2.2(e), without any interest thereon and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2. Certificates previously representing shares of Hudson Valley Common Stock shall be exchanged for certificates representing whole shares of Sterling Common Stock (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Sterling Common Stock or Hudson Valley Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

          (c)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Hudson Valley Common Stock that are owned by Hudson Valley or Sterling (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) shall be cancelled and shall cease to exist and no stock of Sterling or other consideration shall be delivered in exchange therefor.

        1.5    Sterling Common Stock.     At and after the Effective Time, each share of Sterling Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

        1.6    Treatment of Hudson Valley Equity Awards.

          (a)   At the Effective Time, each option granted by Hudson Valley to purchase shares of Hudson Valley Common Stock under a Hudson Valley Stock Plan (as defined below), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a "Hudson Valley Stock Option") shall fully vest and shall be cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Hudson Valley Common Stock subject to such Hudson Valley Stock Option multiplied by (ii) the excess, if any, of the Per Hudson Valley Share Cash Consideration over the exercise price per share of Hudson Valley Common Stock, less applicable tax withholdings. Any

  Hudson Valley Stock Option that has an exercise price per share of Hudson Valley Common Stock that is greater than or equal to the Per Hudson Valley Share Cash Consideration shall be cancelled in exchange for no consideration.

          (b)   At the Effective Time, each award in respect of a share of Hudson Valley Common Stock subject to vesting, repurchase or other lapse restriction granted under a Hudson Valley Stock Plan that is outstanding immediately prior to the Effective Time (a "Hudson Valley Restricted Stock Award") shall fully vest (with any performance-based vesting condition applicable to such Hudson Valley Restricted Stock Award deemed satisfied to the extent provided in the applicable award agreement) and shall be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Hudson Valley Common Stock underlying such Hudson Valley Restricted Stock Award, less applicable tax withholdings.

          (c)   At the Effective Time, each restricted stock unit award in respect of shares of Hudson Valley Common Stock granted under a Hudson Valley Stock Plan that is outstanding immediately prior to the Effective Time (a "Hudson Valley Restricted Stock Unit Award" and, together with the Hudson Valley Stock Options and the Hudson Valley Restricted Stock Awards, the "Hudson Valley Equity Awards") shall fully vest (with any performance-based vesting condition applicable to such Hudson Valley Restricted Stock Unit Award deemed satisfied to the extent provided in the applicable award agreement (or, if not provided in the applicable award agreement, then deemed satisfied at target)) and shall be cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the Per Hudson Valley Share Cash Consideration in respect of each share of Hudson Valley Common Stock underlying such Hudson Valley Restricted Stock Unit Award, less applicable tax withholdings.

          (d)   Sterling shall take all corporate action necessary to issue a sufficient number of shares of Sterling Common Stock with respect to the settlement of Hudson Valley Restricted Stock Awards contemplated by this Section 1.6.

          (e)   At or prior to the Effective Time, Hudson Valley, the Board of Directors of Hudson Valley and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 1.6, and to ensure that following the Effective Time, there are no obligations with respect to Hudson Valley Equity Awards other than as set forth in this Section 1.6.

          (f)    For purposes of this Agreement, the following terms shall have the following meanings:

              (i)  "Hudson Valley Stock Plans" means the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan and the Hudson Valley Holding Corp. 2002 Stock Option Plan.

             (ii)  "Per Hudson Valley Share Cash Consideration" means the product of (A) the Exchange Ratio times (B) the Sterling Share Closing Price (as defined in Section 2.2(e) below).

        1.7    Certificate of Incorporation of Surviving Corporation.     At the Effective Time, the Certificate of Incorporation of Sterling (the "Sterling Certificate"), as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

        1.8    Bylaws of Surviving Corporation.     At the Effective Time, the Amended and Restated Bylaws of Sterling (the "Sterling Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

        1.9    Tax Consequences.     It is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

        1.10    Bank Merger.     Immediately following the Merger, Hudson Valley Bank, N.A. ("Hudson Valley Bank"), a national bank and a wholly-owned Subsidiary of Hudson Valley, will merge (the "Bank Merger") with and into Sterling National Bank, a national bank and a wholly-owned Subsidiary of Sterling. Sterling National Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Hudson Valley Bank shall cease. The parties agree that the Bank Merger shall become effective immediately after the Effective Time. On the date of this Agreement, Sterling National Bank and Hudson Valley Bank entered into the agreement and plan of merger attached hereto as Exhibit A (the "Bank Merger Agreement"). Hudson Valley shall cause Hudson Valley Bank, and Sterling shall cause Sterling National Bank, to execute such certificates of merger and articles of combination and such other documents and certificates as are necessary to make the Bank Merger effective ("Bank Merger Certificates") immediately following the Effective Time.

        1.11    Principal Executive Offices of Surviving Corporation.     Sterling shall consider moving the location of the principal executive offices of the Surviving Corporation to Yonkers, New York.

ARTICLE II

EXCHANGE OF SHARES

        2.1    Sterling to Make Shares Available.     At or prior to the Effective Time, Sterling shall deposit, or shall cause to be deposited, with an exchange agent designated by Sterling and reasonably acceptable to Hudson Valley (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates or, at Sterling's option, evidence of shares in book entry form (collectively, referred to herein as "certificates"), representing the shares of Sterling Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Sterling Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Hudson Valley Common Stock.

        2.2    Exchange of Shares.

          (a)   As promptly as practicable after the Effective Time, but in no event later than 10 days thereafter, Sterling shall cause the Exchange Agent to mail to each holder of record of one or more Certificates representing shares of Hudson Valley Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive Sterling Common Stock pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the number of whole shares of Sterling Common Stock and any cash in lieu of fractional shares which the shares of Hudson Valley Common Stock represented by such Certificate or Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Sterling Common Stock to which such holder of Hudson Valley Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of (A) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II and (B) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Certificates. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Sterling Common Stock which the shares of Hudson Valley Common Stock represented by such Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

          (b)   No dividends or other distributions declared with respect to Sterling Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Sterling Common Stock which the shares of Hudson Valley Common Stock represented by such Certificate have been converted into the right to receive.

          (c)   If any certificate representing shares of Sterling Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a certificate representing shares of Sterling Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (d)   After the Effective Time, there shall be no transfers on the stock transfer books of Hudson Valley of the shares of Hudson Valley Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Sterling Common Stock as provided in this Article II.

          (e)   Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Sterling Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Sterling Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Sterling. In lieu of the issuance of any such fractional share, Sterling shall pay to each former stockholder of Hudson Valley who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Sterling Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal for the five (5) full trading days ending on the day preceding the Closing Date (the "Sterling Share Closing Price") by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Sterling Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4.

          (f)    Any portion of the Exchange Fund that remains unclaimed by the stockholders of Hudson Valley for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former stockholders of Hudson Valley who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the shares of Sterling Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Sterling Common Stock deliverable in respect of each former share of Hudson Valley Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Sterling, Hudson Valley, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Hudson Valley Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g)   Sterling shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional shares of Sterling Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other cash amounts otherwise payable pursuant to this Agreement to any holder of Hudson Valley Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Sterling or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Hudson Valley Common Stock in respect of which the deduction and withholding was made by Sterling or the Exchange Agent, as the case may be.

          (h)   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Sterling, the posting by such person of a bond in such amount as Sterling may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Sterling Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HUDSON VALLEY

        Except (i) as disclosed in the disclosure schedule delivered by Hudson Valley to Sterling concurrently herewith (the "Hudson Valley Disclosure Schedule"); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Hudson Valley Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Hudson Valley that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (c) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any Hudson Valley Reports filed by Hudson Valley since December 31, 2013, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading "Risk Factors," or disclosures of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Hudson Valley hereby represents and warrants to Sterling as follows:

        3.1    Corporate Organization.

          (a)   Hudson Valley is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended ("BHC Act"). Hudson Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Hudson Valley is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Hudson Valley. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Sterling, Hudson Valley or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, properties, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles ("GAAP") or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (E) the expenses incurred by Hudson Valley or Sterling in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement, or (F) changes proximately caused by the impact of the execution or announcement of the Agreement and the consummation of the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement); except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (i) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions.

        True and complete copies of the Restated Certificate of Incorporation of Hudson Valley (the "Hudson Valley Certificate") and the Amended and Restated By-Laws of Hudson Valley (the "Hudson Valley Bylaws"), as in effect as of the date of this Agreement, have previously been made available by Hudson Valley to Sterling.

          (b)   Each Subsidiary of Hudson Valley (a "Hudson Valley Subsidiary") (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Hudson Valley and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Hudson Valley to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Hudson Valley that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the Hudson Valley Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Hudson Valley as of the date hereof.

        3.2    Capitalization.

          (a)   The authorized capital stock of Hudson Valley consists of 25,000,000 shares of Hudson Valley Common Stock, par value $0.20 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 21,300,868 shares of Hudson Valley Common Stock issued and outstanding, which number includes 265,271 shares of Hudson Valley Common Stock granted in respect of outstanding Hudson Valley Restricted Stock Awards (assuming achievement of any applicable performance goals at the maximum level), (ii) 1,299,414 shares of Hudson Valley Common Stock held in treasury, (iii) 180,371 shares of Hudson Valley Common Stock reserved for issuance upon the exercise of outstanding Hudson Valley Stock Options, (iv) 82,604 shares of Hudson Valley Common Stock reserved for issuance upon the settlement of outstanding Hudson Valley Restricted Stock Unit Awards (assuming achievement of any applicable performance goals at the maximum level), and (v) no other shares of capital stock or other voting securities of Hudson Valley issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Hudson Valley Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of Hudson Valley may vote. No trust preferred or subordinated debt securities of Hudson Valley are issued or outstanding. Other than Hudson Valley Stock Options and Hudson Valley Restricted Stock Unit Awards, in each case, issued prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Hudson Valley to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Hudson Valley Common Stock or other equity interests of Hudson Valley, other than the Voting Agreements. Section 3.2(a) of the Hudson Valley Disclosure Schedule sets forth a true, correct and complete list of all Hudson Valley Equity Awards outstanding as of the date hereof specifying, on a holder-by-holder basis, (A) the name of each holder, (B) the number of shares subject to each such Hudson Valley Equity Award, (C) the grant date of each such Hudson Valley Equity Award, (D) the Hudson Valley Stock Plan under which such Hudson Valley Equity Award was granted, (E) the exercise price for each such Hudson Valley Equity Award that is a Hudson Valley Stock Option, and (F) the expiration date for each such Hudson Valley Equity Award that is a Hudson Valley Stock Option. Other than the Hudson Valley Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Hudson Valley or any of its Subsidiaries) are outstanding.

          (b)   Except for the REIT preferred securities issued by Grassy Sprain Real Estate Holdings, Inc., Hudson Valley owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Hudson Valley Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. §55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Hudson Valley Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        3.3    Authority; No Violation.

          (a)   Hudson Valley has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Hudson Valley. The Board of Directors of Hudson Valley has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Hudson Valley and its stockholders and has directed that this Agreement and the transactions contemplated hereby be submitted to Hudson Valley's stockholders for adoption at a meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for the adoption of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Hudson Valley Common Stock (the "Requisite Hudson Valley Vote"), and the adoption and approval of the Bank Merger Agreement by Hudson Valley Bank and Hudson Valley as its sole stockholder, no other corporate proceedings on the part of Hudson Valley are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hudson Valley and (assuming due authorization, execution and delivery by Sterling) constitutes a valid and binding obligation of Hudson Valley, enforceable against Hudson Valley in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

          (b)   Neither the execution and delivery of this Agreement by Hudson Valley nor the consummation by Hudson Valley of the transactions contemplated hereby, nor compliance by Hudson Valley with any of the terms or provisions hereof, will (i) violate any provision of the Hudson Valley Certificate or the Hudson Valley Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Hudson Valley or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Hudson Valley or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Hudson Valley or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Hudson Valley.

          (c)   Hudson Valley Bank has adopted the Bank Merger Agreement, Hudson Valley, as the sole stockholder of Hudson Valley Bank, shall, promptly hereafter, approve the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by Hudson Valley Bank.

        3.4    Consents and Approvals.     Except for (i) the filing of applications, filings and notices, as applicable, with the NYSE, (ii) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (the "OCC") in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (iv) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the Hudson Valley Disclosure Schedule or Section 4.4 of the Sterling Disclosure Schedule and approval of such applications, filings and notices, (v) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of Hudson Valley's and Sterling's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the "Joint Proxy Statement"), and of the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus, to be filed with the SEC by Sterling in connection with the transactions contemplated by this Agreement (the "S-4") and declaration of effectiveness of the S-4, (vi) the filing of the Certificates of Merger with the New York State Department pursuant to the NYBCL and the Delaware Secretary pursuant to the DGCL and the filing of the Bank Merger Certificates, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Sterling Common Stock pursuant to this Agreement and the approval of the listing of such Sterling Common Stock on the NYSE, and (viii) the written approval of the Financial Industry Regulatory Authority, Inc. ("FINRA"), for the transactions contemplated by this Agreement pursuant to NASD Rule 1017 (the "FINRA Approval"), no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (each a "Governmental Entity") are necessary in connection with (A) the execution and delivery by Hudson Valley of this Agreement or (B) the consummation by Hudson Valley of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Hudson Valley is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

        3.5    Reports.     Hudson Valley and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2011 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the OCC or the Office of Thrift Supervision, (vi) any foreign regulatory authority and (vii) any self-regulatory organization (an "SRO") ((i)—(vii), collectively "Regulatory Agencies"), including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Hudson Valley. Except as set forth on Section 3.5 of the Hudson Valley Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Hudson Valley and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Hudson Valley, investigation into the business or operations of Hudson Valley or any of its Subsidiaries since January 1, 2011, except where such proceedings or investigation would not reasonably be expected to be, either individually or in the aggregate, material to Hudson Valley and its Subsidiaries, taken as a whole, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Hudson Valley or any of its Subsidiaries and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Hudson Valley or any of its Subsidiaries since January 1, 2011, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Hudson Valley.

        3.6    Financial Statements.

          (a)   The financial statements of Hudson Valley and its Subsidiaries included (or incorporated by reference) in the Hudson Valley Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Hudson Valley and its

  Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders' equity and consolidated financial position of Hudson Valley and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Hudson Valley and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Neither KPMG LLP nor Crowe Horwath LLP has resigned (or informed Hudson Valley that it intends to resign) or been dismissed as independent public accountants of Hudson Valley as a result of or in connection with any disagreements with Hudson Valley on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Hudson Valley, neither Hudson Valley nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Hudson Valley included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2014, or in connection with this Agreement and the transactions contemplated hereby.

          (c)   The records, systems, controls, data and information of Hudson Valley and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Hudson Valley or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on Hudson Valley. Hudson Valley (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to ensure that material information relating to Hudson Valley, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Hudson Valley by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Hudson Valley's outside auditors and the audit committee of Hudson Valley's Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Hudson Valley's ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Hudson Valley's internal controls over financial reporting. These disclosures were made in writing by management to Hudson Valley's auditors and audit committee and a copy has previously been made available to Sterling. There is no reason to believe that Hudson Valley's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Since January 1, 2011, (i) neither Hudson Valley nor any of its Subsidiaries, nor, to the knowledge of Hudson Valley, any director, officer, auditor, accountant or representative of Hudson Valley or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Hudson Valley or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Hudson Valley or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Hudson Valley or any of its Subsidiaries, whether or not employed by Hudson Valley or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Hudson Valley or any of its officers, directors, employees or agents to the Board of Directors of Hudson Valley or any committee thereof or to the knowledge of Hudson Valley, to any director or officer of Hudson Valley.

        3.7    Broker's Fees.     With the exception of the engagement of Keefe, Bruyette & Woods, Inc. neither Hudson Valley nor any Hudson Valley Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement. Hudson Valley has disclosed to Sterling as of the date hereof the aggregate fees provided for in connection with the engagement by Hudson Valley of Keefe, Bruyette & Woods, Inc., related to the Merger and the other transactions contemplated hereunder.

        3.8    Absence of Certain Changes or Events.

          (a)   Since December 31, 2013, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Hudson Valley.

          (b)   Except as set forth on Section 3.8 of the Hudson Valley Disclosure Schedule, since December 31, 2013, Hudson Valley and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

        3.9    Legal Proceedings.

          (a)   Except as would not reasonably be expected to result in a Material Adverse Effect on Hudson Valley, neither Hudson Valley nor any of its Subsidiaries is a party to any, and there are no pending or, to Hudson Valley's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Hudson Valley or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

          (b)   There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Hudson Valley, any of its Subsidiaries or the assets of Hudson Valley or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates), that would reasonably be expected to be material to Hudson Valley and its Subsidiaries, taken as a whole.

        3.10    Taxes and Tax Returns.

          (a)   Each of Hudson Valley and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Hudson Valley nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of Hudson Valley and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Hudson Valley and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party. Neither Hudson Valley nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth on Section 3.10(a) of the Hudson Valley Disclosure Schedule, the federal income Tax Returns of Hudson Valley and its Subsidiaries for all years to and including 2011 have been examined by the Internal Revenue Service (the "IRS") or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither Hudson Valley nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Hudson Valley and its Subsidiaries or the assets of Hudson Valley and its Subsidiaries. Hudson Valley has made available to Sterling true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six years. Neither Hudson Valley nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Hudson Valley and its Subsidiaries). Neither Hudson Valley nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Hudson Valley) or (B) has any liability for the Taxes of any person (other than Hudson Valley or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Hudson Valley nor any of its Subsidiaries has been, within the past two years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Hudson Valley nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(1). At no time during the past five years has Hudson Valley been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (b)   As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

          (c)   As used in this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

        3.11    Employees.

          (a)   Section 3.11(a) of the Hudson Valley Disclosure Schedule lists all material Hudson Valley Benefit Plans. For purposes of this Agreement, "Hudson Valley Benefit Plans" means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all retention, bonus, employment, termination, severance plans, programs or arrangements or other contracts or agreements to or with respect to which Hudson Valley or any Subsidiary or any trade or business of Hudson Valley or any of its Subsidiaries, whether or not incorporated, all of which together with Hudson Valley would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "Hudson Valley ERISA Affiliate"), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Hudson Valley or any of its Subsidiaries or any Hudson Valley ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of Hudson Valley or any of its Subsidiaries or any Hudson Valley ERISA Affiliate.

          (b)   Hudson Valley has heretofore made available to Sterling true and complete copies of each of the Hudson Valley Benefit Plans and certain related documents, including, but not limited to, (i) all summary plan descriptions, amendments, modifications or material supplements to any Hudson Valley Benefit Plan, (ii) the annual report (Form 5500), if any, filed with the IRS for the last two plan years, (iii) the most recently received IRS determination letter, if any, relating to a Hudson Valley Benefit Plan, and (iv) the most recently prepared actuarial report for each Hudson Valley Benefit Plan (if applicable) for each of the last two years.

          (c)   Each Hudson Valley Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Within the past three (3) years, neither Hudson Valley nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Hudson Valley Benefit Plan, and neither Hudson Valley nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

          (d)   Section 3.11(d) of the Hudson Valley Disclosure Schedule identifies each Hudson Valley Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the "Hudson Valley Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Hudson Valley Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of Hudson Valley, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Hudson Valley Qualified Plan or the related trust or increase the costs relating thereto. No trust funding any Hudson Valley Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

          (e)   Each Hudson Valley Benefit Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code.

          (f)    With respect to each Hudson Valley Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such plan is in "at-risk" status for purposes of Section 430 of the Code, (ii) the present value of accrued benefits under such Hudson Valley Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Hudson Valley Benefit Plan's actuary with respect to such Hudson Valley Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Hudson Valley Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Hudson Valley or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such Hudson Valley Benefit Plan.

          (g)   Except as set forth on Section 3.11(g) of the Hudson Valley Disclosure Schedule, none of Hudson Valley and its Subsidiaries nor any Hudson Valley ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), and none of Hudson Valley and its Subsidiaries nor any Hudson Valley ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

          (h)   Neither Hudson Valley nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

          (i)    All contributions required to be made to any Hudson Valley Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Hudson Valley Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Hudson Valley.

          (j)    There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Hudson Valley's knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the Hudson Valley Benefit Plans, any fiduciaries thereof with respect to their duties to the Hudson Valley Benefit Plans or the assets of any of the trusts under any of the Hudson Valley Benefit Plans that could reasonably be expected to result in any material liability of Hudson Valley or any of its Subsidiaries to the PBGC, the IRS, the Department of Labor, any Multiemployer Plan, a Multiple Employer Plan, any participant in a Hudson Valley Benefit Plan, or any other party.

          (k)   None of Hudson Valley and its Subsidiaries nor any Hudson Valley ERISA Affiliate nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Hudson Valley Benefit Plans or their related trusts, Hudson Valley, any of its Subsidiaries, any Hudson Valley ERISA Affiliate or any person that Hudson Valley or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (l)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of Hudson Valley or any of its Subsidiaries, or result in any limitation on the right of Hudson Valley or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any

  Hudson Valley Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by Hudson Valley or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code. Neither Hudson Valley nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require Hudson Valley or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

          (m)  No Hudson Valley Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise. Hudson Valley has made available to Sterling true, correct and complete copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby.

          (n)   There are no pending or, to Hudson Valley's knowledge, threatened material labor grievances or material unfair labor practice claims or charges against Hudson Valley or any of its Subsidiaries, or any strikes or other material labor disputes against Hudson Valley or any of its Subsidiaries. Neither Hudson Valley nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Hudson Valley or any of its Subsidiaries and, to the knowledge of Hudson Valley, there are no organizing efforts by any union or other group seeking to represent any employees of Hudson Valley or any of its Subsidiaries.

        3.12    SEC Reports.     Hudson Valley has previously made available to Sterling an accurate and complete copy of each communication mailed by Hudson Valley to its stockholders since December 31, 2011 and prior to the date hereof. No such communication or any final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2011 by Hudson Valley pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Hudson Valley Reports"), as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2011, as of their respective dates, all Hudson Valley Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Hudson Valley has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Hudson Valley Reports.

        3.13    Compliance with Applicable Law.     Hudson Valley and each of its Subsidiaries hold, and have at all times since December 31, 2011, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Hudson Valley, and to the knowledge of Hudson Valley no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Hudson Valley and each of its

Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Hudson Valley or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Hudson Valley Bank has a Community Reinvestment Act rating of "satisfactory" or better. Without limitation, none of Hudson Valley, or its Subsidiaries, or to the knowledge of Hudson Valley, any director, officer, employee, agent or other person acting on behalf of Hudson Valley or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Hudson Valley or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Hudson Valley or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Hudson Valley or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Hudson Valley or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Hudson Valley or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Hudson Valley or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

        3.14    Certain Contracts.

          (a)   Except as set forth in Section 3.14(a) of the Hudson Valley Disclosure Schedule, as of the date hereof, neither Hudson Valley nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the execution or delivery of this Agreement, stockholder adoption of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Sterling, Hudson Valley, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iv) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by Hudson Valley or any of its affiliates or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business, (v) with or to a labor union or guild (including any collective bargaining agreement), (vi) any of the benefits of which contract, arrangement, commitment or understanding (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the execution and delivery of this Agreement, stockholder adoption of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vii) that relates to the incurrence of indebtedness by Hudson Valley or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) in the principal amount of $500,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (viii) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Hudson Valley or its Subsidiaries or (ix) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $250,000 per annum (other than any such contracts which are terminable by Hudson Valley or any of its Subsidiaries on 60 days or less notice without any required payment or other conditions, other than the condition of notice). Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Hudson Valley Disclosure Schedule, is referred to herein as a "Hudson Valley Contract," and neither Hudson Valley nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Hudson Valley.

          (b)   Each Hudson Valley Contract is valid and binding on Hudson Valley or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Hudson Valley. Hudson Valley and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Hudson Valley Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Hudson Valley. To Hudson Valley's knowledge each third-party counterparty to each Hudson Valley Contract has in all material respects performed all obligations required to be performed by it to date under such Hudson Valley Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Hudson Valley, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Hudson Valley or any of its Subsidiaries under any such Hudson Valley Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Hudson Valley.

        3.15    Agreements with Regulatory Agencies.     Except as set forth on Section 3.15 of the Hudson Valley Disclosure Schedule, neither Hudson Valley nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2011, a recipient of any supervisory letter from, or since January 1, 2011, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Hudson Valley Disclosure Schedule, a "Hudson Valley Regulatory Agreement"), nor has Hudson Valley or any of its Subsidiaries been advised since January 1, 2011, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Hudson Valley Regulatory Agreement.

        3.16    Risk Management Instruments.     All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Hudson Valley, any of its Subsidiaries or for the account of a customer of Hudson Valley or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Hudson Valley or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the "Enforceability Exceptions"), and are in full force and effect. Hudson Valley and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Hudson Valley's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        3.17    Environmental Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Hudson Valley, Hudson Valley and its Subsidiaries are in compliance, and have complied, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, "Environmental Laws"). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Hudson Valley any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Hudson Valley or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against Hudson Valley, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Hudson Valley. To the knowledge of Hudson Valley, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Hudson Valley. Hudson Valley is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Hudson Valley.

        3.18    Investment Securities and Commodities.

          (a)   Each of Hudson Valley and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Hudson Valley or its Subsidiaries. Such securities and commodities are valued on the books of Hudson Valley in accordance with GAAP in all material respects.

          (b)   Hudson Valley and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Hudson Valley believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, Hudson Valley has made available to Sterling the material terms of such policies, practices and procedures.

        3.19    Real Property.     Hudson Valley or a Hudson Valley Subsidiary has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Hudson Valley Reports as being owned by Hudson Valley or a Hudson Valley Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "Hudson Valley Owned Properties"), free and clear of all material Liens, except statutory Liens securing payments not yet due, Liens for real property Taxes not yet due and payable, easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, "Permitted Encumbrances"), and is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Hudson Valley Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "Hudson Valley Leased Properties" and, collectively with the Hudson Valley Owned Properties, the "Hudson Valley Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Hudson Valley's knowledge, the lessor. There are no pending or, to the knowledge of Hudson Valley, threatened condemnation proceedings against the Hudson Valley Real Property.

        3.20    Intellectual Property.     Hudson Valley and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected to have a Material Adverse Effect on Hudson Valley: (i) (A) the use of any Intellectual Property by Hudson Valley and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Hudson Valley or any Hudson Valley Subsidiary acquired the right to use any Intellectual Property, and (B) no person has asserted to Hudson Valley that Hudson Valley or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (ii) no person is challenging, infringing on or otherwise violating any right of Hudson Valley or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Hudson Valley or its Subsidiaries, and (iii) neither Hudson Valley nor any Hudson Valley Subsidiary has received any notice of any pending claim with respect to any Intellectual Property owned by Hudson Valley or any Hudson Valley Subsidiary, and Hudson Valley and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by Hudson Valley and its Subsidiaries. For purposes of this Agreement, "Intellectual Property" means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

        3.21    Related Party Transactions.     Except as set forth in Section 3.21 of the Hudson Valley Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Hudson Valley or any of its Subsidiaries, on the one hand, and any current or former director or "executive officer" (as defined in Rule 3b-7 under the Exchange Act) of Hudson Valley or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Hudson Valley Common Stock (or any of such person's immediate family members or affiliates) (other than Subsidiaries of Hudson Valley) on the other hand, except those of a type available to employees of Hudson Valley or its Subsidiaries generally.

        3.22    State Takeover Laws.     The Board of Directors of Hudson Valley has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions Section 912 of the NYBCL and any similar "moratorium," "control share," "fair price," "takeover" or "interested stockholder" law (any such laws, "Takeover Statutes").

        3.23    Reorganization.     Hudson Valley has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        3.24    Opinion.     Prior to the execution of this Agreement, the board of directors of Hudson Valley has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Exchange Ratio in the Merger is fair from a financial point of view to the holders of Hudson Valley Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

        3.25    Hudson Valley Information.     The information relating to Hudson Valley and its Subsidiaries which is provided by Hudson Valley or its representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Sterling or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        3.26    Loan Portfolio.

          (a)   As of the date hereof, except as set forth in Section 3.26(a) of the Hudson Valley Disclosure Schedule, neither Hudson Valley nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans") in which Hudson Valley or any Subsidiary of Hudson Valley is a creditor which as of September 30, 2014, had an outstanding balance of $250,000 or more and under the terms of which the obligor was, as of September 30, 2014, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or 5% or greater stockholder of Hudson Valley or any of its Subsidiaries, or to the knowledge of Hudson Valley, any affiliate of any of the foregoing. Set forth in Section 3.26(a) of the Hudson Valley Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of Hudson Valley and its Subsidiaries that, as of September 30, 2014, were classified by Hudson Valley as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of Hudson Valley or any of its Subsidiaries that, as of September 30, 2014, is classified as "Other Real Estate Owned" and the book value thereof.

          (b)   Except as would not reasonably be expected to have a Material Adverse Effect on Hudson Valley, each Loan of Hudson Valley and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Hudson Valley and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

          (c)   Except as would not reasonably be expected to have a Material Adverse Effect on Hudson Valley, each outstanding Loan of Hudson Valley and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Hudson Valley and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

          (d)   Except as set forth in Section 3.26(d) of the Hudson Valley Disclosure Schedule, none of the agreements pursuant to which Hudson Valley or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

          (e)   There are no outstanding Loans made by Hudson Valley or any of its Subsidiaries to any "executive officer" or other "insider" (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Hudson Valley or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

          (f)    Neither Hudson Valley nor any of its Subsidiaries is now nor has it ever been since December 31, 2011, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

        3.27    Insurance.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Hudson Valley, Hudson Valley and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Hudson Valley reasonably has determined to be prudent and consistent with industry practice, and Hudson Valley and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Hudson Valley and its Subsidiaries, Hudson Valley or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

        3.28    Investment Adviser Subsidiary.

          (a)   Section 3.28 of the Hudson Valley Disclosure Schedule lists each Subsidiary of Hudson Valley that provides investment management, investment advisory or sub-advisory services to any person (including management and advice provided to separate accounts and participation in wrap fee programs (an "Advisory Entity")). Each Advisory Entity is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act") and has operated since January 1, 2010 and is currently operating in compliance with all laws applicable to it or its business in all material respects and has all material registrations, permits, licenses, exemptions, orders and approvals required for the operation of its business or ownership of its properties and assets substantially as presently conducted. There is no action, suit, proceeding or investigation pending or, to Hudson Valley's knowledge, threatened that would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, permits, licenses, exemptions, orders and approvals.

          (b)   Each Advisory Entity has been and is in all material respects in compliance with each contract for services provided in its capacity as an Advisory Entity (an "Advisory Contract") to which it is a party.

          (c)   Except as set forth in Section 3.28(c) of the Hudson Valley Disclosure Schedule, the accounts of each party to an Advisory Contract other than the applicable Advisory Entity or any other advisory client of Hudson Valley or its Subsidiaries for purposes of the Investment Advisers Act subject to ERISA have been managed by the applicable Advisory Entity in all material respects in compliance with the applicable requirements of ERISA.

          (d)   None of the Advisory Entities nor any "person associated with an investment adviser" (as defined in the Investment Advisers Act) of any of them is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as a person associated with a registered investment advisor.

          (e)   Hudson Valley has made available to Sterling true and complete copies of each Uniform Application for Investment Adviser Registration on Form ADV filed since January 1, 2010 by each Advisory Entity that is required to be registered as an investment adviser under the Investment Advisers Act, reflecting all amendments thereto to the date hereof (each a "Form ADV"). Except as set forth on the Hudson Valley Disclosure Schedule, the Forms ADV are in compliance in all material respects with the applicable requirements of the Investment Advisers Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2010, each Advisory Entity has made available to each advisory client its Form ADV to the extent required by the Investment Advisers Act. Hudson Valley has made available to Sterling true and complete copies of all deficiency letters and inspection reports or similar documents furnished to any Advisory Entity by the SEC since January 1, 2010 and the Advisory Entity's responses thereto, if any.

        3.29    Broker-Dealer Subsidiary.

          (a)   Section 3.29 of the Hudson Valley Disclosure Schedule lists each Subsidiary of Hudson Valley that is a broker-dealer (a "Broker-Dealer Subsidiary"). Each Broker-Dealer Subsidiary is duly registered under the Exchange Act as a broker-dealer with the SEC and is in compliance in all material respects with the applicable provisions of the Exchange Act, including the net capital requirements and customer protection requirements thereof. Each Broker-Dealer Subsidiary is a member in good standing with all required self-regulatory organizations and in compliance in all material respects with all applicable rules and regulations of such self-regulatory organizations. Each Broker-Dealer Subsidiary and registered representative is duly registered, licensed or qualified as a broker-dealer or registered representative under, and in compliance in all material respects with, the applicable laws of all jurisdictions in which it is required to be so registered and each such registration, license or qualification is in full force and effect and in good standing. There is no action, suit, proceeding or investigation pending or, to Hudson Valley's knowledge, threatened that would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, licenses and qualifications.

          (b)   Hudson Valley has made available to Sterling true, correct and complete copies of each Broker-Dealer Subsidiary's Uniform Application for Broker-Dealer Registration on Form BD filed since January 1, 2010, reflecting all amendments thereto to the date hereof (each, a "Form BD"). The Forms BD of the Broker-Dealer Subsidiaries are in compliance in all material respects with the applicable requirements of the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)   None of the Broker-Dealer Subsidiaries nor any "associated person" thereof (A) is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act, (B) is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or (C) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any Broker-Dealer Subsidiary as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and there is no action, suit, proceeding or investigation pending or, to Hudson Valley's knowledge, threatened, that is reasonably likely to result in any such person being deemed ineligible as described in clause (A), subject to a "statutory disqualification" as described in clause (B) or subject to a disqualification as described in clause (C).

          (d)   Neither Hudson Valley nor any of its Subsidiaries is required to be registered as a commodity trading advisor, commodity pool operator, futures commission merchant or introducing broker under any laws or regulations.

        3.30    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by Hudson Valley in this Article III, neither Hudson Valley nor any other person makes any express or implied representation or warranty with respect to Hudson Valley, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Hudson Valley hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Hudson Valley nor any other person makes or has made any representation or warranty to Sterling or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Hudson Valley, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Hudson Valley in this Article III, any oral or written information presented to Sterling or any of its affiliates or representatives in the course of their due diligence investigation of Hudson Valley, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   Hudson Valley acknowledges and agrees that neither Sterling nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF STERLING

        Except (i) as disclosed in the disclosure schedule delivered by Sterling to Hudson Valley concurrently herewith (the "Sterling Disclosure Schedule"); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Sterling Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Sterling that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (c) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any Sterling Reports filed by Sterling since September 30, 2013, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading "Risk Factors," or disclosures of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Sterling hereby represents and warrants to Hudson Valley as follows:

        4.1    Corporate Organization.

          (a)   Sterling is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a bank holding company duly registered under the BHC Act that has elected to be treated as financial holding company under the BHC Act. Sterling has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Sterling. True and complete copies of the Sterling Certificate and Sterling Bylaws, as in effect as of the date of this Agreement, have previously been made available by Sterling to Hudson Valley.

          (b)   Each Subsidiary of Sterling (a "Sterling Subsidiary") is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Sterling, and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Sterling to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Sterling that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 4.1(b) of the Sterling Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Sterling as of the date hereof.

        4.2    Capitalization.

          (a)   The authorized capital stock of Sterling consists of 190,000,000 shares of Sterling Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 91,246,024 shares of Sterling Common Stock issued and 83,794,911 shares of Sterling Common Stock outstanding, including 638,702 shares of Sterling Common Stock granted in respect of outstanding awards of restricted Sterling Common Stock under a Sterling Stock Plan (as defined below) (a "Sterling Restricted Stock Award"), and excluding 172,640 shares of Sterling Common Stock that may become outstanding if the performance conditions under which such shares were granted are subsequently achieved, (ii) 7,451,113 shares of Sterling Common Stock held in treasury, (iii) 2,107,550 shares of Sterling Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Sterling Common Stock granted under a Sterling Stock Plan ("Sterling Stock Options" and, together with the Sterling Restricted Stock Awards, the "Sterling Equity Awards"), (iv) 2,044,095 shares of Sterling Common Stock reserved for issuance pursuant to future grants under the Sterling Stock Plans, and (v) no other shares of capital stock or other voting securities of Sterling issued, reserved for issuance or outstanding. As used herein, the "Sterling Stock Plans" shall mean all employee and director equity incentive plans of Sterling in effect as of the date of this Agreement and agreements for equity awards in respect of Sterling Common Stock granted by Sterling under the inducement grant exception. All of the issued and outstanding shares of Sterling Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of Sterling may vote. Except as set forth in Section 4.2(a) of the Sterling Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of Sterling are issued or outstanding. Other than Sterling Equity Awards issued prior to the date of this Agreement, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Sterling to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Sterling Common Stock or other equity interests of Sterling, other than the Voting Agreements.

          (b)   Except for the REIT preferred securities issued by Sterling REIT, Inc., Sterling owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Sterling Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Sterling Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        4.3    Authority; No Violation.

          (a)   Sterling has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Sterling. The Board of Directors of Sterling has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Sterling and its stockholders and has directed that this Agreement and the transactions contemplated hereby be submitted to Sterling's stockholders for adoption at a meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Sterling Common Stock (the "Requisite Sterling Vote") and the adoption and approval of the Bank Merger Agreement by Sterling National Bank and Sterling as its sole stockholder, and the adoption of resolutions to give effect to the provisions of Section 6.11 in connection with the Closing, no other corporate proceedings on the part of Sterling are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sterling and (assuming due authorization, execution and delivery by Hudson Valley) constitutes a valid and binding obligation of Sterling, enforceable against Sterling in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Sterling Common Stock to be issued in the Merger have been validly authorized (subject to the adoption of the Merger Agreement by the holders of Sterling Common Stock), when issued, will be validly issued, fully paid and nonassessable, and no current or past stockholder of Sterling will have any preemptive right or similar rights in respect thereof.

          (b)   Neither the execution and delivery of this Agreement by Sterling, nor the consummation by Sterling of the transactions contemplated hereby, nor compliance by Sterling with any of the terms or provisions hereof, will (i) violate any provision of the Sterling Certificate or the Sterling Bylaws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sterling, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Sterling or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Sterling or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Sterling.

          (c)   Sterling National Bank has adopted the Bank Merger Agreement, Sterling, as the sole stockholder of Sterling National Bank, shall promptly hereafter approve the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by Sterling National Bank.

        4.4    Consents and Approvals.     Except for (i) the filing of applications, filings and notices, as applicable, with the NYSE, (ii) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the OCC in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (iv) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the Hudson Valley Disclosure Schedule or Section 4.4 of the Sterling Disclosure Schedule and approval of such applications, filings and notices, (v) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (vi) the filing of the Certificates of Merger with the New York State Department pursuant to the NYBCL and the Delaware Secretary pursuant to the DGCL, and the filing of the Bank Merger Certificates, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Sterling Common Stock pursuant to this Agreement and the approval of the listing of such Sterling Common Stock on the NYSE, and (viii) the FINRA Approval, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Sterling of this Agreement or (B) the consummation by Sterling of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Sterling is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

        4.5    Reports.     Sterling and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2011 with any Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Sterling. Except as set forth on Section 3.5 of the Sterling Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Sterling and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Sterling, investigation into the business or operations of Sterling or any of its Subsidiaries since January 1, 2011, except where such proceedings or investigation would not reasonably be expected to be, either individually or in the aggregate, material to Sterling and its Subsidiaries, taken as a whole, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Sterling or any of its Subsidiaries, and (iii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Sterling or any of its Subsidiaries since January 1, 2011, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Sterling.

        4.6    Financial Statements.

          (a)   The financial statements of Sterling and its Subsidiaries included (or incorporated by reference) in the Sterling Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Sterling and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders' equity and consolidated financial position of Sterling and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Sterling and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Crowe Horwath LLP has not resigned (or informed Sterling that it intends to resign) or been dismissed as independent public accountants of Sterling as a result of or in connection with any disagreements with Sterling on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Sterling, neither Sterling nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Sterling included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2014, or in connection with this Agreement and the transactions contemplated hereby.

          (c)   The records, systems, controls, data and information of Sterling and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Sterling or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on Sterling. Sterling (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Sterling, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Sterling by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Sterling's outside auditors and the audit committee of Sterling's Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Sterling's ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Sterling's internal controls over financial reporting. These disclosures were made in writing by management to Sterling's auditors and audit committee and a copy has previously been made available to Hudson Valley. There is no reason to believe that Sterling's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Since January 1, 2011, (i) neither Sterling nor any of its Subsidiaries, nor, to the knowledge of Sterling, any director, officer, auditor, accountant or representative of Sterling or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Sterling or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Sterling or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Sterling or any of its Subsidiaries, whether or not employed by Sterling or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Sterling or any of its officers, directors, employees or agents to the Board of Directors of Sterling or any committee thereof or to the knowledge of Sterling, to any director or officer of Sterling.

        4.7    Broker's Fees.     With the exception of the engagement of Jefferies LLC and RBC Capital Markets,  LLC, neither Sterling nor any Sterling Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement. Sterling has disclosed to Hudson Valley as of the date hereof the aggregate fees provided for in connection with the engagement by Sterling of Jefferies LLC and RBC Capital Markets, LLC related to the Merger and the other transactions contemplated hereunder.

        4.8    Absence of Certain Changes or Events.

          (a)   Since September 30, 2013, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Sterling.

          (b)   Except as set forth on Section 4.8 of the Sterling Disclosure Schedule, since September 30, 2013, Sterling and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

        4.9    Legal Proceedings.

          (a)   Except as would not reasonably be expected to result in a Material Adverse Effect on Sterling, neither Sterling nor any of its Subsidiaries is a party to any, and there are no pending or, to Sterling's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Sterling or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

          (b)   There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Sterling, any of its Subsidiaries or the assets of Sterling or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Sterling or any of its affiliates) that would reasonably be expected to be material to Sterling and its Subsidiaries, taken as a whole.

        4.10    Taxes and Tax Returns.     Each of Sterling and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Sterling nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of Sterling and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Sterling and its Subsidiaries has withheld and paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party. Neither Sterling nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. The federal income Tax Returns of Sterling and its Subsidiaries for all years to and including 2010 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither Sterling nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Sterling and its Subsidiaries or the assets of Sterling and its Subsidiaries. Sterling has made available to Hudson Valley true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six years. Neither Sterling nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Sterling and its Subsidiaries). Neither Sterling nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Sterling) or (B) has any liability for the Taxes of any person (other than Sterling or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Sterling nor any of its Subsidiaries has been, within the past two years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Sterling nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(1). At no time during the past five years has Sterling been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

        4.11    SEC Reports.     Sterling has previously made available to Hudson Valley an accurate and complete copy of each communication mailed by Sterling to its stockholders since December 31, 2011 and prior to the date hereof. No such communication or any final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2011 by Sterling pursuant to the Securities Act or the Exchange Act (the "Sterling Reports") as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2011, as of their respective dates, all Sterling Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Sterling has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Sterling Reports.

        4.12    Compliance with Applicable Law.     Sterling and each of its Subsidiaries hold, and have at all times since December 31, 2011, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Sterling, and to the knowledge of Sterling no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Sterling and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Sterling or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Each of its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of "satisfactory" or better. Without limitation, none of Sterling, or its Subsidiaries, or to the knowledge of Sterling, any director, officer, employee, agent or other person acting on behalf of Sterling or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Sterling or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Sterling or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Sterling or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Sterling or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Sterling or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Sterling or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

        4.13    Certain Contracts.

          (a)   Each contract, arrangement, commitment or understanding (whether written or oral) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Sterling nor any of its Subsidiaries is a party or by which Sterling or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Sterling, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a "Sterling Contract"), and neither Sterling nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sterling.

          (b)   Each Sterling Contract is valid and binding on Sterling or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Sterling. Sterling and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Sterling Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Sterling. To Sterling's knowledge each third-party counterparty to each Sterling Contract has in all material respects performed all obligations required to be performed by it to date under such Sterling Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Sterling, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Sterling or any of its Subsidiaries under any such Sterling Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Sterling.

        4.14    Agreements with Regulatory Agencies.     Except as set forth on Section 4.14 of the Sterling Disclosure Schedule, neither Sterling nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2011, a recipient of any supervisory letter from, or since January 1, 2011, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Sterling Disclosure Schedule, a "Sterling Regulatory Agreement"), nor has Sterling or any of its Subsidiaries been advised since January 1, 2011, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Sterling Regulatory Agreement.

        4.15    Related Party Transactions.     Except as set forth in Section 4.15 of the Sterling Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Sterling or any of its Subsidiaries, on the one hand, and any current or former director or "executive officer" (as defined in Rule 3b-7 under the Exchange Act) of Sterling or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Sterling Common Stock (or any of such person's immediate family members or affiliates) (other than Subsidiaries of Sterling) on the other hand, except those of a type available to employees of Sterling or its Subsidiaries generally.

        4.16    State Takeover Laws.     The Board of Directors of Sterling has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions Section 203 of the DGCL and any other Takeover Statutes.

        4.17    Reorganization.     Sterling has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        4.18    Opinion.     Prior to the execution of this Agreement, Sterling has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Jefferies LLC to the effect that as of the date thereof and based upon and subject to the factors, assumptions, and limitations set forth therein, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to Sterling. Such opinion has not been amended or rescinded as of the date of this Agreement.

        4.19    Sterling Information.     The information relating to Sterling and its Subsidiaries to be contained in the Joint Proxy Statement and the S-4, and the information relating to Sterling and its Subsidiaries that is provided by Sterling or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Hudson Valley or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to Hudson Valley or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

        4.20    Employees.

          (a)   For purposes of this Agreement, "Sterling Benefit Plans" means all employee benefit plans (as defined in Section 3(3) of the ERISA, whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all retention, bonus, employment, termination, severance plans, programs or arrangements or other contracts or agreements to or with respect to which Sterling or any Subsidiary or any trade or business of Sterling or any of its Subsidiaries, whether or not incorporated, all of which together with Sterling would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "Sterling ERISA Affiliate"), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Sterling or any of its Subsidiaries or any Sterling ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of Sterling or any of its Subsidiaries or any Sterling ERISA Affiliate.

          (b)   Each Sterling Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Within the past three (3) years, neither Sterling nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Sterling Benefit Plan, and neither Sterling nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

          (c)   With respect to each Sterling Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such plan is in "at-risk" status for purposes of Section 430 of the Code, (ii) the present value of accrued benefits under such Sterling Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Sterling Benefit Plan's actuary with respect to such Sterling Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Sterling Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Sterling or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such Sterling Benefit Plan.

          (d)   All contributions required to be made to any Sterling Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Sterling Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Sterling.

          (e)   There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Sterling's knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the Sterling Benefit Plans, any fiduciaries thereof with respect to their duties to the Sterling Benefit Plans or the assets of any of the trusts under any of the Sterling Benefit Plans that could reasonably be expected to result in any material liability of Sterling or any of its Subsidiaries to the PBGC, the IRS, the Department of Labor, any Multiemployer Plan, a Multiple Employer Plan, any participant in a Sterling Benefit Plan, or any other party.

          (f)    None of Sterling and its Subsidiaries nor any Sterling ERISA Affiliate nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Sterling Benefit Plans or their related trusts, Sterling, any of its Subsidiaries, any Sterling ERISA Affiliate or any person that Sterling or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

        4.21    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by Sterling in this Article IV, neither Sterling nor any other person makes any express or implied representation or warranty with respect to Sterling, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Sterling hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Sterling nor any other person makes or has made any representation or warranty to Hudson Valley or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Sterling, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Sterling in this Article IV, any oral or written information presented to Hudson Valley or any of its affiliates or representatives in the course of their due diligence investigation of Sterling, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   Sterling acknowledges and agrees that neither Hudson Valley nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1    Conduct of Business of Hudson Valley Prior to the Effective Time.     During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Hudson Valley Disclosure Schedule), required by law or as consented to in writing by Sterling (such consent not to be unreasonably withheld), Hudson Valley shall, and shall cause its Subsidiaries to, conduct its business in the ordinary course in all material respects, use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and take no action that would reasonably be expected to adversely affect or delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform Hudson Valley's covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

        5.2    Hudson Valley Forbearances.     During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Hudson Valley Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Hudson Valley shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Sterling (such consent not to be unreasonably withheld):

          (a)   other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of Hudson Valley or any of its wholly-owned Subsidiaries to Hudson Valley or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (b)

              (i)  adjust, split, combine or reclassify any capital stock;

             (ii)  make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by Hudson Valley at a rate not in excess of $0.08 per share of Hudson Valley Common Stock, (B) dividends paid by any of the Subsidiaries of Hudson Valley to Hudson Valley or any of its wholly-owned Subsidiaries, or (C) the acceptance of shares of Hudson Valley Common Stock as payment for the exercise price of Hudson Valley Stock Options or for withholding taxes incurred in connection with the exercise of Hudson Valley Stock Options or the vesting or settlement of Hudson Valley Equity Awards, in each case in accordance with past practice and the terms of the applicable award agreements);

            (iii)  grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

            (iv)  issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of stock options or the settlement of equity compensation awards outstanding as of the date hereof in accordance with their terms;

          (c)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement and set forth on Section 5.2(c) of the Hudson Valley Disclosure Schedule;

          (d)   except for transactions in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned Subsidiary of Hudson Valley;

          (e)   terminate, materially amend, or waive any material provision of, any Hudson Valley Contract, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to Hudson Valley, or enter into any contract that would constitute a Hudson Valley Contract if it were in effect on the date of this Agreement;

          (f)    except as required under applicable law or the terms of any Hudson Valley Benefit Plan existing as of the date hereof, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant, (ii) amend (whether in writing or through the interpretation of) any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant, (iii) increase the compensation or benefits payable to any current or former employee, officer, director or consultant, except for annual base salary or wage increases for employees (other than directors or executive officers) in the ordinary course of business, consistent with past practice, that do not exceed, with respect to any individual, three percent (3%) of such individual's base salary or wage rate in effect as of the date hereof, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) grant or accelerate the vesting of any equity-based awards or other compensation, (vi) enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose target total annual compensation is greater than $250,000, other than for cause, or (ix) hire any officer, employee, independent contractor or consultant who has target total annual compensation greater than $250,000;

          (g)   settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $250,000 individually or in the aggregate and that would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Corporation;

          (h)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

          (i)    amend its articles of incorporation, its bylaws or comparable governing documents of its Subsidiaries;

          (j)    merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

          (k)   materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

          (l)    take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

          (m)  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

          (n)   (i) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity or (ii) make any loans or extensions of credit except in the ordinary course of business consistent with past practice, provided any individual unsecured loan or extension of credit that is not as of the date of this Agreement approved and committed (a schedule of which approved and committed loans has been made available to Sterling) in excess of $500,000 or any individual secured loan or extension of credit in excess of $5,000,000 in a single commercial real estate transaction or in any other type of transaction (including asset based loans, commercial and industrial loans, and multifamily and owner occupied loans) shall require the prior written approval of the Chief Credit Officer of Sterling or another officer designated by Sterling, which approval or rejection shall be given in writing within two (2) business days after the loan package is delivered to such individual;

          (o)   make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its hedging practices and policies, in each case except as required by law or requested by a Regulatory Agency;

          (p)   make, or commit to make, any capital expenditures in excess of $250,000 in the aggregate;

          (q)   make, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, or settle any Tax claim, audit, assessment or dispute or surrender any right to claim a refund of Taxes;

          (r)   make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its Subsidiaries; or

          (s)   agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

        5.3    Sterling Forbearances.     During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Sterling Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Sterling shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Hudson Valley (such consent not to be unreasonably withheld):

          (a)   amend the Sterling Certificate or Sterling Bylaws in a manner that would adversely affect the economic benefits of the Merger to the holders of Hudson Valley Common Stock;

          (b)   adjust, split, combine or reclassify any capital stock of Sterling;

          (c)   take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

          (d)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

          (e)   agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI
ADDITIONAL AGREEMENTS

        6.1    Regulatory Matters.

          (a)   Sterling and Hudson Valley shall promptly prepare and file with the SEC, no later than 30 business days after of the date of this Agreement, the Joint Proxy Statement and Sterling shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Sterling and Hudson Valley shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Sterling and Hudson Valley shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Sterling shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Hudson Valley shall furnish all information concerning Hudson Valley and the holders of Hudson Valley Common Stock as may be reasonably requested in connection with any such action.

          (b)   The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly (and in the case of the Bank Regulatory Applications, as defined below, within 30 business days of the date of this Agreement) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger (collectively the "Bank Regulatory Applications")), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Sterling and Hudson Valley shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Hudson Valley or Sterling, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Sterling or Hudson Valley to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities that would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, or Hudson Valley and its Subsidiaries, taken as a whole, after giving effect to the Merger (a "Materially Burdensome Regulatory Condition").

          (c)   Sterling and Hudson Valley shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Sterling, Hudson Valley or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

          (d)   Sterling and Hudson Valley shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed. As used in this Agreement, the "Requisite Regulatory Approvals" shall mean all regulatory authorizations, consents, orders or approvals from (x) the Federal Reserve Board and the OCC and (y) any other approvals set forth in Sections 3.4 and 4.4 which are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, including the FINRA Approval, or those the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation, Notwithstanding the foregoing, the FINRA Approval shall not constitute a Requisite Regulatory Approval if (1) prior to obtaining the FINRA Approval, Hudson Valley shall have completed the disposition of each Broker-Dealer Subsidiary to a third party that is not an affiliate of Hudson Valley or (2) (A) 30 days have elapsed since the filing of the application for the FINRA Approval and such application has not been rejected, (B) Sterling or Hudson Valley shall thereafter notify FINRA that the parties hereto intend to consummate the transactions contemplated by this Agreement pursuant to NASD Rule 1017 without written approval from FINRA, and (C) FINRA shall have advised the parties that it does not expect to disapprove the filing or impose any material restrictions or limitations on the Surviving Corporation or any of its Subsidiaries (including any Broker-Dealer Subsidiary) in connection therewith.

        6.2    Access to Information.

          (a)   Upon reasonable notice and subject to applicable laws, each of Sterling and Hudson Valley, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during such period, each of Sterling and Hudson Valley shall, and shall cause its respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which Sterling or Hudson Valley, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Sterling nor Hudson Valley nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Sterling's or Hudson Valley's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b)   Each of Sterling and Hudson Valley shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated August 8, 2014, between Sterling and Hudson Valley (the "Confidentiality Agreement").

          (c)   No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        6.3    Stockholders' Approvals.     Each of Sterling and Hudson Valley shall call a meeting of its stockholders (the "Sterling Meeting" and the "Hudson Valley Meeting," respectively) to be held as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining the Requisite Hudson Valley Vote and the Requisite Sterling Vote required in connection with this Agreement and the Merger and, and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of stockholders to adopt a merger agreement, and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of Sterling and Hudson Valley shall use its reasonable best efforts to obtain from the stockholders of Sterling and Hudson Valley, as the case may be, the Requisite Sterling Vote, in the case of Sterling, and the Requisite Hudson Valley Vote, in the case of Hudson Valley, including by communicating to its respective stockholders its recommendation (and including such recommendation in the Joint Proxy Statement) that they adopt and approve this Agreement and the transactions contemplated hereby. However, subject to Section 8.1 and Section 8.2, if the Board of Directors of Hudson Valley or Sterling, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to its stockholders, such Board of Directors may (but shall not be required to) submit this Agreement to its stockholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors may communicate the basis for its lack of a recommendation to its stockholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided, that the Board of Directors may not take any actions under this sentence unless (i) it gives the other party at least three (3) business days' prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Board of Directors of Hudson Valley in response to an Acquisition Proposal, the latest material terms and conditions of, and the identity of the third party making, any such Acquisition

Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Board of Directors takes into account any amendment or modification to this Agreement proposed by the other party and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3. Sterling or Hudson Valley shall adjourn or postpone the Sterling Meeting or the Hudson Valley Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Sterling Common Stock or Hudson Valley Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Hudson Valley or Sterling, as applicable, has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Hudson Valley Vote or the Requisite Sterling Vote. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, each of the Sterling Meeting and Hudson Valley Meeting shall be convened and this Agreement shall be submitted to the stockholders of each of Sterling and Hudson Valley at the Sterling Meeting and the Hudson Valley Meeting, respectively, for the purpose of voting on the adoption of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve either Sterling or Hudson Valley of such obligation.

        6.4    Legal Conditions to Merger.     Subject in all respects to Section 6.1 of this Agreement, each of Sterling and Hudson Valley shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Hudson Valley or Sterling or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

        6.5    Stock Exchange Listing.     Sterling shall cause the shares of Sterling Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

        6.6    Employee Benefit Plans.

          (a)   During the period commencing at the Effective Time and ending on the first anniversary thereof, Sterling shall cause the Surviving Corporation to provide the employees of Hudson Valley and its Subsidiaries who continue to be employed by Sterling or its Subsidiaries (including, for the avoidance of doubt, the Surviving Corporation and its Subsidiaries) immediately following the Effective Time (the "Continuing Employees"), while employed by Sterling and its Subsidiaries after the Effective Time, with (i) a base salary that is no less favorable than the base salary provided by Hudson Valley or any such Subsidiary, as applicable, to such Continuing Employees immediately prior to the Effective Time, and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits provided to similarly situated employees of Sterling and its Subsidiaries; provided that Sterling may satisfy its obligation under Section 6.6(a)(ii) by providing such Continuing Employees with employee benefits that are substantially similar in the aggregate to the employee benefits provided by Hudson Valley or its Subsidiaries to such Continuing Employees immediately prior to the Effective Time.

          (b)   With respect to any employee benefit plans of Sterling or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the "New Plans"), Sterling shall or shall cause the Surviving Corporation to use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Hudson Valley Benefit Plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Hudson Valley Benefit Plan (to the same extent that such credit was given under the analogous Hudson Valley Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans, and (iii) recognize all service of such employees with Hudson Valley and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous Hudson Valley Benefit Plan prior to the Effective Time; provided that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits, or (C) to any benefit plan that is a frozen plan or provides grandfathered benefits.

          (c)   The Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the Closing Date under the Hudson Valley Benefit Plans.

          (d)   Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Hudson Valley or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, Hudson Valley, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Hudson Valley, Sterling or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Hudson Valley or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Hudson Valley Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Hudson Valley Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.10, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including without limitation any current or former employee, officer, director or consultant of Hudson Valley or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (e)   Hudson Valley and Sterling have agreed to pay the aggregate amount of stay bonuses to certain key employees of Hudson Valley as set forth in Section 6.6(e) to the Hudson Valley Disclosure Schedule.

        6.7    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, each of Sterling and the Surviving Corporation shall indemnify and hold harmless each present and former director, officer or employee of Hudson Valley and its Subsidiaries (in each case, when acting in such capacity) (collectively, the "Hudson Valley Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director, officer or employee of Hudson Valley or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement to the same extent as such persons are indemnified as of the date of this Agreement by Hudson Valley pursuant to the Hudson Valley Certificate, Hudson Valley Bylaws, the governing or organizational documents of any Subsidiary of Hudson Valley and any indemnification agreements in existence as of the date hereof; and Sterling and the Surviving Corporation shall also advance expenses as incurred by such Hudson Valley Indemnified Party to the same extent as such persons are entitled to advancement of expenses as of the date of this Agreement by Hudson Valley pursuant to the Hudson Valley Certificate, Hudson Valley's Bylaws, the governing or organizational documents of any Subsidiary of Hudson Valley and any indemnification agreements in existence as of the date hereof; provided, that, if required, the Hudson Valley Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Hudson Valley Indemnified Party is not entitled to indemnification.

          (b)   For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Hudson Valley (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by Hudson Valley for such insurance (the "Premium Cap"), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Hudson Valley, in consultation with, but only upon the consent of Sterling, may (and at the request of Sterling, Hudson Valley shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year "tail" policy under Hudson Valley's existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

          (c)   The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Hudson Valley Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns will consolidate with or merge into any other entity and not be the continuing or surviving entity of such consolidation or merger, transfer all or substantially all of its assets or deposits to any other entity or engage in any similar transaction, then in each case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.7.

        6.8    Additional Agreements.     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Sterling, on the one hand, and a Subsidiary of Hudson Valley, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Sterling.

        6.9    Advice of Changes.     Sterling and Hudson Valley shall each promptly (but in no event more than 24 hours) advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied.

        6.10    Dividends.     After the date of this Agreement, each of Sterling and Hudson Valley shall coordinate with the other the declaration of any dividends in respect of Sterling Common Stock and Hudson Valley Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Hudson Valley Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Hudson Valley Common Stock and any shares of Sterling Common Stock any such holder receives in exchange therefor in the Merger.

        6.11    Corporate Governance.

          (a)   Effective as of the Effective Time, Sterling shall appoint four current members of the Board of Directors of Hudson Valley as designated by Sterling to the Board of Directors of the Surviving Corporation and Sterling National Bank.

          (b)   Sterling shall establish an advisory board consisting of the directors of Hudson Valley immediately prior to the Effective Time who will not be as of the Effective Time serving as members of the Board of Directors of the Surviving Corporation or Sterling National Bank and who wish to serve on such advisory board, together with any additional individuals appointed by Sterling in its sole discretion, to monitor the performance and operations of the Surviving Corporation in certain of Sterling's current markets. Members of such advisory board shall be eligible to receive fees for their service on such advisory board that are substantially similar to the fees received by members of Hudson Valley's Business Development Board as of the date of this Agreement, subject to such members entering into customary arrangements reasonably satisfactory to Sterling with respect to service on such advisory board.

        6.12    Acquisition Proposals.

          (a)   Hudson Valley agrees that it will not, and will cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives (collectively, "Representatives") not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Acquisition Proposal, except to notify such person of the existence of the provisions of this Section 6.12(a); provided, that, prior to the adoption of this Agreement by the stockholders of Hudson Valley by the Requisite Hudson Valley Vote, in the event Hudson Valley receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries' Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, Hudson Valley shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with Hudson Valley. Hudson Valley will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Sterling with respect to any Acquisition Proposal. Hudson Valley will promptly (within twenty-four (24) hours) advise Sterling following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), and will keep Sterling apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. Hudson Valley shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, "Acquisition Proposal" shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Hudson Valley and its Subsidiaries or 25% or more of any class of equity or voting securities of Hudson Valley or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Hudson Valley, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of Hudson Valley or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Hudson Valley, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Hudson Valley or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Hudson Valley.

          (b)   Nothing contained in this Agreement shall prevent Hudson Valley or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        6.13    Public Announcements.     Hudson Valley and Sterling shall each use their reasonable best efforts to develop a joint communications plan, to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and except in respect of any announcement required by applicable law, or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

        6.14    Change of Method.     Hudson Valley and Sterling shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Hudson Valley and Sterling (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Exchange Ratio or the number of shares of Sterling Common Stock received by Hudson Valley stockholders in exchange for each share of Hudson Valley Common Stock, (ii) adversely affect the Tax treatment of Hudson Valley's stockholders or Sterling's stockholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of Hudson Valley or Sterling pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 8.3.

        6.15    Restructuring Efforts.     If either Hudson Valley or Sterling shall have failed to obtain the Requisite Hudson Valley Vote or the Requisite Sterling Vote at the duly convened Hudson Valley Meeting or Sterling Meeting, as applicable, or any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither party shall have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of the capital stock of Hudson Valley as provided for in this Agreement, in a manner adverse to such party or its stockholders) and/or resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 6.15) to its respective stockholders for adoption.

        6.16    Takeover Statutes.     None of Hudson Valley, Sterling or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

        6.17    Exemption from Liability Under Section 16(b).     Hudson Valley and Sterling agree that, in order to most effectively compensate and retain Hudson Valley Insiders (as defined below), both prior to and after the Effective Time, it is desirable that Hudson Valley Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Hudson Valley Common Stock and Hudson Valley Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.17. Assuming Hudson Valley delivers to Sterling in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of Hudson Valley subject to the reporting requirements of Section 16(a) of the Exchange Act (the "Hudson Valley Insiders"), the Board of Directors of Sterling and of Hudson Valley, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of Hudson Valley) any dispositions of Hudson Valley Common Stock or Hudson Valley Equity Awards by the Hudson Valley Insiders, and (in the case of Sterling) any acquisitions of Sterling Common Stock by any Hudson Valley Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

ARTICLE VII
CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligation To Effect the Merger.     The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a)    Stockholder Approval.     This Agreement shall have been adopted by the stockholders of Sterling by the Requisite Sterling Vote and by the stockholders of Hudson Valley by the Requisite Hudson Valley Vote.

        (b)    NYSE Listing.     The shares of Sterling Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        (c)    Regulatory Approvals.     All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

        (d)    S-4.     The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

        (e)    No Injunctions or Restraints; Illegality.     No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

        7.2    Conditions to Obligations of Sterling.     The obligation of Sterling to effect the Merger is also subject to the satisfaction, or waiver by Sterling, at or prior to the Effective Time, of the following conditions:

        (a)    Representations and Warranties.     The representations and warranties of Hudson Valley set forth in Section 3.2(a) (other than the third to last sentence thereof) and Section 3.8(a) (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of Hudson Valley set forth in Sections 3.1(a), 3.1(b), the third to last sentence of 3.2(a), 3.2(b), and 3.3(a) (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Hudson Valley set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Hudson Valley or the Surviving Corporation. Sterling shall have received a certificate signed on behalf of Hudson Valley by the Chief Executive Officer and the Chief Financial Officer of Hudson Valley to the foregoing effect.

        (b)    Performance of Obligations of Hudson Valley.     Hudson Valley shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sterling shall have received a certificate signed on behalf of Hudson Valley by the Chief Executive Officer and the Chief Financial Officer of Hudson Valley to such effect.

        (c)    Federal Tax Opinion.     Sterling shall have received the opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Sterling, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Sterling and Hudson Valley, reasonably satisfactory in form and substance to such counsel.

        7.3    Conditions to Obligations of Hudson Valley.     The obligation of Hudson Valley to effect the Merger is also subject to the satisfaction or waiver by Hudson Valley at or prior to the Effective Time of the following conditions:

        (a)    Representations and Warranties.     The representations and warranties of Sterling set forth in Section 4.2(a) (other than the third to last sentence thereof) and Section 4.8(a) (in each case, after giving effect to the lead in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of Sterling set forth in Sections 4.1(a), 4.1(b), the third to last sentence of 4.2(a), 4.2(b) and 4.3(a) (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Sterling set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Sterling. Hudson Valley shall have received a certificate signed on behalf of Sterling by the Chief Executive Officer and the Chief Financial Officer of Sterling to the foregoing effect.

        (b)    Performance of Obligations of Sterling.     Sterling shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Hudson Valley shall have received a certificate signed on behalf of Sterling by the Chief Executive Officer and the Chief Financial Officer of Sterling to such effect.

        (c)    Federal Tax Opinion.     Hudson Valley shall have received the opinion of Day Pitney LLP, in form and substance reasonably satisfactory to Hudson Valley, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Sterling and Hudson Valley, reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII
TERMINATION AND AMENDMENT

        8.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of Sterling or Hudson Valley:

          (a)   by mutual consent of Sterling and Hudson Valley in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b)   by either the Board of Directors of Sterling or the Board of Directors of Hudson Valley if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the other transactions contemplated hereby and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (c)   by either the Board of Directors of Sterling or the Board of Directors of Hudson Valley if the Merger shall not have been consummated on or before the one year anniversary of the date of this Agreement (the "Termination Date"), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d)   by either the Board of Directors of Sterling or the Board of Directors of Hudson Valley (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Hudson Valley, in the case of a termination by Sterling, or Sterling, in the case of a termination by Hudson Valley, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Sterling, or 7.3, in the case of a termination by Hudson Valley, and which is not cured within 45 days following written notice to Hudson Valley, in the case of a termination by Sterling, or Sterling, in the case of a termination by Hudson Valley, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

          (e)   by Hudson Valley, if the Board of Directors of Sterling shall have (i) failed to recommend in the Joint Proxy Statement that the stockholders of Sterling adopt this Agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Hudson Valley, or resolved to do so, or failed to reaffirm such recommendation within two (2) business days after Hudson Valley requests in writing that such action be taken, or (iii) breached its obligations under Section 6.3 in any material respect; or

          (f)    by Sterling, if the Board of Directors of Hudson Valley shall have (i) failed to recommend in the Joint Proxy Statement that the stockholders of Hudson Valley adopt this Agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Sterling, or resolved to do so, or failed to reaffirm such recommendation within two (2) business days after Sterling requests in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding Hudson Valley Common Stock that has been publicly disclosed (other than by Sterling or an affiliate of Sterling) within ten (10) business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms hereof, (ii) recommended or endorsed an Acquisition Proposal, or (iii) breached its obligations under Section 6.3 or 6.12 in any material respect.

        8.2    Effect of Termination.

          (a)   In the event of termination of this Agreement by either Sterling or Hudson Valley as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Sterling, Hudson Valley, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b) and this Section 8.2 and Article IX (other than Section 9.1) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Sterling nor Hudson Valley shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.

          (b)   (i)    In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of Hudson Valley or has been made directly to its stockholders generally or any person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to Hudson Valley and (A) thereafter this Agreement is terminated by either Sterling or Hudson Valley pursuant to Section 8.1(c) and Hudson Valley shall have failed to obtain the Requisite Hudson Valley Vote at the duly convened Hudson Valley Meeting or any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken or (B) thereafter this Agreement is terminated by Sterling pursuant to Section 8.1(d), and (C) prior to the date that is eighteen (18) months after the date of such termination, Hudson Valley enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Hudson Valley shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Sterling, by wire transfer of same day funds, a fee equal to $20,000,000 (the "Termination Fee"); provided, that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to "25%" shall instead refer to "50%".

             (ii)  In the event that this Agreement is terminated by Sterling pursuant to Section 8.1(f), then Hudson Valley shall pay Sterling, by wire transfer of same day funds, the Termination Fee on the date of termination.

          (c)   In the event that this Agreement is terminated by Hudson Valley pursuant to Section 8.1(e), then Sterling shall pay Hudson Valley, by wire transfer of same day funds, the Termination Fee on the date of termination.

          (d)   Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages arising out of the other party's willful and material breach of any provision of this Agreement, in the event that this Agreement is terminated as provided in Section 8.1, the maximum aggregate amount of monetary fees, liabilities or damages payable by a single party under this Agreement shall be equal to the Termination Fee.

          (e)   Each of Sterling and Hudson Valley acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Sterling or Hudson Valley fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the Termination Fee, such non-paying party shall pay the costs and expenses of the other party (including attorneys' fees and expenses) in connection with such suit. In addition, if Sterling or Hudson Valley, as the case may be, fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts at a rate per annum equal to the "prime rate" (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid.

        8.3    Amendment.     Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of Sterling and Hudson Valley; provided, however, that after adoption of this Agreement by the respective stockholders of Sterling or Hudson Valley, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.4    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that after adoption of this Agreement by the respective stockholders of Sterling or Hudson Valley, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
GENERAL PROVISIONS

        9.1    Closing.     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. New York City time at the offices of Wachtell, Lipton, Rosen & Katz, on a date which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless extended by mutual agreement of the parties (the "Closing Date").

        9.2    Nonsurvival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

        9.3    Expenses.     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger shall be borne equally by Sterling and Hudson Valley.

        9.4    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)   if to Hudson Valley, to:

    Hudson Valley Holding Corp.
    21 Scarsdale Road
    Yonkers, NY 10707
    Attention:    James P. Blose
    Facsimile:    (914) 771-1476

    With a copy (which shall not constitute notice) to:

    Day Pitney LLP
    7 Times Square
    New York, NY 10036
    Attention:    Ronald H. Janis
    Facsimile:    (212) 881-9023

and

        (b)   if to Sterling, to:

    Sterling Bancorp
    400 Rella Boulevard
    Montebello, NY 10901
    Attention:    Dale C. Fredston
    Facsimile:    (212) 757-8285

    With a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Attention:    Edward D. Herlihy
                          Matthew M. Guest
    Facsimile:    (212) 403-2000

        9.5    Interpretation.     The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to "the date hereof" shall mean the date of this Agreement. As used in this Agreement, the "knowledge" of Hudson Valley means the actual knowledge of any of the officers of Hudson Valley listed on Section 9.5 of the Hudson Valley Disclosure Schedule, and the "knowledge" of Sterling means the actual knowledge of any of the officers of Sterling listed on Section 9.5 of the Sterling Disclosure Schedule. As used herein, (i) the term "person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an "affiliate" of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (iii) the term "made available" means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (b) included in the virtual data room of a party prior to the date hereof or (c) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof. The Hudson Valley Disclosure Schedule and the Sterling Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.

        9.6    Counterparts.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.7    Entire Agreement.     This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        9.8    Governing Law; Jurisdiction.

          (a)   This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law (except that matters relating to the fiduciary duties of the Board of Directors of Hudson Valley shall be subject to the laws of the State of New York).

          (b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the Borough of Manhattan in the State of New York (the "Chosen Courts"), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.4.

        9.9    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

        9.10    Assignment; Third Party Beneficiaries.     Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        9.11    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties' obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

        9.12    Severability.     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

        9.13    Delivery by Facsimile or Electronic Transmission.     This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

        IN WITNESS WHEREOF, Sterling and Hudson Valley have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HUDSON VALLEY HOLDING CORP.
By:	/s/ STEPHEN R. BROWN
	Name:	Stephen R. Brown
	Title:	President & Chief Executive Officer
STERLING BANCORP
By:	/s/ JACK KOPNISKY
	Name:	Jack Kopnisky
	Title:	President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

AGREEMENT OF MERGER
OF
HUDSON VALLEY BANK, N.A.
WITH AND INTO
STERLING NATIONAL BANK

        THIS AGREEMENT OF MERGER, dated as of November 4, 2014 (this "Agreement"), is made and entered into between Sterling National Bank, a national banking association, and Hudson Valley Bank, N.A., a national banking association.

WITNESSETH:

        WHEREAS, Sterling National Bank, a national banking association duly organized and existing under the laws of the United States with its main office located at 400 Rella Boulevard, Montebello, New York 10901, has authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.10 per share, of which 3,864,000 shares of common stock are issued and outstanding as of the date hereof;

        WHEREAS, Hudson Valley Bank, N.A., a national banking association duly organized and existing under the laws of the United States with its main office located at 21 Scarsdale Road, Yonkers, New York 10707 ("Hudson Valley Bank"), has authorized capital stock consisting of 460,000 shares of common stock, par value $4.00 per share, of which 418,918 shares of common stock are issued and outstanding as of the date hereof;

        WHEREAS, Sterling Bancorp ("Sterling") is the record and beneficial owner of all of the outstanding shares of common stock of Sterling National Bank;

        WHEREAS, Hudson Valley Holding Corp. ("Hudson Valley") is the record and beneficial owner of all of the outstanding shares of common stock of Hudson Valley Bank;

        WHEREAS, Sterling and Hudson Valley are parties to an Agreement and Plan of Merger, dated as of November 4, 2014, as it may be amended from time to time (the "Parent Merger Agreement"), pursuant to which, subject to the terms and conditions of the Parent Merger Agreement, Hudson Valley shall merge with and into Sterling (the "Parent Merger"), whereby (i) the corporate existence of Hudson Valley shall cease and Sterling shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation in the Parent Merger and (ii) Hudson Valley Bank shall become a wholly owned subsidiary of Sterling;

        WHEREAS, the respective boards of directors of Sterling National Bank and Hudson Valley Bank, acting pursuant to resolutions duly adopted, have approved this Agreement and authorized the execution hereof.

        NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

1.     THE MERGER

        A.    Merger; Surviving Association

        Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Hudson Valley Bank shall be merged with and into Sterling National Bank, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. § 215a (said transaction, the "Merger") and the corporate existence of Hudson Valley Bank shall cease. Sterling National Bank shall continue its corporate existence as a national banking association under the laws of the United States and shall be

A-a-1

the national association surviving the Merger (the "Surviving Association"). The parties hereto intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall be, and is hereby adopted as, a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

        B.    Articles of Association and Bylaws

        From and after the Effective Time (as defined in Section 1.C below), the Articles of Association of Sterling National Bank as in effect immediately prior to the Effective Time shall be the Articles of Association of the Surviving Association until thereafter amended in accordance with applicable law. From and after the Effective Time, the Bylaws of Sterling National Bank as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Association until thereafter amended in accordance with applicable law.

        C.    Effective Time of the Merger

        The Merger shall become effective at such time and date as are agreed to by Sterling National Bank and Hudson Valley Bank, subject to the approval of the Office of the Comptroller of the Currency (the "OCC"), or such other time and date as shall be provided by law. The date and time of such effectiveness is herein referred to as the "Effective Time".

        D.    Effect of the Merger

        All assets of the merging institutions as they exist at the Effective Time shall pass to and vest in the Surviving Association without any conveyance or other transfer. The Surviving Association shall be responsible for all of the liabilities of every kind and description of the merging institutions existing as of the Effective Time.

        E.    Business of Surviving Association

        The business of the Surviving Association after the Merger shall be that of a national banking association with trust powers and shall be conducted at its main office and at all legally established branches.

        F.    Directors

        The directors of the Surviving Association shall be selected in accordance with Section 6.11 of the Parent Merger Agreement.

        G.    Treatment of Shares

        At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof (a) each share of Hudson Valley Bank common stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and (b) the shares of Sterling National Bank common stock issued and outstanding immediately prior to the Effective Time shall remain outstanding, shall be unchanged after the Merger and shall immediately after the Effective Time constitute all of the issued and outstanding capital stock of the Surviving Association.

2.     CONDITIONS PRECEDENT

        The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          A.    Shareholder Approval.    The Agreement shall have been ratified and confirmed by the sole shareholder of each of Sterling National Bank and Hudson Valley Bank at a meeting of each such shareholder or by written consent in lieu of a meeting of shareholders, provided that such action by written consent is authorized under the applicable articles of association or bylaws or otherwise provided by law.

A-a-2

          B.    Regulatory Approvals.    The parties shall have received all consents, approvals and permissions and the satisfaction of all of the requirements prescribed by law, including, but not limited to, the consents, approvals and permissions of the Office of the Comptroller of the Currency and all other regulatory authorities which are necessary to the carrying out of the Merger described in this Agreement, and all applicable waiting periods in respect thereof shall have expired.

          C.    No Injunctions or Restraints.    There shall not be in effect any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger.

          D.    Parent Merger.    The Parent Merger shall have been consummated in accordance with the terms and conditions of the Parent Merger Agreement.

3.     TERMINATION AND AMENDMENT

        A.    Termination

        Notwithstanding the approval of this Agreement by the shareholders of Sterling National Bank or Hudson Valley Bank, this Agreement shall terminate forthwith prior to the Effective Time in the event the Parent Merger Agreement is terminated as therein provided. This Agreement may also be terminated by mutual written consent of the parties hereto.

        B.    Effect of Termination

        In the event of termination of this Agreement as provided in Section 3.A above, this Agreement shall forthwith become void and have no effect, and none of Sterling National Bank or Hudson Valley Bank, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby.

        C.    Amendment

        This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

4.     MISCELLANEOUS

        A.    Representations and Warranties

        Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

        B.    Further Assurances

        If at any time the Surviving Association shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Association title to any property or rights of Hudson Valley Bank or otherwise carry out the provisions hereof, the proper officers and directors of Hudson Valley Bank, as of the Effective Time, and thereafter the officers of the Surviving Association acting on behalf of Hudson Valley Bank, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Association and otherwise carry out the provisions hereof.

A-a-3

        C.    Nonsurvival of Agreements

        None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement as provided in Section 3.A.

        D.    Notices

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to Sterling National Bank, to:

    Sterling National Bank
    400 Rella Boulevard
    Montebello, NY 10901
    Attention:    Dale C. Fredston
    Facsimile:    (212) 757-8285

    With a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Attention:    Edward D. Herlihy
                          Matthew M. Guest
    Facsimile:    (212) 403-2000

and

        if to Hudson Valley Bank, to:

    Hudson Valley Bank, N.A.
    21 Scarsdale Road
    Yonkers, NY 10707
    Attention:    James P. Blose
    Facsimile:    (914) 771-1476

    With a copy (which shall not constitute notice) to:

    Day Pitney LLP
    7 Times Square
    New York, NY 10036
    Attention:    Ronald H. Janis
    Facsimile:    (212) 881-9023

        E.    Governing Law; Waiver of Jury Trial

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law, except to the extent federal law may be applicable. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

A-a-4

        F.    Successors and Assigns

        This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto to any other person without the prior consent in writing of the other party hereto.

        G.    Counterparts

        This Agreement may be executed in several counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        H.    Entire Agreement

        This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        I.    Interpretation

        The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to "the date hereof" shall mean the date of this Agreement.

        J.    Specific Performance

        The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties' obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

        K.    Severability

        Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

[Signature page follows]

A-a-5

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement of Merger to be executed by its duly authorized officers, all as of the date first set forth above.

ATTEST:	STERLING NATIONAL BANK
/s/ DALE FREDSTON	By	/s/ JACK KOPNISKY
Name: Dale Fredston		Name:	Jack Kopnisky
		Title:	President & Chief Executive Officer
ATTEST:	HUDSON VALLEY BANK, N.A.
/s/ JAMES P. BLOSE	By	/s/ STEPHEN R. BROWN
Name: James P. Blose		Name:	Stephen R. Brown
		Title:	President & Chief Executive Officer

[Signature page to Agreement of Merger]

Annex B

November 4, 2014

Sterling Bancorp
400 Rella Boulevard
Montebello, New York 10901

Ladies and Gentlemen:

        As a holder of Hudson Valley Common Stock (as defined below), the undersigned (the "Shareholder") understands that Hudson Valley Holding Corp., a New York corporation ("Hudson Valley"), and Sterling Bancorp, a Delaware corporation ("Sterling"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be from time to time amended, the "Merger Agreement"), providing for, among other things, the merger of Hudson Valley with and into Sterling (the "Merger"), in which each of the issued and outstanding shares of common stock, par value $0.20 per share, of Hudson Valley (the "Hudson Valley Common Stock") (except for shares of Hudson Valley Common Stock owned by Hudson Valley as treasury stock or owned by Hudson Valley or Sterling, in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) shall be converted into the right to receive the Merger Consideration. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

        The Shareholder acknowledges that, as an inducement for Sterling to enter into the Merger Agreement and incur the obligations therein, Sterling has required that the Shareholder enter into this letter agreement and the Shareholder is willing to enter into this letter agreement.

        In consideration of the foregoing and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.     As used in this letter agreement, "Shares" means the shares of Hudson Valley Common Stock which the Shareholder owns of record or beneficially as of the date of this letter agreement, the number of which is set forth on Exhibit A attached hereto, any other shares of capital stock of Hudson Valley the beneficial or record ownership of which is acquired by the Shareholder after the date hereof (including through the exercise of stock options, warrants or similar rights, the vesting, conversion or exchange of securities or the acquisition of the power to vote or direct the voting of such shares), and any other securities issued by Hudson Valley that are entitled to vote on the approval the Merger Agreement held or acquired by the Shareholder (whether acquired heretofore or hereafter). As used in this agreement, the terms "beneficial owner", "beneficially own" and "beneficial ownership" shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2.     At every meeting of the shareholders of Hudson Valley, and at every postponement, recess, adjournment or continuation thereof, and on every action, consent or approval (including by written consent) of the shareholders of Hudson Valley, the Shareholder agrees to vote, or cause to be voted, or give consent with respect to, the Shares (a) in favor of (i) the approval and adoption of the Merger Agreement, (ii) the approval of the Merger and the other transactions contemplated by the Merger Agreement and (iii) any other matter that is required to be approved by the shareholders of Hudson Valley to facilitate the transactions contemplated by the Merger Agreement, (b) against (i) any proposal made in opposition to or in competition with the Merger or the transactions contemplated by the Merger Agreement, (ii) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Hudson Valley under the Merger Agreement or of the Shareholder under this letter agreement, (iii) any merger, acquisition, consolidation or other business combination, recapitalization, restructuring, liquidation, dissolution, sale of assets or other extraordinary transaction with respect to Hudson Valley at any time, including any Acquisition Proposal, in each case other than the Merger, the Merger Agreement and the transactions contemplated thereby, and (iv) any proposal, transaction, amendment of the

  Hudson Valley Certificate or Hudson Valley Bylaws or other action which could reasonably be expected to prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the fulfillment of Hudson Valley's or Sterling's conditions under the Merger Agreement and (c) as directed by Sterling with respect to any postponement, recess, adjournment or other procedural matter at any meeting of the shareholders of Hudson Valley relating to any of the matters set forth in the foregoing clauses (a) or (b). The Shareholder shall cause any such vote to be cast (or consent to be given) in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Shareholder shall provide Sterling with at least five (5) business days' prior written notice prior to signing any action proposed to be taken by written consent with respect to any Shares. The Shareholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate the provisions and agreements set forth herein.

          3.     Notwithstanding anything to the contrary herein, the Shareholder shall remain free to vote or exercise its rights to consent with respect to the Shares with respect to any matter not covered by paragraph 2 in any manner the Shareholder deems appropriate, provided that such vote or consent could not reasonably be expected to prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes, or prevent or delay the consummation, of the Merger or the other transactions contemplated by the Merger Agreement or the fulfillment of Hudson Valley's or Sterling's conditions under the Merger Agreement. The Shareholder is entering into this letter agreement solely in his, her or its capacity as a record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by the Shareholder solely in his or her capacity as a director or officer of Hudson Valley (or a Subsidiary of Hudson Valley).

          4.     Solely in his, her or its capacity as a record or beneficial owner of the Shares, except as otherwise provided in this letter agreement, the Shareholder agrees, and agrees to cause its affiliates and its and their agents, advisors and representatives ("Shareholder Representatives") not to, directly or indirectly, (a) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any tender offer or exchange offer, merger, acquisition, consolidation or other business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Hudson Valley or any of its affiliates at any time, including any Acquisition Proposal (each, an "Alternative Transaction"), (b) engage or participate in any negotiations with any person concerning an Alternative Transaction, (c) provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to, an Alternative Transaction, (d) enter into any letter of intent, memorandum of understanding, agreement in principle or agreement relating to an Alternative Transaction, or (e) directly or indirectly engage in any activities in opposition to the recommendation of the board of directors of Hudson Valley or any of its affiliates, seek the removal of any member of the board of directors of Hudson Valley or any of its affiliates, submit any shareholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) or any nomination of a director or directors for shareholder action to Hudson Valley or any of its affiliates, seek to call a special meeting or commence a consent solicitation with respect to Hudson Valley or any of its affiliates, or solicit, encourage, or in any way participate in the solicitation of, any proxies or consents with respect to, or form or join any group (as defined under Section 13(d) of the Exchange Act) with respect to, any voting securities of Hudson Valley or any of its affiliates. The Shareholder will, and will cause its Shareholder Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this letter agreement with any person other than Sterling with respect to any of the actions or transactions prohibited by this paragraph 4, will not enter into any discussions, negotiations, agreements, arrangements or understandings with any person with respect to any of the actions or transactions prohibited by this paragraph 4, or advise, assist, or encourage any person to take any action with respect to any such actions or transactions, and will not request, directly or indirectly, any amendment or waiver of any of the foregoing in a manner that would reasonably likely require public disclosure by Hudson Valley or any of its affiliates. Notwithstanding anything to the contrary contained herein, the foregoing shall not restrict or limit the ability of the Shareholder who is a director of Hudson Valley to take any action in his or her capacity as a director of Hudson Valley to the extent expressly permitted by the Merger Agreement.

          5.     The Shareholder agrees not to, without the prior written consent of Sterling, directly or indirectly (a) offer for sale, sell, give, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares, or (b) except as set forth herein, enter into any voting arrangement, whether by proxy, voting agreement, arrangement or understanding, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions; provided that the foregoing clause (a) shall not prohibit (i) the Shareholder from disposing of or surrendering Shares to Hudson Valley in connection with the vesting, settlement or exercise of Hudson Valley Equity Awards to satisfy any withholding taxes incurred in connection with such vesting, settlement or exercise or, in respect of Hudson Valley Stock Options, the exercise price thereof or (ii) the Shareholder from giving, transferring, assigning or otherwise disposing of Shares to any person (a "Transferee") in the case of any gift or similar estate planning transaction if, and only if, such Transferee agrees in writing to be bound by the terms of this Agreement and the Shareholder provides at least two (2) days prior written notice (which shall include the written consent of the Transferee agreeing to be bound by the terms of this Agreement) to Sterling; and provided, further, that the restrictions set forth in this paragraph 5 shall terminate following the adoption of the Merger Agreement by the stockholders of Hudson Valley by the Requisite Hudson Valley Vote, provided that any sale or transfer of Shares after such time shall be made in compliance with all applicable laws and insider trading policies, blackout restrictions or similar internal policies of Hudson Valley.

          6.     The Shareholder represents and warrants that the Shareholder beneficially owns the Shares listed on Exhibit A free and clear of all Liens, proxies and restrictions on the right to vote or transfer such Shares, except for any such Liens and restrictions arising hereunder and except for transfer restrictions of general applicability under the Securities Act of 1933, as amended, and state "blue sky" laws. Without limiting the foregoing, except to the extent set forth in this letter agreement, the Shareholder has the power, authority and legal capacity to vote and transfer the Shares listed on Exhibit A. As of the date hereof, the Shareholder does not own, beneficially or of record, any voting securities of Hudson Valley other than the number of Shares set forth on Exhibit A attached hereto. The Shareholder does not beneficially own any Hudson Valley Equity Awards or other rights to acquire any additional shares of Hudson Valley Common Stock or any securities exercisable for or convertible into shares of Hudson Valley Common Stock, except as set forth on Exhibit A attached hereto (collectively, "Derivative Securities").

          7.     The Shareholder further represents and warrants that (a) the Shareholder has duly executed and delivered this letter agreement, (b) the execution, delivery and performance by the Shareholder of this letter agreement and the consummation by the Shareholder of the transactions contemplated hereby are within the capacity of the Shareholder, and (c) this letter agreement is the Shareholder's legal, valid and binding agreement and is enforceable against the Shareholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

          8.     The Shareholder agrees that all representations, terms and conditions of this letter agreement will apply to shares of Hudson Valley Common Stock of which the Shareholder acquires record or beneficial ownership after the date hereof and prior to the termination of this letter agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise.

          9.     This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the earlier of (a) one year from the date of this letter agreement and (b) the termination of the Merger Agreement in accordance with its terms; provided, however, that (i) this paragraph 9 and paragraphs 12, 13, 14, 15, 16, 18, 20 and 21 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

          10.   The Shareholder hereby authorizes Sterling and Hudson Valley to publish and disclose in any announcement or disclosure in connection with the Merger, including in any filing with any Governmental Entity made in connection with the Merger, the Shareholder's identity and ownership of the Shares and the nature of the Shareholder's obligations under this letter agreement. The Shareholder agrees to notify Sterling as promptly as practicable of any inaccuracies or omissions in any information relating to the Shareholder that is so published or disclosed.

          11.   The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of his or her obligations under this letter agreement.

          12.   This letter agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this letter agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the Borough of Manhattan in the State of New York (the "Chosen Courts"), and, solely in connection with claims arising under this letter agreement or the transactions that are the subject of this letter agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with paragraph 14.

          13.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF

  THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 13.

          14.   All notices and other communications to be given hereunder by either party to the other shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to the Shareholder, to the address or facsimile number, as applicable, set forth in Exhibit A hereto, and, if to Sterling, in accordance with Section 9.4 of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          15.   No party to this letter agreement may assign any of its rights, interests or obligations hereunder or delegate any of its duties hereunder (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, and any such assignment or delegation in contravention of this paragraph 15 shall be void and of no force or effect; provided, that Sterling may, in its sole discretion, assign or transfer all or any of its rights under this Agreement to any direct or indirect wholly-owned subsidiary of Sterling. Subject to the foregoing, this letter agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this letter agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this letter agreement, including to confer third party beneficiary rights.

          16.   The Shareholder recognizes and acknowledges that a breach of any covenants or agreements contained in this letter agreement will cause Sterling to sustain irreparable damages for which it would not have an adequate remedy at law for money damages, and therefore the Shareholder agrees that in the event of any such breach, Sterling shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief, in addition to any other remedy to which Sterling may be entitled, at law or in equity. It is accordingly agreed that Sterling shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement, without proof of actual damages, in addition to any other remedy to which Sterling is entitled at law or in equity, in any court of the United States or any state having jurisdiction pursuant to paragraph 12 hereof. The Shareholder hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

          17.   The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

          18.   The parties acknowledge and agree that nothing in this letter agreement shall be deemed to vest in Sterling any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and Sterling shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Hudson Valley or exercise any power or authority to direct the Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein. This letter agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

          19.   Any provision of this letter agreement may be (i) waived in whole or in part in writing by the party benefited by the provision or by both parties or (ii) amended or modified only by an agreement in writing between the parties hereto executed in the same manner as this letter agreement.

          20.   The Merger Agreement and this letter agreement (including the documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

          21.   Whenever possible, each provision or portion of any provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this letter agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

          22.   This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement. Execution of this letter agreement may be made by facsimile signature or e-mail of a .pdf attachment, which, for all purposes, shall be deemed to be an original signature.

        Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,

Name:

        Accepted and agreed as of the date set forth above.

STERLING BANCORP
By:
	Name:	Dale C. Fredston
	Title:	Authorized Signatory

 Exhibit A

Shareholder Information

Name, Address and Facsimile Number for Notices	Common Stock	Derivative Securities

Annex C

November 4, 2014

Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, NY 10707
Ladies and Gentlemen:

        As a holder of common stock, par value $0.01 per share (the "Sterling Common Stock"), of Sterling Bancorp, a Delaware corporation ("Sterling"), the undersigned (the "Shareholder") understands that Hudson Valley Holding Corp., a New York corporation ("Hudson Valley"), and Sterling propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be from time to time amended, the "Merger Agreement"), providing for, among other things, the merger of Hudson Valley with and into Sterling (the "Merger"), in which each of the issued and outstanding shares of common stock, par value $0.20 per share, of Hudson Valley (the "Hudson Valley Common Stock") (except for shares of Hudson Valley Common Stock owned by Hudson Valley as treasury stock or owned by Hudson Valley or Sterling, in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) shall be converted into the right to receive the Merger Consideration. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

        The Shareholder acknowledges that, as an inducement for Hudson Valley to enter into the Merger Agreement and incur the obligations therein, Hudson Valley has required that the Shareholder enter into this letter agreement and the Shareholder is willing to enter into this letter agreement.

        In consideration of the foregoing and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.     As used in this letter agreement, "Shares" means the shares of Sterling Common Stock which the Shareholder owns of record or beneficially as of the date of this letter agreement, the number of which is set forth on Exhibit A attached hereto, any other shares of capital stock of Sterling the beneficial or record ownership of which is acquired by the Shareholder after the date hereof (including through the exercise of stock options, warrants or similar rights, the vesting, conversion or exchange of securities or the acquisition of the power to vote or direct the voting of such shares), and any other securities issued by Sterling that are entitled to vote on the approval of the Merger Agreement held or acquired by the Shareholder (whether acquired heretofore or hereafter). As used in this agreement, the terms "beneficial owner", "beneficially own" and "beneficial ownership" shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2.     At every meeting of the shareholders of Sterling, and at every postponement, recess, adjournment or continuation thereof, and on every action, consent or approval (including by written consent) of the shareholders of Sterling, the Shareholder agrees to vote, or cause to be voted, or give consent with respect to, the Shares (a) in favor of (i) the approval and adoption of the Merger Agreement, (ii) the approval of the Merger and the other transactions contemplated by the Merger Agreement and (iii) any other matter that is required to be approved by the shareholders of Sterling to facilitate the transactions contemplated by the Merger Agreement, (b) against (i) any proposal made in opposition to or in competition with the Merger or the transactions contemplated by the Merger Agreement, (ii) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Sterling under the Merger Agreement or of the Shareholder under this letter agreement, and (iii) any proposal, transaction, amendment of the Sterling Certificate or Sterling Bylaws or other action which could reasonably be expected to prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the fulfillment of Hudson Valley's or Sterling's conditions under the Merger Agreement and (c) as directed by Hudson Valley with respect to any postponement, recess, adjournment or other procedural matter at any meeting of the shareholders of Sterling relating to any of the matters set forth in the foregoing clauses (a) or (b). The Shareholder shall cause any such vote to be cast (or consent to be given) in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Shareholder shall provide Hudson Valley with at least five (5) business days' prior written notice prior to signing any action proposed to be taken by written consent with respect to any Shares. The Shareholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate the provisions and agreements set forth herein.

          3.     Notwithstanding anything to the contrary herein, the Shareholder shall remain free to vote or exercise its rights to consent with respect to the Shares with respect to any matter not covered by paragraph 2 in any manner the Shareholder deems appropriate, provided that such vote or consent could not reasonably be expected to prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes, or prevent or delay the consummation, of the Merger or the other transactions contemplated by the Merger Agreement or the fulfillment of Hudson Valley's or Sterling's conditions under the Merger Agreement. The Shareholder is entering into this letter agreement solely in his, her or its capacity as a record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by the Shareholder solely in his or her capacity as a director or officer of Sterling (or a Subsidiary of Sterling).

          4.     Solely in his, her or its capacity as a record or beneficial owner of the Shares, except as otherwise provided in this letter agreement, the Shareholder agrees, and agrees to cause its affiliates and its and their agents, advisors and representatives ("Shareholder Representatives") not to directly or indirectly engage in any activities in opposition to the recommendation of the board of directors of Sterling or any of its affiliates, seek the removal of any member of the board of directors of Sterling or any of its affiliates, submit any shareholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) or any nomination of a director or directors for shareholder action to Sterling or any of its affiliates, seek to call a special meeting or commence a consent solicitation with respect to Sterling or any of its affiliates, or solicit, encourage, or in any way participate in the solicitation of, any proxies or consents with respect to, or form or join any group (as defined under Section 13(d) of the Exchange Act) with respect to, any voting securities of Sterling or any of its affiliates. The Shareholder will, and will cause its Shareholder Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this letter agreement with any person with respect to any of the actions or transactions prohibited by this paragraph 4, will not enter into any discussions, negotiations, agreements, arrangements or understandings with any person with respect to any of the actions or transactions prohibited by this paragraph 4, or advise, assist, or encourage any person to take any action with respect to any such actions or transactions, and will not request, directly or indirectly, any amendment or waiver of any of the foregoing in a manner that would reasonably likely require public disclosure by Sterling or any of its affiliates. Notwithstanding anything to the contrary contained herein, the foregoing shall not restrict or limit the ability of the Shareholder who is a director of Sterling to take any action in his or her capacity as a director of Sterling to the extent expressly permitted by the Merger Agreement.

          5.     The Shareholder agrees not to, without the prior written consent of Hudson Valley, directly or indirectly (a) offer for sale, sell, give, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares, or (b) except as set forth herein, enter into any voting arrangement, whether by proxy, voting agreement, arrangement or understanding, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions; provided that the foregoing clause (a) shall not prohibit (i) the Shareholder from disposing of or surrendering Shares to Sterling in connection with the vesting, settlement or exercise of Sterling Equity Awards to satisfy any withholding taxes incurred in connection with such vesting, settlement or exercise or, in respect of Sterling Stock Options, the exercise price thereof or (ii) the Shareholder from giving, transferring, assigning or otherwise disposing of Shares to any person (a "Transferee") in the case of any gift or similar estate planning transaction if, and only if, such Transferee agrees in writing to be bound by the terms of this Agreement and the Shareholder provides at least two (2) days prior written notice (which shall include the written consent of the Transferee agreeing to be bound by the terms of this Agreement) to Hudson Valley; provided, further, that the restrictions set forth in this paragraph 5 shall terminate following the adoption of the Merger Agreement by the stockholders of Sterling by the Requisite Sterling Vote, provided that any sale or transfer of Shares after such time shall be made in compliance with all applicable laws and insider trading policies, blackout restrictions or similar internal policies of Sterling.

          6.     The Shareholder represents and warrants that the Shareholder beneficially owns the Shares listed on Exhibit A free and clear of all Liens, proxies and restrictions on the right to vote or transfer such Shares, except for any such Liens and restrictions arising hereunder and except for transfer restrictions of general applicability under the Securities Act of 1933, as amended, and state "blue sky" laws. Without limiting the foregoing, except to the extent set forth in this letter agreement, the Shareholder has the power, authority and legal capacity to vote and transfer the Shares listed on Exhibit A. As of the date hereof the Shareholder does not own, beneficially or of record, any voting securities of Sterling other than the number of Shares set forth on Exhibit A attached hereto. The Shareholder does not beneficially own any Sterling Equity Awards or other rights to acquire any additional shares of Sterling Common Stock or any securities exercisable for or convertible into shares of Sterling Common Stock, except as set forth on Exhibit A attached hereto (collectively, "Derivative Securities").

          7.     The Shareholder further represents and warrants that (a) the Shareholder has duly executed and delivered this letter agreement, (b) the execution, delivery and performance by the Shareholder of this letter agreement and the consummation by the Shareholder of the transactions contemplated hereby are within the capacity of the Shareholder, and (c) this letter agreement is the Shareholder's legal, valid and binding agreement and is enforceable against the Shareholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

          8.     The Shareholder agrees that all representations, terms and conditions of this letter agreement will apply to shares of Sterling Common Stock of which the Shareholder acquires record or beneficial ownership after the date hereof and prior to the termination of this letter agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise.

          9.     This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the earlier of (a) one year from the date of this letter agreement and (b) the termination of the Merger Agreement in accordance with its terms; provided, however, that (i) this paragraph 9 and paragraphs 12, 13, 14, 15, 16, 18, 20 and 21 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

          10.   The Shareholder hereby authorizes Sterling and Hudson Valley to publish and disclose in any announcement or disclosure in connection with the Merger, including in any filing with any Governmental Entity made in connection with the Merger, the Shareholder's identity and ownership of the Shares and the nature of the Shareholder's obligations under this letter agreement. The Shareholder agrees to notify Hudson Valley as promptly as practicable of any inaccuracies or omissions in any information relating to the Shareholder that is so published or disclosed.

          11.   The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of his or her obligations under this letter agreement.

          12.   This letter agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this letter agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the Borough of Manhattan in the State of New York (the "Chosen Courts"), and, solely in connection with claims arising under this letter agreement or the transactions that are the subject of this letter agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with paragraph 14.

          13.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 13.

          14.   All notices and other communications to be given hereunder by either party to the other shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to the Shareholder, to the address or facsimile number, as applicable, set forth in Exhibit A hereto, and, if to Hudson Valley, in accordance with Section 9.4 of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          15.   No party to this letter agreement may assign any of its rights, interests or obligations hereunder or delegate any of its duties hereunder (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, and any such assignment or delegation in contravention of this paragraph 15 shall be void and of no force or effect; provided, that Hudson Valley may, in its sole discretion, assign or transfer all or any of its rights under this Agreement to any direct or indirect wholly-owned subsidiary of Hudson Valley. Subject to the foregoing, this letter agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this letter agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this letter agreement, including to confer third party beneficiary rights.

          16.   The Shareholder recognizes and acknowledges that a breach of any covenants or agreements contained in this letter agreement will cause Hudson Valley to sustain irreparable damages for which it would not have an adequate remedy at law for money damages, and therefore the Shareholder agrees that in the event of any such breach, Hudson Valley shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief, in addition to any other remedy to which Hudson Valley may be entitled, at law or in equity. It is accordingly agreed that Hudson Valley shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement, without proof of actual damages, in addition to any other remedy to which Hudson Valley is entitled at law or in equity, in any court of the United States or any state having jurisdiction pursuant to paragraph 12 hereof. The Shareholder hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

          17.   The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

          18.   The parties acknowledge and agree that nothing in this letter agreement shall be deemed to vest in Hudson Valley any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and Hudson Valley shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Sterling or exercise any power or authority to direct the Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein. This letter agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

          19.   Any provision of this letter agreement may be (i) waived in whole or in part in writing by the party benefited by the provision or by both parties or (ii) amended or modified only by an agreement in writing between the parties hereto executed in the same manner as this letter agreement.

          20.   The Merger Agreement and this letter agreement (including the documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

          21.   Whenever possible, each provision or portion of any provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this letter agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

          22.   This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement. Execution of this letter agreement may be made by facsimile signature or e-mail of a .pdf attachment, which, for all purposes, shall be deemed to be an original signature.

        Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,

Name:

        Accepted and agreed as of the date set forth above.

HUDSON VALLEY HOLDING CORP.
By:
	Name:	James P. Blose
	Title:	Executive Vice President, General Counsel & Secretary

 Exhibit A

Shareholder Information

Name, Address and Facsimile Number for Notices	Common Stock	Derivative Securities

Annex D

November 4, 2014

The Board of Directors
Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, NY 10707

Members of the Board:

        You have requested the opinion of Keefe, Bruyette & Woods, Inc. ("KBW" or "we") as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Hudson Valley Holding Corp. ("HVB"), of the Exchange Ratio (as defined below) in the proposed merger (the "Transaction") of HVB with and into Sterling Bancorp ("STL"), pursuant to an Agreement and Plan of Merger (the "Agreement") to be entered into by and between HVB and STL. Pursuant to the terms of the Agreement and subject to the terms and conditions set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Transaction and without any action on the part of STL, HVB, the holders of shares of common stock, $0.20 par value per share, of HVB (the "HVB Common Stock"), or the holders of shares of common stock, $0.01 par value per share, of STL (the "STL Common Stock"), each share of HVB Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of HVB Common Stock owned by HVB as treasury stock or owned by HVB or STL (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted)), shall be converted into the right to receive 1.92 shares of STL Common Stock. The ratio of one share of HVB Common Stock to 1.92 shares of STL Common Stock is referred to herein as the "Exchange Ratio." The terms and conditions of the Transaction are more fully set forth in the Agreement.

        The Agreement further provides that, immediately following the Transaction, Hudson Valley Bank, N.A., a national bank and wholly-owned subsidiary of HVB, will merge with and into Sterling National Bank, a national bank and wholly-owned subsidiary of STL, pursuant to a separate agreement and plan of merger to be entered into by and between such subsidiary entities (such transaction, the "Bank Merger"). In addition, representatives of HVB have advised us that, subsequent to the public announcement of the Transaction and prior to the consummation of the Transaction, HVB is expected to sell A.R. Schmeidler & Co., Inc., a wholly-owned subsidiary of HVB, to a third party buyer (such transaction, the "HVB Divestiture"). For purposes of our opinion, at the direction of HVB and with the consent of the Board (as defined below), we have assumed the consummation of the HVB Divestiture in all respects material to our analysis.

        KBW has acted as financial advisor to HVB and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer and further to existing sales and trading relationships between KBW and its affiliates and each of HVB and STL, we and our affiliates from time to time purchase securities from, and sell securities to, HVB and STL. Further, as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of HVB and STL for our own account and for the accounts

The Board of Directors
Hudson Valley Holding Corp.
November 4, 2014

of our customers. We have acted exclusively for the board of directors of HVB (the "Board") in rendering this opinion and will receive a fee from HVB for our services. A portion of our fee is payable upon the rendering of this opinion and a significant portion is contingent upon the successful completion of the Transaction. In addition, HVB has agreed to indemnify us for certain liabilities arising out of our engagement.

        Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to HVB. In the past two years, KBW has not provided investment banking and financial advisory services to STL. KBW acted as financial advisor to Sterling Bancorp in connection with its acquisition by STL (then known as Provident New York Bancorp) in October 2013. We may in the future provide investment banking and financial advisory services to HVB or STL and receive compensation for such services.

        In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of HVB and STL and the Transaction, including among other things, the following: (i) a draft dated November 3, 2014 of the Agreement (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of HVB; (iii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended September 30, 2013 of STL; (iv) the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 of HVB; (v) the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2013, March 31, 2014 and June 30, 2014 of STL; (vi) the unaudited quarterly financial results for the fiscal quarter ended September 30, 2014 of HVB, contained in the Current Report on Form 8-K filed by HVB with the Securities and Exchange Commission (the "SEC") on October 27, 2014; (vii) the unaudited quarterly and fiscal year-end financial results for the fiscal year ended September 30, 2014 of STL, contained in the Current Report on Form 8-K filed by STL with the SEC on October 27, 2014 (viii) certain regulatory filings of HVB and STL, including the Quarterly Filings with the Federal Reserve and/or the OCC for the three fiscal quarters ended June 30, 2014; (ix) certain other interim reports and other communications of HVB and STL to their respective shareholders; and (x) other financial information concerning the businesses and operations of HVB and STL furnished to us by HVB and STL or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among other things, the following: (i) the historical and current financial position and results of operations of HVB and STL; (ii) the assets and liabilities of HVB and STL; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information of HVB and STL with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of HVB (which reflect the pro forma impact of the HVB Divestiture) that were prepared by, and provided to us and discussed with us by, HVB management and that were used and relied upon by us at the direction of such management with the consent of the Board; (vi) publicly available consensus "street estimates" of STL for 2014 through 2016, as well as assumed long term growth rates based thereon which were prepared and provided to us by STL management, all of which information was discussed with us by such management and used and relied upon by us at the direction of HVB management with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Transaction on STL (including, without limitation, the cost savings and related expenses expected to result from the Transaction), which were prepared by

The Board of Directors
Hudson Valley Holding Corp.
November 4, 2014

STL management, provided to us and discussed with us by such management, and used and relied upon by us at the direction of HVB management with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of HVB and STL regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by HVB, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with HVB.

        In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of HVB as to the reasonableness and achievability of the financial and operating forecasts and projections of HVB (and the assumptions and bases therefor), that were prepared by, and provided to us and discussed with us by, such management and we have assumed that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We express no view or opinion herein as to the HVB Divestiture (or any terms, aspects or implications of such divestiture) and we have assumed, with the consent of HVB, that such transaction will be consummated as described to us by representatives of HVB prior to the close of the Transaction.

        We have further assumed and relied upon, with the consent of HVB, the reasonableness and achievability of the publicly available consensus "street estimates" of STL referred to above that we were directed to use and the assumed long term growth rates based thereon that we were directed to use, as well as the estimates regarding certain pro forma financial effects of the Transaction on STL that were prepared by and provided to us by such management (and the assumptions and bases therefor, including, without limitation, the cost savings and related expenses expected to result from the Transaction), all of which information was discussed with us by such management. We have assumed, with the consent of HVB, that all such information is consistent with (in the case of the STL "street estimates" referred to above), or was otherwise reasonably prepared on a basis reflecting, the best currently available estimates and judgments of STL management and that such forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.

        It is understood that the financial and operating forecasts and projections of HVB provided by HVB management to us, and the assumed long term growth rates for STL referred to above and estimates regarding certain pro forma financial effects of the merger on STL provided by STL management to us, were not prepared with the expectation of public disclosure, that all such information, together with the publicly available consensus "street estimates" of STL referred to above, is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. We have assumed, based on discussions with the respective managements of HVB and STL, that such

The Board of Directors
Hudson Valley Holding Corp.
November 4, 2014

forecasts, projections and estimates of HVB and STL referred to above, provide a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

        We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either HVB or STL since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan losses for HVB and STL are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of HVB or STL, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of HVB or STL under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

        We have assumed, in all respects material to our analyses, the following: (i) that the Transaction will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no adjustments to the Exchange Ratio or additional forms of consideration; (ii) that any related transactions (including the Bank Merger and the HVB Divestiture) will be completed substantially in accordance with the terms set forth in the Agreement or as otherwise described to us by representatives of HVB; (iii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iv) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (v) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Transaction or any related transaction and that all conditions to the completion of the Transaction and any related transaction will be satisfied without any waivers or modifications to the Agreement; and (vi) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Transaction and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of HVB, STL or the combined entity or the contemplated benefits of the Transaction, including the cost savings and related expenses expected to result from the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that HVB has relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to HVB, STL, the Transaction, any related transaction (including the Bank Merger and the HVB Divestiture), and the Agreement. KBW has not provided advice with respect to any such matters.

The Board of Directors
Hudson Valley Holding Corp.
November 4, 2014

        This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Transaction to the holders of HVB Common Stock. We express no view or opinion as to any terms or other aspects of the Transaction or any related transaction (including without limitation the HVB Divestiture and the Bank Merger), including without limitation, the form or structure of the Transaction or any related transaction, any consequences of the Transaction to HVB, its shareholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of HVB to engage in the Transaction or enter into the Agreement, (ii) the relative merits of the Transaction as compared to any strategic alternatives that are, have been or may be available to or contemplated by HVB or the Board, (iii) the fairness of the amount or nature of any compensation to any of HVB's officers directors or employees, or any class of such persons, relative to any compensation to the holders of HVB Common Stock, (iv) the effect of the Transaction or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of HVB, other than the HVB Common Stock (solely with respect to the Exchange Ratio, as set forth herein, and not relative to the consideration to be received by any other class of HVB securities), or any class of securities of STL or any other party to any transaction contemplated by the Agreement, (v) the actual value of the STL Common Stock to be issued in the Transaction, (vi) the prices, trading range or volume at which HVB Common Stock or STL Common Stock will trade following the public announcement of the Transaction or the prices, trading range or volume at which STL Common Stock will trade following consummation of the Transaction, (vii) any advice or opinions provided by any other advisor to any of the parties to the Transaction or any other transaction contemplated by the Agreement, or (viii) any legal, regulatory, accounting, tax or similar matters relating to HVB, STL, their respective shareholders, or relating to or arising out of or as a consequence of the Transaction or any related transaction (including the Bank Merger or the HVB Divestiture), including whether or not the Transaction would qualify as a tax-free reorganization for United States federal income tax purposes.

        This opinion is provided to the Board (in its capacity as such) in connection with its consideration of the financial terms of the Transaction. This opinion does not constitute a recommendation to the Board as to how it should vote on the Transaction or to any holder of HVB Common Stock or shareholder of any other entity as to how to vote in connection with the Transaction or any other matter, nor does it constitute a recommendation on whether or not any such shareholder should enter into a voting, shareholders', or affiliates' agreement with respect to the Transaction or exercise any dissenters' or appraisal rights that may be available to such holder.

        This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

The Board of Directors
Hudson Valley Holding Corp.
November 4, 2014

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Transaction is fair, from a financial point of view, to the holders of HVB Common Stock.

                        Very truly yours,

                        Keefe, Bruyette & Woods, Inc.

Annex E

November 4, 2014

The Board of Directors
Sterling Bancorp
400 Rella Blvd.
Montebello, NY 10901

Members of the Board:

        We understand that Sterling Bancorp ("Sterling") and Hudson Valley Holding Corp. ("Hudson Valley") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Hudson Valley will merge with and into Sterling (the "Merger") in a transaction in which each outstanding share of common stock, par value $0.20 per share, of Hudson Valley (the "Hudson Valley Common Stock"), other than shares of Hudson Valley Common Stock held in the treasury of Hudson Valley or owned by Hudson Valley or Sterling (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted), will be converted into the right to receive 1.92 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share, of Sterling (the "Sterling Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to Sterling.

        In arriving at our opinion, we have, among other things:

  (i)
  reviewed the financial terms and conditions of a draft of the Merger Agreement dated November 3, 2014;

  (ii)
  reviewed certain publicly available financial and other information about Sterling and Hudson Valley;

  (iii)
  reviewed certain information furnished to us by Sterling and Hudson Valley relating to the business, operations and prospects of Sterling and Hudson Valley;

  (iv)
  held discussions with members of senior management of Sterling and Hudson Valley concerning the matters described in clauses (ii) and (iii) above;

  (v)
  reviewed the share trading price history and valuation multiples for Hudson Valley Common Stock and Sterling Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

  (vi)
  compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant;

  (vii)
  analyzed the discounted cash flows of Sterling and Hudson Valley;

  (viii)
  reviewed publicly available financial forecasts of Sterling and Hudson Valley prepared by various market analysts;

  (ix)
  considered the potential pro forma impact of the Merger; and

  (x)
  conducted such other financial studies, analyses and investigations as we deemed appropriate.

        In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Sterling or Hudson Valley or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the managements of Sterling and Hudson Valley that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, Sterling or Hudson Valley, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

        With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. We have assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates. We express no opinion as to these financial forecasts or the assumptions on which they are made. At your direction, in our review and analysis and in rendering this opinion, we have relied on publicly available financial forecasts of Sterling and Hudson Valley prepared by various market analysts.

        Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        We have made no independent investigation of any legal or accounting matters affecting Sterling or Hudson Valley, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to Sterling and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to Sterling and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Merger to Sterling, Hudson Valley or any holder of Sterling Common Stock. You have advised us that the Merger will qualify as a tax-free reorganization for federal income tax purposes. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Sterling, Hudson Valley or the contemplated benefits of the Merger in any respect material to our opinion.

        It is understood that our opinion is for the use and benefit of the Board of Directors of Sterling in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Sterling, nor does it address the underlying business decision by Sterling to engage in the Merger or the terms of the Merger Agreement (other than the Exchange Ratio) or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of Sterling Common Stock or Hudson Valley Common Stock should vote in connection with the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Sterling. We express no opinion as to the price at which shares of Sterling Common Stock or Hudson Valley Common Stock will trade at any time. We do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Hudson Valley's officers, directors or employees, or any class of such persons, in connection with the Merger. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

E-2

        We have been engaged by Sterling to act as financial advisor to Sterling in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed, in accordance with the terms of our engagement letter, for expenses incurred. Sterling has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have not, in the past two years, provided financial advisory and financing services to Sterling or Hudson Valley. We maintain a market in the securities of Sterling and Hudson Valley, and in the ordinary course of our business, we and our affiliates may trade or hold securities of Sterling, Hudson Valley and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to Sterling or Hudson Valley, or entities that are affiliated with Sterling or Hudson Valley, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with Sterling, our opinion may not be used or referred to by Sterling, or quoted or disclosed to any person in any matter, without our prior written consent.

        Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to Sterling.

Very truly yours,

/s/ JEFFERIES LLC

E-3

Annex F

November 4, 2014

Sterling Bancorp
400 Rella Boulevard
Suite 308
Montebello, NY 10901

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to Sterling Bancorp, a Delaware corporation ("Acquiror"), of the Exchange Ratio (as defined below) provided for under the terms of the proposed Agreement and Plan of Merger (the "Agreement") by and between Acquiror and Hudson Valley Holding Corporation, a New York corporation ("Target"). Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein.

        The Agreement provides, among other things, that Target will merge with and into Acquiror (the "Merger") and, at the Effective Time, each share of common stock, par value $0.20 per share, of Target ("Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares held by Target or Acquiror, which will be cancelled for no consideration) will be converted into the right to receive 1.92 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Acquiror (the "Acquiror Common Stock"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        RBC Capital Markets, LLC ("RBCCM"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

        We are acting as a financial advisor to Acquiror in connection with the Merger and we will receive a fee for our services upon delivery of this opinion, which is not contingent upon the successful completion of the Merger. Acquiror has also agreed to indemnify us for certain liabilities that may arise out of our engagement.

        In the ordinary course of business, RBCCM may act as a market maker and broker in the publicly traded securities of Acquiror and/or Target and receive customary compensation, and may also actively trade securities of Acquiror and/or Target for our own account and the accounts of our customers, and, accordingly, RBCCM and its affiliates, may hold a long or short position in such securities.

        RBCCM has not provided any investment banking or financial advisory services to Acquiror in the past two years for which it received any fees or other compensation. In light of RBCCM's prior services to Acquiror and its financial advisory role for Acquiror in connection with the Merger, RBCCM anticipates that it may be selected by Acquiror to provide investment banking and financial advisory and/or financing services that may be required by Acquiror in the future, regardless of whether the Merger is successfully completed.

        For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft Agreement dated October 31, 2014 (the "Latest Draft Agreement"); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to Acquiror and Target and certain other relevant historical operating data relating to Acquiror and Target made available to us from published sources and from the internal records of Acquiror; (iii) we reviewed and analyzed certain publicly available consensus research estimates of financial projections and forecasts of Acquiror and Target as standalone entities, as directed by Acquiror's management, as well as reviewed and analyzed certain assumptions relating to the future financial performance of Acquiror and Target as standalone entities extrapolated from such publicly available projections and forecasts provided by Acquiror's management, as well as information with respect to certain synergies expected to be realized from the Merger provided by Acquiror's management (collectively, "Forecasts"); (iv) we conducted discussions with members of the senior management of Acquiror with respect to the business prospects and financial outlook of Acquiror and Target as standalone entities as well as the strategic rationale and potential benefits of the Merger; (v) we reviewed Wall Street research estimates regarding the potential future performance of Acquiror and Target as standalone entities; (vi) we reviewed the reported prices and trading activity for Acquiror Common Stock and Target Common Stock; and (vii) we performed other studies and analyses as we deemed appropriate.

        In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we performed a valuation analysis of each of Acquiror and Target as a standalone entity, using research price target, comparable company and discounted cash flow analyses with respect to each of Acquiror and Target as well as precedent transaction analysis with respect Target; and (ii) we performed a pro forma combination analysis, determining the potential impact of the Merger on the projected 2015-2016 earnings per share, as well as other selected historical and projected metrics, of Acquiror.

        Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all the information that was publicly available to us and all of the financial, legal, tax, operating and other information provided to or discussed with us by Acquiror or Target (including, without limitation, the financial statements and related notes thereto of each of Acquiror and Target, respectively), and have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed that all Forecasts provided to us by Acquiror (including Forecasts provided to us by Acquiror with respect to certain synergies expected to be realized from the Merger), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Acquiror or Target (as the case may be), respectively, as standalone entities (or, in the case of the projected synergies, as a combined company). We express no opinion as to such Forecasts or the assumptions upon which they were based.

        In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of Acquiror or Target, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of Acquiror or Target. We are not experts in the evaluation of allowances for loan and lease losses and have not independently verified such allowances or reviewed or examined any individual loan or credit files. We assumed, with your consent, that the aggregate allowances for loan and lease losses set forth in the financial statements of Acquiror and Target are adequate to cover such losses. We have not investigated, and make no assumption regarding, any litigation or other claims affecting Acquiror or Target.

F-2

        We have assumed, in all respects material to our analysis that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have further assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement.

        Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. We are not expressing any opinion herein as to the prices at which Acquiror Common Stock or Target Common Stock have traded or will trade following the announcement of the Merger nor the prices at which Acquiror Common Stock will trade following the consummation of the Merger.

        The opinion expressed herein is provided for the information and assistance of the Board of Directors of Acquiror in connection with the Merger. We express no opinion and make no recommendation to any stockholder of Acquiror as to how such stockholder should vote with respect to the adoption of the Agreement or any other proposal to be voted upon by them in connection with the Merger. All advice and opinions (written and oral) rendered by RBCCM are intended for the use and benefit of the Board of Directors of Acquiror. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBCCM. If required by applicable law, such opinion may be included in any disclosure document filed by Acquiror with the Securities and Exchange Commission with respect to the Merger; provided however, that such opinion must be reproduced in full and that any description of or reference to RBCCM be in a form reasonably acceptable to RBCCM and its counsel. RBCCM shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself and any summary thereof prepared by RBCCM.

        Our opinion does not address the merits of the underlying decision by Acquiror to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which Acquiror might engage.

        Our opinion addresses solely the fairness of the Exchange Ratio, from a financial point of view, to Acquiror. Our opinion does not in any way address other terms or arrangements of the Merger or the Agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the Agreement, nor does it address, and we express no opinion with respect to, the solvency of Acquiror. Further, in rendering our opinion we express no opinion about the fairness of the amount or nature of the compensation (if any) to any of Acquiror's officers, directors or employees, or class of such persons, relative to the compensation to be paid by Acquiror in the Merger.

        Our opinion has been approved by RBCCM's Fairness Opinion Committee.

        Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Acquiror.

Very truly yours,
/s/ RBC CAPITAL MARKETS, LLC
RBC CAPITAL MARKETS, LLC

F-3

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. STERLING BANCORP 400 RELLA BOULEVARD MONTEBELLO, NY 10901-4243 M86270-S29335 STERLING BANCORP Against Abstain For The Board of Directors recommends you vote FOR proposals 1 and 2. ! ! ! 1. Proposal to adopt the Agreement and Plan of Merger, dated as of November 4, 2014, by and between Hudson Valley Holding Corp. ("Hudson Valley") and Sterling Bancorp, pursuant to which Hudson Valley will merge with and into Sterling (the "Sterling Merger Proposal"). ! ! ! 2. Proposal to adjourn the Sterling special meeting if necessary or appropriate, to solicit additional proxies in favor of the Sterling Merger Proposal. Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to participate in this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M86271-S29335 STERLING BANCORP Special Meeting of Stockholders April 28, 2015 11:00 a.m. This proxy is solicited by the Board of Directors The Stockholder hereby appoints each member of the Board of Directors, acting as the official proxy committee with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sterling Bancorp (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders ("Special Meeting") to be held at The University Club, One West 54th Street, New York, NY 10019, on April 28, 2015, at 11:00 a.m. local time, and at any adjournment thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. Should the Stockholder be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the Stockholder's decision to terminate this Revocable Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This Revocable Proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders or by the filing of a later dated Revocable Proxy prior to a vote being taken on a particular proposal at the Special Meeting. The Stockholder acknowledges receipt from the Company prior to the execution of this Revocable Proxy of notice of the Special Meeting and a definitive proxy statement dated March 31, 2015. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side